UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ORBCOMM Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: ORBCOMM Inc. common stock, par value $0.001 per share and Series A convertible preferred stock, par value $0.001 per share
(2)

Aggregate number of securities to which transaction applies:

The maximum number of shares of common stock to which this transaction applies is estimated to be 81,203,782, which consists of (a) 79,519,034 shares of common stock outstanding; (b) 1,020,069 shares of common stock subject to restricted stock unit awards; and (c) 1,684,748 shares of common stock underlying stock appreciation right awards. The maximum number of shares of Series A convertible preferred stock to which this transaction applies is estimated to be 43,530.

(3)

Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Exchange Act Rule 0-11(c), the filing fee of $102,358.01 was determined by multiplying 0.0001091 by the aggregate merger consideration of $938,203,610.08. The aggregate merger consideration was calculated based on the sum of (a) the product of 79,519,034 shares of common stock outstanding and the per common share merger consideration of $11.50; (b) the product of 1,020,069 shares of common stock subject to restricted stock units and the per common share merger consideration of $11.50; (c) the product of 1,684,748 shares of common stock underlying stock appreciation right awards and $6.63 per share (the difference between the per common share merger consideration of $11.50 and the weighted average grant price of the stock appreciation right awards of $4.87), and (d) the product of 43,530 shares of Series A convertible preferred stock multiplied by the per common share merger consideration of $11.50 multiplied by 1.66611, representing the preferred stock merger consideration pursuant to the merger agreement.

	(4)	Proposed maximum aggregate value of transaction: $938,203,610.08
	(5)	Total fee paid: $102,358.01

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ORBCOMM Inc.

[                    ]

Dear Shareholder:

You are cordially invited to attend a special meeting of the shareholders of ORBCOMM Inc. (“we,” “our,” “ORBCOMM” or the “Company”). We will hold the special meeting virtually, on [        ], at [            ], Eastern time. Due to concerns regarding the COVID-19 pandemic and to protect the safety and well-being of our shareholders, board of directors and employees, the special meeting will be a virtual meeting conducted solely online via live webcast communication. You will not be able to attend the special meeting in person.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, (as amended, modified or supplemented from time to time, the “Merger Agreement”), dated as of April 7, 2021, by and among ORBCOMM, GI DI Orion Acquisition Inc, a Delaware corporation (“Parent”), and GI DI Orion Merger Sub Inc, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into ORBCOMM (the “Merger”), with ORBCOMM continuing as the surviving corporation of the Merger and a wholly-owned subsidiary of Parent.

If the Merger Agreement is adopted and the Merger is completed, each share of our common stock, par value $0.001 per share (the “Common Stock”) (other than certain shares of Common Stock specified in the Merger Agreement) will be converted into the right to receive $11.50 per share (the “Common Stock Merger Consideration”) in cash, without interest and subject to any required tax withholding, representing a 50% premium to ORBCOMM’s 90-day volume-weighted average share price prior to announcement of the Merger Agreement and an approximately 52% premium to the closing price of shares of Common Stock as of Wednesday, April 7, 2021, the last trading day prior to announcement of the Merger Agreement. Additionally, each share of our Series A convertible preferred stock par value $0.001 per share (“Preferred Stock”, and together with the Common Stock, “Company Stock”) (other than certain shares specified in the Merger Agreement) will be converted into the right to receive an amount equal to (i) the product of (x) the Common Stock Merger Consideration multiplied by (y) 1.66611, plus (ii) an amount equal to (x) the number of shares of Preferred Stock issuable in respect of any accrued and unpaid dividends thereon as of the completion of the Merger, multiplied by (y) the Common Stock Merger Consideration multiplied by (z) 1.66611 (the “Preferred Stock Merger Consideration”, collectively with the Common Stock Merger Consideration, the “Merger Consideration”).

The ORBCOMM board of directors unanimously recommends that our shareholders vote “FOR” the proposal to adopt the Merger Agreement and “FOR” the other matters to be considered at the special meeting.

The enclosed proxy statement describes the Merger Agreement, the Merger and related matters, and attaches a copy of the Merger Agreement. We urge shareholders to read the entire proxy statement, including the Merger Agreement, carefully, as it sets forth the details of the Merger Agreement and other important information related to the Merger.

Your vote is very important. The Merger cannot be completed unless the holders of a majority of the voting power of the outstanding Company Stock entitled to vote at the special meeting vote in favor of the proposal to adopt the Merger Agreement. If you fail to vote virtually or by proxy, or fail to instruct your broker on how to vote, it will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

You will be able to participate in the special meeting and vote during the special meeting via live webcast by visiting www.meetingcenter.io/[            ], Password [            ]. To participate in the special meeting, registered shareholders will need the control number included on their proxy card, and all other shareholders will need to follow the instructions that accompanied their proxy materials. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance in order to obtain a control number and attend the special meeting, pursuant to the instructions provided in the Notice of Special Meeting of Shareholders.

More information about the special meeting, the Merger and the other proposals for consideration at the special meeting is contained in the accompanying proxy statement.

If you have any questions or need assistance in voting your shares, please contact Morrow Sodali, which is acting as the proxy solicitation agent and information agent for ORBCOMM in connection with the special meeting.

On behalf of ORBCOMM’s entire board of directors, we want to thank you for your continued support.

Sincerely yours,

Jerome B. Eisenberg

Chairman of the Board

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger, the Merger Agreement or the other transactions contemplated by the Merger Agreement or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated [            ] and is first being mailed to shareholders on or about [            ].

ORBCOMM INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Date:	[ ]

Time:	[ ] Eastern time

Virtual Access:	www.meetingcenter.io/[ ], Password [ ]

Record Date:	[ ]

Meeting Agenda:

To consider and vote upon the following proposals:

1.

to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 7, 2021, by and among ORBCOMM Inc. (the “Company”), GI DI Orion Acquisition Inc, a Delaware corporation (“Parent”), and GI DI Orion Merger Sub Inc, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent; and

2.	to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger; and

3.

to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement or in the absence of a quorum.

Shareholders will be able to participate in the special meeting and vote during the special meeting via live webcast by visiting www.meetingcenter.io/[            ], Password [            ]. To participate in the special meeting, registered shareholders will need the control number included on their proxy card and all other shareholders will need to follow the instructions that accompanied their proxy materials.

Shareholders that hold their shares through an intermediary, such as a bank or broker, must register in advance to obtain a control number and attend the special meeting. Please note that for shareholders that hold their shares through an intermediary the control number to attend the special meeting is separate and different from the control number included in the proxy card shareholders receive from their intermediary for purposes of providing voting instructions to their proxy.

ORBCOMM’s board of directors (the “ORBCOMM Board”) has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its shareholders, declared it advisable to enter into the Merger Agreement, approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and directed that the adoption of the Merger Agreement be submitted for consideration by ORBCOMM’s shareholders at the special meeting. The ORBCOMM Board recommends that the shareholders of ORBCOMM Inc. vote (i) “FOR” the proposal to adopt the Merger Agreement, (ii) “FOR” the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the Merger, and (iii) “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement or in the absence of a quorum. If you sign, date and return your proxy card without indicating how you wish to vote on a proposal, your proxy will be voted “FOR” each of the foregoing proposals in accordance with the recommendation of the ORBCOMM Board.

Your vote is important, regardless of the number of shares of Company Stock you own. The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock and Preferred Stock entitled to vote at the special meeting, and that approval is a condition to the completion of the Merger. The approval of the advisory (non-binding) proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the Merger and the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement or in the absence of a quorum, requires the affirmative vote of a majority of the voting power of the outstanding shares of Company Stock present virtually or represented by proxy at the special meeting and entitled to vote thereon, but approval of this proposal is not a condition to the completion of the Merger. If you fail to vote virtually or by proxy, or fail to instruct your broker, bank or other nominee on how to vote, the shares of Company Stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting, which will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Under Delaware law, shareholders who do not vote in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal of the fair value of their shares of Company Stock as determined by the Delaware Court of Chancery if the Merger is completed, but only if they submit a written demand for an appraisal before the vote on the proposal to adopt the Merger Agreement and comply with the other Delaware law procedures explained in the accompanying proxy statement. See the section of this proxy statement entitled “Appraisal Rights.”

You may revoke your proxy at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.

Only holders of record of shares of Company Stock as of the close of business on [            ], the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting.

Before voting your shares of Company Stock, we urge you to, and you should, read the entire proxy statement carefully, including its annexes and the documents incorporated by reference in the proxy statement.

By order of the Board of Directors,

Christian G. Le Brun

Secretary

SUMMARY

This summary highlights selected information contained in this proxy statement, including with respect to the Merger Agreement and the Merger. We encourage you to, and you should, carefully read this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement, as this summary may not contain all of the information that may be important to you in determining how to vote. We have included page references to direct you to a more complete description of the topics presented in this summary. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information.”

The Companies (page [    ])

ORBCOMM Inc.

ORBCOMM Inc. (“we,” “our,” “ORBCOMM” or the “Company”) is a Delaware corporation. ORBCOMM is a global provider of industrial Internet of Things (“IoT”) solutions, including network connectivity, devices, device management and web reporting applications. The Company is publicly listed on the Nasdaq Stock Market (the “NASDAQ”) under the symbol “ORBC” and headquartered in Rochelle Park, New Jersey.

Additional information about ORBCOMM is contained in our public filings, certain of which are incorporated by reference herein. For more information, see the sections of this proxy statement entitled “Where You Can Find Additional Information” and “The Companies — ORBCOMM Inc.”

GI DI Orion Acquisition Inc

GI DI Orion Acquisition Inc (“Parent”) is a Delaware corporation. Parent is an affiliate of investment funds advised by GI Manager L.P. (“GI Partners”). Parent was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement, and it has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities in connection with its acquisition of ORBCOMM. For more information, see the section of this proxy statement entitled “The Companies — GI DI Orion Acquisition Inc”.

GI DI Orion Merger Sub Inc

GI DI Orion Merger Sub Inc (“Merger Sub”) is a Delaware corporation and a wholly owned subsidiary of Parent that will function as the merger subsidiary in the Merger. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement, and it has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities in connection with Parent’s acquisition of ORBCOMM. Upon completion of the Merger, Merger Sub will merge with and into ORBCOMM, and Merger Sub will cease to exist. For more information, see the section of this proxy statement entitled “The Companies — GI DI Merger Sub Inc”.

The Special Meeting (page [    ])

Date and Time of and Virtual Access to the Special Meeting

The special meeting will be held virtually, on [            ], at [            ], Eastern time. Due to concerns regarding the COVID-19 pandemic and to protect the safety and well-being of our shareholders, board of directors and employees, the special meeting will be a virtual meeting conducted solely online via live webcast communication. You will not be able to attend the special meeting in person. Shareholders will be able to participate in the special meeting and vote during the special meeting via live webcast by visiting www.meetingcenter.io/[            ], Password [            ]. To participate in the special meeting, registered shareholders will need the control number included on their proxy card and all other shareholders will need to follow the instructions that accompanied their proxy materials.

Purposes of the Special Meeting

At the special meeting, ORBCOMM shareholders will be asked to consider and vote on the following proposals:

•

to adopt the Agreement and Plan of Merger, dated as of April 7, 2021 (the “Merger Agreement”), by and among Parent, Merger Sub and ORBCOMM, as it may be further amended, modified or supplemented from time to time (the “Merger Proposal”);

•

to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger, the value of which is disclosed in the table in the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger” (the “Compensation Proposal”); and

•

to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal or in the absence of a quorum (the “Adjournment Proposal”).

Our shareholders must approve the Merger Proposal for the Merger to occur. If our shareholders fail to approve the Merger Proposal, the Merger will not occur. For more information, see the sections of this proxy statement entitled “The Special Meeting” and “The Merger Agreement.”

We do not expect that any matters other than the proposals set forth above will be brought before the special meeting.

The ORBCOMM Board has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its shareholders, declared it advisable to enter into the Merger Agreement, and approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and directed that the adoption of the Merger Agreement be submitted for consideration by ORBCOMM’s shareholders at the special meeting. The ORBCOMM Board recommends that ORBCOMM shareholders vote “FOR” the Merger Proposal at the special meeting and “FOR” the other proposals to be considered at the special meeting.

Record Date, Notice and Quorum

The holders of record of outstanding shares of Common Stock and Preferred Stock as of the close of business on [            ], the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. As of the close of business on the record date, [            ] shares of Common Stock and [            ] Preferred Stock were outstanding and entitled to vote at the special meeting.

The presence at the special meeting, by virtual attendance or represented by proxy, of the holders of a majority of the voting power of the shares of our Common Stock and Preferred Stock issued and outstanding and entitled to vote at the special meeting will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to a later date.

Abstentions will be counted as shares present for purposes of determining the presence of a quorum. If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, your broker, bank or other nominee will not vote on your behalf with respect to any of the proposals, and your shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Required Vote

Each shareholder is entitled to one vote for each share of our Common Stock and 1.66611 votes for each share of our Preferred Stock outstanding as of the close of business on the record date.

For the Company to complete the Merger, the holders of a majority of the voting power of our Company Stock outstanding as of the close of business on the record date must vote “FOR” the Merger Proposal. An abstention with respect to the Merger Proposal, or a failure to vote your shares of Company Stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote “AGAINST” this proposal.

In order to approve each of (i) the Compensation Proposal and (ii) the Adjournment Proposal, the holders of a majority of the voting power of our Company Stock that are present at the special meeting by virtual attendance or represented by proxy and entitled to vote thereon must vote “FOR” such proposal, but neither approval is a condition to the completion of the Merger. An abstention with respect to either proposal will have the same effect as a vote “AGAINST” these proposals. A failure to return your proxy card or otherwise vote your shares of Company Stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will have no effect on these proposals, assuming a quorum is present.

The Company’s directors and executive officers have informed us that they intend to vote their shares of Company Stock in favor of the Merger Proposal and the other proposals to be considered at the special meeting, although they have no obligation to do so.

As of the record date, our directors and executive officers owned and were entitled to vote, in the aggregate, (i) [            ] shares of Common Stock, or approximately [    ]% of the outstanding shares of Common Stock entitled to vote at the special meeting and (ii) [            ] shares of Preferred Stock, or approximately [    ]% of the outstanding shares of Preferred Stock entitled to vote at the special meeting.

Proxies; Revocation

Any ORBCOMM shareholder of record entitled to vote at the special meeting may submit a proxy by telephone or over the Internet or by returning the enclosed proxy card, or by attending the special meeting and voting virtually. If your shares of Company Stock are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares using the instructions provided by your broker, bank or other nominee.

Any proxy may be revoked at any time prior to its exercise by submitting a properly executed, later-dated proxy through any of the methods available to you, by giving written notice of revocation to our Secretary at ORBCOMM Inc., 395 W. Passaic Street, Rochelle Park, New Jersey 07662, or by attending the special meeting and voting virtually.

The Merger (page [    ])

You will be asked to consider and vote upon the Merger Proposal. A copy of the Merger Agreement is attached as Annex A to this proxy statement and incorporated by reference herein in its entirety. The Merger Agreement provides, among other things, that at the effective time of the Merger (the “Effective Time”), Merger Sub will be merged with and into the Company, with the Company surviving the Merger.

In the Merger, (i) each share of Common Stock (excluding Canceled Shares, Converted Shares and Dissenting Shares, as defined below) will cease to be outstanding and automatically be canceled and converted into the right to receive the Common Stock Merger Consideration and (ii) each share of Preferred Stock (excluding Canceled Shares, Converted Shares and Dissenting Shares) will cease to be outstanding and automatically be canceled and converted into the right to receive the Preferred Stock Merger Consideration, in each case in cash upon surrender of certificates or book-entry shares, without interest and subject to applicable withholding taxes.

Upon completion of the Merger, the Company will be a wholly-owned subsidiary of Parent, the Common Stock will no longer be publicly traded and the Company’s existing shareholders will cease to have any ownership interest in the Company. The Company will therefore become a privately held company, wholly-owned by Parent.

Treatment of Company Equity Awards (page [    ])

Company Restricted Stock Unit Awards. Unless otherwise agreed in writing with any individual holder of a restricted stock unit award, including any dividend equivalents accrued thereon (each, a “Company RSU Award”), at the Effective Time, each Company RSU Award, whether vested or unvested, that is outstanding immediately prior to the Effective Time and (i) is subject solely to time-vesting conditions will become fully vested (to the extent unvested) as to any time-vesting conditions and nonforfeitable, and will be cancelled and converted automatically into the right to receive an amount in cash equal to the Common Stock Merger Consideration for each share of Common Stock subject to such Company RSU Award or (ii) is subject to performance-based vesting or other performance-based lapse restrictions shall become vested and nonforfeitable with respect to a number of shares of Common Stock subject to such Company RSU Award calculated based on target level of performance, and will be cancelled and converted automatically into the right to receive an amount in cash equal to the Common Stock Merger Consideration for each vested share of Common Stock subject to such Company RSU Award, in each case, subject to applicable tax withholding

Company Stock Appreciation Right Awards. Unless otherwise agreed in writing with any individual holder of a stock appreciation right award (each, a “Company SAR Award”), at the Effective Time, each Company SAR Award, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time will become fully vested (to the extent unvested) and be converted into the right to receive an amount in cash equal to the product of (i) the excess of the Common Stock Merger Consideration over the grant price per share of Common Stock of such Company SAR Award, multiplied by (ii) the total number of shares of Common Stock subject to such Company SAR Award, subject to applicable tax withholding. Any Company SAR Award that has a grant price per share of Common Stock that is greater than or equal to the Common Stock Merger Consideration will, as of the Effective Time, be cancelled for no consideration.

Company Market Performance Unit Awards. At the Effective Time, each Company market performance unit award (each, a “Company MPU Award”) that is outstanding immediately prior to the Effective Time shall become vested and nonforfeitable with respect to all or a portion of such Company MPU Award, with such portion to be calculated based on the greater of (i) achievement of the applicable performance goal as calculated based on the Common Stock Merger Consideration and (ii) the achievement of the applicable performance goal assuming target level achievement (as applicable, the “Achievement Percentage”), and such Company MPU Award shall be cancelled and converted automatically into the right to receive an amount in cash equal to the payout amount determined under the applicable award agreement based on the Achievement Percentage as applied to the applicable tranche of Company MPU Award, subject to applicable tax withholding.

Conditions to Completion of the Merger (page [    ])

Each party’s obligation to complete the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

•

the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock and Preferred Stock entitled to vote thereon (“Stockholder Approval”);

•	receipt of the following governmental approvals (the “Required Governmental Approvals”):

•	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”);

•

consent to the transfer of control of ORBCOMM’s telecommunications permits and licenses issued by the Federal Communications Commission (“FCC”) and certain non-U.S. governmental entities with jurisdiction over ORBCOMM or its subsidiaries pursuant to applicable laws governing telecommunications services, equipment and/or facilities;

•	CFIUS Approval (as defined in the section of this proxy statement entitled “Summary – Regulatory Approvals”); and

•	the receipt of certain other approvals from non-U.S. governmental entities relating to investment and national security; and

•

no law or order having been enacted, issued or promulgated by a governmental authority of competent jurisdiction that is in effect and that restrains, enjoins or otherwise prohibits the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

The respective obligations of Parent and Merger Sub to complete the Merger are subject to the satisfaction or waiver by Parent on or before the Effective Time of certain additional conditions, including:

•

the accuracy of the representations and warranties of ORBCOMM as of the Closing Date (except to the extent such representation and warranty speaks as of any specific date, in which case such representation and warranty shall be true and correct as of such specific date), subject to certain materiality standards described in the section of this proxy statement entitled “The Merger Agreement — Conditions to Completion of the Merger”;

•	the performance by ORBCOMM in all material respects of its agreements and covenants contained in the Merger Agreement required to be performed or complied with by it at or prior to the Effective Time;

•

the receipt by Parent of a certificate signed by an executive officer of ORBCOMM, dated as of the Closing Date, to the effect that the conditions set forth in the two preceding bullet points have been satisfied; and

•	the absence of a Company Material Adverse Effect having occurred on or after the date of the Merger Agreement.

The obligation of ORBCOMM to complete the Merger is subject to the satisfaction or waiver by ORBCOMM on or before the Effective Time of certain additional conditions, including:

•

the accuracy of the representations and warranties of Parent and Merger Sub as of the Closing Date (except to the extent such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), subject to certain materiality standards described in the section of this proxy statement entitled “The Merger Agreement — Conditions to Completion of the Merger”;

•

the performance by each of Parent and Merger Sub in all material respects of the covenants and agreements required to be performed or complied with under the Merger Agreement at or prior to the Effective Time; and

•

the receipt by ORBCOMM of a certificate signed by an executive officer of Parent, dated as of the Closing Date, to the effect that the conditions set forth in the conditions set forth in the two preceding bullet points have been satisfied.

Additionally, if the 15 business day marketing period (as defined in the section of this proxy statement entitled “The Merger Agreement — When the Merger Becomes Effective)” has not ended when all of the conditions to closing are satisfied, then the closing will occur on the earlier to occur of (i) a business day during the marketing period determined by Parent with no less than three business days’ prior written notice to ORBCOMM or (ii) the first business day following the final day of the marketing period (subject, in each case, to the satisfaction or waiver of all conditions set forth in the Merger Agreement).

Recommendation of the ORBCOMM Board (page [    ])

The ORBCOMM Board has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its shareholders, declared it advisable to enter into the Merger Agreement, and approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger. The ORBCOMM Board has directed that the adoption of the Merger Proposal be submitted for consideration by ORBCOMM’s shareholders at the special meeting and recommends that ORBCOMM shareholders vote “FOR” the Merger Proposal at the special meeting and “FOR” the other proposals to be considered at the special meeting.

Reasons for the Merger (page [    ])

For a description of the reasons considered by the ORBCOMM Board in resolving to recommend in favor of the approval of the Merger Proposal, see the section of this proxy statement entitled “The Merger — Reasons for the Merger; Recommendation of the ORBCOMM Board.”

Opinion of PJT Partners LP (page [    ])

PJT Partners LP (“PJT Partners”), was retained by ORBCOMM to act as its financial advisor in connection with the Merger and, upon the ORBCOMM Board’s request, to render a fairness opinion to the ORBCOMM Board in connection therewith. At a meeting of the ORBCOMM Board on April 7, 2021, PJT Partners rendered its oral opinion, subsequently confirmed in its written opinion dated April 7, 2021, to the ORBCOMM Board to the effect that, as of such date and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated in its written opinion), the Common Stock Merger Consideration to be received by the holders of Common Stock in the Merger was fair to such holders from a financial point of view.

The full text of PJT Partners’ written opinion delivered to the ORBCOMM Board, dated April 7, 2021, is attached as Annex B to this proxy statement and incorporated herein by reference. PJT Partners’ written opinion has been provided by PJT Partners at the request of the ORBCOMM Board and is subject to, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated therein). You are encouraged to read PJT Partners’ written opinion carefully and in its entirety. PJT Partners provided its opinion to the ORBCOMM Board, in its capacity as such, in connection with and for purposes of its evaluation of the Merger only, and PJT Partners’ opinion does not constitute a recommendation as to any action the ORBCOMM Board should take with respect to the Merger or how any ORBCOMM stockholder should vote or act with respect to the Merger or any other matter. The summary of the PJT Partners opinion contained in this proxy statement is qualified in its entirety by reference to the full text of PJT Partners’ written opinion.

For a summary of PJT Partners’ opinion and the methodology that PJT Partners used to render its opinion, see the section of this proxy statement entitled “The Merger — Opinion of PJT Partners LP”.

Interests of the Company’s Directors and Executive Officers in the Merger (page [    ])

In considering the recommendation of the ORBCOMM Board that ORBCOMM shareholders approve the Merger Proposal, ORBCOMM shareholders should be aware that the directors and executive officers of ORBCOMM have potential interests in the Merger that may be different from, or in addition to, the interests of ORBCOMM shareholders generally, including, among others:

•

members of the ORBCOMM Board and executive officers of the Company are entitled to new and continued rights of indemnification and advancement of expenses and insurance coverage under the Merger Agreement;

•	the Company’s executive officers as of the Effective Time are expected to continue to serve in their positions as officers of the surviving corporation; and

•	the treatment of the equity compensation awards held by the Company’s executive officers as of the Effective Time.

The ORBCOMM Board was aware of these interests and considered them, among other matters, in making its recommendation that ORBCOMM shareholders vote in favor of the Merger Proposal. For more information, see the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

Termination Fee; Limited Guaranty (page [    ])

Concurrently with the execution of the Merger Agreement, GI Data Infrastructure Fund LP, GI Data Infrastructure Fund-A LP and GI Data Infrastructure Executive Fund LP (each, a “Guarantor”) entered into a limited guaranty with the Company (the “Limited Guaranty”), pursuant to which the Guarantors guaranteed the obligations of Parent to pay the Parent Termination Fee and certain other amounts that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Limited Guaranty and the Merger Agreement, in an amount not to exceed $51.8 million in the aggregate (plus up to an additional $1 million in interest for late payments).

Financing (page [    ])

GI Data Infrastructure Fund LP, GI Data Infrastructure Fund-A LP, GI Data Infrastructure Executive Fund LP and Orion Opportunity LP, (each, an “Equity Investor”) have committed to contribute or cause to be contributed to Parent at the closing of the Merger an aggregate amount in cash equal to $796.6 million, subject to the terms and conditions set forth in an equity commitment letter dated April 7, 2021 (the “Equity Commitment Letter”).

In addition, in connection with the Merger Agreement, Parent entered into an amended and restated debt commitment letter dated April 27, 2021 (the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the “Financing Letters”) with Credit Suisse AG, Cayman Islands Branch, Credit Suisse Loan Funding LLC, Jefferies Finance LLC, Truist Bank, Truist Securities, Inc. and Citizens Bank, N.A. (the “Debt Commitment Parties”), pursuant to which the Debt Commitment Parties have committed to provide, upon certain terms and subject to certain conditions, Merger Sub with debt financing in an aggregate principal amount of $410 million.

The Company has agreed to use its reasonable best efforts to provide, and to cause its subsidiaries to use their reasonable best efforts to provide, to Parent and Merger Sub such cooperation as is customary and reasonably requested by Parent in connection with the arrangement of the financing, subject to the terms set forth in the Merger Agreement.

Material U.S. Federal Income Tax Consequences of the Merger (page [    ])

The receipt of cash in exchange for shares of Company Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of shares of Company Stock for cash pursuant to the Merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). For more information, see the section of this proxy statement entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.”

Regulatory Approvals (page [    ])

Antitrust Clearance. Completion of the Merger is conditioned on the expiration or early termination of the applicable waiting period under the HSR Act.

CFIUS Approval. Completion of the Merger is conditioned on the occurrence of any of the following: (i) the Parties have received written notice from the interagency Committee on Foreign Investment in the United States (“CFIUS”) that CFIUS has determined that the transactions contemplated by the Merger Agreement are not “covered transactions” and are not subject to review under Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. §4565), and all rules and regulations thereunder, including those codified at 31 C.F.R. Parts 800 and 801 (the “DPA”), (ii) the Parties have received a written notice issued by CFIUS that it has concluded an assessment, review or investigation of the joint voluntary notice filed with CFIUS pursuant to the DPA with respect to the transactions contemplated by the Merger Agreement, determined that there are no unresolved national security concerns, and has therefore terminated all action under the DPA, (iii) if CFIUS has sent a report (the “CFIUS Report”) to the President of the United States (“POTUS”) requesting POTUS’ decision, then POTUS has (A) announced a decision not to take any action to suspend or prohibit the transaction contemplated by the Merger Agreement or (B) not taken any action to suspend or prohibit the transaction contemplated by the Merger Agreement after fifteen (15) days from the date of receipt of the CFIUS Report, or (iv) if the Parties submitted a declaration to CFIUS, the Parties have received a written notice from CFIUS that it has determined, pursuant to 31 C.F.R. § 800.407(a)(2), that it is not able to conclude action pursuant to the declaration but has not requested the submission of a joint voluntary notice (any of the foregoing, “CFIUS Approval”). See the section of this proxy statement entitled “The Merger Agreement — Efforts to Complete the Merger — Regulatory Matters.”

Telecommunications Approval. Completion of the Merger is conditioned on the consent to the transfer of control of the Company Communications Licenses (as defined in the Merger Agreement) by the FCC and certain specified telecommunications regulatory entities in foreign jurisdictions. See the section of this proxy statement entitled “The Merger Agreement — Efforts to Complete the Merger — Regulatory Matters.”

FDI and National Security Approvals. Completion of the Merger is conditioned on the receipt of approvals from certain specified investment and national security regulatory entities in foreign jurisdictions. See the section of this proxy statement entitled “The Merger Agreement — Efforts to Complete the Merger — Regulatory Matters.”

Commitments to Obtain Regulatory Approval. The Company, Parent, and Merger Sub are each required to use their respective reasonable best efforts to promptly take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by the Merger Agreement (including with respect to the foregoing required regulatory approvals), subject to certain limitations. See the section of this proxy statement entitled “The Merger Agreement — Efforts to Complete the Merger — Regulatory Matters.”

Filing Fees. ORBCOMM and Parent have each agreed to pay 50% of all filing fees and similar fees payable in connection with obtaining any required regulatory approval.

Appraisal Rights (page [    ])

Under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), ORBCOMM shareholders who do not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of their shares in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the Merger Consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company before the vote on the Merger Proposal and must not vote or otherwise submit a proxy in favor of the Merger Proposal. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety.

Delisting and Deregistration of the Common Stock (page [    ])

If the Merger is completed, the Common Stock will be delisted from the NASDAQ and deregistered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Acquisition Proposal; Non-Solicitation (page [    ])

Pursuant to the Merger Agreement, until 11:59 p.m. (New York time) on May 7, 2021 (the “No-Shop Period Start Date”), ORBCOMM and its Representatives (as defined below) were permitted to (i) initiate, solicit or knowingly facilitate or knowingly encourage any inquiries, discussions or requests with respect to or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal (as defined in the section of this proxy statement entitled “The Merger Agreement — Acquisition Proposal; Non-Solicitation)” (an “Inquiry”), and (ii) engage in or otherwise participate in any discussions or negotiations regarding an Acquisition Proposal or Inquiry or that would reasonably be expected to lead to an Acquisition Proposal, or provide any access to its properties, books or records or any non-public information to any Person relating to ORBCOMM or any of its Subsidiaries in connection with the foregoing pursuant to an acceptable confidentiality agreement.

From the commencement of the go-shop period on the date of the Merger Agreement until the No-Shop Period Start Date, 57 buyers were contacted regarding their potential interest in exploring a transaction with the Company. Nine prospective buyers entered into executed confidentiality agreements with the Company and were provided with non-public information relating to the Company. None of the Company’s discussions with interested parties has resulted in the submission of an Acquisition Proposal. For more information, see the section of this proxy statement entitled “The Merger — Background of the Merger.”

From the No-Shop Period Start Date (or, with respect to an Excluded Party (as defined in the section of this proxy statement entitled “The Merger Agreement — Acquisition Proposal; Non-Solicitation)”, when such person ceases to be an Excluded Party), ORBCOMM shall not, and shall cause its subsidiaries and its and their directors, officers, and employees not to, and shall use its reasonable best efforts to cause its affiliates, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate any Inquiries, (ii) engage in or otherwise participate in any discussions or negotiations regarding an Acquisition Proposal or Inquiry or that would reasonably be expected to lead to an Acquisition Proposal, or provide any access to its properties, books or records or any non-public information to any person relating to ORBCOMM or any of its subsidiaries in connection with the foregoing, (iii) enter into any other acquisition agreement or similar agreement (other than an acceptable confidentiality agreement) with respect to an Acquisition Proposal, (iv) approve, endorse, declare advisable or recommend any Acquisition Proposal, (v) take any action to make the provisions of any takeover statute or any restrictive provision of any applicable anti-takeover provision in ORBCOMM’s certificate of incorporation or bylaws inapplicable to any transactions contemplated by any Acquisition Proposal, or (vi) authorize, commit to, agree or publicly propose to do any of the foregoing.

However, at any time following the No-Shop Period Start Date and prior to the time Stockholder Approval is obtained, if ORBCOMM receives a bona fide written Acquisition Proposal from a third party that did not result from a breach of ORBCOMM’s non-solicitation obligations and the ORBCOMM Board determines in good faith after consultation with its financial advisor and outside legal counsel (i) that such Acquisition Proposal constitutes, or would reasonably be expected to result in, a Superior Proposal (as defined in the section of this proxy statement entitled “The Merger Agreement — Acquisition Proposal; Non-Solicitation”) and (ii) that failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law, then ORBCOMM and its representatives may (x) contact the person making such Acquisition Proposal to clarify the terms and conditions thereof so as to determine whether such Acquisition Proposal constitutes, or could reasonably be expected to result in, a Superior Proposal, (y) provide information to such person if ORBCOMM receives an acceptable confidentiality agreement from such person; provided, that ORBCOMM will make available to Parent and Merger Sub any non-public information concerning ORBCOMM or its subsidiaries that is provided to any such person which was not previously made available to Parent or Merger Sub, and (z) engage or participate in any discussions or negotiations with such person, in each case, subject to the requirement that ORBCOMM must promptly (and, in any event, within 24 hours) notify Parent orally and in writing if any Acquisition Proposal is received by ORBCOMM, any of its subsidiaries or any of its or their representatives, indicating the identity of the person making such Acquisition Proposal and the material terms and conditions of any such Acquisition Proposal and otherwise keep Parent reasonably informed of the status and material terms of any such Acquisition Proposal, discussions or negotiations on a reasonably current basis (but in no event more often than once every 48 hours), including by providing a copy of all proposals, offers or drafts of proposed agreements.

Change in the ORBCOMM Board Recommendation (page [    ])

The ORBCOMM Board has unanimously recommended that ORBCOMM stockholders vote “FOR” the Merger Proposal. Generally, the ORBCOMM Board shall not effect a Change of Recommendation (as defined in the section of this proxy statement entitled “The Merger Agreement — Change in the ORBCOMM Board Recommendation)”:

However, the Merger Agreement permits the ORBCOMM Board to (i) effect a Change of Recommendation if, upon the occurrence of an Intervening Event (as defined in the section of this proxy statement entitled “The Merger Agreement — Change in the ORBCOMM Board Recommendation)”, the ORBCOMM Board determines in good faith, after consultation with its outside legal counsel, that failure to do so would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law or (ii) effect a Change of Recommendation and/or terminate the Merger Agreement in order to enter into an acquisition agreement providing for a Superior Proposal, if ORBCOMM has received a Superior Proposal that did not result from a breach of its non-solicitation obligations, subject to the requirements that:

•

ORBCOMM provides prior written notice to Parent, at least four business days in advance, that it intends to effect a Change of Recommendation and/or terminate the Merger Agreement (a “Notice of Change of Recommendation/Termination”);

•

during such four business day period after providing such notice, ORBCOMM negotiates, and causes its representatives to be available to negotiate, with Parent and Merger Sub in good faith to make such adjustments to the terms and conditions of the Merger Agreement as would eliminate the need for ORBCOMM to effect a Change of Recommendation and/or terminate the Merger Agreement; and

upon the conclusion of such four business day period, the ORBCOMM Board determines in good faith, after consultation with its outside legal counsel and, with respect to clause (i) below, its financial advisor, taking into account any changes to the Merger Agreement proposed by Parent in response to the Notice of Change of Recommendation/Termination, that (i) the Superior Proposal giving rise to the Notice of Change of Recommendation/Termination continues to be a Superior Proposal or (ii) in the case of an Intervening Event, the failure of the ORBCOMM Board to effect a Change of Recommendation would continue to be reasonably likely to be inconsistent with its fiduciary obligations under applicable law.

Termination and Termination Fees (page [    ])

The Merger Agreement may be terminated by either party and the Merger may be abandoned in certain circumstances, including if (i) the Merger is not completed by January 7, 2022 (the “Termination Date”), subject to an extension to April 7, 2022 if all conditions have been satisfied (or are capable of being satisfied at closing) by the Termination Date, except for receipt of Required Governmental Approvals and/or the absence of any law or order prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement, (ii) ORBCOMM’s stockholders fail to adopt the Merger Agreement, (iii) a governmental entity of competent jurisdiction has issued a final non-appealable governmental order prohibiting the Merger, and (iv) the other party materially breaches its representations, warranties or covenants in the Merger Agreement, subject in certain cases, to the right of the breaching party to cure the breach. Parent and ORBCOMM may also terminate the Merger Agreement by mutual written consent.

ORBCOMM is also entitled to terminate the Merger Agreement, and receive a termination fee of $51,800,000 from Parent, if (i) the marketing period for the debt financing has ended and all conditions to closing have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, each of which shall be capable of being satisfied if the Closing Date were the date of such termination), (ii) Parent and Merger Sub fail to timely consummate the Merger when required to do so pursuant to the Merger Agreement, (iii) ORBCOMM irrevocably confirms to Parent that it is (and continues to be for the three following business days) ready, willing and able to consummate the Merger, and (iv) Parent and Merger Sub fail to effect the closing during the three business day period following such confirmation from ORBCOMM.

ORBCOMM will pay Parent a termination fee in an amount equal to $32,900,000.00 if:

•

(i) the Merger Agreement is terminated (a) by either party because the Merger has not been consummated on or before the Termination Date, (b) by either party because Stockholder Approval was not obtained following a completed ORBCOMM stockholders’ meeting (or any adjournment or postponement thereof) at which a vote on the Merger Agreement is taken, (c) by Parent because ORBCOMM materially breached its obligations relating to the go-shop period and no-shop period non-solicitation obligations, or (d) by Parent because ORBCOMM breached any of its representations, warranties, covenants or agreements in the Merger Agreement, subject to certain rights to cure such breach; (ii) any person shall have proposed, announced or made a bona fide Acquisition Proposal after the date of the Merger Agreement and prior to the termination, ORBCOMM stockholders meeting, or breach giving rise to the right of termination, as applicable (and in the case of subclause (b) above, such Acquisition Proposal shall not have been withdrawn at least five business days prior to the ORBCOMM stockholders meeting); and (iii) within 12 months of such termination, ORBCOMM shall have consummated an Acquisition Proposal or entered into a definitive agreement for, and thereafter consummated (whether or not such consummation occurs within such 12 month period), any Acquisition Proposal;

•

ORBCOMM terminates the Merger Agreement at any time prior to the time the Stockholder Approval is obtained in order to enter into an acquisition agreement with a non-Excluded Party providing for a Superior Proposal in accordance with, and subject to compliance with the terms and conditions of ORBCOMM’s go-shop, no-shop, and non-solicitation obligations.

•

Parent terminates the Merger Agreement at any time prior to the time the Stockholder Approval is obtained, because (i) there has occurred a Change of Recommendation; or (ii) ORBCOMM or any of its subsidiaries entered into an acquisition agreement with respect to an Acquisition Proposal; or

•

ORBCOMM terminates the Merger Agreement (i) because the Merger has not been consummated on or before the Termination Date, (ii) because the ORBCOMM stockholders’ meeting has been held and completed and Stockholder Approval has not been obtained at such ORBCOMM stockholders’ meeting (or any adjournment or postponement thereof) at which a vote on the Merger Agreement is taken, or (iii) because any order, judgment, writ, stipulation, settlement, award, injunction, decree, arbitration award or finding of any governmental entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable, in each case at any time that Parent was permitted to terminate the Merger Agreement because prior to the time the Stockholder Approval being obtained, (a) there has occurred a Change of Recommendation; or (b) ORBCOMM or any of its subsidiaries entered into an acquisition agreement with respect to an Acquisition Proposal.

However, ORBCOMM is subject to a lower termination fee in an amount equal to $16,500,000.00 if it terminates the Merger Agreement at any time prior to the time the Stockholder Approval is obtained, in order to concurrently enter into an acquisition agreement with an Excluded Party providing for a Superior Proposal in accordance with, and subject to compliance with the terms and conditions of ORBCOMM’s go-shop, no-shop, and non-solicitation obligations under the Merger Agreement.

Market Price of the Common Stock (page [    ])

Shares of Common Stock are listed on the NASDAQ under the symbol “ORBC.” The closing sale price of shares of Common Stock on April 7, 2021, the last trading day prior to the announcement of the Merger Agreement, was $7.57 per share. On April 30, 2021 the most recent practicable date before the filing of this proxy statement, the closing price for shares of Common Stock was $11.46 per share. You are encouraged to obtain current market quotations for shares of Common Stock in connection with voting your shares of Common Stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposals to be voted on at the special meeting. These questions and answers may not address all of the questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully and in their entirety. You may obtain the documents incorporated by reference into this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information.”

Q:	Why am I receiving this proxy statement?

A:

On April 7, 2021, the Company entered into the Merger Agreement, providing for the acquisition of the Company by Parent for a price of $11.50 per share of Common Stock, plus additional amounts to be paid for shares of Preferred Stock (as described below). You are receiving this proxy statement in connection with the solicitation of proxies by the ORBCOMM Board in favor of the Merger Proposal and to approve the other related proposals to be voted on at the special meeting.

Q:	As a stockholder of ORBCOMM, what will I receive in the Merger?

A:

If the Merger is completed you will receive (i) the Common Stock Merger Consideration in cash, without interest and subject to any required tax withholding, for each outstanding share of Common Stock that you own immediately prior to the Effective Time and (ii) an amount equal to (1) the product of (x) the Common Stock Merger Consideration multiplied by (y) 1.66611, plus (2) an amount equal to (x) the number of shares of Preferred Stock issuable in respect of any accrued and unpaid dividends thereon as of the Effective Time, multiplied by (y) the Common Stock Merger Consideration multiplied by (z) 1.66611, in cash, without interest and subject to any required tax withholding, for each outstanding share of Preferred Stock that you own immediately prior to the Effective Time, in each case unless you have properly exercised and perfected your demand for appraisal rights in accordance with Section 262 of the DGCL with respect to such shares.

Q:	When and where is the special meeting?

A:

The special meeting will be held virtually, on [            ], at [            ], Eastern time. Due to concerns regarding the COVID-19 pandemic and to protect the safety and well-being of our shareholders, Board of Directors and employees, the special meeting will be a virtual meeting conducted solely online via live webcast communication. You will not be able to attend the special meeting in person. Shareholders will be able to participate in the special meeting and vote during the special meeting via live webcast by visiting www.meetingcenter.io/[            ], Password [            ]. To participate in the special meeting, registered shareholders will need the control number included on their proxy card and all other shareholders will need to follow the instructions that accompanied their proxy materials.

Q:	Who is entitled to vote at the special meeting?

A:

Only holders of record of the Common Stock and Preferred Stock at the close of business on [            ], the record date for the meeting, may vote at the special meeting. Each shareholder is entitled to one vote for each share of our common stock and 1.66611 votes for each share of Series A convertible preferred stock, in each case held on the record date. There is no cumulative voting. On [            ], the record date for the special meeting, there were [            ] shares of Common Stock and [            ] shares of Preferred Stock outstanding and entitled to vote.

Q:	What matters will be voted on at the special meeting?

A:	At the special meeting, you will be asked to consider and approve the following proposals:

•	the Merger Proposal;

•	the Compensation Proposal; and

•	the Adjournment Proposal.

Q:	How do I attend the special meeting?

A:

The special meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. No physical meeting will be held. You will be able to attend the special meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/[            ]. You also will be able to vote your shares online by attending the Special Meeting online by visiting www.meetingcenter.io/[            ], Password [            ]. To participate in the Special Meeting, you will need to review the information included on your Notice of Special Meeting, on your proxy card or on the instructions that accompanied your proxy materials and use your meeting access control number. The password for the meeting is [            ].

If you hold your shares through an intermediary, such as a brokerage firm, bank, broker-dealer or other similar organization or nominee, you must register in advance using the instructions below.

The online meeting will begin promptly at [            ], Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Q:	How many shares are needed to constitute a quorum?

A:

A quorum will be present if holders of a majority of the voting power of our Company Stock issued and outstanding and entitled to vote at the special meeting are present virtually or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

As of the close of business on [            ], the record date for the special meeting, there were [            ] shares of Common Stock outstanding and [            ] shares of Preferred Stock outstanding.

If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the special meeting. If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, your broker, bank or other nominee will not vote on your behalf with respect to any of the proposals, and your shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Q:	What vote of ORBCOMM shareholders is required to approve the Merger Proposal?

A:

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the voting power of our Company Stock outstanding as of the close of business on the record date. An abstention with respect to the Merger Proposal, or a failure to vote your shares of Company Stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote “AGAINST” this proposal.

Q:	What vote of ORBCOMM shareholders is required to approve the other proposals to be voted upon at the special meeting?

A:

Each of (i) the Compensation Proposal and (ii) the Adjournment Proposal requires the affirmative vote of a majority of the voting power of our Company Stock present virtually or represented by proxy at the special meeting and entitled to vote thereon. An abstention with respect to either proposal will have the same effect as a vote “AGAINST” these proposals. A failure to return your proxy card or otherwise vote your shares of Company Stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf), will have no effect on these proposals, assuming a quorum is present.

Q:	How does the ORBCOMM Board recommend that I vote?

A:	The ORBCOMM Board unanimously recommends that ORBCOMM shareholders vote:

•	“FOR” the Merger Proposal;

•	“FOR” the Compensation Proposal; and

•	“FOR” the Adjournment Proposal.

For a discussion of the factors that the ORBCOMM Board considered in determining to recommend in favor of the approval of the Merger Proposal, see the section of this proxy statement entitled “The Merger — Reasons for the Merger; Recommendation of the ORBCOMM Board.” In addition, in considering the recommendation of the ORBCOMM Board with respect to the Merger Agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of ORBCOMM shareholders generally. For a discussion of these interests, see the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

Q:	How do ORBCOMM’s directors and officers intend to vote?

A:

The Company’s directors and executive officers have informed us that they intend to vote their shares of Company Stock in favor of the Merger Proposal and the other proposals to be considered at the special meeting, although they have no obligation to do so. As of the record date, our directors and executive officers owned and were entitled to vote, in the aggregate, [            ] shares of Common Stock, or approximately [            ]% of the outstanding shares of Common Stock entitled to vote at the special meeting and [            ] shares of Preferred Stock, or approximately [            ]% of the outstanding shares of Preferred Stock entitled to vote at the special meeting.

Q:	Am I entitled to rights of appraisal under the DGCL?

A:

If the Merger is completed, shareholders who do not vote in favor of the Merger Proposal and who properly demand appraisal of their shares of Company Stock will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of Company Stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Company Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest on the amount determined to be fair value, if any, as determined by the court. Shareholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety. For more information, see the section of this proxy statement entitled “Appraisal Rights.”

Q:	When is the Merger expected to be completed?

A:

As of the date of this proxy statement, we expect to complete the Merger in the second half of 2021. However, completion of the Merger is subject to the satisfaction or waiver of the conditions to the completion of the Merger, including the expiration of the required regulatory waiting period under the HSR Act, CFIUS Approval (as defined in the Merger Agreement), FCC approval, and certain specified telecommunications, foreign direct investment and national security approvals in foreign jurisdictions, which are described in this proxy statement, and we cannot be certain when or if the conditions to the Merger will be satisfied or, to the extent permitted, waived. For more information, see the section of this proxy statement entitled “The Merger – Regulatory Approvals”.

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not adopted by the Company’s shareholders, or if the Merger is not completed for any other reason, the Company’s shareholders will not receive any payment for their shares of Company Stock in connection with the Merger. Instead, the Company will remain a public company, and shares of Common Stock will continue to be registered under the Exchange Act, as well as listed and traded on the NASDAQ. In the event that either ORBCOMM or Parent terminates the Merger Agreement, then, in certain specified circumstances, ORBCOMM may be required to pay Parent a termination fee of either $32,900,000 or $16,500,000, or Parent may be required to pay ORBCOMM a termination fee of $51,800,000, as applicable. For more information, see the sections of this proxy statement entitled “The Merger Agreement — Company Termination Fee” and “The Merger Agreement — Parent Termination Fee.”

Q:	Why am I being asked to consider and cast a vote on the Compensation Proposal? What will happen if shareholders do not approve this proposal?

A:

The inclusion of this Compensation Proposal is required by the rules of the Securities and Exchange Commission (the “SEC”); however, the approval of the Compensation Proposal is not a condition to the completion of the Merger and the vote on this Compensation Proposal is an advisory vote by shareholders and will not be binding on the Company or Parent. If the Merger Proposal is approved by the Company’s shareholders and the Merger is completed, the Merger-related compensation will be paid to the Company’s named executive officers in accordance with the terms of their compensation agreements and arrangements, even if shareholders fail to approve this Compensation Proposal.

Q:	How does the Merger Consideration compare to the market price of shares of Common Stock?

A:

The Merger Consideration of $11.50 per share represents a 50% premium to ORBCOMM’s 90-day volume-weighted average share price and an approximately 52% premium to the closing price of the Common Stock as of April 7, 2021, the last trading day prior to the announcement of the Merger Agreement.

Q:	What do I need to do now? How do I vote my shares of Common Stock?

A:

We urge you to read this entire proxy statement carefully, including its annexes and the documents incorporated by reference in this proxy statement, and to consider how the Merger affects you. Your vote is important, regardless of the number of shares of Common Stock you own.

Voting at the Meeting

Shareholders of record will be able to vote by virtually attending the special meeting. If you are not a stockholder of record but instead hold your shares of Company Stock in “street name” through a broker, bank or other nominee, you must provide a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote virtually at the special meeting.

It is not necessary to attend the special meeting in order to vote your shares of Company Stock. To ensure that your shares of Company Stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting virtually.

Attending the special meeting virtually does not itself constitute a vote on any proposal.

Shares of Company Stock Held by Record Holder

If you are a registered shareholder (that is, your shares are registered directly in your name through our stock transfer agent, Computershare, or you have stock certificates), you may vote:

•

By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

•

By Internet or telephone. Registered shareholders may vote on the Internet at www.envisionreports.com/orbc by following the instructions on your screen, or by telephone by dialing 1-800-652-VOTE (8683). Please have your proxy card ready when voting by Internet or telephone.

The telephone and Internet voting facilities for shareholders of record will close at [            ] on [            ].

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” (i) the Merger Proposal, (ii) the Compensation Proposal and (iii) the Adjournment Proposal.

We encourage you to vote by proxy even if you plan on attending the special meeting virtually.

A failure to vote or an abstention will have the same effect as a vote “AGAINST” the approval of the Merger Proposal.

Shares of Company Stock Held in “Street Name”

If your shares are held in “street name” (that is, held through a brokerage firm, bank, broker-dealer or other similar organization or nominee), you must provide the brokerage firm, bank, broker-dealer or other similar organization or nominee with instructions on how to vote your shares and can do so as follows:

•

By mail. Complete and mail the enclosed voting instruction form in the enclosed postage prepaid envelope. Your bank, broker or other nominee will vote your shares in accordance with your instructions. If you sign the voting instruction form but do not specify how you want your shares voted, they will be voted as recommended by our board of directors..

•	By Internet or telephone. Please refer to the instructions on the enclosed voting instruction form to vote by Internet or telephone.

If you hold your shares of Common Stock in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please sign, date and return the proxy card for each account. You should vote all of your accounts holding of Common Stock.

Without those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the Merger Proposal.

Q:	Can I revoke my proxy?

A:

Yes. You can revoke your proxy before the vote is taken at the special meeting. If you are a stockholder of record, you may revoke your proxy by notifying the Company in writing, in care of the Secretary, at

ORBCOMM Inc., 395 W. Passaic Street, Rochelle Park, New Jersey 07662, or by submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above at any time up to 5:00 p.m., Eastern Time on [ ], or by completing, signing, dating and returning a new proxy card by mail to the Company. In addition, you may revoke your proxy by attending the special meeting and voting virtually; however, simply attending the special meeting will not cause your proxy to be revoked. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the special meeting.

If you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, you should instead follow the instructions received from your broker, bank or other nominee to revoke your prior voting instructions. If you hold your shares in “street name,” you may also revoke a prior proxy by voting virtually at the special meeting if you obtain a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote virtually at the special meeting.

Q:	What happens if I do not vote or if I abstain from voting on the proposals?

A:

The requisite number of shares to approve the Merger Proposal is based on the total number of shares of Company Stock outstanding on [            ], the record date, not just the shares that are voted. If you do not vote, or abstain from voting, on the Merger Proposal, or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the Merger Proposal.

The requisite number of shares to approve the other two proposals is based on the total number of shares of Company Stock present by virtual attendance or represented by proxy at the special meeting and entitled to vote thereon. If you abstain from voting on (i) the Compensation Proposal and (ii) the Adjournment Proposal, it will have the same effect as a vote “AGAINST” these proposals. If you do not return your proxy card or otherwise fail to vote your shares of Company Stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf), it will have no effect on these proposals, assuming a quorum is present.

Q:	Will my shares of Company Stock held in “street name” or held in another form of record ownership be combined for voting purposes with shares I hold of record?

A:

No. Because any shares of Company Stock you may hold in “street name” will be deemed to be held by a different stockholder (that is, your broker, bank, or other nominee) than any shares of Company Stock you hold of record, any shares of Company Stock held in “street name” will not be combined for voting purposes with shares of Company Stock held of record. Similarly, if you own shares of Company Stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of Company Stock because they are held in a different form of record ownership. Shares of Company Stock held by a corporation or business entity must be voted by an authorized officer of the entity. Please indicate title or authority when completing and signing the proxy card.

Q:	What does it mean if I get more than one proxy card or voting instruction form?

A:

If your shares of Company Stock are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction form. Please complete and return all of the proxy cards and voting instruction forms you receive (or submit each of your proxies by telephone or the Internet) to ensure that all of your shares of Company Stock are voted.

Q:	What happens if I sell my shares of Company Stock before completion of the Merger?

A:

In order to receive the Merger Consideration, you must hold your shares of Company Stock through completion of the Merger. Consequently, if you transfer your shares of Company Stock before completion of the Merger, you will have transferred your right to receive the Merger Consideration.

The record date for shareholders entitled to vote at the special meeting is earlier than the completion of the Merger. If you transfer your shares of Company Stock after the record date but before the closing of the Merger, you will have the right to vote at the special meeting but not the right to receive the Merger Consideration.

Q:	If the Merger is completed, how do I obtain the Merger Consideration for my shares of Company Stock?

A:

Following the completion of the Merger, your shares of Company Stock will automatically be converted into the right to receive your portion of the Merger Consideration. After the Merger is completed, if your shares of Company Stock are evidenced by stock certificates, you will receive a letter of transmittal and related materials from the paying agent for the Merger with detailed written instructions for exchanging your shares of Company Stock evidenced by stock certificates for the Merger Consideration (without interest and subject to any required tax withholding). If your shares of Company Stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Merger Consideration (without interest and subject to any required tax withholding).

Q:	Should I send in my stock certificates or other evidence of ownership now?

A:

No. You should not return your stock certificates or send in other documents evidencing ownership of Company Stock with the proxy card. If the Merger is completed and if your shares of Company Stock are evidenced by stock certificates, the paying agent for the Merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of Company Stock for the Merger Consideration (without interest and subject to any required tax withholding).

Q:	What is householding and how does it affect me?

A:

The SEC permits companies to send a single set of proxy materials to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of stock held through brokerage firms. If your family has multiple accounts holding Company Stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Where can I find more information about ORBCOMM?

A:	You can find more information about us from various sources described in the section of this proxy statement entitled “Where You Can Find Additional Information.”

Q:	Who will solicit and pay the costs of soliciting proxies?

A:

The ORBCOMM Board is soliciting your proxy, and we will bear the cost of soliciting proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Company Stock. ORBCOMM has retained Morrow Sodali LLC (which we refer to as “Morrow Sodali”), a proxy solicitation firm, to assist the ORBCOMM Board in the solicitation of proxies for the special meeting, and we expect to pay Morrow Sodali approximately $20,000, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, email, telephone, or via the Internet by Morrow Sodali or, without additional compensation, by certain of ORBCOMM’s directors, officers and employees.

Q:	Who can help answer my other questions?

A:

If you have more questions about the Merger or any of the other matters set forth in this proxy statement, or require assistance in submitting your proxy or voting your shares or need additional copies of this document or the enclosed proxy card, please contact Morrow Sodali, which is acting as the proxy solicitation agent and information agent for ORBCOMM in connection with the special meeting.

Morrow Sodali LLC

509 Madison Avenue

New York, New York 10022

(800) 662-5200 (toll-fee)

(203) 658-9400

ORBC@investor.morrowsodali.com

or

ORBCOMM Inc.

Attn: Secretary

395 W. Passaic Street

Rochelle Park, NJ 07662

1-800-ORBCOMM (672-2666)

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning ORBCOMM’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond ORBCOMM’s control, that may cause ORBCOMM’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the transaction may not be consummated in a timely manner, if at all; (ii) the risk that the transaction may not be consummated as a result of buyer’s failure to comply with its covenants and that, in certain circumstances, ORBCOMM may not be entitled to a termination fee; (iii) the risk that the definitive merger agreement may be terminated in circumstances that require ORBCOMM to pay a termination fee; (iv) risks related to the diversion of management’s attention from ORBCOMM’s ongoing business operations; (v) risks regarding the failure of the buyer to obtain the necessary financing to complete the transaction; (vi) the effect of the announcement of the transaction on ORBCOMM’s business relationships (including, without limitation, customers), operating results and business generally; and (vii) risks related to obtaining the requisite consents to the transaction, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K, and other documents, on file with the SEC. ORBCOMM undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

THE COMPANIES

ORBCOMM Inc.

ORBCOMM Inc. is a Delaware corporation. ORBCOMM is a global provider of industrial IoT solutions, including network connectivity, devices, device management and web reporting applications. The Company is publicly listed on the NASDAQ under the symbol “ORBC”.

ORBCOMM’s principal executive offices are located at 395 W. Passaic Street, Rochelle Park, New Jersey 07662 and its telephone number is 1-800-ORBCOMM (672-2666).

A detailed description of the Company’s business is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 25, 2021, which is incorporated by reference into this proxy statement. For more information, see the section of this proxy statement entitled “Where You Can Find Additional Information.”

GI DI Orion Acquisition Inc

GI DI Orion Acquisition Inc is a Delaware corporation and an affiliate of investment funds advised by GI Partners. Parent was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement and it has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities in connection with its acquisition of ORBCOMM.

Parent’s principal executive offices are located at 188 The Embarcadero, Suite 700, San Francisco, CA 94105 and its telephone number is 1-415-688-4800.

GI DI Orion Merger Sub Inc

GI DI Orion Merger Sub Inc is a Delaware corporation and a wholly owned subsidiary of Parent that will function as the merger subsidiary in the Merger. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement and it has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities in connection with Parent’s acquisition of ORBCOMM. Upon completion of the Merger, Merger Sub will merge with and into ORBCOMM and Merger Sub will cease to exist.

Merger Sub’s principal executive offices are located at 188 The Embarcadero, Suite 700, San Francisco, CA 94105 and its telephone number is 1-415-688-4800.

THE SPECIAL MEETING

We are furnishing this proxy statement to the Company’s shareholders as part of the solicitation of proxies by the ORBCOMM Board for use at the special meeting or any adjournment or postponement thereof. This proxy statement provides the Company’s shareholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.

Date and Time of and Virtual Access to Special Meeting

This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by the ORBCOMM Board for use at the special meeting to be held virtually, on [            ], at [            ] Eastern Time, or at any adjournment or postponement thereof.

For information regarding attending the special meeting, see “The Special Meeting — Voting; Proxies; Revocation — Attendance.”

Purposes of the Special Meeting

At the special meeting, ORBCOMM shareholders will be asked to consider and approve the following proposals:

•

the Merger Proposal to adopt the Agreement and Plan of Merger, dated as of April 7, 2021, by and among ORBCOMM Inc., GI DI Orion Acquisition Inc, and GI DI Orion Merger Sub Inc, as the same may be amended;

•

the Compensation Proposal, as disclosed in the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger”; and

•	the Adjournment Proposal.

Our shareholders must approve the Merger Proposal for the Merger to occur. If our shareholders fail to approve the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference herein in its entirety, and certain provisions of the Merger Agreement are described in the section of this proxy statement entitled “The Merger Agreement.”

The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to adopt the Merger Agreement and vote not to approve the Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on either ORBCOMM or Parent. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of ORBCOMM shareholders.

We do not expect that any matters other than the proposals set forth above will be brought before the special meeting.

This proxy statement and the enclosed form of proxy are first being mailed to our shareholders on or about [            ].

Record Date, Notice and Quorum

The holders of record of Company Stock as of the close of business on [            ], the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. As of the close of business on the

record date, [            ] shares of Common Stock and [            ] shares of Preferred Stock were outstanding and entitled to vote at the special meeting. The presence at the special meeting, by virtual attendance or represented by proxy, of the holders of a majority of the voting power of the Company Stock issued and outstanding and entitled to vote at the special meeting will constitute a quorum for purposes of the special meeting. Once a share is represented at the special meeting, it will be counted for purposes of determining whether a quorum is present at the special meeting. However, if a new record date is set for an adjourned special meeting, a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting.

Required Vote

Each shareholder is entitled to one vote for each share of our Common Stock and 1.66611 votes for each share of our Preferred Stock outstanding as of the close of business on the record date.

For the Company to complete the Merger, ORBCOMM shareholders holding a majority of the voting power of our Company Stock outstanding as of the close of business on the record date must vote “FOR” the Merger Proposal. An abstention with respect to the Merger Proposal, or a failure to vote your shares of Company Stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote “AGAINST” the Merger Proposal.

Approval of each of (i) the Compensation Proposal and (ii) the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of our Company Stock present by virtual attendance or represented by proxy at the special meeting and entitled to vote thereon, but is not a condition to the completion of the Merger. An abstention with respect to either proposal will have the same effect as a vote “AGAINST” these proposals. A failure to return your proxy card or otherwise vote your shares of Company Stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have no effect on these proposals, assuming a quorum is present.

Stock Ownership and Interests of Certain Persons

As of the close of business on the record date, directors and executive officers of the Company were entitled to vote [            ] shares of Common Stock, or approximately [    ]% of the shares of Common Stock issued and outstanding on that date and entitled to vote at the special meeting and [            ] shares of Preferred Stock, or approximately [    ]% of the shares of Preferred Stock issued and outstanding on that date and entitled to vote at the special meeting. The Company’s directors and executive officers have informed us that they intend to vote their shares in favor of the Merger Proposal and the other proposals to be considered at the special meeting, although they have no obligation to do so.

Voting; Proxies; Revocation

Voting by Attending the Special Meeting

Shareholders will be able to vote by virtual attendance at the special meeting by visiting www.meetingcenter.io/[            ], Password [            ]. Shareholders of record do not need to register to attend the special meeting virtually on the internet. If you are not a shareholder of record, but instead hold your shares of Company Stock in “street name” through a broker, bank or other nominee, you must register in advance to attend the special meeting virtually on the internet.

Attending the Special Meeting

The special meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. No physical meeting will be held. You will be able to attend the special meeting online and vote your shares online by visiting www.meetingcenter.io/[            ], Password [            ].

To participate in the special meeting, you will need to review the information included on your Notice of Special Meeting, on your proxy card or on the instructions that accompanied your proxy materials and use your meeting access control number. The password for the meeting is [            ].

If you hold your shares through an intermediary, such as a brokerage firm, bank, broker-dealer or other similar organization or nominee, you must register in advance using the instructions below.

The online meeting will begin promptly at [            ], Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Registering to Attend the Special Meeting

Registered Shareholders

If you are a registered shareholder (i.e., you hold your ORBCOMM shares through our transfer agent, Computershare), you do not need to register to attend the special meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

Beneficial Shareholders Holding Through Intermediaries

If you hold your ORBCOMM shares in “street name” (that is, held through a brokerage firm, bank, broker-dealer or other similar organization or nominee), you must register in advance to attend the special meeting virtually on the Internet. To register to attend the special meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your ORBCOMM holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on [            ].

After receipt of your registration materials by Computershare, you will receive a confirmation of your registration, together with a control number required to log in, by email from Computershare. Please note that for shareholders that hold their shares through an intermediary the control number to attend the Special Meeting is separate and different from the control number included in the proxy card shareholders receive from their intermediary for purposes of providing voting instructions to their proxy.

Requests for registration should be directed to the following:

By email

You should forward the email with the legal proxy from your broker, or attach an image of your legal proxy to an email sent, to legalproxy@computershare.com.

By mail

Computershare

ORBCOMM INC. Legal Proxy

P.O. Box 505008

Louisville, KY 40202

Providing Voting Instructions by Proxy

To ensure that your shares of Company Stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting virtually.

Shares of Company Stock Held by Record Holder

If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address specified on the enclosed proxy card. Your shares of Company Stock will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the special meeting, your shares of Company Stock will be voted in the manner directed by you on your proxy card.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the Merger Proposal, Compensation Proposal and the Adjournment Proposal. If you fail to return your proxy card or vote by telephone or via the Internet, and you are a holder of record on the record date, unless you attend the special meeting and vote virtually, your shares of Company Stock will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, which will have the same effect as a vote “AGAINST” the Merger Proposal and, assuming a quorum is present, will have no effect on the Compensation Proposal, or Adjournment Proposal.

Shares of Company Stock Held in “Street Name”

If your shares of Company Stock are held by a broker, bank or other nominee on your behalf in “street name,” your broker, bank or other nominee will send you instructions as to how to provide voting instructions for your shares. Many brokerage firms and banks have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form.

In accordance with applicable stock exchange rules, brokers, banks and other nominees that hold shares of Company Stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to (i) the Merger Proposal, (ii) the Compensation Proposal, or (iii) the Adjournment Proposal. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they cannot vote such shares with respect to these proposals. Therefore, unless you attend the special meeting virtually with a properly executed legal proxy from your broker, bank or other nominee, your failure to provide instructions to your broker, bank or other nominee will result in your shares of Company Stock not being present at the meeting and not being voted on any of the proposals. As a result, a failure to vote your shares of Company Stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf) will have the same effect as a vote “AGAINST” the Merger Proposal, but it will have no effect on the other proposals, assuming a quorum is present.

Revocation of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it before it is voted. If you are a stockholder of record, you may revoke your proxy before the vote is taken at the special meeting by:

•

submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above at any time up to 5:00 p.m. Eastern Time on [            ], or by completing, signing, dating and returning a new proxy card by mail to the Company;

•	virtually attending and voting at the special meeting; or

•	delivering a written notice of revocation by mail to the Company, in care of the Secretary, at ORBCOMM Inc., 395 W. Passaic Street, Rochelle Park, New Jersey 07662.

Please note, however, that only your last-dated proxy will count. Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the special meeting.

If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions. If you hold your shares in “street name,” you may also revoke a prior proxy by voting virtually at the special meeting if you obtain a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote virtually at the special meeting.

Abstentions

An abstention occurs when a stockholder attends the special meeting, either virtually or represented by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of Company Stock present or represented at the special meeting for purposes of determining whether a quorum has been achieved.

Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal, a vote “AGAINST” the Compensation Proposal and a vote “AGAINST” the Adjournment Proposal.

Solicitation of Proxies

The ORBCOMM Board is soliciting your proxy, and we will bear the cost of soliciting proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Company Stock. The Company has retained Morrow Sodali, a proxy solicitation firm, to assist the ORBCOMM Board in the solicitation of proxies for the special meeting, and we expect to pay Morrow Sodali approximately $20,000, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, email, telephone, or via the Internet by Morrow Sodali or, without additional compensation, by certain of ORBCOMM’s directors, officers and employees.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed if necessary or appropriate, including to solicit additional proxies, if there are insufficient votes at the time of the special meeting to approve the Merger Proposal or in the absence of a quorum.

Subject to certain limitations in the Merger Agreement, the Company may postpone or adjourn to a later date the special meeting (i) with the written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) for the absence of a quorum, (iii) to allow reasonable additional time to solicit additional proxies if the Company has not received proxies representing a sufficient number of shares of Common Stock to adopt the Merger Agreement, whether or not a quorum is present, (iv) if required by applicable law or (v) to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure; provided, further, that in no event shall the special meeting be postponed or adjourned beyond a date that is more than thirty (30) days after the date on which the special meeting was originally scheduled without the prior written consent of Parent.

Other Information

You should not return your stock certificates or send in other documents evidencing ownership of Company Stock with the proxy card. If the Merger is completed and your shares of Company Stock are evidenced by stock certificates, the paying agent for the Merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of Company Stock evidenced by stock certificates for the Merger Consideration (without interest and subject to any required tax withholding).

THE MERGER

The description of the Merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety.

Certain Effects of the Merger

Pursuant to the terms of the Merger Agreement, if the Merger Proposal is approved by the Company’s shareholders and the other conditions to the closing of the Merger are satisfied or waived, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent.

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, each share of Common Stock and Preferred Stock issued and outstanding immediately before the Effective Time (excluding (i) shares held by the Company as treasury stock or held by Parent or Merger Sub or any entity of which Parent is a subsidiary (such shares, “Cancelled Shares”), (ii) shares held by any wholly owned subsidiary of the Company or wholly owned subsidiary of Parent (other than Merger Sub) (the “Converted Shares”) and (iii) shares held by shareholders of the Company who have not voted in favor of the adoption of the Merger Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL (the “Dissenting Shares”)) will be converted into the right to receive (x) $11.50 per share of Common Stock and (y) for each share of Preferred Stock, an amount equal to the sum of (1) the product of (x) the Common Stock Merger Consideration multiplied by (y) 1.66611, plus (2) an amount equal to (x) the number of shares of Preferred Stock issuable in respect of any accrued and unpaid dividends thereon as of the Effective Time, multiplied by (y) the Common Stock Merger Consideration multiplied by (z) 1.66611, in each case in cash, without interest and subject to any required tax withholding.

The Common Stock is currently registered under the Exchange Act and is listed on the NASDAQ under the symbol “ORBC.” Upon completion of the Merger, the Company will cease to be a publicly traded company and will be an indirect, wholly owned subsidiary of Parent. Following the completion of the Merger, the Common Stock will be delisted from the NASDAQ and deregistered under the Exchange Act, following which the Company will no longer be required to file periodic reports with the SEC with respect to its Common Stock in accordance with applicable law, rules and regulations. The Company will therefore become a privately held company, indirectly wholly owned by Parent.

Background of the Merger

The ORBCOMM Board and management of the Company regularly review and discuss the Company’s strategic business plan and evaluate potential strategic and financial opportunities to strengthen the Company’s business and enhance stockholder value. By 2020, the Company had completed its integration of a number of acquisitions, and the ORBCOMM Board and Company management were focused on the next step of the Company’s evolution, which it believed required growth and increased scale.

The ORBCOMM Board believed that one way to achieve its objectives might be through a partnership with a financial sponsor that could bring relevant industry experience and a growth-oriented investment philosophy. Accordingly, during the spring and summer of 2020, with the assistance of Raymond James & Associates, Inc. (“Raymond James”) serving as the Company’s financial advisor, ORBCOMM contacted eight private equity firms to assess their interest in a potential strategic transaction. (GI Partners was not one of the firms contacted.)

Of the eight parties contacted, seven had introductory meetings with management, and five entered into customary nondisclosure agreements with the Company. One of these parties expressed interest in a potential Private Investment in Public Equity (“PIPE”) transaction; another verbally inquired into whether the Company would have interest in a potential acquisition of the Company at a price in the range of $5.00 per share of Common Stock, payable in cash. The Company declined to pursue either proposal, among other reasons because it did not believe that either would result in a transaction that was in the best interest of its stockholders in light of the prevailing economic environment at the time.

At the same time, at the ORBCOMM Board’s direction, the Company’s management team developed a multi-year business plan focused on driving long-term organic growth. In the fall of 2020, Company management prepared a five-year strategic business plan for the Company that included certain nonpublic, internal financial analyses, estimates and forecasts relating to the Company, which was reviewed by the ORBCOMM Board in October 2020. Company management also prepared the fiscal year 2021 budget, which was approved by the ORBCOMM Board in December 2020. The Five-Year Plan (as defined below under the caption “— Certain ORBCOMM Unaudited Prospective Financial Information”) was subsequently updated by Company management in February 2021 in connection with the transaction. For a discussion of the Five-Year Plan, including related updates thereto, and the related Company Extrapolations (as defined below under the caption “— Certain ORBCOMM Unaudited Prospective Financial Information”) please see below under the caption “— Certain ORBCOMM Unaudited Prospective Financial Information”.

On December 4, 2020, PJT Partners LP (“PJT Partners”) introduced representatives of GI Partners and members of Company management to each other via email. PJT Partners provided the introduction because it was aware, through previous discussions with GI Partners, that GI Partners’ Data Infrastructure team had specific interest in the IoT, enterprise awareness and fleet telematics industries, and ORBCOMM had expressed a willingness to meet with relevant financial sponsors. Representatives of GI Partners and Company management held an initial call on December 11, 2020, to introduce members of the respective teams and discuss the Company’s business and operations at a high level based on publicly available information, as well as GI Partners’ experience and potential interest.

On December 18, 2020, GI Partners signed a non-disclosure agreement with the Company (the “GI NDA”), which contained customary provisions relating to the provision of nonpublic information to GI Partners in connection with GI Partners’ preliminary due diligence and evaluation of a potential transaction with the Company, as well as customary standstill restrictions. Following execution of the GI NDA, during January 2020, ORBCOMM provided representatives of GI Partners with certain business and financial information concerning the Company.

On January 5, 2021, representatives of GI Partners and Company management met via videoconference for an initial due diligence meeting, during which members of Company management provided an overview of the Company’s operations, strategy and financial position. Following this discussion, Mr. M. Eisenberg consulted with each of the members of the ORBCOMM Board and they determined to engage in further exploratory conversations with GI Partners. During the next several weeks, representatives of GI Partners and Company management met periodically via videoconference to discuss various aspects of GI Partners’ due diligence review of the Company, including its operations, product portfolio and roadmap, business unit and customer trends, unit economics, cost structure, financial forecast and growth strategy.

On February 4, 2021, GI Partners submitted a non-binding letter of intent (“LOI”) to ORBCOMM containing a proposal to acquire the Company at a price of $10.50 per share of Common Stock, payable in cash. The LOI also proposed a 30-day exclusivity period (subject to an automatic 15-day extension if the parties were continuing to work together in good faith) for completion of due diligence, to obtain financing commitments and for negotiation and finalization of definitive documentation. The LOI stated that GI Partners’ proposal would expire on February 10, 2021. Company management provided the ORBCOMM Board with a copy of the LOI promptly upon receipt and called a special meeting of the ORBCOMM Board to discuss the proposal. Later that day, PJT Partners provided to the ORBCOMM Board a letter that described PJT Partners’ prior relationships with GI Partners, which are summarized in the section of this proxy statement entitled “— Opinion of PJT Partners LP — General”.

On February 6, 2021, the ORBCOMM Board held a special meeting via videoconference, with representatives of Milbank LLP (“Milbank”), the Company’s legal advisor, and PJT Partners, each in attendance by invitation of the ORBCOMM Board. At the meeting, representatives of PJT Partners and Company management provided the ORBCOMM Board with an overview of GI Partners, the diligence process that GI Partners had conducted to date, and the terms of the proposed transaction as set forth in the LOI. Milbank also provided the ORBCOMM Board with an overview of its fiduciary duties in connection with its evaluation of strategic alternatives. Following PJT Partners’ presentation, the ORBCOMM Board excused PJT Partners and discussed the process for evaluating and selecting a financial advisor to advise the Company with respect to the LOI and potential strategic alternatives. The ORBCOMM Board determined to interview multiple firms, including PJT Partners, prior to selecting a financial advisor.

On February 11, 2021, the ORBCOMM Board interviewed multiple potential financial advisors via videoconference, including PJT Partners and Raymond James. At a special meeting of the ORBCOMM Board held via videoconference following the interviews, with Milbank in attendance, the ORBCOMM Board resolved to engage PJT Partners as its non-exclusive financial advisor in connection with its evaluation of the LOI as well as other potential strategic alternatives. ORBCOMM and PJT Partners executed an engagement letter on February 15, 2021.

On February 17, 2021, the ORBCOMM Board held a special meeting via videoconference, with representatives from Milbank and PJT Partners in attendance, to discuss the process and basis for the ORBCOMM Board’s evaluation of the LOI and to review and discuss other strategic alternatives available to the Company. The ORBCOMM Board and PJT Partners discussed the Five-Year Plan (as defined in the section of this proxy statement entitled “The Merger — Certain ORBCOMM Unaudited Prospective Financial Information), and the updates thereto provided by Company management. PJT Partners described for the ORBCOMM Board the financial analyses that PJT Partners would undertake in its evaluation of the LOI. The ORBCOMM Board agreed that the Five-Year Plan, as updated to date, was appropriate for PJT Partners to use as a basis for its financial analyses and adjourned to permit PJT Partners to conduct its preliminary financial analyses.

The ORBCOMM Board reconvened on February 19, 2021, again with representatives from Milbank and PJT Partners in attendance. PJT Partners presented its preliminary financial analyses to the ORBCOMM Board regarding the proposed price of $10.50 per share of Common Stock contained in the LOI. Representatives from PJT Partners and Milbank also discussed with the ORBCOMM Board several procedural options for evaluating a potential acquisition, including a comparison of the relative benefits and drawbacks of an auction process compared to a post-signing “go-shop” process. Representatives from PJT Partners and the ORBCOMM Board discussed that, in light of the Company’s earlier discussions with other parties described above, an auction process likely would not offer a meaningfully better chance of receiving a competing bid than a post-signing go-shop process, and conversely that continuing negotiations with GI Partners likely would provide the Company with greater certainty, and greater likelihood of engagement by GI Partners, than it would have in an auction process. Following this discussion, the ORBCOMM Board instructed PJT Partners to convey to GI Partners that the ORBCOMM Board did not believe that a price of $10.50 per share of Common Stock represented the full value of the Company, but that it invited GI Partners to submit a revised LOI at a higher price, noting that a post-signing go-shop period would be a necessary term of any definitive transaction agreement. Representatives of PJT Partners communicated this message to representatives of GI Partners and its financial advisor, Evercore Partners (“Evercore”) promptly following the meeting.

Following telephonic and email discussions between representatives of GI Partners and PJT Partners regarding the ORBCOMM Board’s response to the initial LOI, as well as the Company’s reported fourth quarter 2020 and annual 2020 earnings results, GI Partners submitted a revised letter of intent to Company management on February 25, 2021 (the “Revised LOI”). The terms of the transaction contemplated by the Revised LOI included a proposal to acquire the Company at a price of $11.00 per share of Common Stock, payable in cash, and a go-shop period of 20 days following signing of the merger agreement. In the Revised LOI, GI Partners again requested a 30-day exclusivity period, with an automatic 15-day extension if the parties were continuing to work together in good faith toward completion of the transaction.

On February 27, 2021, the ORBCOMM Board held a special meeting via videoconference, with representatives from Milbank and PJT Partners in attendance. At the meeting, PJT Partners discussed with the ORBCOMM Board the terms of the Revised LOI, and in particular the proposed price of $11.00 per share of Common Stock, based on a range of preliminary financial analyses. Following a discussion of potential alternatives in response to the Revised LOI, the ORBCOMM Board resolved to temporarily adjourn the meeting to permit the directors additional time to consider the Revised LOI and potential alternatives.

The ORBCOMM Board reconvened on February 28, 2021, and representatives from PJT Partners again presented preliminary financial analyses of GI Partners’ proposal set forth in the Revised LOI. Representatives from Milbank discussed with the ORBCOMM Board the exclusivity terms in the Revised LOI and potential terms of a counterproposal, including a restriction on GI Partners’ ability to engage financing sources on an exclusive basis. Representatives from Milbank also discussed with the ORBCOMM Board the terms of a go-shop provision that could be included in a potential counterproposal. Following this discussion, the ORBCOMM Board authorized PJT Partners to make a counterproposal on behalf of the Company to GI Partners, reflecting, among other things, a price of $12.25 per share of Common Stock, payable in cash, agreement on a 30-day exclusivity period subject to a prohibition on engaging financing sources on an exclusive basis, a go-shop period of 45 days, and a two-tiered break-up fee of 1.25% of aggregate equity value in connection with termination of the merger agreement in response to a superior bid resulting from the go-shop process and 2.75% of aggregate equity value if a termination fee was otherwise payable. The ORBCOMM Board then adjourned the meeting pending GI Partners’ response to the Company’s counterproposal.

PJT Partners communicated the terms of the Company’s counterproposal to representatives of GI Partners and Evercore on February 28, 2021 promptly following the meeting. Later that day, GI Partners informed PJT Partners that it had held an investment committee meeting to discuss the Company’s counterproposal and, following that meeting, was authorized to revise the terms of its proposal to include, among other things, a price of $11.25 per share of Common Stock, payable in cash, a 30-day go-shop period, and a two-tiered break-up fee of 2% of aggregate equity value in connection with termination in response to a superior bid resulting from the go-shop process and 4% of aggregate equity value if a termination fee was otherwise payable. PJT Partners promptly communicated the same to Company management, who informed the ORBCOMM Board and reconvened the special meeting.

On March 1, 2021, the ORBCOMM Board reconvened the special meeting to discuss GI Partners’ February 28th proposal, again with representatives from PJT Partners and Milbank present. Following discussion of GI Partners’ revised proposal, and in light of prior discussions regarding PJT Partners’ preliminary financial analyses, the ORBCOMM Board directed PJT Partners to communicate a counterproposal to GI Partners, reflecting a price of $11.75 per share of Common Stock, payable in cash, a go-shop period of 35 days, and a two-tiered break-up fee of 1.75% of aggregate equity value in connection with termination of the merger agreement in response to a superior bid resulting from the go-shop process and 3.5% of aggregate equity value if a termination fee was otherwise payable. The ORBCOMM Board further resolved to authorize the Company to execute a 30-day exclusivity agreement with GI Partners on terms previously discussed if GI Partners agreed to a price of at least $11.50 per share of Common Stock, payable in cash. PJT Partners communicated the terms of the Company’s counterproposal to representatives of GI Partners and Evercore promptly following the meeting.

Following this communication, representatives from PJT Partners, in consultation with Milbank and Company management, engaged in further discussion with representatives of GI Partners and Evercore regarding the proposed transaction terms. On March 3, 2021, GI Partners updated its revised proposal to include a price of $11.50 per share of Common Stock, payable in cash, and a 30-day go-shop period, and agreed to ORBCOMM’s counterproposal regarding a two-tiered break-up fee of 1.75% and 3.5% of aggregate equity value. Following agreement on these key terms, the parties executed an exclusivity agreement.

Later on March 3, 2021, following execution of the exclusivity agreement, representatives from GI Partners, Company management and PJT Partners met telephonically to discuss the remaining due diligence to be completed by GI Partners in connection with its evaluation of the transaction. Over the course of the following weeks, representatives from the Company, Milbank and PJT Partners coordinated to respond to due diligence requests by posting relevant documentation to the virtual data room and by meeting telephonically with representatives of GI Partners and its advisors, including in connection with the preparation and finalization of the disclosure schedules delivered by the Company in connection with its representations and warranties in the Merger Agreement.

During this period, in anticipation of the post-signing go-shop process, the ORBCOMM Board determined it would be advisable to also engage Raymond James as its nonexclusive financial advisor to allow the Company to engage with a broader range of potential bidders during the go-shop period and also in light of Raymond James’ familiarity with the Company and its operations due to its previous engagements with the Company. Accordingly, ORBCOMM and Raymond James executed an engagement letter on March 9, 2021, following which Raymond James and PJT Partners began to coordinate regarding the go-shop process and the plan for related third party outreach.

On March 15, 2021, Milbank received an initial draft of the merger agreement from Simpson Thacher & Bartlett LLP (“Simpson Thacher”), counsel to GI Partners that, among other things, proposed a “reverse” termination fee equal to 4% of aggregate equity value, which would be payable by GI Partners if the conditions to GI Partners’ obligation to close under the merger agreement were satisfied but it failed to close. Milbank discussed the draft merger agreement with Company management over the course of the following days and, following discussion, sent a revised draft of the merger agreement to Simpson Thacher on March 22, 2021. Milbank’s revised draft included, among other things, a reverse termination fee of 7% of aggregate equity value, and limitations on the circumstances in which the Company would be required to pay a termination fee and/or reimburse GI Partners’ expenses.

On March 17 and March 18, 2021, members of Company management, including Mr. M. Eisenberg, met with representatives of GI Partners to discuss various matters related to the transaction and GI Partners’ ongoing diligence review of the Company, its operations, and strategy and plans for future growth. During these discussions, on March 18, 2021, representatives from GI Partners expressed to Mr. M. Eisenberg a desire to engage in a discussion regarding a potential go-forward role for Mr. M. Eisenberg following consummation of the Merger and a potential rollover of a portion of his equity in connection therewith. Mr. M. Eisenberg informed the representatives from GI Partners that he would inform the ORBCOMM Board of this request.

On March 23, 2021, the ORBCOMM Board held a special meeting via videoconference to receive an update from Company management and representatives from PJT Partners, Raymond James and Milbank regarding the status of the due diligence process and the negotiation of the definitive documentation for the transaction. At the meeting, representatives from Milbank provided the ORBCOMM Board with an overview of certain key issues in the merger agreement. The ORBCOMM Board and Company management also discussed GI Partners’ request for a 7-day extension of the exclusivity period in order to complete confirmatory due diligence as well as finalize financing commitments and other definitive documentation. The ORBCOMM Board agreed to authorize a 5-day extension through April 7, 2021. PJT Partners and Raymond James also discussed a proposed strategy and process for the go-shop period, including a preliminary list of specific parties that would be the subject of outreach.

Messrs. M. Eisenberg and J. Eisenberg and the representatives present from PJT Partners and Raymond James then left the meeting, and the remaining directors and representatives from Milbank engaged in a discussion regarding strategic and other considerations of the timing of discussions between Mr. M. Eisenberg and GI Partners and, following this consideration, requested that Milbank communicate to Simpson Thacher that the ORBCOMM Board had determined it advisable to receive further feedback on the revised draft of the merger agreement, including the amount of the reverse termination fee, before authorizing Mr. M. Eisenberg to engage in discussions regarding the potential terms of any rollover equity or other terms of continued employment. Representatives from Milbank communicated this position to Simpson Thacher promptly following the meeting.

On March 25, 2021, the parties executed an amendment to the exclusivity agreement that extended the exclusivity period to April 7, 2021. Also on March 25, 2021, Mr. M. Eisenberg presented to GI Partners’ Investment Committee regarding the Company’s business, strategic priorities, growth initiatives and future opportunities. That same day, Mr. C. Le Brun, Executive Vice President and Chief Legal and Human Resources Officer of the Company, and Mr. C. Milcos, Executive Vice President and Chief Financial Officer of the Company, met in person with representatives from GI Partners to discuss matters related to GI Partners’ ongoing diligence review of the Company and the Company’s strategy and plans for future growth.

On March 26, 2021, Simpson Thacher sent Milbank a revised draft of the merger agreement, which included a proposed reverse termination fee of 5% of aggregate equity value and revised proposals on the circumstances in which the Company termination fee and/or reimbursement of GI Partners’ expenses would be required. Also on March 26, 2021, representatives from Simpson Thacher informed Milbank during a telephonic discussion of the transaction that GI Partners would not seek to reach a binding agreement or non-binding understanding with Mr. M. Eisenberg prior to signing the definitive transaction documentation. As a result, although GI Partners presented Mr. M. Eisenberg with a preliminary proposal regarding the terms of his continued employment post-closing on April 5, 2021, Mr. M. Eisenberg did not respond to this proposal, and no understanding was reached between Mr. M. Eisenberg and GI Partners prior to signing of the merger agreement and other definitive documents.

Milbank discussed the draft of the merger agreement with Company management over the course of the following days and, following discussion, sent a revised draft of the merger agreement to Simpson Thacher on March 31, 2021. Milbank’s revised draft included, among other things, a reverse termination fee of 6% of aggregate equity value, and limitations on the situations in which the Company would be required to pay a termination fee and/or reimburse GI Partner expenses. Also on March 31, 2021, Simpson Thacher sent Milbank drafts of the debt commitment letter, equity commitment letter, and limited guaranty of Parent’s obligation to pay the reverse termination fee.

Over the course of the following week, representatives from Milbank engaged in ongoing discussions with representatives of Simpson Thacher and exchanged multiple drafts of the merger agreement (including the Company’s related disclosure schedules), financing commitment letters and limited guaranty, and continued the negotiations of key terms contained therein, including those related to the amount of the reverse termination fee, the Company termination fee triggers, provisions related to the go-shop period, and the parties’ respective obligation to seek and obtain regulatory approvals for the transaction. In addition, representatives from Milbank, PJT Partners and Company management continued the discussions regarding the terms of the equity and debt financing to be obtained by GI Partners in connection with the transaction, and in particular sought to confirm that the amount of the equity and debt financing would be sufficient in the aggregate to pay the aggregate Merger Consideration, all fees and expenses payable by Parent, Merger Sub or the Company in connection with the transaction, and to repay or refinance the Company’s existing indebtedness.

Following these negotiations, on April 7, 2021, the ORBCOMM Board met via videoconference, with members of Company management and representatives from Milbank, PJT Partners and Raymond James in attendance. Representatives of Milbank again provided an overview of the ORBCOMM Board’s fiduciary duties and the status of negotiations, noting that the copies of the merger agreement and the other definitive documentation that had been provided to the ORBCOMM Board for review prior to the meeting were in substantially final form. At the request of the ORBCOMM Board, the representatives of PJT Partners reviewed its financial analyses in connection with the proposed Merger, following which, at the request of the ORBCOMM Board, representatives of PJT Partners then rendered its oral opinion to the ORBCOMM Board (which was subsequently confirmed in writing) that, as of the date thereof and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by PJT Partners in connection with its opinion (which are stated in its written opinion), the Common Stock Merger Consideration to be received by the holders of Common Stock of the Company in the Merger was fair to such holders from a financial point of view. The full text of PJT Partners’ written opinion, which describes, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion, is attached as Annex B. After discussion, the ORBCOMM Board unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, were advisable, fair to and in the best interests of the Company and the stockholders of the Company, and approved the Merger Agreement, the execution and delivery thereof and the performance by the Company of the transactions contemplated thereby, including the Merger.

Following the meeting, the parties executed the Merger Agreement and other definitive documentation in the evening of April 7, 2021, and GI Partners delivered to ORBCOMM executed copies of the Equity Commitment Letter, Debt Commitment Letter and Limited Guaranty. The parties issued a press release announcing the transaction prior to market open on April 8, 2021.

On April 8, 2021, following announcement of the transaction, representatives from PJT Partners and Raymond James initiated outreach to the list of parties previously discussed with the ORBCOMM Board and Company management in connection with the go-shop process.

During the go-shop period, PJT Partners and Raymond James affirmatively contacted 57 potential strategic and financial counterparties and received additional unsolicited inbound inquiries from two additional parties. Over the course of the next four weeks, nine parties executed non-disclosure agreements with the Company on substantially similar terms as the nondisclosure agreement between the Company and GI Partners and were provided information via a virtual data room, and Company management met with four of these parties in-person, telephonically, or via videoconference. None of the Company’s discussions with interested parties resulted in the submission of an Acquisition Proposal.

Reasons for the Merger; Recommendation of the ORBCOMM Board

The ORBCOMM Board evaluated, with the assistance of its legal and financial advisors, the Merger Agreement and the transactions contemplated thereby, including the Merger, and, on April 7, 2021, determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of the Company and the stockholders of the Company, approved the Merger Agreement and the execution and delivery thereof and performance of the transactions contemplated thereby, including the Merger, and determined to recommend to the ORBCOMM stockholders that they vote “FOR” the Merger Proposal.

In the course of making its unanimous determination to approve the Merger and to recommend that ORBCOMM stockholders vote “FOR” the Merger Proposal, the ORBCOMM Board considered the following positive factors (which are not necessarily in order of relative importance) relating to the Merger Agreement and the transactions contemplated thereby, including the Merger, each of which the ORBCOMM Board believed supported its decision:

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the current and historical market prices of the shares of Common Stock, including the market performance of the shares of Common Stock relative to those of other participants in the Company’s industry and general market indices, and the fact that the Merger Consideration of $11.50 per share represented a premium of approximately 52% to the closing price on the last trading day before the Merger Agreement was executed, and a premium of approximately 50% over the 90-day volume-weighted average share price (calculated using trading days) of Common Stock prior to the last trading day before the Merger Agreement was executed;

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the ORBCOMM Board’s understanding of the Company’s business, assets, financial condition and results of operations, its competitive position and historical and projected financial performance (including as reflected in the Company Projections (as defined in the section of this proxy statement entitled “The Merger — Certain ORBCOMM Unaudited Prospective Financial Information)), and the nature of the industry and regulatory environment in which the Company competes, and the prospects for substantially increasing stockholder value as a stand-alone company in excess of the Merger Consideration, given the risks and uncertainties in the Company Projections, the industry in which the Company operates, and general market conditions and trends (including the ongoing effects of COVID-19);

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the belief of the ORBCOMM Board that the Common Stock Merger Consideration represents the highest price per share of Common Stock that Parent was willing to pay and that the terms of the Merger Agreement include the most favorable terms to the Company, in the aggregate, to which Parent was willing to agree;

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the belief of the ORBCOMM Board that Parent was willing to pay the Common Stock Merger Consideration only if the Company agreed to the pre-signing exclusivity period, that in light of the Company’s previous discussions, the Company was unlikely to have a meaningfully better chance of receiving a competing bid during a pre-signing auction process than through a post-signing go-shop process, and that if the ORBCOMM Board had insisted on a pre-signing auction process or other pre-signing market check, GI Partners may have withdrawn its offer;

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the belief of the ORBCOMM Board that the $16.5 million termination fee payable in respect of a termination to enter into a transaction with an Excluded Party in connection with the go-shop period was reasonable under the circumstances and would not deter potentially interested parties from making a competing bid during the go-shop period;

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the oral opinion of PJT Partners rendered to the ORBCOMM Board on April 7, 2021, which was subsequently confirmed by delivery of a written opinion dated April 7, 2021, to the effect that, as of the date of such opinion, and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered, and conditions, qualifications, limitations and other matters set forth therein, the Common Stock Merger Consideration to be received by the holders of Common Stock of the Company in the Merger was fair to such holders from a financial point of view, as more fully described in the section entitled “ — Opinion of PJT Partners LP”;

•	the terms and conditions of the Merger Agreement and the other transaction documents, including:

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during the go-shop period, the Company was permitted to initiate, solicit or knowingly facilitate or knowingly encourage any inquiries, discussions or requests with respect to or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal, and could ultimately terminate the Merger Agreement to accept a Superior Proposal as long as the

Company complied with certain procedures in the Merger Agreement, as described under the section of this proxy statement entitled “The Merger Agreement — Company Takeover Proposal; Non-Solicitation”;

•	the requirement that the Merger Agreement be adopted by the holders of a majority of the voting power of the outstanding shares of Common Stock and Preferred Stock entitled to vote thereon;

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the fact that the Company has sufficient operating flexibility to conduct its business in the ordinary course prior to the consummation of the Merger, including with respect to its 2021 planned capital expenditures and to actions contemplated by its agreement with Inmarsat;

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the provision of the Merger Agreement allowing the ORBCOMM Board to withdraw or change its recommendation of the Merger Agreement and to terminate the Merger Agreement in certain circumstances relating to the presence of a Superior Proposal (or to effect a Change of Recommendation in response to an Intervening Event), subject to a termination fee of $32.9 million (or $16.5 million to enter into a transaction providing for a Superior Proposal with an Excluded Party);

•	the absence of a financing condition in the Merger Agreement;

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that Parent had obtained committed debt financing for the transaction from reputable financial institutions and committed equity financing for the transaction from certain related entities of GI Partners that together provide financing in an amount sufficient to pay the aggregate Merger Consideration upon the consummation of the Merger, all fees and expenses payable by Parent, Merger Sub or the Company in connection with the transaction, and to repay or refinance the Company’s existing indebtedness;

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the Company’s ability, under circumstances specified in the Merger Agreement, to specifically enforce Parent’s obligation to enforce the equity financing commitments and to cause Parent to cause the Equity Investors to fund their respective contributions as contemplated by the Merger Agreement and the Equity Commitment Letter; and

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the requirement that, in the event of a failure of the Merger to be consummated under certain circumstances, Parent will pay the Company a termination fee of $51.8 million, and the guaranty of such obligation by related parties of GI Partners pursuant to the Limited Guaranty, as more fully described under the section of this proxy statement entitled “ — Termination Fee Limited Guaranty” and “The Merger Agreement — Parent Termination Fees”;

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the availability of appraisal rights under Delaware law to holders of shares of Company Stock who do not vote in favor of the adoption of the Merger Agreement and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have a Delaware court determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the Merger Agreement; and

•

the ORBCOMM Board’s view that the terms of the Merger Agreement would be unlikely to deter interested third parties from making a Superior Proposal, including the Merger Agreement’s terms and conditions as they relate to changes in the recommendation of the ORBCOMM Board and the payment by the Company of $16.5 million in connection with the termination of the Merger Agreement under certain circumstances (see the sections of this proxy statement entitled “The Merger Agreement — Company Takeover Proposal; Non-Solicitation”).

In addition, the ORBCOMM Board also weighed the foregoing advantages and benefits against a variety of risks and other potentially negative factors (which are not necessarily in order of relative importance), including the following:

•

the fact that the Company’s stockholders generally will have no ongoing equity participation in the Company following the Merger, and that such stockholders will cease to participate in the Company’s future earnings or growth, if any, or to benefit from increases, if any, in the value of shares of Common Stock, and will not participate in any potential future sale of the Company to a third party;

•

the possibility that Parent could, at a later date, engage in unspecified transactions with respect to the Company including restructuring efforts, special dividends or the sale of some or all of the Company or its assets to one or more purchasers that could conceivably produce a higher aggregate value than that available to the Company’s stockholders in the Merger;

•	the risk of incurring substantial expenses related to the Merger, including in connection with any litigation that may result from the announcement or pendency of the Merger;

•

the risk that there can be no assurance that all conditions to the parties’ obligations to complete the Merger will be satisfied, and as a result, it is possible that the Merger may not be completed even if the Merger Agreement is adopted by the Company’s stockholders;

•	the risk that certain regulatory approvals required to consummate the Merger, including approval from CFIUS, the FCC, and other specified foreign regulatory entities, may not be obtained;

•

the risk that the debt financing contemplated by the Debt Commitment Letter or the equity financing contemplated by the Equity Commitment Letter will not be obtained, resulting in Parent not having sufficient funds to complete the transaction;

•

the Merger Agreement’s restrictions on the conduct of the Company’s business prior to the completion of the Merger, generally requiring the Company to conduct its business only in the ordinary course, subject to specific limitations, which may delay or prevent the Company from pursuing otherwise attractive business opportunities and taking other actions with respect to its business that the Company may consider advantageous pending completion of the Merger;

•	the fact that the receipt of cash in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes;

•

the fact that certain of the Company’s directors and executive officers may have interests in the Merger that may be different from, or in addition to, those of the Company’s stockholders, as further described in the section of this proxy statement entitled “— Interests of the Company’s Directors and Executive Officers in the Merger”;

•

the fact that Parent is required to pay the Company a termination fee only if certain conditions are met, as further described in the section of this proxy statement entitled “The Merger Agreement — Parent Termination Fee”;

•

the requirement that the Company pay Parent a termination fee, under certain circumstances following termination of the Merger Agreement of $32.9 million, as further described in the section of this proxy statement entitled “The Merger Agreement — Company Termination Fee” , including a reduced fee of $16.5 million if the ORBCOMM Board terminates the Merger Agreement to enter into a transaction providing for a Superior Proposal with an Excluded Party; and

•

the fact that the announcement of the Merger Agreement and pendency of the Merger, or the failure to complete the Merger, may cause substantial harm to the Company’s relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical, sales and other personnel), vendors, customers and strategic partners and may divert management and employees’ attention away from the Company’s day-to-day business operations.

After considering the foregoing factors, the ORBCOMM Board concluded that, overall, the potentially beneficial factors relating to the Merger Agreement and the transactions contemplated thereby, including the Merger, outweighed the risks and potentially negative factors.

The foregoing discussion of the information and factors considered by the ORBCOMM Board is not exhaustive but is intended to reflect the material factors considered by the ORBCOMM Board in its consideration of the

Merger Agreement and the transactions contemplated thereby, including the Merger. In view of the complexity and the large number of factors considered, the ORBCOMM Board, individually and collectively, did not quantify or assign any relative or specific weight to the various factors. Rather, the ORBCOMM Board based its recommendation on the totality of the information presented to and considered by it. In addition, individual members of the ORBCOMM Board may have given different weights to different factors.

The foregoing discussion of the information and factors considered by the ORBCOMM Board is forward-looking in nature. This information should be read in light of the factors described under the caption “Cautionary Statement Concerning Forward-Looking Statements.”

THE ORBCOMM BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE MERGER PROPOSAL.

Opinion of PJT Partners LP

PJT Partners was retained by ORBCOMM to act as its financial advisor in connection with the Merger and, upon the ORBCOMM Board’s request, to render its fairness opinion to the ORBCOMM Board in connection therewith. ORBCOMM selected PJT Partners to act as its financial advisor based on PJT Partners’ qualifications, expertise and reputation, its knowledge of ORBCOMM’s industry and its knowledge and understanding of the business and affairs of ORBCOMM.

At a meeting of the ORBCOMM Board on April 7, 2021, PJT Partners rendered its oral opinion, subsequently confirmed in its written opinion dated April 7, 2021, to the ORBCOMM Board to the effect that, as of such date and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated in its written opinion), the Common Stock Merger Consideration to be received by the holders of Common Stock in the Merger was fair to such holders from a financial point of view.

The full text of PJT Partners’ written opinion delivered to the ORBCOMM Board, dated April 7, 2021, is attached as Annex B to this proxy statement and incorporated herein by reference. PJT Partners’ written opinion has been provided by PJT Partners at the request of the ORBCOMM Board and is subject to, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated therein). You are encouraged to read PJT Partners’ written opinion carefully and in its entirety. PJT Partners provided its opinion to the ORBCOMM Board, in its capacity as such, in connection with and for purposes of its evaluation of the Merger only, and PJT Partners’ opinion does not constitute a recommendation as to any action the ORBCOMM Board should take with respect to the Merger or how any ORBCOMM stockholder should vote or act with respect to the Merger or any other matter. The following is a summary of PJT Partners’ opinion and the methodology that PJT Partners used to render its opinion. This summary of the PJT Partners opinion contained in this proxy statement is qualified in its entirety by reference to the full text of PJT Partners’ written opinion.

In arriving at its opinion, PJT Partners, among other things:

•	reviewed certain publicly available information concerning the business, financial condition and operations of the Company;

•	reviewed certain internal information concerning the business, financial condition and operations of the Company prepared and furnished to PJT Partners by the management of the Company;

•	reviewed the Company Projections (as defined below under the caption “— Certain ORBCOMM Unaudited Prospective Financial Information”);

•

held discussions with members of senior management of the Company concerning, among other things, their evaluation of the Merger and the Company’s business, operating and regulatory environment, financial condition, prospects and strategic objectives;

•	reviewed the historical market prices and trading activity for Common Stock;

•	compared certain publicly available financial and stock market data for the Company with similar information for certain other companies that PJT Partners deemed to be relevant;

•	reviewed the publicly available financial terms of certain other business combinations that PJT Partners deemed to be relevant;

•	reviewed a draft, dated April 7, 2021, of the Merger Agreement; and

•	performed such other financial studies, analyses and investigations, and considered such other matters, as PJT Partners deemed necessary or appropriate for purposes of rendering its opinion.

In preparing its opinion, with the consent of the ORBCOMM Board, PJT Partners relied upon and assumed the accuracy and completeness of the foregoing information and all other information discussed with or reviewed by PJT Partners, without independent verification thereof. PJT Partners assumed, with the consent of the ORBCOMM Board, that the Company Projections and the assumptions underlying the Company Projections, and all other financial analyses, estimates and forecasts provided to PJT Partners by the Company’s management, have been reasonably prepared in accordance with industry practice and represent the Company management’s best then-currently available estimates and judgments as to the business and operations and future financial performance of the Company. PJT Partners assumed no responsibility for and expressed no opinion as to the Company Projections, the assumptions upon which they were based or any other financial analyses, estimates and forecasts provided to PJT Partners by the Company’s management. PJT Partners also assumed that there were no material changes in the assets, financial condition, results of operations, business or prospects of the Company since the respective dates of the last financial statements made available to PJT Partners. PJT Partners relied, with the consent of the ORBCOMM Board, on the Company management’s representations and/or projections regarding taxable income, standalone net operating loss utilization and other tax attributes of the Company. PJT Partners further relied, with the consent of the ORBCOMM Board, upon the assurances of the management of the Company that they were not aware of any facts that would make the information, including the Company Projections, provided by them inaccurate, incomplete or misleading.

PJT Partners was not asked to undertake, and did not undertake, an independent verification of any information provided to or reviewed by it, nor was it furnished with any such verification and it does not assume any responsibility or liability for the accuracy or completeness thereof. PJT Partners did not conduct a physical inspection of any of the properties or assets of the Company. PJT Partners did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of the Company, nor was it furnished with any such evaluations or appraisals, nor did it evaluate the solvency of the Company under any applicable laws.

PJT Partners also assumed, with the consent of the ORBCOMM Board, that the final executed form of the Merger Agreement would not differ in any material respects from the draft reviewed by PJT Partners and that the consummation of the Merger would be effected in accordance with the terms and conditions of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement material to PJT Partners’ analyses, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise) for the Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Company or Parent or the contemplated benefits of the Merger that would be material to PJT Partners’ analyses. PJT Partners did not express any opinion as to any tax or other consequences that might result from the Merger, nor its opinion address any legal, tax, regulatory or accounting matters, as to which PJT Partners understood that the Company obtained such advice as it deemed necessary from qualified professionals. PJT Partners is not a legal, tax or regulatory advisor and relied upon without independent verification the assessment of the Company and its legal, tax and regulatory advisors with respect to such matters.

In arriving at its opinion, PJT Partners was not asked to solicit, and did not solicit, interest from any party with respect to any sale, acquisition, business combination or other extraordinary transaction involving the Company or its assets, although PJT Partners noted that it was authorized in accordance with the Merger Agreement to do so for a prescribed period of time following the execution of the Merger Agreement. PJT Partners did not consider the relative merits of the Merger as compared to any other business plan or opportunity that might be available to the Company or the effect of any other arrangement in which the Company might engage and PJT Partners’ opinion did not address the underlying decision by the Company to engage in the Merger. PJT Partners’ opinion was limited to the fairness as of the date of the opinion, from a financial point of view, to the holders of Common Stock of the Common Stock Merger Consideration to be received by such holders in the Merger, and PJT Partners’ opinion did not address any other aspect or implication of the Merger, the Merger Agreement, or any other agreement or understanding entered into in connection with the Merger or otherwise. PJT Partners further expressed no opinion or view as to the fairness of the Merger to the holders of any other class of securities (including to the holders of Preferred Stock), creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger. PJT Partners also expressed no opinion as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons. PJT Partners’ opinion was necessarily based upon economic, market, monetary, regulatory and other conditions as they existed and could be evaluated, and the information made available to PJT Partners, as of the date of the opinion. PJT Partners expressed no opinion as to the prices or trading ranges at which the Common Stock would trade at any time.

PJT Partners’ opinion does not constitute a recommendation to any holder of Common Stock or Preferred Stock as to how any stockholder should vote or act with respect to the Merger or any other matter. PJT Partners assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. The issuance of PJT Partners’ opinion was approved by a fairness committee of PJT Partners in accordance with established procedures.

PJT Partners’ advisory services and opinion were provided to the ORBCOMM Board, in its capacity as such, in connection with and for the purposes of its evaluation of the Merger only and the opinion does not constitute a recommendation as to any action the ORBCOMM Board should take with respect to the Merger or any aspect thereof.

Summary of Financial Analyses

In connection with rendering its opinion, PJT Partners performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, PJT Partners did not ascribe a specific range of values to the shares of Common Stock but rather made its determination as to fairness, from a financial point of view, to the holders of Common Stock, of the Common Stock Merger Consideration to be received by such holders pursuant to the Merger Agreement on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

In arriving at its opinion, PJT Partners did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the Merger. Accordingly, PJT Partners believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

The following is a summary of the material financial analyses used by PJT Partners in preparing its opinion to the ORBCOMM Board. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by PJT Partners, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing its analyses, PJT Partners made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the Merger. None of the Company, the ORBCOMM Board, PJT Partners, or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which the businesses may actually be sold. The financial analyses summarized below were based on the Company Projections and other financial information prepared and furnished to PJT Partners by or on behalf of the management of the Company and approved for PJT Partners’ use by the ORBCOMM Board. The following summary does not purport to be a complete description of the financial analyses performed by PJT Partners. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed for the Company as of April 6, 2021 (which was the last trading day for the Company’s Common Stock prior to the date of PJT Partners’ opinion), and is not necessarily indicative of current or future market conditions. Calculations of implied per share equity values were rounded to the nearest $0.05. The detail underlying the fully diluted share count for the Company used below was provided by the Company’s management.

Selected Public Market Multiples Analysis

In order to assess how the public market values shares of similar publicly traded companies and to provide a range of relative implied equity values per share of Common Stock by reference to these companies, which could then be used to calculate implied per share equity value ranges, PJT Partners reviewed and compared specific financial, operating and public trading data relating to the Company with selected companies that PJT Partners deemed comparable to the Company and relevant for purposes of this analysis. The selected comparable companies were CalAmp Corp., Digi International Inc., Ituran Location and Control Ltd., MiX Telematics Ltd., PowerFleet Inc., Sierra Wireless, Inc., Telit Communications PLC and Trimble Inc.

As part of its selected public market multiples analysis, PJT Partners calculated and analyzed the following ratios and multiples: (i) total enterprise value (calculated as the equity value based on fully diluted shares of Common Stock outstanding calculated using the treasury stock method, plus debt and less cash, after giving effect to certain adjustments, such as noncontrolling interests) (“TEV”) as a multiple of 2021E Adjusted EBITDA post stock-based compensation (“SBC”) (“TEV / 2021E Adjusted EBITDA (Post-SBC)”) and (ii) TEV as a multiple of 2021E Revenue (“TEV / 2021E Revenue”).

All of these calculations were performed and based on publicly available financial data and on closing share prices for each comparable company as of April 6, 2021. The results of this selected comparable company analysis are summarized below:

	Low	Median	Mean	High
TEV / 2021E Adjusted EBITDA (Post-SBC)	6.3x	15.1x	17.4x	32.4x
TEV / 2021E Revenue	0.9x	1.9x	2.3x	6.7x

PJT Partners, based on its professional judgment, selected the comparable companies because PJT Partners believed their businesses, operating and public trading profiles are reasonably similar to those of the Company. However, because of the inherent differences between the businesses, operations and prospects of the Company and those of the selected comparable companies, PJT Partners believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public market multiples analysis. Accordingly, PJT Partners also made qualitative judgments concerning differences between the public trading histories, businesses, financial and operating characteristics and prospects of the Company and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between the Company, as applicable, and the companies included in the selected public market multiples analysis.

Based upon these judgments, PJT Partners selected a TEV / 2021E Adjusted EBITDA (Post-SBC) multiple range of 14.0x to 20.0x and a TEV / 2021E Revenue multiple range of 2.5x to 4.0x and applied such ranges to ORBCOMM’s 2021E Adjusted EBITDA and 2021E Revenue, respectively, included in the Company Projections to calculate a range of implied prices per share of Common Stock based on the fully diluted shares of Common Stock outstanding calculated using the treasury stock method as well as the Company’s net debt as of March 31, 2021. The following summarizes the results of these calculations:

	Implied Per Share Equity Value of Common Stock
	Low	High
TEV / 2021E Adjusted EBITDA (Post-SBC)	$7.55	$11.70
TEV / 2021E Revenue	$6.15	$11.15

PJT Partners then compared these ranges of implied per share equity values of Common Stock to the Common Stock Merger Consideration of $11.50 per share of Common Stock.

Selected Precedent M&A Transactions Analysis

PJT Partners reviewed, to the extent publicly available, and analyzed the valuation and financial metrics relating to the following 22 transactions involving companies in the IoT, enterprise awareness and telematics industries, which PJT Partners in its professional judgment considered generally relevant for comparative purposes:

Announcement Date	Acquiror	Target

March 12, 2021	Cerberus Telecom Acquisition Corp.	KORE Wireless Group, Inc.
February 12, 2021	Sensata Technologies	Xirgo Technologies Intermediate Holdings, LLC
January 8, 2020	Permira	Lytx, Inc.
March 13, 2019	I.D. Systems, Inc.	Pointer Telocation Ltd.
January 22, 2019	Bridgestone Europe NV/SA	TomTom Telematics B.V.
December 19, 2018	Volkswagen AG	WirelessCar AB
November 1, 2018	AMETEK, Inc.	Telular Corporation
August 2, 2017	Sierra Wireless, Inc.	Numerex Corp.
August 1, 2016	Verizon Communications Inc.	Fleetmatics Group PLC
June 21, 20216	Verizon Communications Inc.	Telogis Inc.
February 18, 2016	GTCR	Lytx, Inc.
June 18, 2015	Novatel Wireless	DigiCore Holdings Limited
November 6, 2014	ORBCOMM Inc.	SkyWave Mobile Communications
September 2, 2014	Omnitracs, LLC	XRS Corporation
June 9, 2014	Michelin Group	Sascar Tecnologia Automotiva S/A

Announcement Date	Acquiror	Target
November 25, 2013	Vista Equity Partners, LLC / Omnitracs, Inc.	Roadnet Technologies, Inc.
August 23, 2013	Vista Equity Partners, LLC	Omnitracs, Inc.
August 2, 2013	Danaher Corporation	Teletrac, Inc.
April 29, 2013	Avista Capital Partners	Telular Corporation
August 27, 2012	Trimble Navigation Ltd.	TMW Systems, Inc.
June 1, 2012	Verizon Communications Inc.	Hughes Telematics, Inc.
February 24, 2011	ORBCOMM Inc.	StarTrak Systems, LLC

For each precedent transaction, PJT Partners reviewed the TEV as a multiple of (i) the target company’s last twelve-month (“LTM”) EBITDA (Post-SBC), (ii) the target company’s next twelve-month (“NTM”) EBITDA (Post-SBC), (iii) the target company’s LTM revenue and (iv) the target company’s NTM revenue. Where Post-SBC metrics were not available, pre-SBC metrics were considered instead. All of these calculations were performed and based on publicly available financial data at the time of announcement of the relevant transaction.

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of the Company and the companies included in the selected precedent M&A transactions analysis. In addition, certain of the selected precedent transactions involved stock consideration rather than cash consideration, and the selected precedent transactions occurred during periods in which financial, economic and market conditions were different from those in existence as of the date of PJT Partners’ opinion. Accordingly, PJT Partners believed, and discussed with the ORBCOMM Board, that a purely quantitative selected precedent transactions analysis would not be particularly meaningful in the context of considering the Merger and did not consider the TEV as a multiple of LTM EBITDA (Post-SBC) (“TEV / LTM EBITDA (Post-SBC)”), the TEV as a multiple of NTM EBITDA (Post-SBC) (“TEV / NTM EBITDA (Post-SBC)”), the TEV as a multiple of LTM Revenue (“TEV / LTM Revenue”) or the TEV as a multiple of NTM Revenue (“TEV / NTM Revenue”) multiple of any one selected precedent transaction individually to be more relevant than the same multiple for any other selected precedent transaction. PJT Partners therefore made qualitative judgments concerning the differences between the characteristics of the selected precedent transactions and the Merger that would affect the acquisition values of the selected target companies and the Company.

	Low	Median	Mean	High
TEV / NTM 2021E Adjusted EBITDA (Post-SBC)	8.7x	15.2x	15.5x	28.4x
TEV / NTM 2021E Revenue	1.5x	4.6x	4.5x	7.8x

After reviewing the above analyses, PJT Partners selected a TEV / NTM EBITDA (Post-SBC) multiple range of 13.0x to 18.0x, and applied such range to the Company’s 2021E Adjusted EBITDA (Post-SBC) included in the Company Projections to calculate a range of implied per share equity values for the Company as of April 6, 2021. PJT Partners selected a TEV / NTM Revenue multiple range of 3.25x to 5.00x, and applied such range to the Company’s 2021E Revenue included in the Company Projections to calculate a range of implied per share equity values for the Company as of April 6, 2021. Such implied per share values also included the net present value of $24.4 to $31.7 million with respect to TEV / NTM EBITDA (Post-SBC) and $27.4 to $35.5 million with respect to TEV / NTM Revenue, in each case, for net operating losses (“NOLs”) and other similar tax attributes as of March 31, 2021, which is the valuation of certain ORBCOMM NOLs in an acquisition scenario based on the taxable income forecast contained in the Company Projections, incorporating limitations on the utilization of NOLs in a change of control scenario under IRS Section 382 as provided by the Company’s management and its tax advisors and discounted at discount rates ranging from 9.0% to 10.0%, which were selected based on PJT Partners’ analysis of the weighted average cost of capital of the Company.

The following summarizes the results of these calculations:

	Implied Per Share Equity Value of the Common Stock
	Low	High
TEV / 2021E Adjusted EBITDA (Post-SBC)	$7.15	$10.70
TEV / 2021E Revenue	$9.00	$14.90

PJT Partners then compared these ranges of implied per share equity values of Common Stock to the Common Stock Merger Consideration of $11.50 per share of Common Stock.

Discounted Cash Flow Analysis

In order to estimate the present value of Common Stock, PJT Partners performed a discounted cash flow analysis of the Company. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows generated by the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

To calculate the estimated TEV of the Company using the discounted cash flow method, PJT Partners added (i) the Company’s estimated unlevered free cash flows for the period from March 31, 2021 through December 31, 2030 based on the Company Projections to (ii) ranges of terminal values of the Company as of December 31, 2030, and discounted such amounts to their present value as of March 31, 2021 using a range of selected discount rates. Unlevered free cash flows were provided by the Company’s management as part of the Company Projections and consisted of the Adjusted EBITDA (Post-SBC), less capital expenditures, changes in net working capital and unlevered cash taxes, with appropriate adjustments for other cash items.

The residual value of the Company at the end of the projection period, or terminal value, was estimated by applying a perpetuity growth rate range of 2.5% to 4.5% to the Company’s 2030E unlevered free cash flow selected by PJT Partners in its professional judgment, which implied a terminal TEV / Adjusted EBITDA (Post-SBC) multiple range of 7.9x to 13.3x to the Company’s 2030E Adjusted EBITDA (Post-SBC). The unlevered free cash flows and terminal values were then discounted to present value as of March 31, 2021 using discount rates ranging from 9.0% to 10.0%, which were selected based on PJT Partners’ analysis of the weighted average cost of capital of the Company.

PJT Partners then calculated a range of implied equity values per share of the Company’s Common Stock by (i) subtracting the Company’s net debt as of March 31, 2021, (ii) subtracting the value of the noncontrolling interests, and (iii) adding the net present value of certain NOLs and other similar tax attributes (approximately $35.9 to $38.0 million based on the taxable income forecast contained in the Company Projections, not reflecting any limitations on the utilization of NOLs in a change of control scenario under IRS Section 382 as provided by the Company’s management and its tax advisors, and discounted to present value as of March 31, 2021, using a discount rates ranging from 9.0% to 10.0% selected by PJT Partners in its professional judgment), to the estimated TEV derived using the discounted cash flow method and dividing such amounts by the fully diluted shares of Common Stock outstanding calculated using the treasury stock method as of March 31, 2021.

The following summarizes the results of these calculations:

	Implied Per Share Equity Value
	Low	High
Discounted cash flow analysis	$9.45	$15.50

PJT Partners then compared this range of implied per share equity values of Common Stock to the Common Stock Merger Consideration of $11.50 per share of Common Stock.

Other Information

PJT Partners also observed the additional factors described below, which were not considered part of its financial analyses in connection with rendering its opinion, but were referenced solely for informational purposes:

•	historical trading activity of Common Stock during the 52-week period ending April 6, 2021 indicated low and high intraday trading prices of Common Stock during such period of $2.04 to $9.25; and

•

publicly available Wall Street research analysts’ share price targets (certain of which were twelve-month price targets) for Common Stock indicated a target (undiscounted) share price range of $9.25 to $13.00.

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying PJT Partners’ opinion. In arriving at its fairness determination, PJT Partners considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, PJT Partners made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the Merger. The terms of the Merger Agreement, including the Common Stock Merger Consideration, were determined through arm’s-length negotiations among the Company, Parent and Merger Sub, rather than PJT Partners, and the decision to enter into the Merger Agreement was solely that of the Company, Parent and Merger Sub.

PJT Partners prepared these analyses for purposes of providing its opinion to the ORBCOMM Board as to the fairness, from a financial point of view, as of the date of the written opinion of PJT Partners, to the holders of Common Stock, of the Common Stock Merger Consideration to be received by such holders pursuant to the Merger. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, the ORBCOMM Board, PJT Partners or any other person assumes responsibility if future results are materially different from those forecast.

PJT Partners is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. ORBCOMM selected PJT Partners to act as its financial advisor because of its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions.

PJT Partners is acting as financial advisor to the Company with respect to the Merger. As compensation for its services in connection with the Merger, PJT Partners is entitled to receive from the Company a $1 million opinion fee which became payable when the opinion was rendered to the ORBCOMM Board (and which became payable regardless of the conclusion reached in such opinion) and is creditable against a transaction fee that is payable contingent upon the consummation of the Merger, which is currently estimated, as of May 5, 2021, to be $14.9 million. In addition, the Company has agreed to reimburse PJT Partners for certain out-of-pocket expenses and to indemnify PJT Partners for certain liabilities arising out of the performance of such services (including the rendering of PJT Partners’ opinion).

In the ordinary course of PJT Partners and its affiliates’ businesses, PJT Partners and its affiliates may provide investment banking and other financial services to the Company, Parent and their respective affiliates and may receive compensation for the rendering of these services. During the two years preceding the date of its written opinion, PJT Partners and certain of its affiliated entities: (i) from time to time met with certain affiliates of Parent to discuss various strategic and fundraising opportunities as part of PJT Partners’ general coverage of these affiliates of Parent, including, prior to the engagement of PJT Partners by the Company in connection with the Merger, a potential transaction with the Company; (ii) advised, through PJT Park Hill (PJT Partners’ fund placement business), acting as a fund placement agent, an affiliate of Parent in connection with the fundraising of GI Partners Data Infrastructure Fund LP, which is one of the funds that provided an equity commitment to Parent in connection with the Merger, for which PJT Partners has earned fees of less than $10 million and may in the future be entitled to receive additional customary compensation in the event certain limited partners of such fund co-invest in its investments; and (iii) are advising, through PJT Park Hill acting as a fund placement agent, an affiliate of Parent in connection with the fundraising of GI Partners Fund VI LP, for which PJT Partners has earned fees of less than $5 million and expects to earn additional fees in the future.

Certain ORBCOMM Unaudited Prospective Financial Information

Other than quarterly and annual guidance regarding total revenue and adjusted EBITDA margin, ORBCOMM does not as a matter of course make public long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates.

In fall 2020, in connection with its ongoing review and analysis of the Company’s business operations and strategy, the Company’s management prepared certain nonpublic, internal financial analyses, estimates and forecasts relating to the Company, including projections for fiscal years 2021 through 2025 (as updated, the “Five-Year Plan”), which was reviewed by the ORBCOMM Board in October 2020. Company management subsequently prepared the fiscal year 2021 budget, which was approved by the ORBCOMM Board in December 2020. The foregoing information was provided to GI Partners as part of GI Partners’ initial due diligence efforts following its execution of a nondisclosure agreement with the Company on December 18, 2020.

Subsequently, in February 2021, in connection with the financial analyses to be performed by PJT Partners and with GI Partners’ ongoing due diligence efforts, Company management updated the Five-Year Plan based on additional operational and market information since the Five-Year Plan was made, including the fiscal year 2021 budget and preliminary results of the Company’s fourth quarter and fiscal year ended December 31, 2020. At PJT Partners’ request, Company management also prepared an extrapolation of the Five-Year Plan for fiscal years 2026 through 2030 (such extrapolations, the “Company Extrapolations,” and, together with the Five-Year Plan, the “Company Projections”). Summaries of Company management’s updates to the Five-Year Plan and of the Company Extrapolations were shared with the ORBCOMM Board, and the ORBCOMM Board approved the provision to and use of the Company Projections (including the Company Extrapolations) by PJT Partners in its financial analyses, described more fully above under the caption “ — Opinion of PJT Partners LP”.

Included below is a summary of the Company Projections for the purpose of providing ORBCOMM’s stockholders access to certain nonpublic information that was furnished to GI Partners and PJT Partners in connection with the Merger. Such information may not be appropriate for other purposes, and is not included to influence your decision, if you are an ORBCOMM stockholder, to vote for the Merger Proposal, the Compensation Proposal or the Adjournment Proposal. You should also note that this information constitutes forward looking statements. See the section of this proxy statement entitled “Cautionary Statement Concerning Forward-Looking Statements.”

The Company Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines established by the American Institute of Certified Public Accountants for preparation and presentations of financial projections. This information is prospective and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the Company Projections. The Company Projections have been prepared by, and are the responsibility of, ORBCOMM’s management. Neither the Company’s independent registered public accounting firm, nor any independent accountants, have examined, compiled or performed any procedures with respect to the Company Projections and, accordingly, the Company’s independent registered accounting firm does not express an opinion or any other form of assurance on the Company Projections or their achievability, and assumes no responsibility for, and disclaims any association with, the Company Projections. ORBCOMM’s independent registered public accounting firm’s report, contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference into this proxy statement, relates to ORBCOMM’s historical financial information. It does not extend to the Company Projections and should not be read to do so. Furthermore, the Company Projections do not take into account any circumstances or events occurring after the date they were prepared.

While presented with numeric specificity, the Company Projections were based on numerous variables and assumptions (including, but not limited to, the assumptions that relate to annual total revenue growth of approximately 10% and annual Adjusted EBITDA (Post-SBC) growth of approximately 20% during the 2021 to 2025 period) that are inherently subjective and uncertain and are beyond the control of ORBCOMM’s management. Important factors that may affect actual results and cause the Company Projections to not be achieved include, but are not limited to, risks and uncertainties relating to ORBCOMM’s business, industry performance, general business and economic conditions and other factors described in the section “Cautionary Statement Concerning Forward-Looking Statements.” The Company Projections also reflect numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the Company Projections. Accordingly, there can be no assurance that the projected results summarized below will be realized. ORBCOMM’s stockholders are urged to review ORBCOMM’s most recent SEC filings for a description of the reported results of operations and financial condition and capital resources, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in ORBCOMM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and subsequent quarterly reports on Form 10-Q, all of which are incorporated by reference into this proxy statement.

The inclusion of a summary of the Company Projections in this proxy statement should not be regarded as an indication that any of ORBCOMM, GI Partners or their respective officers, directors, affiliates, advisors or other representatives considered the Company Projections to necessarily be material or predictive of actual future events, and the Company Projections should not be relied upon as such nor should the information contained in the Company Projections be considered appropriate for other purposes. None of ORBCOMM, GI Partners or their respective officers, directors, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from the Company Projections. ORBCOMM undertakes no obligation to update or otherwise revise or reconcile the Company Projections to reflect circumstances existing after the date the Company Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Company Projections are shown to be in error.

The Company has not made and makes no representation to Parent, Merger Sub or any other person, in the Merger Agreement or otherwise, concerning the Company Projections or regarding ORBCOMM’s ultimate performance compared to the information contained in the Company Projections or that the projected results will be achieved.

The following is a summary of the Company Projections. The Company Projections are based solely on the information available to ORBCOMM’s management at the time of the preparation of the Company Projections, and do not give effect to the Merger.

The following table presents a summary of the Company Projections, with all figures rounded to the nearest million:

	Company Projections
	Five-Year Plan					Company Extrapolations
($ in millions)	2021E	2022E	2023E	2024E	2025E	2026E(4)	2027E(4)	2028E(4)	2029E(4)	2030E(4)
Total Revenues	$273	$304	$339	$377	$414	$450	$483	$513	$542	$567
Gross Profit	$142	$161	$182	$205	$226	$248	$267	$285	$303	$317
Adjusted EBITDA (Pre-SBC)(1)	$64	$77	$96	$115	$132	$147	$160	$171	$182	$192
Adjusted EBITDA (Post-SBC)(2)	$57	$70	$88	$108	$125	$139	$152	$162	$173	$182
Levered Free Cash Flow(3)	$18	$31	$48	$61	$68	$87	$92	$100	$111	$103

(1)

Adjusted EBITDA (Pre-SBC) is calculated as the Company’s net income (loss) plus (i) total depreciation and amortization, (ii) interest and other (income) expense, (iii) income tax expense (benefit), and (iv) stock-based compensation (“SBC”), and further adjusted to eliminate the Company’s noncontrolling interest in certain European entities, impairments and costs related to the Merger.

(2)	Adjusted EBITDA (Post-SBC) is calculated as Adjusted EBITDA (Pre-SBC) less SBC.
(3)

Levered free cash flow is a non-GAAP financial measure defined as the Adjusted EBITDA (Post-SBC), plus stock-based compensation, less capital expenditures, interest and other (income) expense, changes in net working capital and levered cash taxes, with appropriate adjustments for other cash items.

(4)

The Company Projections for fiscal years 2026 through 2030 are based on Company management’s updated Five-Year Plan for fiscal years 2021 through 2025 with extrapolations for fiscal years 2026 through 2030.

General

Important factors that may affect actual results and cause the Company Projections not to be achieved include risks and uncertainties relating to ORBCOMM’s business (including general economic conditions; substantial competition in the telecommunications, automatic identification system (“AIS”) data and industrial IoT industries; the inability to effect suitable investments, alliances and acquisitions or the inability to successfully integrate acquired businesses and systems; defects, errors or other insufficiencies in our products or services, including operational risks related to our satellites; failure to meet minimum service level commitments to certain of our customers; a decrease in spending on our products and services by our significant customers; cybersecurity risks; the level of our indebtedness and the terms of our credit agreement that could restrict our business activities or our ability to execute our strategic objectives or adversely affect our financial performance, and the ongoing risks related to the COVID-19 pandemic) and other factors described under “Cautionary Statement Concerning Forward-Looking Statements,” as well as the risk factors with respect to the Company’s business contained in our most recent SEC filings, which stockholders are urged to review, which may be found as described under “Where You Can Find More Information.” In addition, the Company Projections cover multiple future years, and such information by its nature is less reliable in predicting each successive year. The Company Projections also do not take into account any circumstances or events occurring after the date on which they were prepared and do not give effect to the transactions contemplated by the Merger Agreement, including the Merger, and also do not take into account the effect of the failure of the Merger to be completed. The Company Projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the Company Projections. Accordingly, there can be no assurance that the Company Projections will be realized or that actual results will not be significantly lower than projected.

The inclusion of the Company Projections in this proxy statement should not be regarded as an indication that any of ORBCOMM or its affiliates, advisors or representatives considered the Company Projections to be material or predictive of actual future events, and the Company Projections should not be relied on as such. None of ORBCOMM or its affiliates, advisors, officers, employees, directors or representatives can give you any assurance that actual results will not differ from the Company Projections, and none of those persons undertakes any obligation to update or otherwise revise or reconcile the Company Projections to reflect circumstances existing after the date the Company Projections were prepared or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Company Projections are shown to be in error. The Company does not intend to publicly update or make any other revision to the Company Projections. None of ORBCOMM or any of its affiliates, advisors, officers, employees, directors or representatives has made or makes any representation to Parent, Merger Sub or any other person regarding ORBCOMM’s ultimate performance compared to the Company Projections or that the results reflected therein will be achieved. For the reasons described above, readers of this proxy statement are cautioned not to place undue, if any, reliance on the Company Projections.

Termination Fee; Limited Guaranty

Concurrently with the execution of the Merger Agreement, the Guarantors entered into the Limited Guaranty with the Company, pursuant to which the Guarantors have guaranteed the obligations of Parent to pay the Parent Termination Fee and certain other amounts that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Limited Guaranty and the Merger Agreement, in an amount not to exceed $51.8 million in the aggregate (plus up to an additional $1 million in interest for late payments).

The Guarantors’ obligations under the Limited Guaranty will terminate upon the earliest to occur of (i) the closing of the Merger and payment of the Merger Consideration required to be paid by Parent at the closing, (ii) termination of the Merger Agreement in accordance with its terms (other than a termination of the Merger Agreement due to a willful breach by Parent or in circumstances for which the Parent Termination Fee is payable (any such termination a “Qualifying Termination”)), and (iii) the 180th day after a Qualifying Termination, unless prior to the 180th day after a Qualifying Termination the Company has commenced an action alleging that Parent owes the Parent Termination Fee or monetary damages as a result of Parent’s willful breach of the Merger Agreement or that the Guarantors owe amounts due under the Limited Guaranty (a “Qualifying Suit”); provided that if a Qualifying Termination has occurred and a Qualifying Suit is filed prior to the 180th day after a Qualifying Termination, no Guarantor shall have any further liability or obligation under the Limited Guaranty from and after the earliest of (a) the closing of the Merger and payment of the Merger Consideration required to be paid by Parent at the closing, (b) a final, non-appealable resolution of a Qualifying Suit determining that parent does not owe the Parent Termination Fee or monetary damages as a result of willful breach, (c) by written agreement of the parties and (d) payment of the guaranteed obligations under the Limited Guaranty).

Financing

The Equity Investors have committed to contribute or cause to be contributed to Parent at the closing of the Merger an aggregate amount in cash equal to $796.6 million, subject to the terms and conditions set forth in the Equity Commitment Letter, for the purpose of funding in part, the payment of the amounts payable under the Merger Agreement, the refinancing of certain of ORBCOMM’s existing indebtedness outstanding as of the closing of the Merger and the payment of fees and expenses related to the transactions, in each case in accordance with the Merger Agreement. The obligations of the members of the Equity Investors to provide the equity financing under the Equity Commitment Letter are subject to a number of conditions, including, but not limited to: (i) the satisfaction or waiver by Parent of each of the conditions to Parent’s obligations to consummate the transactions contemplated by the Merger Agreement pursuant to the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions at the closing), (ii) the funding or irrevocable confirmation of the lenders party to the Debt Commitment Letter that all conditions to the funding of the debt financing have been satisfied and the debt financing will be funded at the closing if the equity financing is funded by the Equity Investors at the closing and (iii) the remainder of the equity financing has or will be funded at the closing by the other Equity Investors.

The obligation of the Equity Investors to fund the equity commitment will automatically and immediately terminate upon the earliest to occur of: (i) the closing of the Merger, (ii) the valid termination of the Merger Agreement, and (iii) the date that ORBCOMM or any of its partners, members, stockholders, employees, officers or controlled affiliates institutes certain suits, actions or other legal proceedings.

ORBCOMM is an express third-party beneficiary of the rights granted to Parent under the Equity Commitment Letter for the purpose of obtaining specific performance of Parent’s right to cause the equity commitment to be funded to Parent under the Equity Commitment Letter (solely to the extent that Parent is permitted to enforce the equity commitment pursuant to the terms thereof and of the Merger Agreement).

In addition, in connection with the Merger Agreement, Parent entered into the Debt Commitment Letter with the Debt Commitment Parties, pursuant to which the Debt Commitment Parties have committed to provide, upon certain terms and subject to certain conditions, Merger Sub with debt financing in an aggregate principal amount of $410 million (not all of which is expected to be drawn at the closing of the Merger), consisting of the following:

•	$360 million senior secured first lien term loan facility; and

•	$50 million senior secured first lien revolving facility.

We refer to the financing described above as the “debt financing.” The proceeds of the debt financing will be used (i) to finance, in part, the payment of the amounts payable under the Merger Agreement, the refinancing of certain of ORBCOMM’s existing indebtedness outstanding as of the closing of the Merger and the payment of fees and expenses related to the transactions, (ii) to provide ongoing working capital, and (iii) for other general corporate purposes.

The obligations of the Debt Commitment Parties to provide the debt financing under the Debt Commitment Letter are subject to a number of customary conditions, including, but not limited to (as applicable):

•

the consummation of the Merger in accordance with the Merger Agreement as in effect on April 7, 2021 (without giving effect to any amendments, waivers, modifications or consents thereof or thereto that are materially adverse to the Debt Commitment Parties without the consent of the lead arrangers);

•	the consummation of the equity financing;

•	the absence of a Company Material Adverse Effect since April 7, 2021;

•

subject to certain limitations and exceptions, the accuracy in all material respects as of the closing of the Merger of certain specified representations and warranties in the Merger Agreement and certain specified representations and warranties in the loan documents; and

•

the borrower having used commercially reasonable efforts to afford the Debt Commitment Parties a marketing period of at least 15 consecutive business days (subject to certain blackout dates) following receipt of certain financial statements.

As of the date hereof, the documentation governing the debt financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

Notwithstanding anything in the Merger Agreement to the contrary, in no event shall the receipt or availability of any funds or financing (including the financing contemplated by the Financing Letters) by or to Parent or any of its affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub under the Merger Agreement.

ORBCOMM has agreed to use its reasonable best efforts to provide, and to cause its subsidiaries to use their reasonable best efforts to provide, to Parent and Merger Sub such cooperation as is customary and reasonably requested by Parent in connection with the arrangement of the financing, subject to the terms set forth in the Merger Agreement. For more information, see “The Merger Agreement — Financing and Financing Cooperation.”

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of the ORBCOMM Board that ORBCOMM shareholders approve the Merger Proposal, ORBCOMM shareholders should be aware that the directors and executive officers of ORBCOMM have potential interests in the Merger that may be different from, or in addition to, the interests of ORBCOMM shareholders generally, including, among others:

•

members of the ORBCOMM Board and executive officers of the Company are entitled to new and continued rights of indemnification and advancement of expenses and insurance coverage under the Merger Agreement;

•	the Company’s executive officers as of the Effective Time are expected to continue to serve as officers of the surviving corporation;

the Company’s executive officers are eligible to receive retention payments in connection with the Merger subject to the prior written consent of Parent

•	the treatment of the Company equity awards held by the Company’s executive officers as of the Effective Time; and

•	executive officers are eligible to receive severance benefits in the event of certain qualifying terminations following the Effective Time.

The ORBCOMM Board was aware of these interests and considered them, among other matters, in making its recommendation that ORBCOMM shareholders vote in favor of the Merger Proposal.

For purposes of the disclosure below, our executive officers are (i) Marc Eisenberg, Chief Executive Officer and President, (ii) Constantine Milcos, Executive Vice President and Chief Financial Officer, (iii) John Stolte, Executive Vice President, Technology and Operations, (iv) Christian Le Brun, Executive Vice President, Chief Legal and Human Resources Officer, and (v) Craig Malone, Executive Vice President, Product Development.

Treatment of Company Equity Awards

Executive officers and directors of the Company hold unvested Company equity awards that will be accelerated and cancelled in exchange for a cash payment based on the Common Stock Merger Consideration, as described in more detail below.

Company Restricted Stock Unit Awards. Unless otherwise agreed in writing with any individual holder of a Company RSU Award, at the Effective Time, each Company RSU Award, whether vested or unvested, that is outstanding immediately prior to the Effective Time and (i) is subject solely to time-vesting conditions will become fully vested (to the extent unvested) as to any time-vesting conditions and nonforfeitable, and will be cancelled and converted automatically into the right to receive an amount in cash equal to the Common Stock Merger Consideration for each share of Common Stock subject to such Company RSU Award, or (ii) is subject to performance-based vesting or other performance-based lapse restrictions will become vested and nonforfeitable with respect to a number of shares of Common Stock subject to such Company RSU Award calculated based on target level of performance, and will be cancelled and converted automatically into the right to receive an amount in cash equal to the Common Stock Merger Consideration for each vested share of Common Stock subject to such Company RSU Award, in each case, subject to applicable tax withholding.

Company Stock Appreciation Right Awards. Unless otherwise agreed in writing with any individual holder of a Company SAR Award, at the Effective Time, each Company SAR Award, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time will become fully vested (to the extent unvested) and be converted into the right to receive an amount in cash equal to the product of (i) the excess of the Common Stock Merger Consideration over the grant price per share of Common Stock of such Company SAR Award, multiplied by (ii) the total number of shares of Common Stock subject to such Company SAR Award, subject to applicable tax withholding. Any Company SAR Award that has a grant price per share of Common Stock that is greater than or equal to the Common Stock Merger Consideration will, as of the Effective Time, be cancelled for no consideration.

Company Market Performance Unit Awards. At the Effective Time, each Company MPU Award that is outstanding immediately prior to the Effective Time will become vested and nonforfeitable with respect to all or a portion of such Company MPU Award, with such portion to be calculated based on the greater of (i) achievement of the applicable performance goal as calculated based on the Common Stock Merger Consideration and (ii) the achievement of the applicable “Achievement Percentage”), and such Company MPU Award shall be cancelled and converted automatically into the right to receive an amount in cash equal to the payout amount determined under the applicable award agreement based on the Achievement Percentage as applied to the applicable tranche of Company MPU Award, subject to applicable tax withholding.

Estimated Value of Payments. For an estimate of the amounts that would be payable to each of the Company’s executive officers in respect of their unvested Company equity awards, see “— Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger” below. The table below shows the number of unvested time-based Company RSU Awards held by our non-employee directors:

Name	Number of Unvested Company RSU Awards
Jerome Eisenberg	14,598
Denise Gibson	14,598
Karen Gould	14,598
John Major	14,598
Timothy Kelleher	14,598
Marco Fuchs	14,598

Potential Severance Payments

The Company is currently party to an employment agreement with each of the executive officers (collectively, the “Employment Agreements”), which would entitle the executive officers to severance payments/benefits as a result of certain qualifying terminations that occur following the Effective Time, the materials terms of which are summarized below:

In the event that within 18 months following a change of control, Mr. Eisenberg’s employment is terminated without cause by the Company, or he voluntarily terminates his employment due to a material adverse change in his status, title, position or scope of authority or responsibilities or the successor in the change of control does not continue his employment on substantially equivalent terms as under his employment agreement, he will be entitled to two times the sum of his annual base salary and his target annual cash bonus amount, payable in a lump sum within 60 days after his termination, and health insurance coverage for 18 months at then existing employee contribution rates.

In the event that within 18 months following a change of control, Mr. Milcos’s employment is terminated without cause by the Company, he will be entitled to one and one-half times the sum of his annual base salary and his target annual cash bonus amount, payable in a lump sum within 60 days after his termination, and health insurance coverage for 18 months at then existing employee contribution rates.

In the event that within 18 months following a change of control, Mr. Stolte’s employment is terminated without cause by the Company, he will be entitled to one and one-half times the sum of his annual base salary and his target annual cash bonus amount, payable in a lump sum within 60 days after his termination, and health insurance coverage for 18 months at then existing employee contribution rates.

In the event that within 18 months following a change of control, Mr. Le Brun’s employment is terminated without cause by the Company, he will be entitled to one and one-half times the sum of his annual base salary and his target annual cash bonus amount, payable in a lump sum within 60 days after his termination, and health insurance coverage for 18 months at then existing employee contribution rates.

In the event that within 18 months following a change of control, Mr. Malone’s employment is terminated without cause by the Company, he will be entitled to one and one-half times the sum of his annual base salary and his target annual cash bonus amount, payable in a lump sum within 60 days after his termination, and health insurance coverage for 18 months at then existing employee contribution rates.

Estimated Value of Payments. For an estimate of the amounts that would be payable to each of the Company’s executive officers under the Employment Agreements if they experience a severance-qualifying termination of employment following the Effective Time, see “— Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger” below.

Retention Payments

In connection with the Merger, the Compensation Committee of the ORBCOMM Board approved the creation of a cash retention pool not to exceed $1.0 million, for retention awards to certain employees who are expected to be critical in connection with the consummation of the Merger and related transition period. Although no individual retention awards have been determined, the Company’s executive officers are eligible to receive a retention payment under the retention pool, subject to approval by the Compensation Committee and with the prior written consent of GI Partners.

Post-Closing Compensation Arrangements

Although no agreements or understandings have been reached to date, discussions between Mr. M. Eisenberg and GI Partners may lead to Mr. M. Eisenberg entering into agreements, arrangements or understandings with GI Partners or certain of its affiliates regarding his potential employment with, and/or the right to purchase or participate in the equity of, GI Partners or certain of its affiliates, including the surviving corporation. It is possible that our other executive officers may also engage in similar discussions with GI Partners or certain of its affiliates and/or enter into similar agreements, arrangements or understandings.

Indemnification; Directors’ and Officers’ Insurance

Pursuant to the terms of the Merger Agreement, certain directors and officers of the Company will be entitled to certain new and ongoing indemnification and coverage under directors’ and officers’ liability and fiduciary liability insurance policies following the Merger. Such indemnification and insurance coverage is further described in the section of this proxy statement entitled “— The Merger Agreement — Indemnification and Insurance.”

Quantification Of Potential Payments And Benefits To The Company’s Named Executive Officers In Connection With The Merger

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation that may be paid or may become payable to each of the Company’s named executive officers (as identified in accordance with SEC regulations) and that is based on or otherwise relates to the Merger. The amounts listed below are not only estimates, but are based on multiple assumptions that may or may not actually occur, including that (i) the Closing Date occurs on June 1, 2021, and (ii) each named executive officer experienced a qualifying termination of employment on the Closing Date, which may or may not occur. Actual amounts, if any, to be received by a named executive officer may differ from the amounts set forth below.

Golden Parachute Compensation

Name	Cash ($)(1)(5)	Equity ($)(2)	Benefits ($)(3)(5)	Tax Reimbursement ($)(4)	Other ($)	Total ($)
Marc Eisenberg	2,100,000	2,336,351	41,466	0	0	4,477,817
Constantine Milcos	735,000	769,153	31,100	0	0	1,535,253
John J. Stolte Jr.	618,750	573,675	18,265	0	0	1,210,690
Christian G. Le Brun	675,750	611,261	18,265	0	0	1,305,276
Craig Malone	676,242	624,761	18,265	0	0	1,319,268

(1)

Cash. Represents the cash severance payments described above under “Interests of the Company’s Directors and Executive Officers in the Merger – Potential Severance Payments” that each executive officer would be eligible to receive if he experiences a severance-qualifying termination following the Effective Time. These payments are only payable in connection with a termination of employment within 18 months following a change of control and therefore are considered “double-trigger” payments. As described above, severance payments are generally payable in a lump sum within 60 days following the termination date.

(2)

Equity. Includes (i) the estimated cash value of accelerated Company RSUs, (ii) the estimated cash value of accelerated Company SAR Awards, and (iii) the estimated cash value of Company MPU Awards. As described above under “Interests of the Company’s Directors and Executive Officers in the Merger – Treatment of Company Equity Awards”, unvested company equity awards will vest and become payable upon consummation of the Merger, which accelerated vesting benefit is considered a “single-trigger” payment. The amounts set forth below for the equity-based awards assume target-level performance where applicable and are calculated based on the Merger Consideration price of $11.50. Currently, there are no unvested SAR Awards outstanding and therefore no value is included for those awards.

NAME	Company RSU Awards ($)	Company SAR Awards ($)	Company MPU Awards ($)
Marc Eiesenberg	1,863,851	0	472,500
Constantine Milcos	559,153	0	210,000
John J. Stolte Jr.	326,175	0	247,500
Christian G. Le Brun	372,761	0	238,500
Craig Malone	372,761	0	252,000

(3)

Personal Benefits. Represents the approximate value of continued coverage under company medical, dental and vision plans over 18 months following a severance-qualifying termination of employment, as described above.

(4)	Tax Reimbursement. None of the Employment Agreements provide for tax gross-ups.
(5)

Pursuant to the Employment Agreements, the executive officers are subject to certain non-compete and non-solicitation covenants for a period of time following a severance-qualifying termination of employment (as applicable, the “restricted period”). The restricted period applicable to Mr. Eisenberg’s non-compete is 24 months and the restricted period applicable to the other executive officers is 12 months. The restricted period applicable to the non-solicitation covenants is 12 months. In the event that an executive officer is found to be in material breach of such covenants during the applicable restricted period, the Company would not be obligated to pay or provide the severance benefits described above.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general discussion of the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) of Company Stock whose shares are exchanged for cash pursuant to the Merger. This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (referred to as the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, judicial opinions and administrative rulings and published positions of the Internal Revenue Service (referred to as the “IRS”), each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is for general information purposes only and does not purport to be a complete analysis of all potential tax consequences. This discussion does not address any tax consequences arising under the unearned income “Medicare” contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), nor does it address any considerations under state, local or foreign tax laws or U.S. federal tax laws other than those pertaining to U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, the conclusions set forth in this discussion could be subject to challenge, which challenge could be sustained.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company Stock that is for U.S. federal income tax purposes:

•	a citizen or resident individual of the United States;

•

a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•

a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

This discussion applies only to U.S. holders of shares of Company Stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to U.S. holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect to apply the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, tax-qualified retirement plans, individual retirement and other tax-deferred accounts, banks and other financial institutions, mutual funds, certain former citizens or former long-term residents of the United States, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes), S corporations or other pass-through entities or investors in such partnerships, S corporations or other pass-through entities, real estate investment trusts, regulated investment companies, U.S. holders who hold shares of Company Stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, a holder required to accelerate the recognition of any item of gross income with respect to shares of Company Stock as a result of such income being recognized on an applicable financial statement, U.S. holders who acquired their shares of Company Stock through the exercise of employee stock appreciation rights or other compensation arrangements, and U.S. holders who directly or constructively hold equity of Parent). This discussion also does not address the U.S. federal income tax consequences to holders of shares of Company Stock who exercise appraisal rights in connection with the Merger under the DGCL.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Company Stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding shares of Company Stock, you should consult your tax advisor.

This discussion of material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of Company Stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the Merger, including the applicability and effect of the alternative minimum tax, the unearned income “Medicare” contribution tax and any other U.S. federal, state, local, foreign income or other tax laws.

The receipt of cash by U.S. holders in exchange for shares of Company Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Company Stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received and (ii) the U.S. holder’s adjusted tax basis in its shares of Company Stock.

Any such gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the shares of Company Stock surrendered in the Merger is greater than one year as of the date of the Merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Company Stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of Company Stock.

Information Reporting and Backup Withholding

Payments made in exchange for shares of Company Stock pursuant to the Merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying under penalties of perjury that such U.S. holder is a “United States person” (within the meaning of the Code), that the taxpayer identification number provided is correct and that such U.S. holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded by the IRS or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

Regulatory Approvals

Antitrust Clearance. Completion of the Merger is conditioned on the expiration or early termination of the applicable waiting period under the HSR Act.

CFIUS Approval. Completion of the Merger is conditioned on receipt of CFIUS Approval. See the section of this proxy statement entitled “Summary — Regulatory Approvals”.

Telecommunications Approval. Completion of the Merger is conditioned on the consent to the transfer of control of the Company Communications Licenses (as defined in the Merger Agreement) by the FCC and certain specified telecommunications regulatory entities in foreign jurisdictions.

FDI and National Security Approvals. Completion of the Merger is conditioned on the receipt of approvals from certain specified investment and national security regulatory entities in foreign jurisdictions.

Commitments to Obtain Regulatory Approval. The Company, Parent, and Merger Sub are each required to use their respective reasonable best efforts to promptly take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by the Merger Agreement (including with respect to the foregoing required regulatory approvals), subject to certain limitations. See the section of this proxy statement entitled “The Merger Agreement — Efforts to Complete the Merger — Antitrust Matters.”

Filing Fees. ORBCOMM and Parent have each agreed to pay 50% of all filing fees and similar fees payable in connection with obtaining any required regulatory approval.

Delisting and Deregistration of the Common Stock

If the Merger is completed, the Common Stock will be delisted from the NASDAQ and deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The following summary of the Merger Agreement, and the copy of the Merger Agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the Merger Agreement and are not intended to provide any factual information about ORBCOMM or modify or supplement any factual disclosures about ORBCOMM in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding the actual state of any facts and circumstances relating to ORBCOMM. The Merger Agreement contains representations and warranties by, and covenants of, ORBCOMM, Parent and Merger Sub, and they were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in ORBCOMM’s public disclosures. The representations, warranties and covenants in the Merger Agreement and any descriptions thereof should be read in conjunction with the disclosures in ORBCOMM’s periodic and current reports, proxy statements and other documents filed with the SEC. See the section of this proxy statement entitled “Where You Can Find Additional Information.” Moreover, the description of the Merger Agreement below does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein in its entirety.

Additional information about ORBCOMM may be found elsewhere in this proxy statement and ORBCOMM’s other public filings. See the section of this proxy statement entitled “Where You Can Find Additional Information.”

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

At the Effective Time, Merger Sub will merge with and into ORBCOMM, and the separate corporate existence of Merger Sub will cease. ORBCOMM will be the surviving corporation in the Merger and will continue its corporate existence as a Delaware corporation and a wholly owned subsidiary of Parent. At the Effective Time, the certificate of incorporation of ORBCOMM, as amended and restated in its entirety to read as set forth in the Merger Agreement, and the bylaws of Merger Sub in effect immediately prior to the Effective Time (except that the name of the surviving corporation shall be the name of ORBCOMM), will be the form of the certificate of incorporation and bylaws, respectively, of the surviving corporation in the Merger, in each case until amended as provided therein or by applicable law.

The directors of Merger Sub immediately prior to the Effective Time will become the initial directors of the surviving corporation. The officers of ORBCOMM immediately prior to the Effective Time will become the initial officers of the surviving corporation.

When the Merger Becomes Effective

The closing of the Merger will take place (i) on the third business day following the satisfaction or waiver of all of the conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions at such time); provided, that if the marketing period has not ended on or prior to the time the closing would have otherwise been required to occur pursuant to the foregoing, the closing will occur on the date following the satisfaction or waiver of such conditions that is the earlier to occur of (x) a business day during the marketing period specified by Parent on no fewer than three business days’ prior written notice to ORBCOMM and (y) the first business day following the final day of the marketing period (subject, in the case of each of the foregoing clauses (x) and (y), to the satisfaction or (to the extent permitted by applicable law) waiver of all of the conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of such conditions at such time) as of the date determined pursuant to this proviso) or (ii) at such other date, time, or place as agreed to in writing by Parent and ORBCOMM. The date on which the Closing actually occurs is referred to herein as the “Closing Date.” For purposes of the Merger Agreement, “business day” refers to any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized by Law to close in New York, New York.

For purposes of the Merger Agreement, “marketing period” means the first period of 15 consecutive business days after the date of the Merger Agreement throughout which (a) Parent has received certain specified information about ORBCOMM (the “Required Financial Information”) from ORBCOMM and (b) the mutual conditions to the parties’ obligations to consummate the Merger and the conditions to the obligations of Parent and Merger Sub to consummate the Merger have been satisfied (other than those conditions that by their nature are to be satisfied at the closing of the Merger), assuming that the Closing Date were to be scheduled for any time during such 15 consecutive business day period, or \waived; provided, (i) the marketing period shall end on any earlier date if the debt financing is consummated on such earlier date, (ii) the marketing will not commence and will not be deemed to be commenced if prior to the completion of the 15 consecutive business day period, (1) ORBCOMM’s independent auditors have withdrawn its audit opinion with respect to any year-end audited financial statements of ORBCOMM and its subsidiaries included in the Required Financial Information, in which case the marketing period will not be deemed to commence unless and until such independent auditors or another nationally recognized independent accounting firm reasonably acceptable to Parent has issued an unqualified audit opinion with respect to such financial statements or (2) any of the financial statements of ORBCOMM and its subsidiaries included in the Required Financial Information shall have been restated or ORBCOMM has determined or publicly announced that a restatement of any financial statements of ORBCOMM and its subsidiaries included in the Required Financial Information is required, in which case the marketing period shall not be deemed to commence unless and until such restatement has been completed and the Required Financial Information has subsequently been amended and delivered to Parent or ORBCOMM has determined in writing or publicly announced, as applicable, that no such restatement will be required, (iii) if such 15 consecutive business day period has not ended on or prior to (x) August 20, 2021, then such 15 consecutive business day period shall not commence until September 7, 2021 and (y) December 17, 2021, then such 15 consecutive business day period shall not commence until January 3, 2022, and (iv) July 5, 2021 and November 24, 2021 through November 26, 2021 shall not constitute a business day for purposes of such 15 consecutive business day period.

On the Closing Date, ORBCOMM and Parent will file a certificate of merger with the Secretary of State of the State of Delaware. The Merger will become effective at the time when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as may be agreed by the parties in writing and specified in the certificate of Merger (such time, the “Effective Time”).

Effect of the Merger on the Common Stock

At the Effective Time, (i) each share of Common Stock (“Common Shares”) issued and outstanding immediately prior to the Effective Time (excluding Cancelled Shares, Converted Shares and Dissenting Shares (each as defined below)) will automatically be cancelled and converted into the right to receive the Common Stock Merger Consideration and (ii) each share of Series A convertible preferred stock (the “Preferred Shares”, and together with the Common Shares, the “Shares”) issued and outstanding immediately prior to the Effective Time (excluding Cancelled Shares, Converted Shares and Dissenting Shares) will, at the Effective Time, automatically be cancelled and converted into the right to receive the Preferred Stock Merger Consideration, in each case, upon surrender of certificates or book-entry shares. The Merger Consideration will be paid without interest and is subject to any required tax withholdings.

At the Effective Time, each of the Cancelled Shares will automatically be canceled and will cease to exist without payment of any consideration therefor. In addition, at the Effective Time, each of the Converted Shares will automatically be converted into shares of Common Stock, par value $0.001 per share, of the surviving corporation, such that each such subsidiary’s ownership percentage of the surviving corporation immediately after the Effective Time will equal its ownership percentage in ORBCOMM immediately prior to the Effective Time.

Treatment of Company Equity Awards

Company Restricted Stock Unit Awards. Unless otherwise agreed in writing with any individual holder of a Company RSU Award, at the Effective Time, each Company RSU Award, whether vested or unvested, that is outstanding immediately prior to the Effective Time and (a) is subject solely to time-vesting conditions will become fully vested (to the extent unvested) as to any time-vesting conditions and nonforfeitable, and will be cancelled and converted automatically into the right to receive an amount in cash equal to the Common Stock Merger Consideration for each share of Common Stock subject to such Company RSU Award or (b) is subject to performance-based vesting or other performance-based lapse restrictions shall become vested and nonforfeitable with respect to a number of shares of Common Stock subject to such Company RSU Award calculated based on target level of performance, and will be cancelled and converted automatically into the right to receive an amount in cash equal to the Common Stock Merger Consideration for each vested share of Common Stock subject to such Company RSU Award, in each case, subject to applicable tax withholding.

Company Stock Appreciation Right Awards. Unless otherwise agreed in writing with any individual holder of a Company RSU Award, at the Effective Time, each Company SAR Award, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time will become fully vested (to the extent unvested) and be converted into the right to receive an amount in cash equal to the product of (1) the excess of the Common Stock Merger Consideration over the grant price per share of Common Stock of such Company SAR Award, multiplied by (2) the total number of shares of Common Stock subject to such Company SAR Award, subject to applicable tax withholding. Any Company SAR Award that has a grant price per share of Common Stock that is greater than or equal to the Common Stock Merger Consideration will, as of the Effective Time, be cancelled for no consideration.

Company Market Performance Unit Award. At the Effective Time, each Company MPU Award that is outstanding immediately prior to the Effective Time shall become vested and nonforfeitable with respect to all or a portion of such Company MPU Award, with such portion to be calculated based on the greater of (i) achievement of the applicable performance goal as calculated based on the Common Stock Merger Consideration and (ii) the achievement of the applicable Achievement Percentage, and such Company MPU Award shall be cancelled and converted automatically into the right to receive an amount in cash equal to the payout amount determined under the applicable award agreement based on the Achievement Percentage as applied to the applicable tranche of Company MPU Award, subject to applicable tax withholding.

Payment for Shares in the Merger

At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with a paying agent in trust for the benefit of holders of Shares, cash sufficient to pay the aggregate Merger Consideration.

As soon as reasonably practicable (and no later than three business days) after the Effective Time, the surviving corporation shall cause the paying agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (other than Cancelled Shares, Converted Shares and Dissenting Shares) (i) a letter of transmittal and (ii) instructions for effecting the surrender of such certificates to the paying agent in exchange for payment of the Merger Consideration. Upon surrender to the paying agent of certificates, together with the letter of transmittal, duly completed and validly executed, and such other customary documents as may be reasonably required, the holder of such certificates will be entitled to receive payment of the Merger Consideration which the holder is entitled to pursuant to the Merger Agreement in respect of each Share formerly represented by such certificate (without interest and after giving effect to any required tax withholding).

As soon as reasonably practicable after the Effective Time, Parent will, or will cause the surviving corporation to, cause the paying agent to pay and deliver to each holder of non-certificated Shares represented by book-entry (other than Cancelled Shares, Converted Shares and Dissenting Shares) the applicable Merger Consideration in accordance with the Merger Agreement in respect of each such Share formerly represented by book-entry.

Representations and Warranties

The Merger Agreement contains representations and warranties of ORBCOMM, subject to certain exceptions in the Merger Agreement, in ORBCOMM’s confidential disclosure letter delivered in connection with the Merger Agreement and in ORBCOMM’s public filings, as to, among other things:

•	due organization of ORBCOMM and its subsidiaries;

•	ownership of subsidiaries;

•	capitalization;

•	corporate power and authority relating to the execution, delivery and performance of the Merger Agreement;

•	consents and approvals relating to the execution, delivery and performance of the Merger Agreement and consummation of the Merger and the absence of certain violations related thereto;

•

the forms, documents and reports required to be filed or furnished with the SEC, accuracy of the consolidated financial statements of ORBCOMM included in such documents, the establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting, the absence of material unresolved complaints, allegations, assertions or claims regarding ORBCOMM’s accounting or auditing practices and compliance in all material respects with applicable listing and corporate governance rules and regulations of the NASDAQ;

•	the absence of certain changes or events;

•	the accuracy of the information supplied for the purposes of this proxy statement;

•	compliance with applicable laws and ORBCOMM’s permits;

•	tax returns and other tax matters;

•	the absence of undisclosed liabilities;

•	the absence of certain actions, proceedings or orders;

•	employee benefit plans and other agreements, plans and policies with or concerning employees;

•	intellectual property;

•	material contracts;

•	real and personal property matters;

•	the absence of certain liabilities relating to, and violations of, environmental laws;

•	insurance policies;

•	broker’s fees;

•	the opinion of ORBCOMM’s financial advisor;

•	the inapplicability of anti-takeover laws and anti-takeover provisions in the organizational documents of ORBCOMM to the transactions contemplated by the Merger Agreement; and

•	affiliate transactions.

The Merger Agreement also contains representations and warranties of Parent and Merger Sub, subject to certain exceptions in the Merger Agreement and Parent’s confidential disclosure letter delivered in connection with the Merger Agreement, as to, among other things:

•	due organization;

•	the operations of Merger Sub;

•	corporate power and authority relating to the execution, delivery and performance of the Merger Agreement;

•	consents and approvals relating to the execution, delivery and performance of the Merger Agreement and the absence of certain violations with respect thereto;

•	the accuracy of the information supplied for the purposes of this proxy statement;

•	the absence of certain actions, proceedings or orders;

•

the enforceability of the executed Equity Commitment Letter and Debt Commitment Letter providing for a commitment to provide equity financing and debt financing, respectively, to Parent, and the sufficiency of the proceeds to be disbursed under the commitment letters, together with other sources of financing available to Parent, to pay the aggregate Merger Consideration and the other amounts payable under the Merger Agreement, and the enforceability of the commitment letters;

•	the enforceability of the Limited Guaranty delivered by certain funds advised by GI Partners agreeing to fund certain obligations of Parent in connection with the Merger Agreement;

•	the absence of beneficial ownership of Shares by Parent and its subsidiaries;

•	broker’s fees;

•	solvency; and

•	sanctions.

Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a “Company Material Adverse Effect” or “Parent Material Adverse Effect” qualification, as discussed below.

For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any fact, circumstance, change, event, occurrence or effect that (i) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of ORBCOMM and its subsidiaries, taken as a whole or (ii) materially impairs or prevents, or would reasonably be expected to materially impair or prevent, ORBCOMM from consummating the Merger. However, none of the following, and no effect arising out of, relating to or resulting from the following, will constitute or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect:

•

any facts, circumstances, changes, events, occurrences or effects generally affecting (A) the industries in which ORBCOMM and its subsidiaries operate or (B) the economy, credit, debt, securities or financial or capital markets in the United States or elsewhere in the world, including changes in interest or exchange rates or deterioration in the credit markets generally; or

•

any facts, circumstances, changes, events, occurrences or effects to the extent arising out of, resulting from or attributable to (A) changes or prospective changes in law, in GAAP or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, (B) entry into and consummation and performance of the Merger Agreement (including any action taken or omitted to be taken by ORBCOMM at the request of or with the written consent of Parent or Merger Sub) and the transactions contemplated thereby and the public announcement thereof (except with respect to any representation or warranty in the Merger Agreement that is intended to address the consequences of the entry into, public announcement, pendency, consummation or performance of, the Merger Agreement), (C) acts of war or any outbreak of hostilities, sabotage, terrorism or cyber-attack, or any escalation or worsening thereof, (D) weather, pandemics (including COVID-19), earthquakes, hurricanes, tornados, natural disasters, climatic conditions or other force majeure events, whether or not weather-related, (E) any law or directive issued by a governmental entity providing for business closures, changes to business operations, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19) or any change in such law, directive or interpretation thereof following the date of the Merger Agreement or ORBCOMM’s or any of its subsidiaries’ compliance therewith, (F) regulatory, legislative and political conditions or developments, (G) any change resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or their respective affiliates, (H) any decline in the market price, or change in trading volume, of the Common Shares (or the volatility thereof), or (I) any failure to meet any internal or public projections, forecasts or estimates of revenue, earnings, cash flow or cash position, or other metrics.

However, with respect to the matters described in the first bullet above and clauses (A), (C), (D), (E) and (F) of the second bullet above, such effects may be taken into account to the extent they have a disproportionate adverse effect on ORBCOMM and its subsidiaries, taken as a whole, in relation to others in the industries of ORBCOMM and its subsidiaries. In addition, with respect to the effects described in clauses (H) and (I) of the second bullet above, the underlying cause of any such effects may be taken into account unless such underlying cause is otherwise excluded by the Merger Agreement.

For purposes of the Merger Agreement, a “Parent Material Adverse Effect” means any fact, circumstance, change, event, occurrence or effect that, individually or in the aggregate, materially impairs, materially delays or prevents, or would reasonably be expected to materially impair, materially delay or prevent, Parent or Merger Sub from consummating the Merger prior to the Termination Date.

Conduct of Business Pending the Merger

The Merger Agreement provides that, from and after the date of the Merger Agreement and prior to the Effective Time or earlier termination of the Merger Agreement, except with Parent’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned), as required by applicable law, as expressly contemplated in the Merger Agreement, or set forth in ORBCOMM’s confidential disclosure letter, ORBCOMM will, and will cause its subsidiaries to, (i) conduct its business in all material respects in the ordinary course consistent with past practice and (ii) use commercially reasonable efforts to preserve its business organization intact and maintain existing relations with key customers, suppliers, partners, and other third parties with whom ORBCOMM and its subsidiaries have significant business relationships.

In addition, from and after the date of the Merger Agreement and prior to the Effective Time or earlier termination of the Merger Agreement, except with Parent’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned), as required by applicable law, as expressly contemplated in the Merger Agreement, or set forth in ORBCOMM’s confidential disclosure letter, ORBCOMM will not, and will not permit any of its subsidiaries to, take any of the following actions:

•

declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or equity interests, except for (i) in connection with intercompany transactions with its subsidiaries and (ii) dividends payable with respect to the Preferred Shares;

•	other than in the case of wholly owned subsidiaries, split, combine, subdivide, adjust, amend the terms of or reclassify any of its capital stock or equity interests;

•

issue, deliver, sell, pledge, grant, transfer or otherwise encumber any shares of its capital stock or other equity securities or any option, warrant or other right to acquire or receive any shares of its capital stock or other equity securities, redeem, purchase or otherwise acquire any shares of its capital stock or other equity securities, other than (A) in connection with the exercise, vesting or settlement, as applicable, of any Company RSU Awards, Company SAR Awards and/or Company MPU Awards outstanding as of the date of the Merger Agreement, (B) the issuance of Common Shares in respect of a participant’s accumulated contributions under ORBCOMM’s ESPP in accordance with ORBCOMM’s ESPP at the conclusion of the final offering thereof, (C) the issuance by the Company or any of its wholly owned subsidiaries of any shares of capital stock or equity interest to the Company or any wholly owned subsidiary of ORBCOMM, (D) the grant of any liens to secure obligations of ORBCOMM or any of its subsidiaries in respect of any permitted indebtedness or (E) the issuance of Common Shares upon conversion of Preferred Shares in accordance with its terms;

•

amend their respective organizational documents, except, in the case of its subsidiaries, for amendments that would not be materially adverse to ORBCOMM or adversely impact the transactions contemplated by the Merger Agreement;

•

other than (A) acquisitions of property in the ordinary course of business consistent with past practices, (B) pursuant to permitted dispositions, or (C) in connection with intercompany transactions between ORBCOMM and its wholly-owned subsidiaries or among its wholly owned subsidiaries, acquire any entity, business or assets that constitute a business or division of any Person or make any investments in or loans or capital contributions to any third party, in each case for an amount in excess of $2 million in the aggregate;

•	other than as contemplated in ORBCOMM’s confidential disclosure letter, make any capital expenditures that exceed $3 million in the aggregate;

•

other than in the ordinary course of business consistent with past practices or in transactions among wholly owned subsidiaries of ORBCOMM, dispose of any entity, business, rights or assets for a purchase price or, if no purchase price is received, with a value, in excess of $3 million in the aggregate or dispose of any owned real property or mortgage, pledge or subject to any lien (other than certain permitted liens) any real property;

•	except for draws under ORBCOMM’s existing revolving credit facility, create, incur, assume or otherwise be liable with respect to, or modify the terms of, any indebtedness for borrowed money in an amount in excess of $2 million in the aggregate, excluding indebtedness solely among ORBCOMM and its wholly owned subsidiaries or among its wholly owned subsidiaries;

•

other than in the ordinary course of business consistent with past practices, renew or extend, materially amend or terminate, or waive any material right, remedy or default under, certain material contracts as set forth in the Merger Agreement, or enter into or materially amend any contract that, if existing on the date of the Merger Agreement, would be such a material contract, except (A) as otherwise permitted by the Merger Agreement or (B) for actions contemplated by the Agreement Related to IDP and OGX, dated as of October 21, 2020, by and between Inmarsat Global Limited and ORBCOMM;

•

merge, combine or consolidate ORBCOMM or any of its subsidiaries with and into any other person, other than (A) in the case of any wholly owned subsidiary of the ORBCOMM, to effect any acquisition or any disposition permitted by the Merger Agreement and (B) intercompany transactions involving ORBCOMM or its wholly owned subsidiaries;

•	adopt or enter into a plan of complete or partial liquidation, restructuring, capitalization, reorganization or dissolution (other than with respect to or among wholly owned subsidiaries of ORBCOMM);

•

waive, settle or compromise any pending or threatened action against ORBCOMM or any of its subsidiaries, other than waivers, settlements or agreements (A) for an amount not in excess of $1 million in the aggregate, and (B) that do not impose any material restrictions on the operations or businesses of ORBCOMM or its subsidiaries, taken as a whole, or any equitable relief on, or the admission of wrongdoing by, ORBCOMM or any of its subsidiaries;

•

except as required by any Company Benefit Plan (as defined in the Merger Agreement), (A) increase the compensation or severance benefits of any director, officer, individual independent contractor or employee of ORBCOMM or any of its subsidiaries, except for increases in base salary and payments of cash incentive compensation to individuals who are not “executive officers” of ORBCOMM in the ordinary course of business consistent with past practices, (B) adopt any material new employee benefit plan or arrangement or materially amend, modify or terminate any existing Company Benefit Plan, in each case, other than (1) as would not materially increase the cost to ORBCOMM or its subsidiaries or (2) offer letters that are entered into in the ordinary course of business consistent with past practices with newly hired employees who are not “executive officers” and that do not provide for any severance benefits, (C) take any action to accelerate the vesting or payment, or the funding of any payment or benefit under, any Company Benefit Plan, (D) recognize any union or other labor organization as the representative of any of the employees of ORBCOMM or any of its subsidiaries or enter into any collective bargaining agreements, (E) hire or terminate the employment or services of any “executive officer” of ORBCOMM, other than a termination for cause or due to permanent disability, (F) permit (1) the commencement of any new offering periods under ORBCOMM’s ESPP, (2) participants to increase deductions under ORBCOMM’s ESPP, or (3) new participants to begin participation in ORBCOMM’s ESPP, or (G) grant to any director, officer, independent contractor or employee of ORBCOMM or any of its subsidiaries any right to reimbursement, indemnification or payment for any taxes;

•	make any change in financial accounting methods, principles, policies or practices of ORBCOMM or any of its subsidiaries, except insofar as may be required by GAAP or applicable law;

•

make (other than in connection with the filing of tax returns in the ordinary course of business consistent with past practices), change or revoke any entity classification election or other material tax election, (B) enter into any settlement or compromise of any material tax liability, (C) file any amended material tax return, (D) adopt or change any material method of tax accounting or material annual tax accounting period (except as may be required by GAAP), (E) enter into any closing agreement relating to any material tax liability, (F) agree to extend the statute of limitations in respect of any material amount of taxes (other than pursuant to extensions of time to file tax returns obtained in the ordinary course of business consistent with past practices that do not require consent of a tax authority), (G) surrender any right to claim a material tax refund, or (H) initiate any material voluntary disclosure with or request any material ruling from a tax authority;

•

guarantee any indebtedness of a third party, enter into any “keep well” or other agreement to maintain any financial statement condition of a third party or enter into any arrangement having the economic effect of any of the foregoing;

•	enter into any new line of business outside of ORBCOMM’s and its subsidiaries’ existing businesses on the date of the Merger Agreement;

•	announce, implement or effect any reduction in force, layoff or other program resulting in the termination of employees, in each case, that would trigger the WARN Act;

•	fail to renew or maintain material existing insurance policies or comparable replacement policies, other than in the ordinary course of business consistent with past practices;

•

make any material change to any privacy policy that would affect ORBCOMM’s ability to collect or use personal data or (B) materially alter the security of IT assets, in each case, other than in the ordinary course of business consistent with past practices or for purposes of complying with applicable law;

•

terminate, materially amend, materially modify, renew, extend or cancel, or grant any material waiver or give any material consent under, any real property lease, except for (A) the extension or renewal of any existing real property lease in accordance with its terms and in the ordinary course of business consistent with past practices and (B) the expiration of any real property lease in accordance with its terms;

•

bid, offer, or seek to provide service under any U.S. government contract that requires ORBCOMM to have a facility security clearance or otherwise subjects ORBCOMM to a Defense Counterintelligence and Security Agency review pursuant to the National Industrial Security Program;

•

provide common carrier telecommunications services in the United States or seek authority to hold common carrier licenses or authorizations pursuant to the Communications Act of 1934, as amended, and all applicable FCC rules and policies, and applicable court orders; or

•	agree to take, make any commitment to take, or adopt any resolutions of ORBCOMM Board in support of, any of the foregoing.

Access

Subject to certain exceptions and limitations, from and after the date of the Merger Agreement until the earlier of the Effective Time or termination of the Merger Agreement, upon reasonable prior written notice, ORBCOMM shall, and shall cause its subsidiaries, officers, directors and employees to, give to Parent, Merger Sub and their respective representatives reasonable access, during normal business hours, to ORBCOMM’s officers, employees, properties, offices and other facilities, books, contracts and records. In addition, subject to certain limitations, from and after the No-Shop Period Start Date to the Effective Time or the termination of the Merger Agreement, upon the reasonable request of Parent and at reasonable times and upon reasonable prior notice, Parent and members of senior management of ORBCOMM will hold meetings no less frequently than once every two weeks to discuss post-Closing integration plans and progress in connection with Required Governmental Approvals and any other pre-closing filings.

The foregoing will not require ORBCOMM or its subsidiaries to permit access to (a) any inspection or any information that would violate any of its obligations with respect to confidentiality in effect as of the date hereof,

(b) any information that is subject to attorney client privilege or other privilege or trade secret protection or the work product doctrine, (c) information that in the reasonable opinion of ORBCOMM would result in a breach of a contract to which ORBCOMM or any of its subsidiaries are bound as of the date hereof or (d) information related to ORBCOMM’s sale process.

All information concerning ORBCOMM and its subsidiaries provided to Parent or Merger Sub or their respective representatives, financing sources or affiliates in connection with the transactions contemplated by the Merger Agreement shall be held in confidence in accordance with the confidentiality agreement between GI Data Infrastructure Fund LP and ORBCOMM, which will remain in full force and effect in accordance with its terms and shall apply to Parent and Merger Sub as if they were direct parties thereto.

Acquisition Proposal; Non-Solicitation

Actions Prior to “No-Shop Period Start Date”

Pursuant to the Merger Agreement, until the No-Shop Period Start Date, ORBCOMM, its subsidiaries, and their respective representatives were permitted to:

•	initiate, solicit or knowingly facilitate or knowingly encourage any inquiries, discussions or requests with respect to or the making of any Inquiry;

•	engage in or otherwise participate in any discussions or negotiations regarding an Acquisition Proposal or Inquiry or that would reasonably be expected to lead to an Acquisition Proposal; and

•

provide any access to its properties, books or records or any non-public information to any Person relating to ORBCOMM or any of its subsidiaries in connection with the foregoing pursuant to an acceptable confidentiality agreement, so long as ORBCOMM provides Parent any information relating to ORBCOMM or any of its subsidiaries that was not previously provided or made available to Parent and ORBCOMM and its subsidiaries shall not pay or reimburse or agree to pay or reimburse the expenses of any such person in connection with any Acquisition Proposals or any inquiries, discussions or requests with respect to or the making of any Inquiry, in each case without the prior written consent of Parent;

provided that, ORBCOMM was required to (a) promptly (and, in any event, within 24 hours) notify Parent orally and in writing (i) if any Acquisition Proposal was received by ORBCOMM, any of its subsidiaries or any of its or their representatives, indicating the identity of the person making such Acquisition Proposal and the material terms and conditions of any such Acquisition Proposal, (ii) if ORBCOMM determines to begin providing non-public information to any person and the identity of such person or persons receiving such non-public information, and (iii) of any change to the financial and other material terms and conditions of any Acquisition Proposal, and (b) otherwise keep Parent reasonably informed of the status and material terms of any such Acquisition Proposal, discussions or negotiations on a reasonably current basis (but in no event more often than once every 48 hours).

From the commencement of the go-shop period on the date of the Merger Agreement until the No-Shop Period Start Date, 57 buyers were contacted regarding their potential interest in exploring a transaction with the Company. Nine prospective buyers entered into executed confidentiality agreements with the Company and were provided with non-public information relating to the Company, and Company management met with four of these parties in-person, telephonically, or via videoconference. None of the Company’s discussions with interested parties has resulted in the submission of an Acquisition Proposal.

For purposes of the Merger Agreement, an “Excluded Party” means any person that submitted a written bona fide proposal prior to the No-Shop Period Start Date, which the ORBCOMM Board determined in good faith no later than the later to occur of (x) one business day after the start of the No-Shop Period Start Date and (y) three business days after ORBCOMM’s receipt of such written Acquisition Proposal (after consultation with its outside counsel and its financial advisor) is or would reasonably be expected to lead to a Superior Proposal (as defined below), provided, that such a person will cease to be an Excluded Party if either (A) at any time after the No-Shop Period Start Date, such person’s proposal is no longer outstanding, or (B) ORBCOMM has not provided Parent with a notice stating that it intends to terminate the Merger Agreement to pursue such person’s proposal on or prior to the 10th business day following the No-Shop Period Start Date.

An “Acquisition Proposal” means any inquiry, proposal or offer from any person (other than Parent and its subsidiaries) relating to, in a single transaction or series of transactions:

•

a merger, consolidation, dissolution, liquidation, recapitalization, share exchange, business combination or similar transaction involving ORBCOMM as a result of which the stockholders of ORBCOMM immediately prior to such transaction would cease to own at least 80% of the total voting power of ORBCOMM or any surviving entity (or any direct or indirect parent company thereof) immediately following such transaction,

•

the acquisition by any person of more than 20% of the total voting power represented by the outstanding voting securities of ORBCOMM or any of its subsidiaries if such voting power represents assets that constitute over 20% of the fair market value of the consolidated assets of ORBCOMM and its subsidiaries,

•

a tender offer or exchange offer or other transaction which, if consummated, would result in a direct or indirect acquisition by any person of more than 20% of the total voting power represented by the outstanding voting securities of ORBCOMM or any of its Subsidiaries if such voting power represents assets that constitute over 20% of the fair market value of the consolidated assets of ORBCOMM and its subsidiaries, or

•

the acquisition in any manner, directly or indirectly, of over 20% of the fair market value of the consolidated assets of ORBCOMM and its subsidiaries, in each case other than the transactions contemplated by the Merger Agreement.

Actions Following “No-Shop Period Start Date”

From the No-Shop Period Start Date (or, with respect to an Excluded Party, so long as such Excluded Party remains an Excluded Party in accordance with the Merger Agreement), ORBCOMM shall not, and shall cause each of its subsidiaries and their respective directors, officers and employees not to, and shall use reasonable best efforts to cause its representatives not to, directly or indirectly:

•	initiate, solicit or knowingly facilitate or knowingly encourage any Inquiries;

•

engage in or otherwise participate in any discussions or negotiations regarding an Acquisition Proposal or Inquiry or that would reasonably be expected to lead to an Acquisition Proposal, or provide any access to its properties, books or records or any non-public information to any person relating to ORBCOMM or any of its subsidiaries in connection with the foregoing;

•	enter into any other acquisition agreement or similar agreement (other than an acceptable confidentiality agreement) with respect to an Acquisition Proposal;

•	approve, endorse, declare advisable or recommend any Acquisition Proposal;

•

take any action to make the provisions of any takeover statute or any restrictive provision of any applicable anti-takeover provision in the certificate of incorporation or bylaws of ORBCOMM inapplicable to any transactions contemplated by any Acquisition Proposal; or

•	authorize, commit to, agree or publicly propose to do any of the foregoing.

Within one business day following the No-Shop Period Start Date, ORBCOMM will notify Parent in writing of the identity of each Excluded Party.

On the No-Shop Period Start Date, ORBCOMM will, and will cause its subsidiaries and its and their directors, officers and employees and shall instruct its affiliates and other representatives to immediately cease all solicitations, discussions and negotiations with any persons (other than Parent and its representatives and any Excluded Party and its representatives so long as such Excluded Party remains an Excluded Party in accordance with the Merger Agreement) that may be ongoing with respect to an Acquisition Proposal and, within five business days of the No-Shop Period Start Date, request that each such person promptly return or destroy all confidential information furnished to such person by or on behalf of ORBCOMM in connection with any such Acquisition Proposal. Notwithstanding the occurrence of the No-Shop Period Start Date, ORBCOMM may continue to engage in the activities permitted during the period prior to the No-Shop Period Start Date with respect to any Excluded Party (so long as such Excluded Party remains an Excluded Party in accordance with the Merger Agreement).

However, at any time following the No-Shop Period Start Date and prior to the time Stockholder Approval is obtained, if ORBCOMM receives a bona fide written Acquisition Proposal from a third party that did not result from a breach of ORBCOMM’s obligations relating to the go-shop period or its non-solicitation obligations and the ORBCOMM Board determines in good faith after consultation with its financial advisor and outside legal counsel (i) that such Acquisition Proposal constitutes, or would reasonably be expected to result in, a Superior Proposal and (ii) that failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law, then ORBCOMM and its representatives may (x) contact the person making such Acquisition Proposal to clarify the terms and conditions thereof so as to determine whether such Acquisition Proposal constitutes, or could reasonably be expected to result in, a Superior Proposal, (y) provide information to such person if ORBCOMM receives an acceptable confidentiality agreement from such person; provided, that ORBCOMM will make available to Parent and Merger Sub any non-public information concerning ORBCOMM or its subsidiaries that is provided to any such person which was not previously made available to Parent or Merger Sub, and (z) engage or participate in any discussions or negotiations with such person, in each case, subject to the requirement that ORBCOMM must:

•

promptly (and, in any event, within 24 hours) notify Parent orally and in writing if any Acquisition Proposal is received by ORBCOMM, any of its subsidiaries or any of its or their representatives, indicating the identity of the person making such Acquisition Proposal and the material terms and conditions of any such Acquisition Proposal;

•

promptly (and, in any event, within 24 hours) notify Parent orally and in writing (i) if ORBCOMM determines to begin providing non-public information to any person in accordance with the Merger Agreement and the identity of such person receiving such non-public information, (ii) from and after the No Shop Period Start Date (or, with respect to an Excluded Party, from and after the date such Person is no longer an Excluded Party), if ORBCOMM determines to engage in negotiations or discussions concerning an Acquisition Proposal in accordance with the Merger Agreement and (iii) of any change to the financial and other material terms and conditions of any Acquisition Proposal; and

•

otherwise keep Parent reasonably informed of the status and material terms of any such Acquisition Proposal, discussions or negotiations on a reasonably current basis (but in no event more often than once every 48 hours), including by providing a copy of all proposals, offers or drafts of proposed agreements.

A “Superior Proposal” means a bona fide written Acquisition Proposal that the ORBCOMM Board has determined in its good faith judgment, after consultation with its financial advisor and outside legal counsel, and taking into consideration all factors (including legal, financial, financing (including availability thereof), and regulatory risks and timing) that the ORBCOMM Board deems relevant, to be more favorable to ORBCOMM’s stockholders from a financial point of view than the transactions contemplated by the Merger Agreement; provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” and “80%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”

Change in the ORBCOMM Board Recommendation

The ORBCOMM Board has unanimously recommended that ORBCOMM stockholders vote “FOR” the Merger Proposal. Generally, the ORBCOMM Board may not:

•

withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify), in each case in a manner adverse to Parent, the recommendation of the ORBCOMM Board that ORBCOMM’s stockholders adopt the Merger Agreement;

•	fail to include the ORBCOMM Board’s recommendation in this Proxy Statement;

•	adopt, approve or recommend or endorse or otherwise declare advisable, or publicly propose to adopt, approve or recommend, any Acquisition Proposal;

•

fail to publicly reaffirm the ORBCOMM Board’s recommendation in connection with the public disclosure by ORBCOMM of an Acquisition Proposal (other than of the type referred to in the immediately succeeding bullet) by any person other than Parent and Merger Sub; provided that ORBCOMM is not required to make such reaffirmation more than once in respect of such public disclosure of an Acquisition Proposal except in connection with any material amendment of such Acquisition Proposal (and no more than once in connection with each such amendment); or

•

fail to recommend on Schedule 14D-9 against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D within 10 business days after the commencement of such tender offer or exchange offer.

The actions described in the bullet points above are referred to as a “Change of Recommendation”.

Prior to the time the Stockholder Approval is obtained, the ORBCOMM Board may (a) effect a Change of Recommendation contemplated by the first two bullets above if, upon the occurrence of an Intervening Event, the ORBCOMM Board determines in good faith, after consultation with its outside legal counsel, that failure to do so would be reasonably likely to be inconsistent with its fiduciary obligations under applicable law or (b) if ORBCOMM receives a written, bona fide Acquisition Proposal that the ORBCOMM Board concludes in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a Superior Proposal and such Acquisition Proposal did not result from a breach of ORBCOMM’s non-solicitation obligations, (x) effect a Change of Recommendation and/or terminate the Merger Agreement in order to enter into an Acquisition Agreement providing for such Superior Proposal, and, in the case of either clause (a) or (b):

•	ORBCOMM provides, at least four business days in advance, a Notice of Change of Recommendation/Termination;

•

during such four business day period after providing such notice, ORBCOMM negotiates, and causes its representatives to be available to negotiate, with Parent and Merger Sub in good faith to make such adjustments to the terms and conditions of the Merger Agreement as would eliminate the need for ORBCOMM to effect a Change of Recommendation and/or terminate the Merger Agreement; and

•

upon the conclusion of such four business day period, the ORBCOMM Board determines in good faith, after consultation with its outside legal counsel and, with respect to clause (A) below, its financial advisor, taking into account any changes to the Merger Agreement proposed by Parent in response to the Notice of Change of Recommendation/Termination, that (A) the Superior Proposal giving rise to the Notice of Change of Recommendation/Termination continues to be a Superior Proposal or (B) in the case of an Intervening Event, the failure of the ORBCOMM Board to effect a Change of Recommendation would continue to be reasonably likely to be inconsistent with its fiduciary obligations under applicable law.

Any amendment to the financial terms or any other material change to the terms of a Superior Proposal shall require ORBCOMM to deliver a new Notice of Change of Recommendation/Termination and ORBCOMM shall be required to comply again with the requirements above, except with a two business day negotiation period instead of a four business day negotiation period.

An “Intervening Event” means a material event, occurrence, development or change in circumstances with respect to ORBCOMM and its subsidiaries, taken as a whole, that occurred or arose after the date of the Merger Agreement, which was neither known to, nor reasonably foreseeable by, the ORBCOMM Board as of the date of the Merger Agreement and becomes known to or by the ORBCOMM Board prior to the time the Stockholder Approval is obtained and does not relate to (i) the receipt, existence of or terms of an Inquiry or Acquisition Proposal or any consequence thereof and (ii) changes in the market price or trading volume of the Common Shares or the fact that ORBCOMM meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (provided, however, that the underlying causes of such change or fact shall not be excluded).

Company Stockholders Meeting

ORBCOMM has agreed to take all action required under the DGCL and its certificate of incorporation and bylaws to duly call, give notice of and convene and hold a meeting of holders of Shares promptly following the mailing of this proxy statement to consider and vote upon the approval of the Merger Agreement; provided that ORBCOMM may postpone or adjourn the meeting with Parent’s consent, for the absence of a quorum, to allow reasonable additional time to solicit additional proxies if ORBCOMM has not received proxies representing a sufficient number of Common Shares to adopt the Merger Agreement, if required by applicable law or to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure; provided that such meeting will not be postponed or adjourned beyond 30 days after the date on which it was originally scheduled without the prior consent of Parent.

Subject to the ORBCOMM Board’s right to make a Change of Recommendation, as described in the section of this proxy statement entitled “Change in the ORBCOMM Board Recommendation,” the ORBCOMM Board must include its recommendation regarding the Merger Agreement in this proxy statement.

Financing and Financing Cooperation

Parent and Merger Sub have obtained committed financing consisting of (i) equity to be provided by the Equity Investors and (ii) debt financing to be provided by the Debt Commitment Parties. In connection with the Merger Agreement, Parent and Merger Sub have delivered to ORBCOMM copies of the Financing Letters. Notwithstanding anything in the Merger Agreement to the contrary, in no event shall the receipt or availability of any funds or financing (including the financing contemplated by the Financing Letters) by or to Parent or any of its affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub under the Merger Agreement.

Equity Financing

The Equity Commitment Letter provides that the Equity Investors will provide, upon the terms and subject to the conditions set forth in the Equity Commitment Letter, an aggregate amount in cash equal to $796.6 million in equity financing for the purpose of funding in part, the payment of the amounts payable under the Merger Agreement, the refinancing of certain of ORBCOMM’s existing indebtedness outstanding as of the closing of the Merger and the payment of fees and expenses related to the transactions, in each case in accordance with the Merger Agreement. The obligations of the members of the Equity Investors to provide the equity financing under the Equity Commitment Letter are subject to a number of conditions, including, but not limited to: (x) the satisfaction or waiver by Parent of each of the conditions to Parent’s obligations to consummate the transactions contemplated by the Merger Agreement pursuant to the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions at the closing), (y) the funding or irrevocable confirmation of the lenders party to the Debt Commitment Letter that all conditions to the funding of the debt financing have been satisfied and the debt financing will be funded at the closing if the equity financing is funded by the Equity Investors at the closing, and (z) the remainder of the equity financing has or will be funded at the closing by the other Equity Investors.

The obligation of the Equity Investors to fund the equity commitment will automatically and immediately terminate upon the earliest to occur of: (i) the closing of the Merger, (ii) the valid termination of the Merger Agreement, and (iii) the date that ORBCOMM or any of its partners, members, stockholders, employees, officers or controlled affiliates institutes certain suits, actions or other legal proceedings.

ORBCOMM is an express third-party beneficiary of the rights granted to Parent under the Equity Commitment Letter for the purpose of obtaining specific performance of Parent’s right to cause the equity commitment to be funded to Parent under the Equity Commitment Letter (solely to the extent that Parent is permitted to enforce the equity commitment pursuant to the terms thereof and of the Merger Agreement).

Debt Financing

The Debt Commitment Letter provides that the Debt Commitment Parties will provide, upon the terms and subject to the conditions set forth in the Debt Commitment Letter, in the aggregate up to $410 million in debt financing (not all of which is expected to be drawn at the closing of the Merger), consisting of the following:

•	$360 million senior secured first lien term loan facility; and

•	$50 million senior secured first lien revolving facility.

The proceeds of the debt financing will be used (i) to finance, in part, the payment of the amounts payable under the Merger Agreement, the refinancing of certain of ORBCOMM’s existing indebtedness outstanding as of the closing of the Merger and the payment of fees and expenses related to the transactions, (ii) to provide ongoing working capital, and (iii) for other general corporate purposes.

The obligations of the Debt Commitment Parties to provide the debt financing under the Debt Commitment Letter are subject to a number of customary conditions, including, but not limited to (as applicable):

•

the consummation of the Merger in accordance with the Merger Agreement as in effect on April 7, 2021 (without giving effect to any amendments, waivers, modifications or consents thereof or thereto that are materially adverse to the Debt Commitment Parties without the consent of the lead arrangers);

•	the consummation of the equity financing;

•	the absence of a Company Material Adverse Effect since April 7, 2021;

•

subject to certain limitations and exceptions, the accuracy in all material respects as of the closing of the Merger of certain specified representations and warranties in the Merger Agreement and certain specified representations and warranties in the loan documents; and

•

the borrower having used commercially reasonable efforts to afford the Debt Commitment Parties a marketing period of at least 15 consecutive business days (subject to certain blackout dates) following receipt of certain financial statements.

As of the date hereof, the documentation governing the debt financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

Financing Cooperation

Pursuant to the Merger Agreement, Parent and Merger Sub shall use, and shall cause their respective subsidiaries and their respective officers, directors and employees to use, reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the financing on the terms and subject only to the conditions set forth in the Financing Letters. In the event that any portion of the debt financing becomes unavailable, or the Debt Commitment Letter or any definitive agreement for the debt financing shall be withdrawn, repudiated, terminated or rescinded, regardless of the reason therefor, Parent and Merger Sub will use reasonable best efforts to obtain alternative debt financing (in an amount sufficient, when taken together with other available funds, to consummate the Merger and to make all payments required to be made by Parent or Merger Sub in connection therewith) from the same or other sources on terms and conditions that are not less favorable to Parent and its subsidiaries than the terms and conditions set forth in the Debt Commitment Letter.

In connection with the efforts of Parent and Merger Sub to arrange the financing, prior to the closing of the Merger, ORBCOMM shall use its reasonable best efforts to, and shall cause its subsidiaries to use their reasonable best efforts to, and shall use its reasonable best efforts to cause its and their representatives to, provide, in each case at Parent’s sole cost and expense and subject to certain exceptions set forth in the Merger Agreement, such cooperation as is customary and reasonably requested by Parent in connection with the arrangement of the debt financing,including by:

•

making appropriate senior officers of ORBCOMM and its subsidiaries available for participation in a reasonable number of meetings (including meetings with prospective lenders), presentations, road shows, due diligence sessions and sessions with rating agencies;

•

executing and delivering definitive agreements with respect to the debt financing and related certificates and other documents as may be reasonably requested by Parent, and to the extent required by the debt financing, reasonably assisting in facilitating the pledging of, and perfection of security interests in, collateral;

•

furnishing Parent and the Debt Commitment Parties as promptly as reasonably practicable with the financial statements of ORBCOMM and its consolidated subsidiaries as required by the Debt Commitment Letter and, as promptly as reasonably practicable following the delivery of a request therefor to ORBCOMM by Parent, such financial and other information regarding ORBCOMM and its subsidiaries as is reasonably available to ORBCOMM at such time and is customarily required in connection with the financings of a type similar to the debt financing;

•

in each case following Parent’s reasonable request, assisting Parent and Merger Sub in the preparation of customary (A) confidential information memoranda and other customary marketing materials, (B) materials for rating agency presentations and (C) definitive documentation for the debt financing;

•

following Parent’s reasonable request, using reasonable best efforts to cause directors and officers who will continue to hold such offices and positions from and after the consummation of the Merger to execute resolutions or consents of ORBCOMM and its subsidiaries with respect to entering into the definitive documentation for the debt financing and otherwise as necessary to authorize consummation of the debt financing;

•

if requested by Parent, provide, at least three business days prior to the closing of the Merger, all documentation and other information relating to ORBCOMM and its subsidiaries as is required by applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and including, if ORBCOMM or any of its subsidiaries qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230, a beneficial ownership certification as required by 31 C.F.R. § 1010.230, to the extent requested by Parent in writing at least 10 business days prior to the closing of the Merger;

•

executing and delivering one or more customary authorization letters in connection with the confidential information memoranda as contemplated by the Debt Commitment Letter or otherwise that are customarily required in connection with the financings of a type similar to the debt financing;

•	reasonably cooperating with the marketing and due diligence efforts of Parent and the Debt Commitment Parties for any portion of the debt financing;

•

on or prior to the closing of the Merger, delivering customary payoff letters, in form and in substance reasonably satisfactory to Parent and the Debt Commitment Parties, specifying the aggregate amount required to be paid with respect to ORBCOMM’s existing credit facilities and providing for the discharge and release, upon payment of such amounts, of any obligations, guarantees, liens and other security interests with respect thereto; and

•	if requested by Parent, assisting Parent in connection with Parent’s preparation of customary pro forma financial statements.

Notwithstanding the foregoing, subject to certain exceptions set forth in the Merger Agreement, neither ORBCOMM nor any of its subsidiaries shall be required to take or permit the taking of any action pursuant to the financing cooperation covenant in the Merger Agreement that would (A) require ORBCOMM, its subsidiaries or any directors, officers or employees of ORBCOMM or its subsidiaries to pass any resolution or consent to approve or authorize the consummation of the debt financing that is effective prior to the closing of the Merger or execute or deliver any certificate, document, instrument or agreement (other than any prepayment notices required to be delivered with respect to ORBCOMM’s existing credit facilities and customary authorization letters) that is effective prior to the closing of the Merger, (B) cause any representation or warranty in the Merger Agreement to be breached by ORBCOMM or any of its subsidiaries, (C) require ORBCOMM or any of its subsidiaries to pay any commitment or other similar fee or incur any other expense, liability or obligation in connection with the debt financing prior to the closing of the Merger unless promptly reimbursed in accordance with the Merger Agreement, (D) cause any director, officer or employee or stockholder of ORBCOMM or any of its subsidiaries to incur any personal liability, (E) conflict with the organizational documents of ORBCOMM or its subsidiaries or any applicable laws, (F) reasonably be expected to result in a material violation or breach of, or a default under, any contract to which ORBCOMM or any of its subsidiaries is a party, (G) provide access to or disclose information that ORBCOMM or any of its subsidiaries determines would jeopardize any attorney-client privilege of ORBCOMM or any of its subsidiaries or could reasonably be expected to result in the disclosure of any trade secrets or violate confidentiality obligations binding ORBCOMM or any of its subsidiaries, (H) prepare any financial statements that are not available to it and prepared in the ordinary course of its financial reporting practice, or (I) result in ORBCOMM or any of its subsidiaries being an issuer or obligor under the debt financing prior to the closing of the Merger.

Parent shall, promptly upon request by ORBCOMM, reimburse ORBCOMM for all reasonable out-of-pocket costs and expenses incurred by ORBCOMM or its subsidiaries or their respective representatives (including reasonable and documented fees and expenses of ORBCOMM’s legal and financial advisors) in connection with the financing cooperation covenant in the Merger Agreement and shall indemnify and hold harmless ORBCOMM and its subsidiaries and their respective representatives from and against any and all losses, damages, claims, judgments, inquiries, fines, costs or expenses suffered or incurred by them in connection with the arrangement of the debt financing, any action taken by them at the request of Parent pursuant to the financing cooperation covenant in the Merger Agreement and any information used in connection therewith (other than information provided in writing by ORBCOMM or its subsidiaries specifically for use in connection with the debt financing), in each case, other than as a result of fraud, bad faith, gross negligence or willful misconduct by such representatives.

Employee Matters

For one year following the Closing Date, Parent will, or will cause its applicable subsidiary to, provide each employee of ORBCOMM and its subsidiaries who continues in employment with Parent, the surviving corporation or their subsidiaries immediately following the Effective Time (collectively, the “Continuing Employees”) with (i) a base salary or regular hourly wage (whichever is applicable) and a short-term cash incentive compensation opportunity, that, in each case, is not less than the base salary or regular hourly wage and short-term cash incentive compensation opportunity in effect for, or available to, the applicable Continuing Employee as of immediately prior to the Effective Time, (ii) severance benefits and on terms and conditions, in each case, that are no less favorable than the severance benefits and protections provided to each such Continuing Employee as of immediately prior to the Effective Time and as set forth in in ORBCOMM’s confidential disclosure schedules and (iii) other compensation opportunities (excluding any equity award or other long-term compensation opportunities) and employee benefits (excluding any severance, change-in-control or retention benefits) that are, in each case, substantially similar in the aggregate to the other compensation (excluding any equity award or other long-term compensation opportunities) and employee benefits (excluding any severance, change-in-control or retention benefits), respectively, provided or available to the applicable Continuing Employee as of immediately prior to the Effective Time.

From and after the Effective Time, Parent will honor and assume, or will cause to be honored and assumed, the terms of all employee benefit plans of ORBCOMM that remain in effect as of the Effective Time in accordance with their terms. In addition, Parent will cause any employee benefit plans of Parent and its subsidiaries in which the Continuing Employees are entitled to participate after the Closing Date to take into account for purposes of eligibility, vesting and benefit accruals (other than benefit accruals under any defined benefit pension plan or as would result in a duplication of benefits), service prior to the Effective Time by such employees to ORBCOMM and its subsidiaries (and any predecessors) as if such service were with Parent or its subsidiaries. Parent will also honor and assume all accrued but unused vacation or other paid time off.

With respect to any employee benefit plans maintained by Parent and its subsidiaries for the benefit of the Continuing Employees following the Closing Date, Parent will, and will cause the surviving corporation and its subsidiaries to, (i) waive any eligibility requirements or pre-existing condition limitations or waiting period requirements with respect to any such plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee to the same extent waived under the analogous employee benefit plans of ORBCOMM prior to the Closing Date, and (ii) give effect, in determining any deductible, co-insurance and maximum out-of-pocket limitations, to any eligible expenses paid by such employees during the calendar year in which the Effective Time occurs (or such later date on which a Continuing Employee commences participation in any new plan of the surviving corporation and its subsidiaries) under analogous employee benefit plans of ORBCOMM.

Unless otherwise agreed to by ORBCOMM, Merger Sub and Parent, cash incentive bonus programs with an in-cycle performance period occurring during the year in which the closing occurs will be paid in the ordinary course of business consistent with past practice, based on actual achievement of the applicable performance goals (which performance goals will not be modified following the closing in a way that would be detrimental to the participants, and such calculation will exclude (i) merger-related transaction costs and (ii) costs and expenses incurred at the request of Parent or in connection with any post-closing restructuring or transaction that Parent desires to take following the Effective Time).

Efforts to Complete the Merger

ORBCOMM, Parent, and Merger Sub and their respective subsidiaries shall, and, with respect to clauses (ii) and (iv) below, shall cause their respective controlling affiliates to, each use their reasonable best efforts to promptly take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable under the Merger Agreement or applicable law or otherwise to consummate and make effective the transactions contemplated by the Merger Agreement as soon as practicable, including to timely (i) obtain from any governmental entities and any third parties any actions, non-actions, clearances, waivers, consents, approvals, expirations or terminations of waiting periods, permits or orders required to be obtained by ORBCOMM, Parent or any of their respective affiliates, in connection with the authorization, execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, (ii) make all registrations, filings, notifications or submissions which are necessary or otherwise deemed advisable by the parties with respect to the Merger Agreement and the Merger, including with respect to the Required Governmental Approvals, under (A) any applicable federal or state securities Law, (B) the HSR Act and any other applicable Regulatory Law (as defined below) or other applicable laws, including but not limited to those with respect to the Required Governmental Approvals and (C) any other applicable law, (iii) defend against any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Merger and the other transactions contemplated by the Merger Agreement, (iv) comply with any request under or with respect to the Required Governmental Approvals and any such other applicable laws for additional information, documents or other materials received by Parent or ORBCOMM from the Federal Trade Commission, the Department of Justice, the FCC, CFIUS, any governmental entities that regulate telecommunications facilities or telecommunications services in the jurisdictions in which ORBCOMM or its subsidiaries have such facilities or conduct business as of the date of Merger Agreement or any other governmental entity in connection with such applications or filings or the Merger, and (v) execute and deliver any additional instruments necessary to consummate the transactions contemplated by the Merger Agreement.

For purposes of the Merger Agreement “Regulatory Law” means (i) the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, Section 721 of the Defense Production Act of 1950, as amended, the Communications Act of 1934, as amended, applicable laws governing telecommunications services, equipment and/or facilities in any non-U.S. jurisdiction, and all other foreign or domestic Laws that are designed or intended to prohibit, restrict or regulate (i) foreign investment, (ii) foreign exchange or currency controls or (iii) actions having the purpose or effect of monopolization, restraint of trade or lessening of competition.

ORBCOMM, Parent, and Merger Sub have agreed to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transaction contemplated by the Merger Agreement no later than five business days after the later of the No-Shop Period Start Date and the date on which there is no longer any Excluded Party and to make, or cause to be made, all filings and authorizations, if any, required under any other applicable Regulatory Law (including, (i) with respect to CFIUS Approval, making a pre-notice filing with U.S. Department of Treasury under the DPA, and (ii) any other filings as may be required or otherwise deemed advisable by the Parties after good faith discussions) no later than 10 business days after the later of the No-Shop Period Start Date and the date on which there is no longer any Excluded Party. ORBCOMM, Parent and Merger Sub have also agreed to use their reasonable best efforts to supply, or cause to be supplied, as promptly as reasonably practicable any additional information and material that may be requested by a governmental entity pursuant to any Regulatory Law.

ORBCOMM and Parent will (and will cause their respective subsidiaries to), and Merger Sub will, use its reasonable best efforts to resolve any objections asserted with respect to the transactions contemplated by the Merger Agreement under any Regulatory Law. If any legal action is instituted (or threatened to be instituted)

challenging the transactions contemplated by the Merger Agreement as violative of any Regulatory Law, ORBCOMM and Parent will (and will cause their respective subsidiaries to), and Merger Sub will, cooperate in all respects and use its respective reasonable best efforts to contest and resist any such legal action and to have vacated, lifted, reversed or overturned any order, judgment, writ, stipulation, settlement, award, injunction, decree, arbitration award or finding of any governmental entity (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the transactions contemplated by the Merger Agreement.

Each of ORBCOMM, Parent and Merger Sub shall (i) cooperate with each other with respect to all matters relating to any governmental entity in respect of or relating to any regulatory, governmental, CFIUS, the FCC and all other governmental entities that regulate telecommunications facilities or telecommunications services in the jurisdictions in which ORBCOMM or its subsidiaries have such facilities or conduct business as of the date of the Merger Agreement, or matters including devising and implementing the strategy for obtaining the Required Governmental Approvals or any other necessary regulatory or governmental approvals or clearances, (ii) subject to any restrictions under any Regulatory Law, promptly notify each other of any material communication to that party from any governmental entity with respect to the Merger Agreement and the transactions and other agreements contemplated thereby and permit the other parties to review in advance any proposed material communication to any governmental entity, (iii) unless required by applicable law, not agree to participate in any meeting or teleconference with any governmental entity in respect of any filing, investigation or other inquiry with respect to the Merger Agreement and the transactions and other agreements contemplated thereby unless it consults with the other parties in advance and, to the extent permitted by such governmental entity, gives the other parties the opportunity to attend and participate thereat, (iv) subject to any restrictions under any Regulatory Law, furnish the other parties with copies of all material correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its subsidiaries and their respective representatives on the one hand, and any governmental entity or members of its staff on the other hand, with respect to the Merger Agreement and the transactions and other agreements contemplated thereby (excluding any documents and communications which are subject to the attorney-client privilege or other privilege or trade secret protection or the work product doctrine), and (v) furnish the other parties with such necessary information and reasonable assistance as such other parties may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental entity in connection with the Merger Agreement and the transactions and other agreements contemplated thereby, provided that the parties may reasonably designate competitively sensitive material provided pursuant to the Merger Agreement as “outside counsel only material”.

Parent and Merger Sub will use reasonable best efforts to take all actions reasonably necessary to address concerns raised in connection with any Required Governmental Approvals so as to secure such Required Governmental Approvals, including, as applicable: (i) (x) entering into a mitigation agreement, national security agreement or other similar arrangement or agreement, or (y) providing a letter of assurance or other similar assurance, in each case, as requested or imposed by a governmental entity, (ii) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such businesses, product lines, or assets of Parent or its subsidiaries (including the surviving corporation after the closing), and (iii) otherwise taking or committing to take actions that after the closing would limit Parent’s freedom of action with respect to, or its or their ability to operate and/or retain, one or more of the businesses, product lines, or assets of Parent or the surviving corporation and/or their respective subsidiaries. However, Parent or Merger Sub will not be required to take any action or make any undertaking contemplated by the immediately preceding sentence, or agree to any remedy or condition to obtain the expiration of any applicable waiting period under any law, to obtain any required consent or other approval from any governmental entity under any law, or to prevent the entry of, or have vacated, lifted, reversed or otherwise overturned, any applicable injunction, judgment or other order issued under any law:

•

that would require any such action or undertaking by, or would impose any such condition or restriction on, any of Parent’s affiliates (other than ORBCOMM or its subsidiaries or, after the Effective Time, the surviving corporation or its subsidiaries) or any direct or indirect portfolio companies of investment funds advised or managed by one or more affiliates of Parent or any investment funds advised or managed by one or more affiliates of Parent;

•	that would have a Company Material Adverse Effect (excluding the provisions of the proviso to the definition of such term); or

•

that would (x) have a material adverse impact on Parent’s ability to own, control, manage or operate ORBCOMM and its subsidiaries subsequent to the closing, or (y) have a material and adverse impact on the ability of GI Data Infrastructure Fund LP or its affiliates to own, control, manage or operate Parent and its subsidiaries subsequent to closing through the exercise of its voting or board representation rights or its right to receive information.

ORBCOMM agrees to (and to cause its subsidiaries to) use commercially reasonable efforts to (i) make cash on hand of ORBCOMM and its subsidiaries available at the closing to fund Merger Amounts to the extent requested by Parent and (ii) assist Parent in taking such actions that are reasonably requested in connection with any post-closing restructuring that it desires to take at or following the Effective Time.

Indemnification and Insurance

From and after the Effective Time, the surviving corporation will, and Parent will cause the surviving corporation to, indemnify and hold harmless, to the fullest extent permitted under applicable law, each present and former director and officer of ORBCOMM and its subsidiaries, and each fiduciary of a company benefit plan (collectively, together with such person’s heirs, executors or administrators, the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement incurred in connection with any actual or threatened action, whether civil, criminal, administrative or investigative, arising out of, related to or in connection with any action or omission occurring or alleged to have occurred whether prior to or at the Effective Time (including in connection with such Indemnified Parties’ service as a director or officer of ORBCOMM or any of its subsidiaries or a fiduciary of a company benefit plan or services performed by such persons at the request of or for the benefit of ORBCOMM or its subsidiaries), whether asserted or claimed prior to, at or after the Effective Time. In addition, from and after the Effective Time, each of Parent and the surviving corporation will advance costs and expenses (including attorneys’ fees) as incurred by any Indemnified Party promptly after receipt by Parent of a written request for such advance to the fullest extent permitted under applicable law; provided, that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately and finally determined by a court of competent jurisdiction that such Person is not entitled to indemnification. For six years from and after the Effective Time, Parent will cause the ORBCOMM certificate of incorporation and bylaws to contain provisions no less favorable to the Indemnified Parties with respect to indemnification, exculpation from liabilities and rights to advancement of expenses than those set forth in ORBCOMM’s certificate of incorporation and bylaws as of the date of the Merger Agreement, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of any Indemnified Party.

In addition, prior to the Effective Time, ORBCOMM will obtain and fully prepay the premium for a six-year “tail” insurance policy for claims arising from facts, acts, events or omissions that occurred on or prior to the Effective Time. If ORBCOMM fails to obtain such tail policy prior to the Effective Time, the surviving corporation shall obtain such a tail policy or continue to maintain in effect for a period of six years from and after the Effective Time the directors’ and officers’ liability insurance policies in place as of the date of the Merger Agreement. Any such tail policy or continued policy must have terms, conditions, retentions, coverage limits and limits of liability that are at least as favorable as the coverage provided in ORBCOMM’s existing policies as of the date of the Merger Agreement with a claims period of six years from the Effective Time. Notwithstanding the foregoing, in no event will ORBCOMM and its subsidiaries (or the surviving corporation, as applicable) be required to expend a premium in excess of 300% of the aggregate annual amount currently paid by ORBCOMM and its subsidiaries for such insurance and, if the annual premium of such insurance coverage exceeds such maximum amount, ORBCOMM or the surviving corporation will obtain a policy with the greatest coverage available for the maximum amount.

Coordination on Transaction Litigation

ORBCOMM and Parent have agreed to provide each other with prompt notice of any transaction litigation commenced against such party or any of its affiliates. In addition, ORBCOMM, Parent and Merger Sub have agreed to keep each other informed on a current basis of the status of any transaction litigation against such party or any of its affiliates and to give each other the opportunity to participate in the defense or settlement of any such transaction litigation (provided that ORBCOMM shall control such defense, settlement or prosecution), provided that no settlement or disclosure with respect to such litigation may be agreed by one party without the other party’s consent (such consent not to be unreasonably withheld or delayed).

Other Covenants and Agreements

The Merger Agreement also contains additional covenants, including covenants concerning (i) the filing of this proxy statement, (ii) public announcements with respect to the transactions contemplated by the Merger Agreement, (iii) resignation of existing directors, (iv) other actions related to takeover statutes and reporting requirements under Section 16 of the Exchange Act, (v) delisting of the Common Stock from the Nasdaq Stock Market, LLC and deregistered under the Securities Exchange Act of 1934, and (vi) Parent causing Merger Sub and the surviving corporation to perform their respective obligations under the Merger Agreement.

Conditions to Completion of the Merger

Each party’s obligation to complete the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

•	receipt of the Stockholder Approval;

•	receipt of the Required Governmental Approvals;

•

no law or order having been enacted, issued, promulgated, enforced or entered by a court of competent jurisdiction or other governmental entity of competent jurisdiction that is in effect and that restrains, enjoins or otherwise prohibits the consummation of the Merger or the other transaction contemplated by the Merger Agreement.

The respective obligations of Parent and Merger Sub to complete the Merger are subject to the satisfaction or waiver by Parent on or before the Effective Time of the following additional conditions:

•

the accuracy, except for any de minimis inaccuracies, of the representations and warranties of ORBCOMM with respect to capitalization as of the Closing Date (except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

•

the accuracy in all material respects of the representations and warranties of ORBCOMM with respect to due incorporation, obligations to repurchase equity, subsidiary securities, due authorization, recommendation of the ORBCOMM Board to adopt the Merger Agreement, and broker fees, in each case as of the Closing Date (except to the extent that any such representation and warranty speaks as of any earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

•

the accuracy in all respects of the representations and warranties of ORBCOMM with respect to the required stockholder approval to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby and the absence of any Company Material Adverse Effect since December 31, 2020 as of the Closing Date;

•

the accuracy of the other representations and warranties of ORBCOMM as of the Closing Date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct as of such specified date) interpreted without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on the term “Company Material Adverse Effect,” except where the failure of such representations and warranties to be true and correct, in the aggregate, does not constitute a Company Material Adverse Effect;

•	the performance by ORBCOMM in all material respects of its agreements and covenants contained in the Merger Agreement required to be performed or complied with by it at or prior to the Effective Time;

•

the receipt by Parent of a certificate signed by an executive officer of ORBCOMM, dated as of the Closing Date, to the effect that the conditions set forth in the five preceding bullet points have been satisfied; and

•	the absence of a Company Material Adverse Effect having occurred on or after the date of the Merger Agreement.

The obligation of ORBCOMM to complete the Merger is subject to the satisfaction or waiver by ORBCOMM on or before the Effective Time of the following additional conditions:

•

the accuracy of the representations and warranties of Parent and Merger Sub in all respects as of the Closing Date as if made at such date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct as of such specified date) interpreted without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on the term “Parent Material Adverse Effect,” except where the failure of such representations and warranties to be true and correct, in the aggregate, does not constitute a Parent Material Adverse Effect

•

the performance by each of Parent and Merger Sub in all material respects of the agreements and covenants required to be performed or complied with under the Merger Agreement at or prior to the Effective Time; and

•

the receipt by ORBCOMM of a certificate signed by an executive officer of Parent, dated as of the Closing Date, to the effect that the conditions set forth in the conditions set forth in the two preceding bullet points have been satisfied.

Termination

The Merger Agreement may be terminated and the Merger may be abandoned in the following circumstances:

•	at any time prior to the Effective Time by mutual written consent of ORBCOMM and Parent;

•	at any time prior to the Effective Time by either ORBCOMM or Parent:

•

if the Merger has not been consummated on or before the Termination Date, as may be extended pursuant to the Merger Agreement; provided that the foregoing termination right will not be available to a party if the failure of the Merger to have been consummated on or before the Termination Date was primarily caused by the failure of such Party to perform any of its obligations under the Merger Agreement;

•

if the ORBCOMM stockholders’ meeting has been held and completed and Stockholder Approval has not been obtained at such ORBCOMM stockholders’ meeting (or any adjournment or postponement thereof) at which a vote on the Merger Agreement is taken; or

•

if any order, judgment, writ, stipulation, settlement, award, injunction, decree, arbitration award or finding of any governmental entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable.

•	by ORBCOMM:

•

at any time prior to the time the Stockholder Approval is obtained, in order to concurrently enter into an acquisition agreement providing for a Superior Proposal in accordance with the terms and conditions of the Merger Agreement, provided that as a condition to, such termination, ORBCOMM will pay to Parent the ORBCOMM termination fee described below;

•

at any time prior to the Effective Time, if Parent or Merger Sub breaches any representation, warranty, covenant or agreement in the Merger Agreement, which breach (i) would give rise to the failure of a condition to the obligation of ORBCOMM to complete the Merger relating to Parent or Merger Sub’s representations, warranties, covenants and agreements in the Merger Agreement and (ii) is either not capable of being cured by Parent or Merger Sub prior to the Termination Date or, if capable of being cured, shall not have been cured before the earlier of 30 business days or the Termination Date; provided, that neither Parent nor Merger Sub is then in breach of any representation, warranty, covenant or agreement of the Merger Agreement such that any condition to the obligations of ORBCOMM would not then be satisfied if the Closing Date were the date of such termination; or

•

at any time prior to the Effective Time, if (i) the marketing period has ended and all of the conditions to the obligations of Parent and Merger Sub to complete the Merger have been, and continue to be, satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, each of which shall be capable of being satisfied if the Closing Date were the date of such termination), (ii) Parent and Merger Sub do not consummate the Merger on or prior to the date the closing is required to occur pursuant to the Merger Agreement, (iii) ORBCOMM shall have irrevocably confirmed in writing to Parent that it is ready, willing and able to complete the Closing on the date of such confirmation and throughout the three business day period following delivery of such confirmation and (iv) Parent and Merger Sub fail to effect the closing within three business days following delivery of such confirmation.

•	by Parent:

•

at any time prior to the time the Stockholder Approval is obtained, if (i) there has occurred a Change of Recommendation; or (ii) ORBCOMM or any of its subsidiaries entered into an acquisition agreement with respect to an Acquisition Proposal;

•	ORBCOMM has materially breached its obligations relating to the go shop period and no shop period non-solicitation obligations; or

•

at any time prior to the Effective Time, if ORBCOMM breaches any of its representation, warranty, covenant or agreement in the Merger Agreement, which breach (i) would give rise to the failure of a condition to the obligation of Parent or Merger Sub to complete the Merger relating to ORBCOMM’s representations, warranties, covenants and agreements in the Merger Agreement, and (ii) is either not capable of being cured by Parent or Merger Sub prior to the Termination Date or, if capable of being cured, shall not have been cured before the earlier of 30 business days or the Termination Date; provided, that neither Parent nor Merger Sub is then in breach of any representation, warranty, covenant or agreement of the Merger Agreement such that any condition to the obligations of ORBCOMM would not then be satisfied if the Closing Date were the date of such termination.

Company Termination Fee

ORBCOMM will pay Parent a termination fee in an amount equal to $32,900,000.00 if:

•	all of the following conditions are satisfied:

•

the Merger Agreement is terminated (i) by either party because the Merger has not been consummated on or before the Termination Date, (ii) by either party because the ORBCOMM stockholders’ meeting has been held and completed and Stockholder Approval has not been obtained at such ORBCOMM stockholders’ meeting (or any adjournment or postponement thereof) at which a vote on the Merger Agreement is taken, (iii) by Parent because ORBCOMM materially breached its obligations relating to the go shop period and no shop period non-solicitation obligations, or (iv) by Parent because ORBCOMM breached any of its representations, warranties, covenants or agreements in the Merger Agreement, which breach (i) would give rise to the failure of a condition to the obligation of Parent or Merger Sub to complete the Merger relating to ORBCOMM’s representations, warranties, covenants and agreements in the Merger Agreement, and (ii) is either not capable of being cured by Parent or Merger Sub prior to the Termination Date or, if capable of being cured, shall not have been cured before the earlier of 30 business days or the Termination Date;

•

any person shall have proposed, announced or made a bona fide Acquisition Proposal after the date of the Merger Agreement and prior to the termination, ORBCOMM stockholders meeting, breach giving rise to the right of termination, as applicable (and in the case of subclause (ii) of the immediately preceding bullet point, such Acquisition Proposal shall not have been withdrawn at least five business days prior to the ORBCOMM stockholders meeting); and

•

within 12 months of such termination ORBCOMM shall have consummated an Acquisition Proposal or entered into a definitive agreement for, and thereafter consummated (whether or not such consummation occurs within such 12 month period), any Acquisition Proposal; provided, that for purposes of this bullet point, the references to “20%” and “80%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%”;

•

ORBCOMM terminates the Merger Agreement at any time prior to the time the Stockholder Approval is obtained in order to enter into an acquisition agreement with a non-Excluded Party providing for a Superior Proposal in accordance with, and subject to compliance with the terms and conditions of ORBCOMM’s go-shop, no-shop, and non-solicitation obligations.

•

Parent terminates the Merger Agreement at any time prior to the time the Stockholder Approval is obtained, because (i) there has occurred a Change of Recommendation; or (ii) ORBCOMM or any of its subsidiaries entered into an acquisition agreement with respect to an Acquisition Proposal; or

•

ORBCOMM terminates the Merger Agreement (i) because the Merger has not been consummated on or before the Termination Date, (ii) because the ORBCOMM stockholders’ meeting has been held and completed and Stockholder Approval has not been obtained at such ORBCOMM stockholders’ meeting (or any adjournment or postponement thereof) at which a vote on the Merger Agreement is taken or (iii) because any order, judgment, writ, stipulation, settlement, award, injunction, decree, arbitration award or finding of any governmental entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable, in each case at any time that Parent was permitted to terminate the Merger Agreement because prior to the time the Stockholder Approval being obtained, (x) there has occurred a Change of Recommendation; or (y) ORBCOMM or any of its subsidiaries entered into an acquisition agreement with respect to an Acquisition Proposal.

However, ORBCOMM is subject to a lower termination fee in an amount equal to $16,500,000.00 if it terminates the Merger Agreement at any time prior to the time the Stockholder Approval is obtained, in order to concurrently enter into an acquisition agreement with an Excluded Party providing for a Superior Proposal in accordance with, and subject to compliance with the terms and conditions of ORBCOMM’s go-shop, no-shop, and non-solicitation obligations.

In no event will ORBCOMM be required to pay a termination fee on more than one occasion.

Parent Termination Fee

Parent will pay ORBCOMM a termination fee in an amount equal to $51,800,000.00 if ORBCOMM terminates the Merger Agreement because (i) the marketing period has ended and all of the conditions to the obligations of Parent and Merger Sub to complete the Merger have been, and continue to be, satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, each of which shall be capable of being satisfied if the Closing Date were the date of such termination), (ii) Parent and Merger Sub do not consummate the Merger on or prior to the date the closing is required to occur pursuant to the Merger Agreement, (iii) ORBCOMM has irrevocably confirmed in writing to Parent that it is ready, willing and able to complete the Closing on the date of such confirmation and throughout the three business day period following delivery of such confirmation and (iv) Parent and Merger Sub fail to effect the closing within three business days following delivery of such confirmation.

In no event will Parent be required to pay Parent’s termination fee on more than one occasion.

Limitation on Remedies

In the event that the Merger Agreement is terminated in accordance with the provisions described in the section of this proxy statement entitled “The Merger Agreement — Termination,” the Merger Agreement will become void and have no further force or effect, with no liability to any person on the part of Parent, Merger Sub or ORBCOMM or their respective subsidiaries, except that (i) no such termination shall relieve ORBCOMM, Parent or Merger Sub of any liability to pay ORBCOMM’s termination fee or Parent’s termination fee, as applicable or, subject to the terms of the Merger Agreement, relieve ORBCOMM or Parent or Merger Sub of any liability for any willful breach of the Merger Agreement prior to such termination, and (ii) certain sections of the Merger Agreement, including, among others, sections relating to the confidentiality obligations of ORBCOMM, Parent and Merger Sub and Parent’s obligation to pay and/or reimburse ORBCOMM in respect of certain costs incurred by ORBCOMM, will survive termination. Except for an order of specific performance as permitted by the Merger Agreement, (a) ORBCOMM’s sole and exclusive remedy against Parent, Merger Sub and the Equity Investors, the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Debt Commitment Parties, affiliates, members, managers, general or limited partners, stockholders or assignees of Parent, Merger Sub or any Equity Investor, or any future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, debt financing sources, affiliates, members, managers, general or limited partners, stockholders or assignees of any of the foregoing (collectively, the “Parent Group”) in respect of the Merger Agreement, any agreement executed in connection therewith, and the transactions contemplated thereby shall be (x) to terminate the Merger Agreement in accordance with the terms thereof and collect from Parent or pursuant to the Limited Guaranty, if due, Parent’s termination fee (including any interest payable thereon) and, as applicable, the reimbursements described in the section above entitled “The Merger Agreement – Financing Cooperation”, and (y) following the termination of the Merger Agreement by either party, ORBCOMM’s right to seek monetary damages from Parent in the event of Parent’s or Merger Sub’s willful breach of the Merger Agreement prior to the termination thereof (provided that in no event will Parent be subject to monetary damages for willful breach of the Merger Agreement in excess of $51,800,000.00 (the “Damage Cap”)). Additionally, in no event will ORBCOMM be entitled to (1) payment of monetary damages prior to the termination of the Merger Agreement or in amounts in excess of the amount of the Damage Cap, (2) payment of both monetary damages and Parent’s termination fee described in the section above entitled “The Merger Agreement – Parent Termination Fee”, in a combined amount in excess of the Damage Cap, or (3) both (x) payment of any monetary damages and/or Parent’s termination fee described in the section above entitled “The Merger Agreement – Parent Termination Fee” and (y) a grant of specific performance of the Merger Agreement or any other equitable remedy against Parent or Merger Sub that results in the Closing.

Expenses

Except as otherwise provided in the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring the expense, except that all filing and similar fees in connection with Required Governmental Approvals shall be borne 50% by Parent and 50% by ORBCOMM. All transfer, excise, documentary, recording, notarial, stamp, sales, value added, and use taxes, and similar taxes, applicable to, or resulting from, the transactions contemplated by the Merger Agreement will be borne and paid by ORBCOMM.

Amendment, Modification and Waiver

Subject to applicable law, the Merger Agreement may be modified or amended by written agreement executed and delivered by each of ORBCOMM, Parent and Merger Sub; provided, that after receipt of Stockholder Approval, if any such amendment requires further approval of the stockholders of ORBCOMM pursuant to applicable law, such amendment must be approved by the stockholders of ORBCOMM to be effective. In addition, certain provisions of the Merger Agreement may not be amended or waived in a manner that is materially adverse to the Debt Commitment Parties without the prior written consent of those Debt Commitment Parties adversely affected.

At any time prior to the Effective Time, ORBCOMM or Parent may (i) waive or extend the time for the performance of any of the obligations or other acts of Parent or Merger Sub, in the case of ORBCOMM, or ORBCOMM, in the case of Parent, or (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto on the part of Parent or Merger Sub, in the case of ORBCOMM, or ORBCOMM, in the case of Parent. Any agreement on the part of a party to the Merger Agreement to any such extension or waiver shall be valid only if in a writing signed on behalf of such party to the Merger Agreement.

Jurisdiction; Specific Enforcement

Under the Merger Agreement, each of the parties has agreed that it will bring any claims, controversies, disputes or proceedings in connection with transactions contemplated by the Merger Agreement exclusively in the Court of Chancery of the State of Delaware, or if that court lacks or declines to accept jurisdiction, another federal or state court located in the State of Delaware. However, each of the parties has agreed that it will not bring or support any action or claim against any Debt Commitment Party in connection with the Merger Agreement, the debt financing or the transactions contemplated by the Merger Agreement or the debt financing in any forum other than any state or federal court sitting in the Borough of Manhattan in the City of New York.

ORBCOMM, Parent and Merger Sub have agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform or otherwise breach or threaten to breach the provisions of the Merger Agreement (including failing to take such actions as are required of them in order to consummate the Merger and effect the closing) in accordance with its specified terms. ORBCOMM, Parent and Merger Sub have acknowledged and agreed that: (i) they are entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement; (ii) neither ORBCOMM’s termination fee nor Parent’s termination fee will be constructed to diminish or impair any party’s right to specific enforcement; and (iii) the right of specific enforcement is an integral part of transactions contemplated under the Merger Agreement and without that right neither ORBCOMM nor Parent would have entered into the Merger Agreement. Any party seeking an order or injunction to prevent and to enforce specifically the terms and provisions of the Merger Agreement will not be required to provide any bond or other security in connection with any such order or injunction.

Notwithstanding anything to the contrary in the Merger Agreement, ORBCOMM, Parent and Merger Sub have acknowledged and agreed that ORBCOMM will be entitled to specific performance of Parent’s obligation to cause the equity financing to be funded to fund the Merger Consideration and Parent’s and Merger Sub’s obligation to close only if:

•

all conditions to the obligation of Parent and Merger Sub to complete the Merger have been and continue to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing, but subject to such conditions being able to be satisfied at the closing);

•	Parent and Merger Sub fail to complete the closing of the Merger by the date the closing is required to have occurred pursuant to the Merger Agreement;

•	the debt financing has been funded or will be funded in accordance with the terms and conditions if the equity financing is funded at the closing; and

•

ORBCOMM has irrevocably confirmed in a written notice to Parent that the closing of the Merger will occur if the equity financing and debt financing are funded and specific performance is granted pursuant to the Merger Agreement.

Under no circumstances will ORBCOMM be entitled to receive both a grant of specific performance of Parent’s obligation to cause the equity financing to be funded and to consummate the closing or other equitable relief, on the one hand, and payment of Parent’s Termination Fee, and interest and expenses and certain reimbursement obligations of Parent, if any are due under the Merger Agreement, on the other hand.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, ORBCOMM is providing its shareholders with a separate advisory (non-binding) vote to approve the Compensation Proposal, as described in the table in the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger,” including the footnotes to the table and related narrative discussion.

The ORBCOMM Board recommends that the shareholders of ORBCOMM approve the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to ORBCOMM’s named executive officers in connection with the Merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger,” including the footnotes to the table and the related narrative discussion, is hereby APPROVED.”

The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to adopt the Merger Agreement and vote not to approve the Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on either ORBCOMM or Parent. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation may be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of ORBCOMM shareholders.

The above resolution approving the Merger-related compensation of ORBCOMM’s named executive officers on an advisory (non-binding) basis requires the affirmative vote of a majority of the voting power of the Company Stock present by virtual attendance or represented by proxy at the special meeting and entitled to vote thereon.

The ORBCOMM Board recommends that the shareholders of ORBCOMM vote “FOR” the Compensation Proposal.

VOTE ON ADJOURNMENT

The Company’s shareholders are being asked to approve the Adjournment Proposal.

If the Adjournment Proposal is approved, the special meeting could be adjourned by the ORBCOMM Board to any date (subject to certain limitations in the Merger Agreement). ORBCOMM may not postpone or adjourn the special meeting without Parent’s prior written consent. Notwithstanding the foregoing, the Company may postpone or adjourn the special meeting (i) with the written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), (ii) for the absence of a quorum, (iii) to allow reasonable additional time to solicit additional proxies if the Company has not received proxies representing a sufficient number of shares of Common Stock to adopt the Merger Agreement, whether or not a quorum is present, (iv) if required by applicable law, or (v) to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure; provided that in no event shall the special meeting be postponed or adjourned beyond a date that is more than thirty (30) days after the date on which the special meeting was originally scheduled without the prior written consent of Parent. If the special meeting is adjourned for the purpose of soliciting additional proxies, shareholders who have already submitted their proxies will be able to revoke them at any time before their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the Merger Proposal but do not indicate a choice on the Adjournment Proposal, your shares of Company Stock will be voted in favor of the Adjournment Proposal.

The Company does not anticipate calling a vote on this proposal if the Merger Proposal is approved by the requisite number of shares of Company Stock at the special meeting.

The vote on the Adjournment Proposal is a vote separate and apart from the vote on Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve the Adjournment Proposal and vice versa.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of our Company Stock present by virtual attendance or represented by proxy at the special meeting and entitled to vote thereon.

The ORBCOMM Board recommends that the shareholders of ORBCOMM vote “FOR” the Adjournment Proposal, if a vote on the Adjournment Proposal is called.

MARKET PRICE OF THE COMMON STOCK

Shares of Common Stock are traded on the NASDAQ under the symbol “ORBC.” On April 30, 2021, there were approximately 79,519,034 holders of record of Common Stock and 43,102 holders of record of Preferred Stock. Certain shares of Company Stock are held in “street” name and accordingly, the number of beneficial owners of such shares is not known or included in the foregoing number.

The following table sets forth for the periods indicated the high and low sales prices per share for Common Stock on the NASDAQ.

	Market Price
	Low	High
Fiscal Year Ended December 31, 2018	$7.62	$11.95

Fiscal Year Ended December 31, 2019
First Quarter	$6.50	$9.35
Second Quarter	$6.19	$7.91
Third Quarter	$4.38	$8.44
Fourth Quarter	$4.87	$3.58

Fiscal Year Ended December 31, 2020
First Quarter	$1.24	$4.31
Second Quarter	$1.81	$4.62
Third Quarter	$3.32	$4.66
Fourth Quarter	$3.38	$8.00

Fiscal Year Ended December 31, 2021
First Quarter (through March 31, 2021)	$6.32	$9.25

The closing sale price of shares of Common Stock on April 7, 2021, the last trading day prior to the announcement of the Merger Agreement, was $7.57 per share. On April 30, 2021, the most recent practicable date before the filing of this proxy statement, the closing price for shares of Common Stock was $11.46 per share. You are encouraged to obtain current market quotations for shares of Common Stock in connection with voting your shares of Company Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 1, 2021, regarding the beneficial ownership of shares of Common Stock with respect to:

•	each person that is a beneficial owner of more than 5% of the outstanding Common Stock;

•	each director;

•	each named executive officer; and

•	all directors and executive officers as a group.

The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within sixty (60) days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. In addition, except as otherwise indicated in these footnotes, the address of each of the directors and executive officers of the Company is c/o ORBCOMM Inc., 395 W. Passaic Street, Rochelle Park, New Jersey 07662. The below beneficial ownership information includes shares of Common Stock issuable upon the exercise of options within sixty (60) days of March 1, 2021.

Name of Beneficial Owner	Shares of Common Stock Owned(1)	Percentage of Total Common Stock Held
Greater than 5% Shareholders
Adage Capital Partners, L.P.(2)	7,620,187	9.64%
BlackRock, Inc.(3)	5,375,809	6.80%
Dimensional Fund Advisors LP(4)	4,162,429	5.26%
The Vanguard Group Inc.(5)	4,108,967	5.20%
Named Executive Officers and Directors
Marc Eisenberg(6)	1,078,003	1.36%
Constantine Milcos(7)	116,208	*
John J. Stolte, Jr.(8)	302,672	*
Christian G. Le Brun(9)	270,354	*
Craig E. Malone(10)	163,303	*
Jerome B. Eisenberg(11)	925,924	1.17%
Marco Fuchs(12)	2,253,552	2.85%
Denise Gibson	38,515	*
Karen Gould	42,534	*
Timothy Kelleher	151,348	*
John Major(13)	177,870	*
All executive officers and directors as a group (11 persons)	5,534,489	6.93%

*	Less than 1%.

(1)	Unless otherwise indicated, the amounts shown as being beneficially owned by each stockholder or group listed above represent shares over which that stockholder or group holds sole investment power.
(2)

Based on a Schedule 13G/A filed with the SEC on February 11, 2021 by Adage Capital Partners, L.P. (“ACP”), ACP, as a direct owner of common stock, Adage Capital Partners GP, L.L.C. (“ACPGP”), as general partner of ACP, Adage Capital Advisors, L.L.C. (“ACA”), as managing member of ACPGP, and Robert Atchinson and Phillip Gross, each as managing members of ACA, managing members of ACPGP, and general partners of ACP, may each be deemed the beneficial owner of shares held by ACP. ACP reported having shared voting power over 7,620,187 shares and shared dispositive power over 7,620,187 shares. The principal business address of each reporting persons is 200 Clarendon Street, 52nd floor, Boston, MA 02116.

(3)

Based on a Schedule 13G/A filed with the SEC on January 29, 2021 by BlackRock, Inc., BlackRock, Inc. reported having sole voting power over 5,315,987 shares and sole dispositive power over 5,375,809 shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)

Based on a Schedule 13G/A filed with the SEC on February 12, 2021 by Dimensional Fund Advisors LP (“Dimensional”), Dimensional, in its capacity as investment adviser to four registered investment companies and investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively with the registered investment companies, the “Funds”) and through certain of its subsidiaries, in their capacities as investment adviser and/or sub-adviser to certain Funds, may possess voting and/or investment power over the ORBCOMM shares that are owned by the Funds and may be deemed the beneficial owner of shares held by the Funds. Dimensional reported having sole voting power over 3,948,578 shares and sole dispositive power over 4,162,429 shares. However, all the shares are owned by the Funds and Dimensional and its affiliates disclaim beneficial ownership of the shares. Dimensional’s address is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(5)

Based on the Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group Inc., The Vanguard Group Inc. reported having sole voting power over no shares, sole dispositive power over 4,007,147 shares, shared voting power over 68,514 shares and shared dispositive power over 101,820 shares. The Vanguard Group Inc.’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(6)	Includes 698,316 shares of common stock held by Marc Eisenberg. Also includes 379,687 shares of common stock underlying Company SAR Awards that are currently exercisable.
(7)	Includes 104,008 shares of common stock held by Constantine Milcos. Also includes 12,200 shares of common stock underlying Company SAR Awards that are currently exercisable.
(8)	Includes 149,327 shares of common stock held by John J. Stolte, Jr. Also includes 153,345 shares of common stock underlying Company SAR Awards that are currently exercisable.
(9)	Includes 117,948 shares of common stock held by Christian G. Le Brun. Also includes 152,406 shares of common stock underlying Company SAR Awards that are currently exercisable.
(10)	Includes 91,403 shares of common stock held by Craig E. Malone. Also includes 71,900 shares of common stock underlying Company SAR Awards that are currently exercisable.
(11)

Includes 880,165 shares of common stock held by Jerome B. Eisenberg and 15,759 shares of common stock held by Cynthia Eisenberg, Mr. Eisenberg’s wife. Also includes 30,000 shares of common stock underlying Company SAR Awards that are currently exercisable.

(12)

Includes 24,449 shares of common stock held by Marco Fuchs, 2,168,779 shares of common stock held by OHB SE, and 60,324 shares of common stock held by ORBCOMM Deutschland A.G. Mr. Fuchs is Chief Executive Officer of OHB SE which owns ORBCOMM Deutschland A.G. Manfred Fuchs, Marco Fuchs and Christa Fuchs hold voting and investment power with regard to the shares held by OHB SE and ORBCOMM Deutschland A.G. OHB SE’s address is Universitaetsalle 27-29, Bremen, D-28539, Germany.

(13)	Includes 157,870 shares of common stock held by John Major and 20,000 shares of common stock held by a trust of which Mr. Major is a trustee.

APPRAISAL RIGHTS

Under the DGCL, you have the right to dissent from the Merger and to receive payment in cash for the fair value of your shares of Company Stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Court, in lieu of the consideration you would otherwise be entitled to pursuant to the Merger Agreement. These rights are known as appraisal rights. Shareholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the Merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in the loss or waiver of your appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of Company Stock unless otherwise indicated.

Beneficial owners of shares of Company Stock who do not also hold such shares of record may have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares of Company Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity, and if the shares of Company Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal on behalf of a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. In the event a record owner, such as a broker, who holds shares of Company Stock as a nominee for others, exercises his or her right of appraisal with respect to the shares of Company Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners, we recommend that the written demand state the number of shares of Company Stock as to which appraisal is sought. Where no number of shares is expressly mentioned, we will presume that the demand covers all shares held in the name of the record owner. If you hold your shares of Company Stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Section 262 of the DGCL requires that shareholders for whom appraisal rights are available be notified not less than twenty (20) days before the shareholders meeting to vote on the Merger in connection with which appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes our notice to the Company’s shareholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262 of the DGCL, and a copy of the full text of Section 262 of the DGCL is attached hereto as Annex C. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex C to this proxy statement since failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•

You must deliver to us a written demand for appraisal of your shares before the vote with respect to the Merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the Merger Agreement and the

Merger. Voting against or failing to vote for the Merger Proposal by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares. A stockholder’s failure to make a written demand before the vote with respect to the Merger is taken will constitute a waiver of appraisal rights.

•

You must not vote in favor of, or consent in writing to, the Merger Proposal. A vote in favor of the Merger Proposal, by proxy submitted by mail, over the Internet, by telephone or virtually, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the Merger Proposal or abstain from voting on the Merger Proposal.

•

You must continue to hold your shares of Company Stock from the date of making the demand through the effective date of the Merger. Therefore, a stockholder who is the record holder of shares of Company Stock on the date the written demand for appraisal is made but who thereafter transfers the shares before the effective date of the Merger will lose any right to appraisal with respect to such shares.

•	You must otherwise comply with the procedures set forth in Section 262.

If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the Merger Consideration (without interest and subject to any required tax withholding), but you will have no appraisal rights with respect to your shares of Company Stock.

All demands for appraisal pursuant to Section 262 of the DGCL should be addressed to the Company, in care of the Secretary, at ORBCOMM Inc., 395 W. Passaic Street, Rochelle Park, New Jersey 07662, and must be delivered before the vote on the Merger Agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of Company Stock.

Within ten (10) days after the effective date of the Merger, ORBCOMM, as the surviving corporation, must give written notice that the Merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the Merger Agreement and the Merger. At any time within sixty (60) days after the effective date of the Merger, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw such stockholder’s demand for appraisal and to accept the Merger Consideration (without interest and subject to any required tax withholding) specified by the Merger Agreement for his or her shares of Company Stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of ORBCOMM, as the surviving corporation. Within 120 days after the effective date of the Merger, any stockholder who has complied with Section 262 of the DGCL will, upon written request to ORBCOMM, as the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and the Merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of Company Stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within ten (10) days after such written request is received by the surviving corporation or within ten (10) days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the Effective Time, but not thereafter, either ORBCOMM, as the surviving corporation, or any stockholder who has complied with the requirements of Section 262 of the DGCL and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all shareholders entitled to appraisal. A person who is the beneficial owner of shares of Company Stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon ORBCOMM, as the surviving corporation. If no such petition is filed within that 120-day period, appraisal rights will be lost for all holders of shares who had previously demanded appraisal of their shares. ORBCOMM, as the surviving corporation, has no obligation to file such a petition in the event there are dissenting shareholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on the part of the Company to file an appraisal petition, and shareholders seeking to exercise appraisal rights should not assume that the Company will file such a petition or that the Company will initiate any negotiations with respect to the fair value of such shares. Accordingly, shareholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to ORBCOMM, as the surviving corporation, the Company will then be obligated, within twenty (20) days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified, a list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Register in Chancery, if so ordered by the Delaware Court of Chancery, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the shareholders shown on the list at the addresses therein stated. Such notice must also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication must be approved by the Delaware Court of Chancery, and the costs thereof will be borne by the surviving corporation. At the hearing on such petition, the Delaware Court of Chancery will determine the shareholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the shareholders who have demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. If immediately before the Merger the shares of the class or series of stock as to which appraisal rights are available were listed on a national securities exchange, the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (ii) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million, or (iii) the Merger was approved pursuant to Sections 253 or 267 of the DGCL.

After determination of the shareholders entitled to appraisal of their shares of Company Stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, ORBCOMM, as the surviving corporation, may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (i) the difference, if any, between the amount paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time. Upon application by ORBCOMM, as the surviving corporation, or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal before the final determination of the shareholders entitled to an appraisal. Any stockholder whose name appears on the list filed by ORBCOMM, as the surviving corporation, and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262 of the DGCL. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, by ORBCOMM, as the surviving corporation, to the shareholders entitled to receive the same, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to ORBCOMM of the certificates representing such stock.

In determining the fair value of the shares of Company Stock and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.”

The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares of Company Stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not otherwise address, fair value under Section 262 of the DGCL.

Moreover, we do not anticipate offering more than the per share Merger Consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of Company Stock is less than the per share Merger Consideration.

Costs of the appraisal proceeding may be imposed upon ORBCOMM, as the surviving corporation, and the shareholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of an order, each party bears its own expenses. Any stockholder who has duly demanded and perfected appraisal rights in compliance with Section 262 of the DGCL will not, after the Effective Time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date before the Effective Time; however, if no petition for appraisal is filed within 120 days after the effective date of the Merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the Merger within sixty (60) days after the effective date of the Merger or thereafter with the written approval of the Company, then the right of that stockholder to appraisal will cease. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the Merger Consideration that such holder would have received (without interest and subject to any required tax withholding) pursuant to the Merger Agreement within sixty (60) days after the effective date of the Merger.

In view of the complexity of Section 262 of the DGCL, shareholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more shareholders who share an address, unless the Company has received contrary instructions from one or more of the shareholders. Each shareholder will receive a separate proxy card. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement should be directed to the Company, in care of the Secretary, at ORBCOMM Inc., 395 W. Passaic Street, Rochelle Park, New Jersey 07662, or by calling us at 1-800-ORBCOMM (672-2666). In addition, shareholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of ORBCOMM. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings. If the Merger not completed, ORBCOMM will hold a 2022 annual meeting of its stockholders.

As described in our annual proxy statement for the 2021 Annual Meeting of Shareholders filed on March 15, 2021, to be eligible for inclusion in our proxy statement and the proxy card pursuant to Rule 14a-8 under the Exchange Act, shareholder proposals for the 2022 Annual Meeting of Shareholders must be received on or before November 15, 2021 by the Office of the Secretary at our principal corporate office located at 395 West Passaic Street, Suite 325, Rochelle Park, New Jersey 07662. In order for shareholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Office of the Secretary at the above address by January 29, 2022. If the proposal is not “timely” within the meaning of Rule 14a-4(c), the proxies solicited by us for the 2022 Annual Meeting of Shareholders may confer discretionary authority to us on such proposal. In addition, our By-Laws require a shareholder desiring to propose any matter for consideration of the shareholders at the 2022 Annual Meeting of Shareholders or to nominate an individual to our board of directors to notify the Office of the Secretary in writing at the address above no earlier than the close of business on December 22, 2021 and no later than the close of business on January 21, 2022. If the number of directors to be elected to the board at the 2022 Annual Meeting of Shareholders is increased and we do not make a public announcement naming all of the nominees for director or specifying the increased size of the board on or before January 11, 2022, a shareholder proposal with respect to nominees for any new position created by such increase will be considered timely if received at the Office of the Secretary not later than the tenth (10th) day following our public announcement of the increase.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at its address above, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

The Company will make available a copy of its public reports, without charge, on the Investors page of its website at https://www.orbcomm.com/ as soon as reasonably practicable after the Company files the reports electronically with the SEC. The information provided on our website is not part of this proxy statement, and is not incorporated by reference herein. In addition, you may obtain a copy of the reports, without charge, by contacting the Company at ORBCOMM Inc., Attn: Secretary, 395 W. Passaic Street, Rochelle Park, New Jersey 07662, or by calling us at 1-800-ORBCOMM (672-2666). In order to ensure timely delivery of the documents before the special meeting, any request should be made promptly to the Company.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	ORBCOMM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 25, 2021; and

•	ORBCOMM’s Current Report on Form 8-K, filed with the SEC on February 24, 2021.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ABOUT THE MERGER OR THE SPECIAL MEETING OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON. THIS PROXY STATEMENT IS DATED [            ]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT AND WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

GI DI Orion Acquisition Inc,

GI DI Orion Merger Sub Inc

and

ORBCOMM Inc.

Dated as of April 7, 2021

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Terms	Page
Acceptable Confidentiality Agreement	38
Acquisition Proposal	70
Action	71
Affiliate	71
Agreement	1
Alternative Acquisition Agreement	38
Anti-Corruption Laws	16
Benefit Continuation Period	49
Book-Entry Shares	5
Business Day	71
Bylaws	2
Cancelled Shares	3
Capitalization Date	10
Cash Equity	30
Certificate	4
Certificate of Merger	2
CFIUS	71
CFIUS Approval	71
Change of Recommendation	40
Charter	2
Chosen Courts	66
Closing	2
Closing Date	2
Code	71
Commitment Letters	29
Common Stock	10
Communications Act	71
Communications Laws	71
Company	1
Company Benefit Plan	71
Company Board	1
Company Communications Licenses	72
Company Disclosure Schedule	9
Company Equity Awards	8
Company ESPP	72
Company Intellectual Property	72
Company Material Adverse Effect	72
Company MPU Award	8
Company Preferred Stock	10
Company Recommendation	12
Company RSU Award	7
Company SAR Award	7
Company SEC Documents	13
Company Securities	11
Company Termination Fee	73
Confidentiality Agreement	48
Continuing Employees	49
Contract	73
Converted Shares	3

A-iv

Terms	Page
D&O Insurance	52
Damage Cap	65
Debt Commitment Letter	29
Debt Financing	29
Definitive Agreements	53
DGCL	1
Dissenting Shares	6
Effective Time	2
Enforceability Exceptions	12
Environmental Laws	73
Equity Commitment Letter	29
Equity Investors	29
ERISA	74
ERISA Affiliate	74
Exchange Act	74
Exchange Fund	4
Excluded Party	74
Excluded Shares	3
Export Control Laws	74
FCC	74
Final Offering	8
Financing	30
Financing Entities	75
Financing Parties	74
Foreign Plan	75
Foreign Telecommunications Laws	75
Foreign Telecommunications Regulator	75
GAAP	13
Governmental Entity	75
Guarantor	1
HSR Act	75
Indemnified Parties	51
Inquiry	37
Intellectual Property	75
Intervening Event	75
IT Assets	76
Knowledge	76
Law	76
Lien	76
Limited Guarantee	1
Marketing Period	76
Material Contract	23
Materials of Environmental Concern	77
Merger	1
Merger Amounts	30
Merger Consideration	3
Merger Sub	1
Multiemployer Plan	77
NASDAQ	77
No-Shop Period Start Date	38
Notice of Change of Recommendation	40

A-v

Terms	Page
Order	77
Owned Real Property	25
Parent	1
Parent Disclosure Schedule	27
Parent Group	65
Parent Material Adverse Effect	28
Parent Termination Fee	77
Parties	1
Party	1
Paying Agent	4
Permits	15
Permitted Liens	77
Person	78
Personal Data	78
Privacy Policies	78
Proxy Statement	42
Real Property	25
Real Property Leases	25
Record Holder	78
Regulatory Law	78
Representatives	37
Required Financial Information	56
Required Governmental Approvals	78
SEC	79
Securities Act	79
Share	3
Shares	3
Solvent	32
Stockholder Approval	59
Stockholders Meeting	43
Subsidiary	79
Superior Proposal	79
Surviving Corporation	1
Takeover Statute	59
Tax	79
Tax Return	80
Taxes	79
Telecommunications Regulatory Authorities	80
Termination Date	61
Transaction Litigation	48
Undertaking	11
Willful Breach	80

A-vi

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of April 7, 2021 (this “Agreement”), by and among GI DI Orion Acquisition Inc, a Delaware corporation (“Parent”), GI DI Orion Merger Sub Inc, a Delaware corporation and wholly owned Subsidiary of Parent (“Merger Sub”), and ORBCOMM Inc., a Delaware corporation (the “Company” and, together with Parent and Merger Sub, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously approved the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), and has approved and declared this Agreement fair and advisable to and in the best interests of its stockholders;

WHEREAS, the boards of directors of Parent and Merger Sub have each approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, GI Data Infrastructure Fund LP, GI Data Infrastructure Fund-A LP and GI Data Infrastructure Executive Fund LP (each, a “Guarantor”) are entering into a limited guarantee in favor of the Company (the “Limited Guarantee”), pursuant to which, subject to the terms and conditions contained therein, each Guarantor is guaranteeing the obligations of Parent and Merger Sub to pay the Parent Termination Fee and certain other amounts; and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement and also to prescribe certain conditions to the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

ARTICLE I

THE MERGER

Section 1.1.    The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, in accordance with the provisions of the DGCL, and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and, following the Merger, shall be a wholly owned Subsidiary of Parent, and the separate corporate existence of the Company, with all its rights, obligations, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in this Agreement.

Section 1.2.    Closing. The closing of the Merger (the “Closing”) shall take place: (a) at 8:00 a.m., Central time, no later than the third (3rd) Business Day following the satisfaction or waiver (if permissible under applicable Law) of all of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), at the offices of Simpson Thacher & Bartlett LLP, 600 Travis Street Suite 5400, Houston, Texas; provided, that if the Marketing Period has not ended on or prior to the time the Closing would have otherwise been required to occur pursuant to the foregoing, the Closing shall not occur until the earlier to occur of: (i) a Business Day during the Marketing Period specified by Parent on no fewer than three (3) Business Days written notice to the Company and (ii) the first Business Day following the final day of the Marketing Period (subject, in the case of each of the foregoing clauses (i) and (ii), to the satisfaction or (to the extent permitted by applicable Law) waiver of all of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) as of the date determined pursuant to this proviso) or (b) at such other date, time, or place as agreed to in writing by Parent and the Company. The date on which the Closing actually occurs is referred to herein as the “Closing Date.” For the avoidance of doubt, a condition may only be waived in writing by the Party or Parties entitled to such condition under this Agreement.

Section 1.3.    Effective Time. Subject to the terms and conditions hereof, on the Closing Date, the Company and Parent will cause a certificate of merger (the “Certificate of Merger”) to be duly executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as the Parties shall agree in writing and specify in the Certificate of Merger in accordance with the DGCL (the “Effective Time”).

ARTICLE II

EFFECTS OF THE MERGER

Section 2.1.    Effects of the Merger. The Merger shall have the effects specified in this Agreement and the applicable provisions of the DGCL.

Section 2.2.    Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Surviving Corporation (the “Charter”) shall be the certificate of incorporation of the Company, as amended and restated in its entirety to read as set forth in Exhibit A, until thereafter amended as provided therein or by applicable Law.

Section 2.3.    Bylaws. Subject to Section 5.10, at the Effective Time, the bylaws of the Surviving Corporation (the “Bylaws”) shall be amended and restated in their entirety to be in the form of the bylaws of Merger Sub (except that the name of the Surviving Corporation shall be the name of the Company), until thereafter amended as provided therein or in the Charter or by applicable Law.

Section 2.4.    Directors. The Parties shall take all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

Section 2.5.    Officers. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

Section 2.6.    Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holders of any capital stock of the Company or any other Person:

(a)    Common Stock Merger Consideration. Each share of Common Stock (“Common Shares”) issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares, Converted Shares and Dissenting Shares (collectively, “Excluded Shares”)) shall at the Effective Time automatically be cancelled and converted into the right to receive $11.50 per Share in cash (the “Common Stock Merger Consideration”), without interest and subject to applicable withholding taxes pursuant to Section 2.7(g), whereupon such Common Shares will cease to exist and no longer be outstanding, and each holder thereof will cease to have any rights with respect thereto, except the right to receive the Common Stock Merger Consideration, without interest, upon surrender of Certificates or Book-Entry Shares in accordance with Section 2.7.

(b)    Preferred Stock Merger Consideration. Each share of Company Preferred Stock (“Preferred Shares”, collectively with the Common Shares, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) shall at the Effective Time automatically be cancelled and converted into the right to receive an amount equal to the sum of (1) the product of (x) the Common Stock Merger Consideration multiplied by (y) 1.66611, plus (2) an amount equal to (x) the number of Preferred Shares issuable in respect of any accrued and unpaid dividends thereon as of the Effective Time, multiplied by (y) the Common Stock Merger Consideration multiplied by (z) 1.66611, in cash (the “Preferred Stock Merger Consideration”, collectively with the Common Stock Merger Consideration, the “Merger Consideration”), without interest and subject to applicable withholding taxes pursuant to Section 2.7(g), whereupon such Preferred Shares will cease to exist and no longer be outstanding, and each holder thereof will cease to have any rights with respect thereto, except the right to receive the Common Stock Merger Consideration, without interest, upon surrender of Certificates or Book-Entry Shares in accordance with Section 2.7.

(c)    Cancellation of Cancelled Shares; Conversion of Converted Shares. Shares that immediately prior to the Effective Time are held by the Company in treasury or by Parent or Merger Sub or by any Person of which Parent is a Subsidiary (collectively, “Cancelled Shares”) shall at the Effective Time automatically be cancelled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor. Shares that immediately prior to the Effective Time are held by any wholly owned Subsidiary of the Company or any wholly owned Subsidiary of Parent (other than Merger Sub) (collectively, “Converted Shares”) shall at the Effective Time automatically be converted into such number of fully paid and nonassessable shares of common stock, par value $0.001 per share, of the Surviving Corporation such that the ownership percentage of any such Subsidiary in the Surviving Corporation immediately following the Effective Time shall equal the ownership percentage of such Subsidiary in the Company immediately prior to the Effective Time.

(d)    Conversion of Merger Sub Common Stock. At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

Section 2.7.    Payment.

(a)    Paying Agent; Exchange Fund. Prior to the Effective Time, Parent shall designate a national bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the payment of the Merger Consideration in accordance with this Article II, and in connection therewith, shall enter into an agreement reasonably acceptable to the Company relating to the Paying Agent’s responsibilities with respect to this Agreement. At or prior to the Effective Time, Parent shall deposit (or shall cause to be deposited) with the Paying Agent in trust for the benefit of the holders of Shares a cash amount sufficient to pay the aggregate Merger Consideration (such cash being hereinafter referred to as the “Exchange Fund”). The Exchange Fund shall not be used for any purpose except as set forth herein. The Paying Agent shall invest the Exchange Fund as reasonably directed by Parent, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or a combination of the foregoing and, in any such case, no such instrument shall have a maturity that could prevent or delay payments to be made pursuant to this Agreement. Any interest and other income resulting from such investments shall be payable to Parent or the Surviving Corporation and any amounts in excess of the amounts payable under this Article II shall be promptly returned to the Surviving Corporation. To the extent that there are any losses with respect to any such investments, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to pay the aggregate Merger Consideration under this Article II. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of Shares to receive the Merger Consideration as provided herein.

(b)    Procedures for Surrender.

(i)    Stock Certificates. As soon as reasonably practicable after the Effective Time (but in any event no later than three (3) Business Days after the date on which the Effective Time occurs), Parent shall cause the Paying Agent to mail to each Record Holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (each such certificate, a “Certificate”), which Shares were converted into the right to receive the Merger Consideration pursuant to the provisions of this Article II, (A) a letter of transmittal, which shall be in customary form and with such other provisions as Parent and the Company shall reasonably agree, and which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of such Certificates (or affidavits of loss in lieu thereof as provided in Section 2.7(e)) and (B) instructions for effecting the surrender of Certificates (or affidavits of loss in lieu thereof as provided in Section 2.7(e)) to the Paying Agent in exchange for payment of the Merger Consideration for which such Shares have been converted pursuant the provisions of this Article II. Upon surrender to the Paying Agent of a Certificate (or affidavit of loss in lieu thereof as provided in Section 2.7(e)) for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration pursuant to the provisions of this Article II in respect of each Share formerly represented by such Certificate, and the Certificate (or affidavit of loss in lieu thereof as provided in Section 2.7(e)) so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable in respect of any Shares. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name a surrendered Certificate is registered, it will be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate and such Person shall have established to the reasonable satisfaction of the Paying Agent and the Surviving Corporation that such Taxes shall have been paid or are not required to be paid.

(ii)    Book-Entry Shares. Any holder of non-certificated Shares represented by book-entry (“Book-Entry Shares”) and whose Shares were converted pursuant to the provisions of this Article II into the right to receive the Merger Consideration shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration. In lieu thereof, each registered holder of one (1) or more Book-Entry Shares shall automatically upon the Effective Time be entitled to receive, and, upon receipt by the Paying Agent of an “agent’s message” in customary form (or such other evidence, if any, as the Paying Agent may reasonably request), Parent shall, or shall cause the Surviving Corporation to, cause the Paying Agent to pay and deliver (after giving effect to any required withholding Taxes as provided in Section 2.7(g)) as soon as reasonably practicable after the Effective Time, the applicable Merger Consideration pursuant to the provisions of this Article II in respect of each Share formerly represented by such Book-Entry Share, and the Book-Entry Share so exchanged shall forthwith be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered.

(c)    Closing of Transfer Books. From and after the close of business on the Closing Date, the stock transfer books of the Surviving Corporation shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. Until surrendered as contemplated by Section 2.7(b), each Certificate and Book-Entry Share

(other than Excluded Shares) shall, from and after the Effective Time, represent only the right to receive the Merger Consideration, without interest thereon, as contemplated by Section 2.6(a). If, after the Effective Time, Certificates or, in the case of Book-Entry Shares, such Shares are presented to the Surviving Corporation, Parent or the Paying Agent for transfer or for any other reason, they shall be cancelled and exchanged for the Merger Consideration as provided in this Article II.

(d)    Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the Record Holders of Shares twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation. Any Record Holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for recourse, which shall remain responsible for payment of the Merger Consideration for such Shares as provided in this Article II, without any interest thereon. Notwithstanding anything to the contrary herein, none of the Surviving Corporation, Parent, Merger Sub, the Paying Agent or any other Person shall be liable to any Record Holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(e)    Lost, Stolen or Destroyed Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder thereof, and if required by Parent in its reasonable discretion, the posting by such holder of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it, the Surviving Corporation or the Paying Agent with respect to such Certificate, Parent will cause the Surviving Corporation or the Paying Agent to pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect of the Shares previously evidenced by such lost, stolen or destroyed Certificate, without any interest thereon.

(f)    Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby), Shares that are issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Converted Shares) and that are held by holders of such Shares who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL (the “Dissenting Shares”) will not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares will be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of such Section 262 unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such rights, such Dissenting Shares will thereupon be treated as if they had been converted into and had become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company will give Parent (i) reasonably prompt notice of any demands received by the Company for appraisals of Shares, withdrawals of such demands, and any other instruments received by the Company pursuant to Section 262 of the DGCL and (ii) the opportunity to participate in all negotiations and proceedings with respect to such notices and demands. Parent shall have the right to direct and control all negotiations and proceedings with respect to any such demands, withdrawals or attempted withdrawals of such demands. The Company shall not, except with the prior written consent of Parent, and prior to the Effective Time, Parent shall not, except with the prior written consent of the Company, make any payment with respect to any demands for appraisal or offer to settle or compromise, or settle or compromise or otherwise negotiate, any such demands, or approve any withdrawal of any such demands, or waive any failure to timely deliver a written demand for appraisal or otherwise to comply with Section 262 of the DGCL, or agree to do any of the foregoing.

(g)    Withholding Rights. Each of Parent, the Surviving Corporation, the Paying Agent and any other withholding agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such Taxes as it is required to deduct and withhold with respect to the making of such payment under the Code or under any other applicable provision of Law. To the extent that amounts are so deducted and withheld and timely paid over to the appropriate Governmental Entity, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.8.    Company Equity and Equity-Based Awards

(a)    Unless otherwise agreed in writing with any individual holder of a restricted stock unit award, including any dividend equivalents accrued thereon (each, a “Company RSU Award”), each Company RSU Award, whether vested or unvested, that is outstanding immediately prior to the Effective Time and subject solely to time-vesting conditions shall, as of the Effective Time, become fully vested (to the extent unvested) as to any time-vesting conditions and nonforfeitable, and shall be cancelled and converted automatically into the right to receive an amount in cash equal to the Common Stock Merger Consideration in respect of each vested Common Share subject to such Company RSU Award, subject to applicable Tax withholding.

(b)    Unless otherwise agreed in writing with any individual holder of a Company RSU Award, each Company RSU Award, whether vested or unvested, that is outstanding immediately prior to the Effective Time and subject to performance-based vesting or other performance-based lapse restrictions shall, as of the Effective Time, become vested and nonforfeitable with respect to a number of Shares subject to such Company RSU Award calculated based on target level of performance, and shall be cancelled and converted automatically into the right to receive an amount in cash equal to the Common Stock Merger Consideration in respect of each vested Common Share subject to such Company RSU Award, subject to applicable Tax withholding.

(c)    Unless otherwise agreed in writing with any individual holder of a stock appreciation right award (each, a “Company SAR Award”), each Company SAR Award, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time shall, as of the Effective Time, become fully vested (to the extent unvested) and be converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the Common Stock Merger Consideration over the grant price per Common Share of such Company SAR Award, multiplied by (ii) the total number of Shares subject to such Company SAR Award, subject to applicable Tax withholding. Any Company SAR Award that has a grant price per Common Share that is greater than or equal to the Common Stock Merger Consideration shall, as of the Effective Time, be cancelled for no consideration.

(d)    Each market performance unit award (each such tranche, a “Company MPU Award”) that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, become vested and nonforfeitable with respect to all or a portion of such Company MPU Award, with such portion to be calculated based on the greater of (i) achievement of the applicable performance goal as calculated based on the Common Stock Merger Consideration and (ii) the achievement of the applicable performance goal assuming target level achievement (as applicable, the “Achievement Percentage”), and such Company MPU Award shall be cancelled and converted automatically into the right to receive an amount in cash equal to the payout amount determined under the applicable award agreement based on the Achievement Percentage as applied to the applicable tranche of Company MPU Award, subject to applicable Tax withholding.

(e)    The Surviving Corporation shall pay each holder of any Company RSU Award, Company SAR Award and/or Company MPU Award (collectively, “Company Equity Awards”) the cash payments described in this Section 2.8 on or as soon as reasonably practicable after the Closing Date, but in any event no later than seven (7) Business Days following the Closing Date; provided that, notwithstanding anything to the contrary contained in this Agreement, any such delivery of the Common Stock Merger Consideration in respect of any Company RSU Award, Company SAR Award or Company MPU Award that constitutes “deferred compensation” subject to Section 409A of the Code, as determined by the Company in its reasonable discretion, shall be made on the earliest possible date that such payment would not trigger a tax or penalty under Section 409A of the Code.

(f)    As soon as reasonably practicable following the date of this Agreement and in any event no later than five (5) Business Days prior to the Effective Time, the Company shall take all actions (including obtaining any necessary determinations and/or resolutions of the Company Board or a committee thereof and, if appropriate, amending the terms of the Company ESPP that may be necessary or required under the terms of the Company ESPP and applicable Laws) to ensure that (i) except for the offering period under the Company ESPP that commenced on December 1, 2020 (the “Final Offering”), no offering period shall be authorized or commenced on or after the date of this Agreement, (ii) the Company shall not take any action to reduce the applicable purchase price for a share of Company Common Stock under the Company ESPP after the date of this Agreement, (iii) if the Closing shall occur prior to the end of the Final Offering, the Final Offering shall end on the Closing Date, (iv) each participant’s accumulated contributions under the Company ESPP shall be used to purchase shares of Company Common Stock in accordance with the Company ESPP as of the end of the Final Offering, (v) participants in the Company ESPP are not permitted to increase deductions under the Company ESPP after the date of this Agreement and no new participants may begin participation in the Company ESPP after the date of this Agreement, and (vi) the Company ESPP shall terminate in its entirety at the Effective Time and no further rights shall be granted or exercised under the Company ESPP thereafter. Notwithstanding the foregoing, prior to the Closing Date, participants shall be entitled to withdraw contributions made in respect of the Final Offering at any time during the Final Offering, in accordance with the terms of the Company ESPP.

(g)    Prior to the Effective Time, the Company Board or any authorized committee thereof shall adopt such resolutions as may reasonably be appropriate or required in its discretion to effectuate the actions contemplated by this Section 2.8.

Section 2.9.    Adjustments to Prevent Dilution. In the event that, between the date of this Agreement and the Effective Time, the Company changes the number of Shares issued and outstanding as a result of a reclassification, stock split or reverse stock split, stock dividend or stock distribution, recapitalization, combination, merger, or other similar transaction, the Merger Consideration shall be appropriately and equitably adjusted, without duplication, to reflect such change and to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted shall, from and after the date of such event, be the Merger Consideration; provided that nothing in this Section 2.9 shall be construed to permit the Company or any of its Subsidiaries or any other Person to take any action that is otherwise prohibited by the terms of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (a) the Company SEC Documents (other than any disclosures contained or referenced therein under the captions “Risk Factors” or “Forward Looking Statements” (to the extent such disclosures are general and cautionary, predictive or forward-looking in nature)) filed with or furnished to the SEC by the Company (including any documents incorporated by reference into any of the Company SEC Documents) since January 1, 2020 and publicly available on or before the day that is two (2) Business Days prior to the date of this Agreement (it being understood that this sub-clause (a) shall not be applicable to the representations and warranties set forth in Section 3.3(a), Section 3.3(b), Section 3.4(c), Section 3.9(e) or Section 3.9(f)) or (b) the disclosure letter delivered by the Company to Parent prior to entering into this Agreement (the “Company Disclosure Schedule”) (it being acknowledged and agreed that (i) disclosure of any item in any section or subsection of the Company Disclosure Schedule, whether or not an explicit cross reference appears therein, shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on the face of such disclosure, and (ii) the mere inclusion of an item (including dollar amounts) in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item is material or outside the Ordinary Course of Business or constitutes a Company Material Adverse

Effect or that the inclusion of such item in the Company Disclosure Schedule is required), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.1.    Organization and Power.

(a)    The Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted, except where the failure to be in good standing or to have such corporate or similar power and authority would not constitute a Company Material Adverse Effect.

(b)    Each of the Subsidiaries of the Company is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize that concept) under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted, except where the failure to be in good standing or to have such corporate or similar power and authority would not constitute a Company Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize that concept) as a foreign corporation (or other applicable entity) in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification or licensing, except in such jurisdictions where the failure to be so qualified or licensed or to be in good standing would not constitute a Company Material Adverse Effect. Section 3.1 of the Company Disclosure Schedule contains a correct and complete list of each jurisdiction where the Company and its Subsidiaries are organized and qualified to do business. The Company has made available to Parent true, complete and correct copies of its and its material Subsidiaries’ certificates of incorporation and bylaws (or similar organizational documents), in each case as amended and in effect as of the date of this Agreement. Neither the Company nor any of its Subsidiaries is in material violation of any provision of its respective certificate of incorporation or bylaws.

Section 3.2.    Subsidiaries. Section 3.2 of the Company Disclosure Schedule sets forth as of the date hereof (a) a true and complete list of the Subsidiaries of the Company and the ownership interest of the Company in any such Subsidiaries, as well as the ownership interest of any other Person in each such Subsidiary and the jurisdiction of organization of each such Subsidiary and (b) the Company’s and its Subsidiaries’ direct or indirect ownership interest in any other Person. All of the outstanding shares of capital stock or other equity interests of each Subsidiary of the Company have been duly authorized, validly issued and are free of preemptive rights and in the case of corporations are fully paid and nonassessable. All of the outstanding shares of capital stock or equity interests of each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of all Liens, other than Permitted Liens.

Section 3.3.    Capitalization.

(a)    The authorized capital stock of the Company consists of 250,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 1,000,000 shares of series A convertible preferred stock, par value $0.001 per share (the “Company Preferred Stock”). At the close of business on March 31, 2021 (the “Capitalization Date”), (i) 79,439,807 shares of Common Stock were issued and outstanding, (ii) 41,844 shares of Company Preferred Stock were issued and outstanding (not including 1,699 shares of Company Preferred Stock dividends in arrears), (iii) no shares of Common Stock were held by the Company in its treasury, (iv) 1,052,200 shares of Common Stock were reserved for issuance pursuant to outstanding Company RSU Awards (assuming achievement of applicable performance goals at target level), (v) 1,767,715 shares of Common Stock were reserved for issuance pursuant to outstanding Company SAR Awards, with a weighted average grant price of $4.88, (vi) 184,415 shares of Common Stock were reserved for issuance pursuant to outstanding Company MPU Awards (assuming achievement of the applicable stock-price goals at target level, with the number of corresponding shares of Common Stock being calculated based on the Common Stock Merger Consideration), and (vii) aggregate contributions of $286,692 were received by the Company for the current offering period pursuant to the Company ESPP. All outstanding Shares and all Shares reserved for issuance pursuant outstanding Company Equity Awards as noted in clauses (iv), (v), (vi) and (vii) of the foregoing sentence, when issued in accordance with the respective terms of such Company Equity Awards or Company ESPP, as applicable, are or will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(b)    Except as set forth in this Section 3.3 and for changes since the Capitalization Date resulting from the exercise, vesting or settlement, as applicable, of Company Equity Awards outstanding on the Capitalization Date, as of the date hereof, there are no outstanding or reserved for issuance (i) shares of capital stock or voting securities of the Company, (ii) bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the Company’s stockholders may vote, (iii) securities, options, warrants, calls, rights, commitments, profits interests, stock appreciation rights, phantom stock agreements, arrangements or undertakings of any kind (an “Undertaking”) to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue or sell, or cause to be issued or sold, additional shares of capital stock or other voting or equity securities or interests of the Company or of any of its Subsidiaries (or any security convertible or exercisable therefor) or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, profits interest, agreement, arrangement or Undertaking (the items in clauses (i) through (iii) being referred to collectively as the “Company Securities”) or (iv) contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities (other than in connection with the exercise, vesting or settlement, as applicable, of Company Equity Awards outstanding as of the Capitalization Date, including with respect to the satisfaction of Tax withholding, and with respect to Company SAR Awards, the payment of any exercise or grant price, as applicable).

(c)    No shares of capital stock of the Company are owned by any Subsidiary of the Company.

(d)    There are no voting agreements, voting trusts, stockholders agreements, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of, restricting the transfer or sale of, or providing for registration rights with respect to, the capital stock or other equity interests of the Company or any of its Subsidiaries.

(e)    Section 3.3(e) of the Company Disclosure Schedule sets forth, as of the Capitalization Date, a list of all holders of Company Equity Awards and, with respect to each, the type of award, the date of grant, the exercise price or grant price, if applicable, and the number of shares of Common Stock subject to such award (assuming achievement of applicable performance goals at target level).

(f)    As of the date of this Agreement, there is no outstanding indebtedness for borrowed money (or guarantees thereof) of the Company or any of its Subsidiaries (excluding intercompany indebtedness among the Company and/or wholly-owned Subsidiaries of the Company) other than as set forth in Section 3.3(f) of the Company Disclosure Schedule and neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC). The Company does not have outstanding any bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote pursuant to the terms thereof.

Section 3.4.    Authority.

(a)    The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Stockholder Approval, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the Stockholder Approval and filing the Certificate of Merger with the Secretary of State of the State of Delaware. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws of general applicability affecting or relating to creditors’ rights generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law (clauses (i) and (ii) collectively, the “Enforceability Exceptions”).

(b)    The Company Board, at a meeting duly called and held, has (i) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Merger and the other transactions contemplated hereby, (iii) directed that the adoption of this Agreement be submitted to a vote of the stockholders of the Company and (iv) subject to Section 5.2, resolved to recommend adoption of this Agreement by the stockholders of the Company (the “Company Recommendation”), which resolutions, as of the date hereof, remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way.

(c)    The Stockholder Approval is the only vote of the holders of any class or series of capital stock of the Company required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

Section 3.5.    Consents and Approvals; No Violations. Except as set forth in Section 3.5 of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) subject to obtaining the Stockholder Approval, contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or of the similar organizational documents of any of the Company’s Subsidiaries, (ii) require the Company to make any notice to, or filing with, or obtain any permit, authorization, consent or approval of, any Governmental Entity of competent jurisdiction or (iii) contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Privacy Policy, require any consent by any Person under, constitute a default or an event that, with or without notice, lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, or acceleration of any right or obligation under, or the loss of a benefit under, any provision of any Material Contract, or result in the creation or imposition of any Lien, other than any Permitted Lien, on any asset of the Company or any of its Subsidiaries, with such exceptions, in the case of each of clauses (ii) and (iii), as would not constitute a Company Material Adverse Effect.

Section 3.6.    Company SEC Documents.

(a)    Since December 31, 2018, the Company has filed with or furnished to the SEC, on a timely basis, all forms, reports, statements, certifications, schedules and other documents required to be filed with or furnished to the SEC under the Securities Act or the Exchange Act (collectively with any amendments thereto, the “Company SEC Documents”). As of their respective filing dates (or if amended, as of the date of such amendment), and in the case of registration statements and proxy statements, as of the dates of effectiveness and the dates of mailing, respectively, the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, each as in effect on the date so filed (or amended). At the time filed with the SEC (or if amended, as of the date of such amendment), and in the case of registration statements and proxy statements, as of the dates of effectiveness and the dates of mailing, respectively, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that the information in such Company SEC Document has been amended or superseded by a later

Company SEC Document filed prior to the date hereof. None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. The Company has made available to Parent all comment letters and all material correspondence between the SEC and the Company with respect to the Company SEC Documents since December 31, 2018. As of the date of this Agreement, there are no outstanding or unresolved comment letters received from the SEC with respect to any of the Company SEC Documents. As of the date hereof, to the Knowledge of the Company, none of the Company SEC Documents is the subject of active, ongoing SEC review.

(b)    The financial statements of the Company included in the Company SEC Documents (including the related notes and schedules thereto) complied as of their respective dates in all material respects with the then-applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and, on that basis, fairly presented in all material respects the consolidated financial position, results of operations, changes in stockholder’s equity and cash flows of the Company and its Subsidiaries as of the indicated dates and for the indicated periods (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto).

(c)    The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act, and the Company has established and maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act. Such disclosure controls and procedures are designed to provide reasonable assurances that (i) material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding disclosure and (ii) information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s applicable rules and forms, the Exchange Act and the Securities Act.

(d)    The Company, based on its most recent evaluation of internal control over financial reporting, has not identified (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and/or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(e)    Since December 31, 2018, (i) neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or other representative of the Company or any of its Subsidiaries, has received any material written, or to the Knowledge of the Company, oral, complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material written, or to the Knowledge of the Company, oral, complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in improper accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has, to the Knowledge of the Company, reported in writing evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or their respective officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

(f)    Since December 31, 2018, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

Section 3.7.    Absence of Certain Changes or Events.

(a)    From December 31, 2020 through the date hereof, except for the transactions contemplated by this Agreement, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the Ordinary Course of Business and have not taken any action that, if taken after the date hereof, would require Parent’s consent pursuant to Section 5.1(b).

(b)    Since December 31, 2020 through the date of this Agreement, there has not been a Company Material Adverse Effect.

Section 3.8.    Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is first mailed to the Company’s stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of Parent or Merger Sub in writing specifically for inclusion therein.

Section 3.9.    Compliance with Laws; Permits.

(a)    Except as would not constitute a Company Material Adverse Effect, the Company and its Subsidiaries (i) are, and since December 31, 2016 have been, in compliance with all Laws and Orders applicable to the Company and its Subsidiaries, and (ii) to the Knowledge of the Company, are not under investigation by any Governmental Entity with respect to, and have not been threatened to be charged with or given notice by any Governmental Entity of, any violation of any such Law or Order. Except as would not constitute a Company Material Adverse Effect, each of the Company and its Subsidiaries has in effect all licenses, certificates, authorizations, consents, permits, approvals and other similar authorizations issued to the Company or its Subsidiaries by a Governmental Entity necessary under applicable Law for it to own, lease or operate its properties and assets and to carry on its business as currently conducted (collectively, “Permits”). No default has occurred under, and there exists no event that, with or without notice, lapse of time or both, would result in a default under, or would give to others any right of revocation, non-renewal, adverse modification or cancellation of, any such Permit, and neither the Company nor any of its Subsidiaries has received any cease and desist letters or written inquiries from any Governmental Entity with respect to any such Permit, except, in each case, as would not constitute a Company Material Adverse Effect.

(b)    Section 3.9(b) of the Company Disclosure Schedule identifies all of the Company Communications Licenses as of the date hereof. The Company Communications Licenses are all the authorizations, licenses, permits, certificates, approvals and clearances required under the Communications Laws for the Company and its Subsidiaries to own, lease and operate their properties, rights or other assets or to conduct their business in the manner in which such businesses are currently being conducted, except as would not constitute a Company Material Adverse Effect. As of the date hereof, no action by or before any Telecommunications Regulatory Authority is pending (or, to the Knowledge of the Company, is being threatened) in which the requested remedy is: (i) the revocation, suspension, cancellation, rescission or material modification of, or the refusal to renew, any of the Company Communications Licenses; or (ii) the imposition on the Company or any of its Subsidiaries of material fines, penalties or forfeitures, except, in each case with respect to the foregoing clauses (i) and (ii), as would not constitute a Company Material Adverse Effect. The holder of each Company Communications License is in compliance with such Company Communications License and has fulfilled and performed all of its obligations with respect thereto, including all reports, notifications and applications required by the Communications Laws, and the payment of all regulatory assessments, fees and contributions, except (i) for exemptions, waivers or similar concessions or allowances and (ii) where the failure of such holder of Company

Communications License to be in compliance, fulfill or perform its obligations or pay such assessments, fees or contributions, in each case with respect to the foregoing clauses (i) and (ii), as would not constitute a Company Material Adverse Effect.

(c)    Since December 31, 2016, none of the Company or any of its Subsidiaries any of their respective directors, officers or employees or, to the Knowledge of the Company, any of their respective agents or Channel Partners acting for or on the Company’s or its Subsidiaries’ behalf have (i) used any corporate, Company (or Subsidiary) funds for any unlawful contribution, gift, entertainment or other unlawful expense, payment, or forbearance relating to political activity or unlawfully offered or provided, directly or knowingly or indirectly, anything of value to any foreign or domestic government or government instrumentality employee, official, or representative in each case in violation of or (ii) otherwise materially violated, any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, and any rules or regulations promulgated thereunder, the UK Bribery Act, or any other applicable Laws, statutes, or regulations concerning anti-bribery, anti-corruption, kickbacks or otherwise improper payments (collectively, the “Anti-Corruption Laws”). The Company and its Subsidiaries have instituted policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws and since December 31, 2016 have maintained such policies and procedures in force. (A) None of the Company’s or any of its Subsidiaries’ directors, officers or employees or, to the Knowledge of the Company agents or Channel Partners is a Sanctioned Person and (B) since December 31, 2016, neither the Company nor any of its Subsidiaries nor any other person or agent acting for or on behalf of the Company, including but not limited to Channel Partners, in their capacity as such, has engaged in any direct or indirect business with any Sanctioned Person any manner that constitutes a violation of applicable Sanctions or Export Control Laws. None of the Company or any of its Subsidiaries are in violation of applicable Laws, rules, or regulations concerning money laundering, financial recordkeeping, or proceeds of crime, such as the USA PATRIOT Act.

(d)    Except as set forth in Section 3.9(d) of the Company Disclosure Schedule, since December 31, 2016:

(i)    the Company and its Subsidiaries, their respective directors, officers and employees, and to the Knowledge of the Company, any other Person or agent acting for or on behalf of the Company or any of its Subsidiaries, including but not limited to Channel Partners, in their capacity as such, have been and are in compliance with all applicable (A) Sanctions and (B) Export Control Laws.

(ii)     none of the Company or its Subsidiaries or their respective directors, officers or employees, or, to the Knowledge of the Company, their respective agents or Channel Partners, in their capacity as such, or other persons acting on behalf of the Company or its Subsidiaries, is or has been the subject of any past, present, or known threatened claims, suits, investigations (whether internal or external, formal, or informal), audits, arbitrations, proceedings or litigation in writing by any Governmental Entity regarding an actual or alleged violation of any Export Control Law, or has made, or intends to make, any disclosure (voluntary or otherwise) to any Governmental Entity with respect to any actual or potential violation of or liability arising under or relating to any Export Control Law, or is aware of any undisclosed violations of or liability arising under or relating to any Export Control Law.

(iii)    the Company and its Subsidiaries have all authority under Export Control Laws necessary to conduct their businesses as currently conducted in all respects including necessary Permits for any export transactions, necessary Permits and clearances for the disclosure of information to foreign Persons, and necessary registrations with any Governmental Entity with authority to implement applicable Export Control Laws; and

(iv)    the Company and its Subsidiaries have implemented and maintains policies and procedures reasonably designed to promote and achieve compliance by itself and its Subsidiaries and its and their respective directors, officers, employees and agents with Export Control Laws.

(e)    The Company and its Subsidiaries do not provide common carrier telecommunications services in the United States or hold common carrier licenses or authorizations pursuant to the Communications Act.

(f)    As of the date hereof, neither the Company nor any of its Subsidiaries holds a facility security clearance from the United States or has received a request or order for classified work that would necessitate a facility security clearance from the United States.

(g)    The Company and its Subsidiaries and, to the Knowledge of the Company, their Channel Partners, and all other Persons acting for or on behalf of the Company or its Subsidiaries, in their capacity as such, are, and have been, in material compliance with all Laws, rules, regulations, or Orders applicable to each of the Company’s and such Company Subsidiary’s Government Contracts, including but not limited to the U.S. Federal Acquisition Regulations, the U.S. Defense Federal Acquisition Regulations, and foreign equivalents thereof.

(h)    Each of the Company and each Company Subsidiary and, to the Knowledge of the Company, all other Persons acting for or on behalf of the Company or its Subsidiaries, in their capacity as such, has complied in all material respects with all material terms and conditions of the Company’s and such Company Subsidiary’s Government Contracts, whether incorporated expressly, by reference or by operation of Law. All facts set forth in or acknowledged by any representations, certifications or disclosure statements made or submitted by or on behalf of the Company or any Company Subsidiary in connection with each of the Company’s and such Company Subsidiary’s Government Contracts were true and accurate as of the date of submission in all material respects.

(i)    The Company and the Company Subsidiaries have not been and are not now, to the Knowledge of the Company, under any administrative, civil or criminal investigation or indictment involving alleged false statements, false claims or other improprieties relating to the Company’s or any Company Subsidiary’s Government Contracts.

(j)    The term “Government Contract” includes any contract, subcontract, basic ordering agreement, letter contract, purchase order, task order or delivery order of any kind, including all amendments, modifications and options thereunder or relating thereto, awarded (A) to the Company or any Company Subsidiary by a Governmental Entity or by a prime contractor or higher-tier subcontractor under such Government Contracts, or (B) by the Company under such Government Contracts to a subcontractor at any tier.

Section 3.10.    Tax Matters. Except as would not constitute a Company Material Adverse Effect:

(a)    Each of the Company and its Subsidiaries has timely filed or caused to be timely filed (after taking into account all applicable extensions) all Tax Returns required to be filed by any of them. All such Tax Returns are true, complete and correct.

(b)    Each of the Company and its Subsidiaries has timely paid or caused to be timely paid all Taxes (whether or not shown on any Tax Return) due by any of them.

(c)    Each of the Company and its Subsidiaries has deducted, withheld and timely paid to the appropriate Governmental Entity all Taxes required to be deducted, withheld or paid by it in connection with amounts paid or owing to any employee, former employee, independent contractor, creditor, stockholder or other Person.

(d)    There are no pending audits, examinations, claims, investigations or other proceedings in respect of any Taxes of the Company or any of its Subsidiaries, and no written notification has been received by the Company or any of its Subsidiaries that such an audit, examination, claim, investigation or other proceeding in respect of Taxes is proposed or threatened. No Governmental Entity has asserted in writing any deficiency, claim or proposed adjustment with respect to Taxes of the Company or any of its Subsidiaries, which deficiency, claim or proposed adjustment has not been satisfied by payment, settled or withdrawn.

(e)    No claim has been made in writing during the past five (5) years by a Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any such Subsidiary is or may be required to file Tax Returns in, or subject to income or franchise Tax by, that jurisdiction, which claim has not been resolved in full.

(f)    Neither the Company nor any of its Subsidiaries has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in, or is tax resident in, in a country other than the country in which it is organized.

(g)    The Company has not reported or treated either the Company or any of its Subsidiaries as a “passive foreign investment company” within the meaning of Section 1297 of the Code.

(h)    There are no Liens for Taxes upon the assets of the Company or any of its Subsidiaries other than Permitted Liens.

(i)    Neither the Company nor any of its Subsidiaries (i) is a party to any written Tax allocation, sharing or indemnity agreement (other than (A) any Tax indemnification provisions in ordinary course commercial agreements or agreements that are not primarily related to Taxes and (B) any agreement solely between or among any of the Company and its Subsidiaries), (ii) is or has been a member of an affiliated group filing a consolidated, unitary, combined or similar income Tax Return (other than an affiliated group the common parent of which is the Company or any of its Subsidiaries and which includes only the Company and its Subsidiaries) or (iii) is liable for any Taxes of any other Person (other than the Company or its Subsidiaries) pursuant to Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign Law) or as a transferee or successor.

(j)    Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, its taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) change in or use of an incorrect method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement”, as described in Code Section 7121 (or any corresponding provision of state, local or foreign Tax Law) entered into prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) prepaid amount received or deferred revenue accrued prior to the Closing or (v) election pursuant Section 965(h) of the Code.

(k)    Neither the Company nor any of its Subsidiaries has waived any statute of limitations applicable to, or consented to extend, the time in which any Tax may be assessed or collected by any Governmental Entity or in which any Tax Return may be filed, which waiver or extension is still in effect or which Tax Return has not since been filed, other than pursuant to extensions of time to file Tax Returns obtained in the Ordinary Course of Business that do not require consent of a Governmental Entity.

(l)    Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(m)    Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two-year period ending on the date of this Agreement (or will constitute such a corporation in the two-year period ending on the Effective Time).

(n)    The Company is not United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(o)    The Company and its Subsidiaries have not deferred any payroll Taxes or claimed any other Tax benefit or relief pursuant to (i) the Coronavirus Aid, Relief, and Economic Security Act of 2020 (H.R. 748), (ii) the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing Covid-19 Disaster, dated August 8, 2020, and (iii) IRS Notice 2020-65, in excess of the amount set forth on Section 3.10 of the Company Disclosure Schedule.

(p)    The Company and each of its Subsidiaries are in compliance in all material respects with all applicable transfer pricing laws and regulations.

Section 3.11.    Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required by GAAP to be reflected in the consolidated balance sheet of the Company, other than liabilities and obligations (a) reserved against or reflected in the Company’s consolidated balance sheet for the fiscal year ended December 31, 2020 included in the Company SEC Documents (including in the notes thereto), (b) incurred in the Ordinary Course of Business since December 31, 2020, (c) incurred in connection with the transactions contemplated by this Agreement, the entry into this Agreement and the performance of the transactions contemplated by this Agreement or (d) that would not constitute a Company Material Adverse Effect.

Section 3.12.    Litigation. Except as set forth on Section 3.12 of the Company Disclosure Schedule, there is no Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or any of their properties, rights or assets other than any such Action that would not constitute a Company Material Adverse Effect. There is no Order imposed upon or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or any of their properties, rights or assets other than any such Order that would not constitute a Company Material Adverse Effect.

Section 3.13.    Employees and Employee Benefit Plans.

(a)    Section 3.13(a) of the Company Disclosure Schedule contains a list of each material Company Benefit Plan. The Company has made available to Parent copies of (i) each material Company Benefit Plan (or, with respect to any unwritten material Company Benefit Plan, a written description thereof) and (ii) to the extent applicable, (A) the most recent annual report on Form 5500 filed and all schedules thereto filed with respect to such Company Benefit Plan, (B) applicable trust or other funding arrangement(s) relating to such Company Benefit Plan, (C) a current Internal Revenue Service opinion or favorable determination letter, and (D) the most recent summary plan description, if any, required under ERISA with respect to such Company Benefit Plan.

(b)    Except as would not constitute a Company Material Adverse Effect, (i) each Company Benefit Plan has been maintained in compliance with its terms and with the requirements of applicable Law, (ii) all employer contributions, premiums and expenses to or in respect of each Company Benefit Plan have been paid in full or, to the extent not yet due, have been adequately accrued on the applicable financial statements of the Company included in the Company SEC Documents in accordance with GAAP, and (iii) each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter from the Internal Revenue Service or may rely on a favorable opinion letter issued by the Internal Revenue Service.

(c)    No Company Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code, and, during the immediately preceding six (6) years, none of the Company, its Subsidiaries or any of their respective ERISA Affiliates has contributed to, or been required to contribute to, or otherwise had any liability with respect to a plan subject to Title IV of ERISA or Section 412 of the Code. No Company Benefit Plan is a Multiemployer Plan, and neither the Company, its Subsidiaries nor any ERISA Affiliate has at any time during the immediately preceding six (6) years sponsored or contributed to, or has or had during such period any liability or obligation in respect of, any Multiemployer Plan.

(d)    No Company Benefit Plan provides health insurance, life insurance or death benefits to current or former employees of the Company or any of its Subsidiaries beyond their retirement or other termination of service, other than as required by Section 4980B of the Code or other applicable Law.

(e)    Except as would not constitute a Company Material Adverse Effect, each Foreign Plan (i) has been maintained, operated and administered in compliance with its terms and in compliance with applicable Laws; (ii) if required to be registered or approved by a non-US Governmental Entity, has been registered or approved and has been maintained in good standing with applicable regulatory authorities, and no event has occurred since the date of the most recent approval or application therefor relating to any such Foreign Plan that would reasonably be expected to adversely affect any such approval or good standing; (iii) that is intended to qualify for special Tax treatment meets all requirements for such treatment; (iv) if required to be fully funded, book-reserved or fully insured, is fully funded, book-reserved or fully insured, as applicable, on an ongoing and termination or solvency basis (in each case, determined using reasonable actuarial assumptions) in compliance with applicable Laws; and (v) is not subject to any pending or, to the Knowledge of the Company, threatened in writing claims by or on behalf of any participant in any Foreign Plan, or otherwise involving any such Foreign Plan or the assets of any Foreign Plan, other than routine claims for benefits.

(f)    Except as expressly provided under this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (alone or in combination with any other event) (i) entitle any officer, director, employee or other service provider of the Company or any of its Subsidiaries to severance or termination pay pursuant to a Company Benefit Plan, (ii) accelerate the time of payment or vesting, result in any forgiveness of indebtedness or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable pursuant to, any Company Benefit Plan or (iii) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that could reasonably be construed, individually or in combination with any other such payment, to constitute an “excess parachute payment” under Section 280G of the Code.

(g)    Neither the Company nor any of its Subsidiaries (i) has agreed to recognize any labor union, works council or other labor organization, nor has any labor union, works council or other labor organization been certified as the exclusive bargaining agent or collective representative of any employees of the Company or any of its Subsidiaries, (ii) is a party to or otherwise bound by, or currently negotiating, any collective bargaining agreement or other Contract with a labor union, works council or other labor organization; (iii) as of the date hereof is the subject of any material proceeding seeking to compel it to bargain with any labor union or labor organization, nor, to the Knowledge of the Company, is any such proceeding threatened; or (iv) shall have any obligation, whether by applicable Law or Contract, to seek or obtain the consent of or formal advice by, or consult with, any labor union, works council or other labor organization in connection with entering into this Agreement or consummating any of the transactions contemplated hereby.

(h)    Except as would not constitute a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety and health requirements, plant closings, wages and hours, withholding of Taxes, worker classification, employment discrimination, disability rights or benefits, equal opportunity, labor relations, employee leave issues and unemployment insurance and related matters.

Section 3.14.    Intellectual Property.

(a)    Section 3.14(a) of the Company Disclosure Schedule contains a list of each material Intellectual Property registration or application owned by the Company or its Subsidiaries. Except as would not constitute a Company Material Adverse Effect, (i) the Company and its Subsidiaries exclusively own all right, title and interest to the Company Intellectual Property, free and clear of all Liens (except Permitted Liens); (ii) all Persons who created, invented or contributed to material Company Intellectual Property have assigned in writing to the Company all of their rights in and to the same that do not initially vest in the Company by operation of law; (iii) all of the items on the foregoing schedule are subsisting, unexpired and, to the Knowledge of the Company, valid and enforceable; (iv) except as set forth on Section 3.14(a)(iv) of the Company Disclosure Schedule, the operation of the business of the Company and its Subsidiaries as currently conducted does not violate, misappropriate or infringe the Intellectual Property of any other Person, and since December 31, 2018 no Person has alleged the same in writing (other than for matters that have since been satisfactorily resolved); and (v) to the Knowledge of the Company, no Person is violating, misappropriating or infringing any of the Company Intellectual Property.

(b)    Except as would not constitute a Company Material Adverse Effect, (i) the Company and its Subsidiaries take and have taken commercially reasonable actions to maintain and preserve (x) the confidentiality of their trade secrets and (y) the integrity, security, continuous operation and redundancy of the IT Assets used in their businesses (and the information stored in or processed thereby), and there have been no breaches, violations, outages or unauthorized uses of or unauthorized access to same and (ii) to the Knowledge of the Company, the IT Assets used by the Company and its Subsidiaries are fully operational, functional and substantially free of material bugs, defects, errors, viruses and other contaminants.

(c)    Except as would not constitute a Company Material Adverse Effect, (i) no third Person has possession of, or any current or contingent right to access or possess, any material proprietary source code of the Company or any of its Subsidiaries and (ii) the material proprietary software of the Company and its Subsidiaries that is distributed or made available to third parties is not subject to any license that requires the distribution or availability of proprietary source code under such circumstances.

Section 3.15.    Material Contracts.

(a)    Except as set forth in Section 3.15(a) of the Company Disclosure Schedule or as would not constitute a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in breach of or default under, nor to the Knowledge of the Company has it received written notice alleging it to be in breach of or default under, the terms of any Material Contract, (ii) to the Knowledge of the Company, no other party to any Material Contract is in breach of or default under the terms of any such Material Contract, (iii) each Material Contract is a valid, binding and enforceable obligation of the Company or its Subsidiary that is a party thereto and is in full force and effect, except as limited by the Enforceability Exceptions, (iv) no event has occurred which would result in a breach of or default under any Material Contract (in each case, with or without notice, lapse of time or both) by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto and (v) neither the Company nor any of its Subsidiaries have received written notice from any other party to a Material Contract that such other party intends to terminate, not renew, or renegotiate in any material respects the terms of any such Material Contract (except in accordance with the terms thereof).

(b)    A true and complete list of the Material Contracts as of the date hereof is set forth in Section 3.15(b) of the Company Disclosure Schedule. The Company has made available to Parent a true and complete copy of each Material Contract as of the date hereof, each as amended to the date hereof. For purposes of this Agreement, the term “Material Contract” means any of the following Contracts (together with all exhibits and schedules thereto), excluding any Company Benefit Plan, to which the Company or any of its Subsidiaries is a party as of the date hereof:

(i)    any limited liability company, partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any alliance, partnership or joint venture or other similar agreement or arrangement that is material to the business of the Company and its Subsidiaries, taken as a whole, other than any such limited liability company, partnership or joint venture that is a Subsidiary of the Company, including but not limited to any and all such agreements or arrangements related to the Company’s partnership with Inmarsat Global Ltd..

(ii)    any Contract (other than between or among the Company and any of its Subsidiaries or between or among any of the Subsidiaries of the Company) (x) relating to (A) indebtedness for borrowed money in excess of $2 million, (B) other indebtedness of the Company or its Subsidiaries in excess of $2 million evidenced by credit agreements, notes, bonds, indentures, securities, mortgages, pledges or debentures, (C) any financial guaranty by the Company or its Subsidiaries of indebtedness of any other Person described in clauses (A) or (B), and (D) swaps, options, derivatives and other hedging arrangements entered into by the Company or its Subsidiaries in connection with indebtedness described in clauses (A), (B) or (C) or (y) containing any limitation on the ability of the Company or any of its Subsidiaries to incur indebtedness for borrowed money, give guarantees of indebtedness for borrowed money of the Company or any of its Subsidiaries, or incur Liens other than Permitted Liens;

(iii)    any Contract that (A) limits the right of the Company or its Subsidiaries to engage or compete in any line of business or to compete or operate in any location, (B) provides for “exclusivity” in favor of any third party or (C) grants any rights of first refusal, rights of first negotiation, or “most favored nation” rights to any third party, in each case in any respect material to the business of the Company and its Subsidiaries, taken as a whole;

(iv)    any Contract (A) that relates to the acquisition or disposition of any business, assets or properties of or by the Company or its Subsidiaries, whether by way of merger, consolidation, purchase of stock or assets or otherwise, and that contains material continuing representations, covenants, indemnities or other obligations of the Company, or (B) pursuant to which the Company or any of its Subsidiaries has continuing indemnification, “earn-out” or other contingent payment obligations;

(v)    any Contract with (A) each of the thirty (30) largest customers of the Company and (B) each of the ten (10) largest commercial vendors of the Company, in each case by dollar amount for the fiscal year ending December 31, 2020;

(vi)    any Contract for capital expenditures which requires aggregate future payments in excess of $3 million;

(vii)    any Contract under which a Governmental Entity procures or supplies services from the Company involving aggregate payments to the Company in excess of $2 million in any calendar year;

(viii)    each Real Property Lease and any Contract pursuant to which the Company or any of its Subsidiaries is a lessor or lessee of any machinery, equipment, office furniture or other personal property, in each case requiring by its terms aggregate payments by the Company or any of its Subsidiaries in excess of $2 million for the 12-month period ending December 31, 2020;

(ix)    any Contract involving any resolution or settlement since January 1, 2020 of any actual or threatened Action involving the Company or any of its Subsidiaries involving (A) a payment in excess of $1 million or (B) any material ongoing requirements or restrictions on the Company or any of its Subsidiaries;

(x)    any Contract that expressly prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, or prohibits the pledging of the capital stock of the Company or any of its Subsidiaries;

(xi)    any Contract under which the Company or any of its Subsidiaries has, directly or indirectly, any obligations or potential obligations to make a capital contribution to, or other investment in, any Person (other than the Company or any of its wholly owned Subsidiaries);

(xii)    any Contract that contains a put, call or similar right pursuant to which the Company or any of its subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets and that involves an aggregate payment of greater than $1 million;

(xiii)    any Contract between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any Person beneficially owning five percent (5%) or more of the outstanding Shares or any of their respective Affiliates, on the other hand, in each case that involves an aggregate payment of greater than $100,000;

(xiv)    any Contract (other than a customer, client or supply Contract) that involves consideration (whether or not measured in cash) of greater than $2 million;

(xv)    to the extent material to the Company and its Subsidiaries (taken as a whole), or is effective for a term of five (5) or more years, and that is a (A) project design or development Contract, (B) consulting Contract, (C) indemnification Contract, (D) license or royalty Contract (other than any Contract relating to Intellectual Property), or (E) merchandising Contract;

(xvi)    any Contract reasonably likely to result in payments by the Company or its Subsidiaries of more than $3 million in the aggregate over the remaining term of such Contract;

(xvii)    any Contract that is reasonably likely to result in payments to the Company or its Subsidiaries of more than $3 million in the aggregate over the remaining term of such Contract;

(xviii)    any material Contract related to Intellectual Property or IT Assets, other than (A) non-exclusive, “off-the-shelf” software licenses resulting in aggregate or annual payments by the Company or its Subsidiaries of less than $3 million and (B) non-exclusive licenses granted to end users in the Ordinary Course of Business; and

(xix)    any Contract required to be filed by the Company with the SEC as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K.

Section 3.16.    Real and Personal Property.

(a)    Section 3.16(a) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of (i) all real properties (by name and location) owned by the Company or any of its subsidiaries as of the date hereof (the “Owned Real Property”) and (ii) all leases, subleases, licenses or similar agreement (“Real Property Leases”) pursuant to which the Company or any of its Subsidiaries is a party as of the date hereof with respect to real property leased, licensed, occupied or used by the Company or any of its Subsidiaries (“Leased Real Property”, and collectively with the Owned Real Property, the “Real Property”). Except as would not constitute a Company Material Adverse Effect, the Company or one of its Subsidiaries owns and has good, marketable and valid title to all Owned Real Property and holds a has valid and enforceable leasehold estates in or other rights to use all Leased Real Property (whether as tenant, subtenant or pursuant to other occupancy arrangements) by the Company or any of its Subsidiaries, free and clear of all Liens, except for Permitted Liens. None of the Company or its Subsidiaries or, to the Knowledge of the Company, any other Person, is in breach or violation of, or default under, any Real Property Lease and no event has occurred and no circumstance exists which, if not remedied, would result in such a breach, violation or default (with or without notice or lapse of time, or both). All buildings, structures, improvements, and fixtures located on the Real Property have been maintained in accordance with normal industry practice, are in good operating condition and repair without material structural or mechanical defect, and are suitable for the purposes for which they are currently used, except as would not reasonably be expected to have a Company Material Adverse Effect. There are no parties other than the Company or its Subsidiaries in possession of the Real Property. There are no pending or, to the Knowledge of the Company or its Subsidiaries, any threatened condemnation, eminent domain or administrative actions affecting any Real Property or any portion thereof.

(b)    Except as would not constitute a Company Material Adverse Effect, the Company and its Subsidiaries have good and valid title to, or valid and enforceable rights to use under existing franchises, easements or licenses of, or valid and enforceable leasehold interests in, all of their material tangible personal properties and assets necessary to carry on their businesses as currently conducted, free and clear of all Liens, except for Permitted Liens.

Section 3.17.    Environmental Laws. Except as would not constitute a Company Material Adverse Effect, (a) the Company and its Subsidiaries are in compliance with all, and have not violated any, Environmental Law, (b) neither the Company nor any of its Subsidiaries is subject to any pending, or to the Knowledge of the Company threatened, Action under or relating to any Environmental Law, (c) neither the Company nor any of its Subsidiaries has received any written notification alleging that it has any liability or obligation under any Environmental Law or in connection with any Materials of Environmental Concern, (d) neither the Company nor any of its Subsidiaries has released or disposed of any Materials of Environmental Concern in a manner that would reasonably be expected to result in liability under any Environmental Law, (e) no Materials of Environmental Concern are present at any of the Owned Real Property, or to the Knowledge of the Company at any property subject to the Real Property Leases, in amount or condition that would reasonably be expected to result in liability under any Environmental Law, and (f) neither the Company nor any of its Subsidiaries has assumed or provided indemnity against any liability of any other Person under or relating to any Environmental Laws.

Section 3.18.    Insurance Policies. Section 3.18 of the Company Disclosure Schedule sets for a true and complete list of all insurance policies maintained by the Company and its Subsidiaries in the United States, including the name of the insurer, policy limits, retentions, premiums and effective dates of each policy coverage. Except as would not constitute a Company Material Adverse Effect, (a) all insurance policies maintained by the Company and its Subsidiaries are in full force and effect and all premiums due and payable thereon have been paid, (b) neither the Company nor any of its Subsidiaries is in breach of or in default under any such insurance policies, and to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with or without notice, lapse of time or both, would constitute such a breach or default or permit termination or adverse modification of any such insurance policies, (c) the Company is in material compliance with all contractual and statutory requirements to purchase and maintain insurance coverage, (d) there are no material open claims under any insurance policy maintained by the Company or any of its Subsidiaries that are subject to a reservation of rights letter from any insurer and no insurer has denied coverage for any material claim in the last five (5) years and (e) there are no outstanding requirements by an insurer or regulatory authority for risk improvements that is reasonably expected to give rise to a future material capital expenditure. Except as would not constitute a Company Material Adverse Effect, as of the date hereof, the Company has not received any notice of termination, cancellation or non-renewal or material premium increase with respect to any such insurance policy nor, to the Knowledge of the Company, are any of the foregoing threatened, and there is no claim pending under any such insurance policies as to which coverage has been denied or disputed by the underwriters of such policies.

Section 3.19.    Opinion of Financial Advisor. The Company Board has received the opinion of PJT Partners LP (“PJT”), dated as of the date of this Agreement, to the effect that, as of the date of this Agreement, and subject to the qualifications and assumptions set forth in such opinion, the Common Stock Merger Consideration to be paid to holders of Common Shares is fair, from a financial point of view, to such holders. A signed and complete copy of such opinion will promptly be made available to Parent for informational purposes only following receipt thereof by the Company.

Section 3.20.    Brokers. No broker, finder, investment banker, financial advisor or other similar Person, other than PJT and Raymond James & Associates, Inc. (“Raymond James”), the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent a true and complete copy of the engagement letter between the Company and each of PJT and Raymond James relating to the transactions contemplated by this Agreement, which agreement discloses all fees payable and other material obligations thereunder.

Section 3.21.    Takeover Statutes Not Applicable; No Rights Agreement. Assuming the accuracy of the representation and warranty contained in Section 4.9, no “moratorium,” “business combination,” “control share acquisition” or similar provision of any state anti-takeover Law, including Section 203 of the DGCL, or any similar anti-takeover provision in the certificate of incorporation or bylaws of the Company, is applicable to the transactions contemplated by this Agreement, including the Merger. The Company is not party to any stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.

Section 3.22.    Related Party Transactions. Neither the Company nor any of its Subsidiaries is a party to any agreement, commitment or transaction with or for the benefit of any Person that is required to be disclosed under Item 404 of Regulation S-K under the Securities Act and that is not so disclosed.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered by Parent to the Company prior to entering into this Agreement (the “Parent Disclosure Schedule”) (it being acknowledged and agreed that (i) disclosure of any item in any section or subsection of the Parent Disclosure Schedule, whether or not an explicit cross reference appears, shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on the face of such disclosure, and (ii) the mere inclusion of an item in the Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item is material or constitutes a Parent Material Adverse Effect or that the inclusion of such item in the Parent Disclosure Schedule is required), Parent and Merger Sub jointly and severally hereby represent and warrant to the Company as follows:

Section 4.1.    Organization. Parent is a Delaware corporation and Merger Sub is a Delaware corporation, in each case, duly organized, validly existing and in good standing (with respect to jurisdictions that recognize that concept) under the Laws of its respective jurisdiction of organization and each has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted, except where the failure to be in good standing or to have such corporate or similar power and authority would not constitute a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize that concept) as a foreign corporation (or other applicable entity) in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification or licensing, except in such jurisdictions where the failure to be so qualified or licensed or to be in good standing would not constitute a Parent Material Adverse Effect. For purposes of this Agreement, a “Parent Material Adverse Effect” means any fact, circumstance, change, event, occurrence or effect that, individually or in the aggregate, materially impairs, materially delays or prevents, or would reasonably be expected to materially impair, materially delay or prevent, Parent or Merger Sub from consummating the Merger prior to the Termination Date.

Section 4.2.    Merger Sub.

(a)    The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned directly or indirectly by Parent.

(b)    Merger Sub has been formed solely for the purpose of the Merger and, prior to the Effective Time, will have engaged in no other business activities and will have owned no assets and incurred no liabilities or obligations other than in connection with the transactions contemplated hereby and activities incidental to its formation.

Section 4.3.    Authority. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate actions on the part of each of Parent and Merger Sub. Immediately following the execution of this Agreement, Parent, as the sole stockholder of Merger Sub, will approve and adopt this Agreement, and no other actions on the part of Parent or Merger Sub or any other Subsidiary of Parent are necessary to authorize the consummation of the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and (assuming the due and valid authorization, execution and delivery of this Agreement by the Company) constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as limited by the Enforceability Exceptions.

Section 4.4.    Consents and Approvals; No Violations. Except as set forth in Section 4.4 of the Parent Disclosure Schedule, neither the execution, delivery or performance of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated hereby will (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws, or similar organizational documents, of Parent or Merger Sub or any other Subsidiary of Parent, (ii) require Parent or Merger Sub or any other Subsidiary of Parent to make any notice to, or filing with, or obtain any permit, authorization, consent or approval of, any Governmental Entity of competent jurisdiction, or (iii) assuming compliance with the matters referred to in clause (ii), contravene, conflict with or result in a violation or breach of any provision of any applicable Law, require any consent by any Person under, constitute a default, or an event that, with or without notice, lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation under, or the loss of a benefit under, any provision of any Contract to which Parent or Merger Sub or any other Subsidiary of Parent is a party, or result in the creation or imposition of any Lien on any asset of Parent or Merger Sub or any other Subsidiary of Parent, with such exceptions, in the case of each of clauses (ii) and (iii), as would not be expected to prevent or delay the consummation of the Merger and the other transactions contemplated hereby.

Section 4.5.    Information Supplied. None of the written information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is first mailed to the Company’s stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of the Company or its Subsidiaries.

Section 4.6.    Litigation. As of the date of this Agreement, there is no Action pending or, to the Knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries (including Merger Sub) or any of their properties, rights or assets that constitutes a Parent Material Adverse Effect. As of the date of this Agreement, there is no Order imposed upon or, to the Knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries (including Merger Sub) or any of their properties, rights or assets that constitutes a Parent Material Adverse Effect.

Section 4.7.    Financing.

(a)    Parent is party to and has accepted a fully executed commitment letter, dated April 7, 2021 (together with all exhibits and schedules thereto, the “Debt Commitment Letter”), from the Financing Parties party thereto pursuant to which the Financing Parties have agreed, subject to the terms and conditions thereof, to provide debt financing in the amounts set forth therein. The debt financing committed pursuant to the Debt Commitment Letter is collectively referred to in this Agreement as the “Debt Financing.”

(b)    Parent is a party to and has accepted the fully executed commitment letter, dated as of the date hereof (together with all exhibits and schedules thereto, the “Equity Commitment Letter” and, together with the Debt Commitment Letter, the “Commitment Letters”), from (i) GI Data Infrastructure Fund LP, (ii) GI Data Infrastructure Fund-A LP, (iii) GI Data Infrastructure Executive Fund LP and (iv) Orion Opportunity LP (collectively, the “Equity Investors”) pursuant to which the Equity Investors have agreed, subject to the terms and conditions thereof, to invest in Parent the amounts set forth therein. The Equity Commitment Letter provides that the Company is a third-party beneficiary thereof, and is entitled to require Parent to specifically enforce performance of the Equity Investors’ obligation to fund the Cash Equity, subject to the terms and conditions set forth therein and herein. The cash equity committed pursuant to the Equity Commitment Letter is collectively referred to in this Agreement as the “Cash Equity.” The Cash Equity and the Debt Financing are collectively referred to in this Agreement as the “Financing.”

(c)    Parent and Merger Sub have delivered to the Company true, complete and correct copies of the executed Commitment Letters and any fee letters related thereto, subject, in the case of such fee letters, to redaction solely of fee, “flex” terms and other economic provisions that are customarily redacted in connection with transactions of this type and that could not in any event adversely affect the availability, conditionality, enforceability or amount of the Financing.

(d)    Except as expressly set forth in the Commitment Letters, there are no conditions precedent to the obligations of the Financing Parties and the Equity Investors to provide the Financing or any contingencies that would permit the Financing Parties or the Equity Investors to reduce the total amount of the Financing, including any condition or other contingency relating to the amount or availability of the Debt Financing pursuant to any “flex” provision. As of the date of this Agreement, neither Parent nor Merger Sub has any reason to believe that it will be unable to satisfy on a timely basis all of the terms and conditions to be satisfied by it in any of the Commitment Letters on or prior to the Closing Date, nor does Parent or Merger Sub have knowledge that any of the Financing Parties or the Equity Investors will not perform its obligations thereunder. As of the date of this Agreement, there are no side letters, understandings or other agreements, contracts or arrangements of any kind relating to the Commitment Letters that could adversely affect the availability, conditionality, enforceability or amount of the Financing contemplated by the Commitment Letters.

(e)    Assuming the accuracy of the representations and warranties of the Company in Section 3.3 and Section 3.20, the Financing, when funded in accordance with the Commitment Letters, will, in the aggregate, provide Parent with cash proceeds on the Closing Date sufficient for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement and under the Commitment Letters, including the payment of the Merger Consideration, any payments pursuant to Section 2.8, payment of any fees and expenses of or payable by Parent, Merger Sub or the Surviving Corporation, and any repayment or refinancing of any outstanding indebtedness of Parent, the Company and their respective Subsidiaries contemplated by, or required in connection with the transactions described in, this Agreement or the Commitment Letters (such amounts, collectively, the “Merger Amounts”).

(f)    As of the date of this Agreement, the Commitment Letters constitute the legal, valid, binding and enforceable obligations of Parent and, to the Knowledge of Parent, of all the other parties thereto, except as limited by the Enforceability Exceptions, and are in full force and effect. As of the date of this Agreement, (i) no event has occurred which (with or without notice, lapse of time or both) would constitute a breach or failure to satisfy a condition by Parent or Merger Sub under the terms and conditions of the Commitment Letters, and (ii) assuming satisfaction or waiver (to the extent permitted by Law) of the conditions set forth in Sections 6.1 and 6.2, neither Parent nor Merger Sub has any reason to believe that any of the conditions to the Financing will not be satisfied by Parent or Merger Sub, as applicable, on a timely basis or that the Financing will not be available to Parent on the Closing Date. Parent has paid or caused to be paid in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Commitment Letters on or before the date of this Agreement, and will pay in full any such amounts due on or before the Closing Date. As of the date hereof, (x) none of the Commitment Letters has been modified, amended or altered (provided that the existence or exercise of the “market flex” provisions contained in any fee letter in connection with the Debt Financing shall not constitute an amendment, modification or alteration of the Debt Commitment Letter, so long as it does not modify any of the conditions to the availability of the Debt Financing set forth in the Debt Commitment Letter) and (y) none of the respective commitments under any of the Commitment Letters has been withdrawn or rescinded in any respect, and, to the Knowledge of Parent, no withdrawal or rescission thereof is contemplated. To the Knowledge of Parent, no modification of, or amendment to, the Commitment Letters is currently contemplated except for the addition as parties to the Debt Commitment Letter of the Financing Parties, lead arrangers, bookrunners, agents or similar entities who have not executed the Debt Commitment Letter as of the date hereof.

(g)    In no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Financing) by Parent, Merger Sub or any of their respective Affiliates or any other financing or other transactions be a condition to any of Parent’s or Merger Sub’s obligations under this Agreement.

Section 4.8.    Limited Guarantee. Concurrently with the execution of this Agreement, the Guarantors have delivered to the Company a true, complete and correct copy of the duly executed Limited Guarantee. The Limited Guarantee is (assuming the due and valid authorization, execution and delivery of the Limited Guarantee by the Company) in full force and effect, has not been amended, modified, withdrawn or rescinded in any respect, and is the legal, valid, binding and enforceable obligation of the Guarantors, subject to the Enforceability Exceptions. As of the date hereof, no event has occurred or circumstance exists which, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Guarantors under the Limited Guarantee.

Section 4.9.    Share Ownership. As of the date hereof, neither Parent nor any of its Subsidiaries (including Merger Sub) is the beneficial owner of any Shares.

Section 4.10.    Brokers. No broker, finder, investment banker, financial advisor or other similar Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub or any of their respective Affiliates for which the Company could have any liability in a circumstance where the Merger is not consummated.

Section 4.11.    Solvency. Neither Parent nor Merger Sub is entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. As of the Effective Time, assuming (i) the satisfaction or waiver of the conditions set forth in Sections 6.1 and 6.2, (ii) (a) the representations and warranties of the Company contained in this Agreement (other than those qualified by materiality or “Company Material Adverse Effect”) are true and correct in all material respects and (b) the representations and warranties of the Company contained in this Agreement that are qualified by materiality or “Company Material Adverse Effect” are true and correct in all respects, and (iii) the most recent financial forecasts of the Company and its Subsidiaries that have been provided by the Company to Parent have been prepared in good faith based upon assumptions that were, at the time made, and continue at the Effective Time to be, reasonable (it being understood that the Company is not making any representation or warranty with respect thereto), after giving effect to all of the transactions contemplated by this Agreement, including the Financing, any alternative financing and the payment of the aggregate Merger Consideration and the other Merger Amounts, the Surviving Corporation and its Subsidiaries, taken as a whole, will be Solvent. For purposes of this Section 4.11, the term “Solvent” means, with respect to any Person as of a particular date, that on such date, (a) the sum of the assets, at a fair valuation, of such Person exceeds its debts, (b) such Person has not incurred debts beyond its ability to pay such debts as such debts mature and (c) such Person does not have unreasonably small capital with which to conduct its business. For purposes of this Section 4.11, “debt” means any liability whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. For purposes of this Section 4.11, the amount of any unliquidated or contingent liabilities at any time shall be the maximum amount which, in light of all the facts and circumstances existing at such time, could reasonably be expected to become an actual or matured liability.

Section 4.12.    Sanctions. None of Parent or Merger Sub or any director or officer or, to the Knowledge of Parent or Merger Sub, any employee or agent of Parent or Merger Sub is a Sanctioned Person.

Section 4.13.    Investigation; No Other Representations. Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, Contracts, Intellectual Property, real estate, technology, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries, and each of them acknowledges that it and its Representatives have received access to certain books and records, facilities, equipment, Contracts and other assets of the Company and its Subsidiaries that it and its Representatives have requested to review and that it and its Representatives have had the opportunity to meet with the management of the Company and to discuss the business and assets of the Company and its Subsidiaries. Parent and Merger Sub acknowledge and agree that, except for the representations and warranties expressly set forth in Article III (as qualified by the Company Disclosure Schedule) or any certificate delivered by the Company pursuant to this Agreement, (a) the Company does not make, and has not made, and neither Parent nor Merger Sub has relied upon, any express or implied representations or warranties relating to the Company, its Subsidiaries or their respective businesses or otherwise, (b) no person has been authorized by the Company to make any representation or warranty relating to it or its business or otherwise in connection with the transactions contemplated by this Agreement and, if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by such party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent or Merger Sub or any of their representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information are the subject of any express representation or warranty set forth in Article III or any certificate delivered by the Company pursuant to this Agreement. Without limiting the foregoing, each of Parent and Merger Sub acknowledge and agree that, except for Fraud and any remedies available under this Agreement with respect to the representations and warranties expressly set forth in Article III (as qualified by the Company Disclosure Schedule), neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or Affiliates or any other Person resulting from Parent’s, Merger Sub’s or their Representatives’ or Affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or Affiliates, including any information made available in the electronic data room maintained by or on behalf of the Company or its Representatives for purposes of the transactions contemplated by this Agreement, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the transactions contemplated by this Agreement.

ARTICLE V

COVENANTS

Section 5.1.    Conduct of Business by the Company Pending the Merger.

(a)    From and after the date hereof and prior to the Effective Time or the earlier termination of this Agreement, except (i) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (ii) as required by applicable Law, (iii) as expressly contemplated by this Agreement or (iv) as otherwise set forth in Section 5.1 of the Company Disclosure Schedule, the Company shall, and shall cause its Subsidiaries to, carry on its business in all material respects in the Ordinary Course of Business and use commercially reasonable efforts to preserve its business organization intact and maintain existing relations with key customers, suppliers, partners, and other third parties with whom the Company and its Subsidiaries have significant business relationships.

(b)    From and after the date hereof and prior to the Effective Time or the earlier termination of this Agreement, except (i) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (ii) as required by applicable Law, (iii) as expressly contemplated by this Agreement or (iv) as otherwise set forth in Section 5.1 of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to:

(i)    declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or equity interests, except for (i) dividends or distributions by a wholly owned Subsidiary of the Company to the Company or to another wholly owned Subsidiary of the Company and (ii) dividends payable with respect to the Company Preferred Shares;

(ii)    other than in the case of wholly owned Subsidiaries, split, combine, subdivide, adjust, amend the terms of or reclassify any of its capital stock or equity interests;

(iii)    issue, deliver, sell, pledge, grant, transfer or otherwise encumber any shares of its capital stock or other equity securities or any option, warrant or other right to acquire or receive any shares of its capital stock or other equity securities, or redeem, purchase or otherwise acquire any shares of its capital stock or other equity securities, other than (A) in connection with the exercise, vesting or settlement, as applicable, of Company Equity Awards outstanding as of the date of this Agreement, including with respect to the satisfaction of Tax withholding and, with respect to Company SAR Awards outstanding as of the date of this Agreement or granted in accordance with this Agreement, the payment of any exercise or grant price, if applicable, (B) the issuance of shares of Common Stock in respect of a participant’s accumulated contributions under the Company ESPP in accordance with the Company ESPP at the conclusion of the Final Offering, (C) the issuance by the Company or any of its wholly owned Subsidiaries of any shares of capital stock or equity interests to the Company or any wholly owned Subsidiary of the Company, (D) the grant of any Liens to secure obligations of the Company or any of its Subsidiaries in respect of any indebtedness permitted under clause (viii) below or (E) the issuance of shares of Common Stock upon conversion of shares of Company Preferred Stock in accordance with its terms;

(iv)    amend the certificate of incorporation or bylaws of the Company or amend other similar organizational documents of any of its Subsidiaries, except, in the case of its Subsidiaries, for amendments that would not be materially adverse to the Company or adversely impact the transactions contemplated hereby (including, for the avoidance of doubt, amendments in connection with transactions or dispositions involving such Subsidiaries that are otherwise permitted hereunder);

(v)    other than (A) acquisitions of inventory, raw materials and other property in the Ordinary Course of Business, (B) pursuant to transactions that would be permissible under clause (vii) below, or (C) in transactions between the Company and its wholly-owned Subsidiaries or among wholly owned Subsidiaries of the Company, acquire (by merger, consolidation, purchase of stock or assets or otherwise) any entity, business or assets that constitute a business or division of any Person or make any investments in or loans or capital contributions to any other Person (other than the Company or any of its wholly owned Subsidiaries), in each case for an amount in excess of $2 million in the aggregate;

(vi)    other than as contemplated by the capital budget of the Company set forth in Section 5.1(b)(vi) of the Company Disclosure Schedule, make any capital expenditures that exceed $3 million in the aggregate;

(vii)    other than in the Ordinary Course of Business or in transactions among wholly owned Subsidiaries of the Company, sell, lease, license, allow the expiration or lapse of (with respect to Intellectual Property registration or applications other than at the end of their statutory term), encumber (other than Liens securing indebtedness permitted under clause (viii) below or Permitted Liens) or otherwise dispose of (by merger, consolidation, sale of stock or assets or otherwise) any entity, business, rights or assets for a purchase price or, if no purchase price is received, with a value, in excess of $3 million in the aggregate or sell, assign, transfer, convey, lease or otherwise dispose of any Owned Real Property or mortgage, pledge or subject to any Lien (other than Permitted Liens) any Real Property;

(viii)    except for draws under the Company’s existing revolving credit facility under the Credit Agreement, create, incur, assume or otherwise be liable with respect to, or modify the terms of, any indebtedness for borrowed money in an amount in excess of $2 million in the aggregate, excluding indebtedness solely among the Company and its wholly owned Subsidiaries or among its wholly owned Subsidiaries; provided, however, that any indebtedness incurred or modified in accordance with this Section 5.1(b)(viii) shall not reasonably be expected to adversely affect the ability of Parent or Merger Sub to consummate the Financing or contain any material prepayment premiums or penalties;

(ix)    other than in the Ordinary Course of Business, renew or extend, materially amend or terminate, or waive any material right, remedy or default under, any Material Contract, or enter into or materially amend any Contract that, if existing on the date hereof, would be a Material Contract, except for (A) entering into any Contract solely to the extent effecting a capital expenditure acquisition, disposition, or other transaction otherwise permitted by this Section 5.1(b) or (B) any of the actions contemplated by the Agreement Related to IDP and OGX, dated as of October 21, 2020, by and between Inmarsat Global Limited and the Company (the “Inmarsat Agreement”), including entering into the Operational Services Agreement (as defined in the Inmarsat Agreement);

(x)    merge, combine or consolidate the Company or any of its Subsidiaries with and into any other Person, other than (A) in the case of any wholly Subsidiary of the Company, to effect any acquisition permitted by clause (v) or any disposition permitted by clause (vii) and (B) transactions solely between the Company and any wholly owned Subsidiary of the Company or solely among wholly owned Subsidiaries of the Company;

(xi)    adopt or enter into a plan of complete or partial liquidation, restructuring, capitalization, reorganization or dissolution (other than with respect to or among wholly owned Subsidiaries of the Company);

(xii)    waive, settle or compromise any pending or threatened Action against the Company or any of its Subsidiaries, other than waivers, settlements or agreements (A) for an amount not in excess of $1 million in the aggregate (excluding amounts to be paid under existing insurance policies), and (B) that do not impose any material restrictions on the operations or businesses of the Company or its Subsidiaries, taken as a whole, or any equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries;

(xiii)    except as required by any Company Benefit Plan, (A) increase the compensation or severance benefits of any director, officer, individual independent contractor or employee of the Company or any of its Subsidiaries, except for increases in base salary and payments of cash incentive compensation to individuals who are not “executive officers” of the Company (as determined by the Company pursuant to Rule 3b-7 of the Exchange Act), in each case, in the Ordinary Course of Business, (B) adopt any material new employee benefit plan or arrangement or materially amend, modify or terminate any existing Company Benefit Plan, in each case, other than (1) as would not materially increase the cost to the Company or its Subsidiaries or (2) offer letters that are entered into in the Ordinary Course of Business with newly hired employees who are not “executive officers” (as defined above) and that do not provide for any severance benefits, (C) take any action to accelerate the vesting or payment, or the funding of any payment or benefit under, any Company Benefit Plan, (D) recognize any union or other labor organization as the representative of any of the employees of the Company or any of its Subsidiaries or enter into any collective bargaining agreements, (E) hire or terminate the employment or services of any “executive officer” of the Company (as defined above), other than a termination for cause or due to permanent disability, (F) permit (1) the commencement of any new offering periods under the Company ESPP, (2) participants to increase deductions under the Company ESPP, or (3) new participants to begin participation in the Company ESPP, or (G) grant to any director, officer, independent contractor or employee of the Company or any of its Subsidiaries any right to reimbursement, indemnification or payment for any Taxes, including any Taxes incurred under Section 409A or 4999 of the Code on any of the foregoing to the extent that it creates a liability for the Company or any of its Subsidiaries;

(xiv)    make any change in financial accounting methods, principles, policies or practices of the Company or any of its Subsidiaries, except insofar as may be required by GAAP (or any interpretation or enforcement thereof) or applicable Law;

(xv)     (A) make (other than in connection with the filing of Tax Returns in the Ordinary Course of Business), change or revoke any entity classification election or other material Tax election, (B) enter into any settlement or compromise of any material Tax liability, (C) file any amended material Tax Return, (D) adopt or change any material method of Tax accounting or material annual Tax accounting period (except as may be required by GAAP), (E) enter into any closing agreement relating to any material Tax liability, (F) agree to extend the statute of limitations in respect of any material amount of Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the Ordinary Course of Business that do not require consent of a Tax authority), (G) surrender any right to claim a material Tax refund, or (H) initiate any material voluntary disclosure with or request any material ruling from a Tax authority;

(xvi)    guarantee any indebtedness of another Person (other than the Company or any of its wholly owned Subsidiaries), enter into any “keep well” or other agreement to maintain any financial statement condition of another Person (other than the Company or any of its wholly owned Subsidiaries) or enter into any arrangement having the economic effect of any of the foregoing;

(xvii)    enter into any new line of business outside of the Company’s and its Subsidiaries’ existing businesses on the date of this Agreement;

(xviii)    announce, implement or effect any reduction in force, layoff or other program resulting in the termination of employees, in each case, that would trigger the WARN Act;

(xix)    fail to renew or maintain material existing insurance policies or comparable replacement policies, other than in the Ordinary Course of Business;

(xx)    (A) make any material change to any Privacy Policy that would affect the Company’s ability to collect or use Personal Data or (B) materially alter the security of IT Assets, in each case, other than in the Ordinary Course of Business or for purposes of complying with applicable Law;

(xxi)    terminate, materially amend, materially modify, renew, extend or cancel, or grant any material waiver or give any material consent under, any Real Property Lease, except for (A) the extension or renewal of any existing Real Property Lease in accordance with its terms and in the Ordinary Course of Business and (B) the expiration of any Real Property Lease in accordance with its terms;

(xxii)    bid, offer, or seek to provide service under any U.S. government contract that requires the Company to have a facility security clearance or otherwise subjects the Company to a Defense Counterintelligence and Security Agency review pursuant to the National Industrial Security Program;

(xxiii)    provide common carrier telecommunications services in the United States or seek authority to hold common carrier licenses or authorizations pursuant to the Communications Act; or

(xxiv)    agree to take, make any commitment to take, or adopt any resolutions of the Company Board in support of, any of the foregoing.

(c)    Except as expressly contemplated by this Agreement, none of Parent, Merger Sub or the Company shall take or permit any of their respective Subsidiaries to take any action that would reasonably be expected to prevent or to materially impede, hinder or delay the consummation of the Merger and the other transactions contemplated hereby.

(d)    Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries, or to take any action that could potentially be viewed as a change of control under the FCC’s rules, in either case prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 5.2.    Go-Shop; Acquisition Proposals.

(a)    Except as permitted by this Section 5.2, the Company shall not, and shall cause its Subsidiaries and its and their directors, officers, employees not to, and shall use its reasonable best efforts to cause its Affiliates, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) not to, directly or indirectly (i) initiate, solicit or knowingly facilitate or knowingly encourage any inquiries, discussions or requests with respect to or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal (an “Inquiry”), (ii) engage in or otherwise participate in any discussions or negotiations regarding an Acquisition Proposal or Inquiry or that would reasonably be expected to lead to an Acquisition Proposal, or provide any access to its properties, books or records or any non-public information to any Person relating to the Company or any of its Subsidiaries in connection with the foregoing, (iii) enter into any other acquisition agreement, option agreement, joint venture agreement, partnership agreement, letter of intent, term sheet, merger agreement or similar agreement (other than an Acceptable Confidentiality Agreement) with respect to an Acquisition Proposal (an “Alternative Acquisition Agreement”),

(iv) approve, endorse, declare advisable or recommend any Acquisition Proposal, (v) take any action to make the provisions of any Takeover Statute or any restrictive provision of any applicable anti-takeover provision in the certificate of incorporation or bylaws of the Company inapplicable to any transactions contemplated by any Acquisition Proposal or (vi) authorize, commit to, agree or publicly propose to do any of the foregoing. The Company shall not terminate, amend, release or modify any provision of any standstill agreement to which it or any of its Subsidiaries is a party, except that prior to the No-Shop Period Start Date the Company Board may grant a limited waiver, amendment or release under any confidentiality or standstill agreement to the extent necessary to allow for a confidential Acquisition Proposal (or amendment to a confidential Acquisition Proposal) to be made to the Company or the Company Board or to otherwise allow such Person to engage with the Company and its Representatives in discussions regarding an Acquisition Proposal or an Inquiry or other proposal that would be reasonably likely to lead to an Acquisition Proposal.

(i)    Notwithstanding anything to the contrary set forth in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (New York City time) on May 7, 2021 (the “No-Shop Period Start Date”), the Company and its Representatives shall have the right to (A) initiate, solicit or knowingly facilitate or knowingly encourage any Inquiry and (B) engage in or otherwise participate in any discussions or negotiations regarding an Acquisition Proposal or Inquiry or that would reasonably be expected to lead to an Acquisition Proposal, or provide any access to its properties, books or records or any non-public information to any Person relating to the Company or any of its Subsidiaries in connection with the foregoing; provided, that (x) prior to engaging or participating in such discussions or negotiations or providing such access or information, the Company shall have entered into an executed confidentiality agreement containing terms that are not materially less favorable, in the aggregate, to the Company than those contained in the Confidentiality Agreement (provided that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal) and which does not restrict the Company from providing access, information or data required to be provided to Parent pursuant to this Agreement, including this Section 5.2 (an “Acceptable Confidentiality Agreement”) with such Person, (y) the Company shall provide to Parent any information relating to the Company or any of the Company Subsidiaries that was not previously provided or made available to Parent prior to or substantially concurrently with the time it is furnished to such Person, and (z) the Company and its Subsidiaries shall not pay, agree to pay or cause to be paid, or reimburse, agree to reimburse or cause to be reimbursed, the expenses of any such Person in connection with any Acquisition Proposals or Inquiries, in each case without the prior written consent of Parent.

(ii)    Without limiting the obligations under Section 5.2(e), within one (1) Business Day following the No-Shop Period Start Date, the Company shall notify Parent in writing of the identity of each Excluded Party.

(iii)    On the No-Shop Period Start Date, the Company shall, and shall cause its Subsidiaries and its and their directors, officers and employees and shall instruct its Affiliates and other Representatives to immediately cease all solicitations, discussions and negotiations with any Persons (other than Parent and its Representatives and any Excluded Party and its Representatives so long as such Excluded Party remains an Excluded Party in accordance with the terms hereof) that may be ongoing with respect to an Acquisition Proposal and request (promptly but in any event no later than five (5) Business Days following the No-Shop Period Start Date) that each such Person (other than Parent and its Representatives and any Excluded Party and its Representatives so long as such Excluded Party remains an Excluded Party in accordance with the terms hereof) promptly return or destroy all confidential information furnished to such Person by or on behalf of the Company in connection with any such Acquisition Proposal. Notwithstanding the occurrence of the No-Shop Period Start Date, the Company may continue to engage in the activities described in clause (B) of Section 5.2(a)(i) with respect to any Excluded Party (so long as such Excluded Party remains an Excluded Party in accordance with the terms hereof).

(b)    Notwithstanding anything to the contrary contained in Section 5.2(a) or elsewhere in this Agreement, at any time following the No-Shop Period Start Date and prior to the time the Stockholder Approval is obtained, if the Company, directly or indirectly through one or more of its Representatives, receives a written bona fide Acquisition Proposal that did not result from a breach of this Section 5.2, the Company and its Representatives may contact the Person or group of Persons making such Acquisition Proposal to clarify the terms and conditions thereof so as to determine whether such Acquisition Proposal constitutes, or could reasonably be expected to result in, a Superior Proposal, and may (i) provide information to such Person if the Company receives from such Person an Acceptable Confidentiality Agreement; provided, that the Company shall make available to Parent and Merger Sub any non-public information concerning the Company or its Subsidiaries that is provided to any such Person or group of Persons which was not previously made available to Parent or Merger Sub substantially concurrently (and in any event within twenty-four (24) hours thereafter), and (ii) engage or participate in any discussions or negotiations with such Person or group of Persons, if prior to taking any action described in clause (i) or (ii) above, (A) the Company Board determines in good faith after consultation with its financial advisor and outside legal counsel that such Acquisition Proposal constitutes, or would reasonably be expected to result in, a Superior Proposal and (B) the Company Board determines in good faith after consultation with its outside legal counsel that failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations under applicable Law.

(c)    Except as set forth in this Section 5.2(c) or in Section 5.2(d), neither the Company Board nor any committee thereof shall (1) withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify), in each case in a manner adverse to Parent, the Company Recommendation, (2) fail to include the Company Recommendation in the Proxy Statement, (3) adopt, approve or recommend or endorse or otherwise declare advisable, or publicly propose to adopt, approve or recommend, any Acquisition Proposal, (4) fail to publicly reaffirm the Company Recommendation in connection with the public disclosure by the Company of an Acquisition Proposal (other than of the type referred to in the following clause (5)) by any Person other than Parent and Merger Sub; provided that the Company shall not be required to make such reaffirmation more than once in respect of such public disclosure of an Acquisition Proposal except in connection with any material amendment of such Acquisition Proposal (and no more than once in connection with each such amendment); or (5) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9 under the Exchange Act, against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer (any of the foregoing, a “Change of Recommendation”). Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, prior to the time the Stockholder Approval is obtained, the Company Board may (x) effect a Change of Recommendation contemplated by clauses (1) or (2) of the definition thereof if, upon the occurrence of an Intervening Event, the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to do so would be reasonably likely to be inconsistent with its fiduciary obligations under applicable Law or (y) if the Company receives, directly or indirectly through one or more of its Representatives, a written, bona fide Acquisition Proposal that the Company Board concludes in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a Superior Proposal and such Acquisition Proposal did not result from a breach of this Section 5.2, effect a Change of Recommendation and/or terminate this Agreement pursuant to Section 7.3(a) in order to enter into an Alternative Acquisition Agreement providing for such Superior Proposal, and, in the case of either clause (x) or (y):

(i)    the Company shall have provided prior written notice to Parent, at least four (4) Business Days in advance, that it intends to effect a Change of Recommendation and/or terminate this Agreement pursuant to Section 7.3(a) (a “Notice of Change of Recommendation/Termination”), which notice shall specify in reasonable detail the basis for the Change of Recommendation and/or termination and (A) in the case of a Superior Proposal, the identity of the Person or group of Persons making such Superior Proposal and the material terms thereof along with a copy of any proposed agreement in respect of such Superior Proposal (or, if there is no such proposed agreement, a written summary of the material terms and conditions of such Superior Proposal); or (B) in the case of an Intervening Event, reasonable detail regarding the Intervening Event;

(ii)    after providing such notice and prior to effecting such Change of Recommendation and/or terminating this Agreement pursuant to Section 7.3(a), the Company shall have negotiated, and shall have caused its Representatives to be available to negotiate, with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) during such four (4) Business Day period to make such adjustments to the terms and conditions of this Agreement as would obviate the need for the Company to effect a Change of Recommendation and/or terminate this Agreement pursuant to Section 7.3(a); and

(iii)    following the end of such four (4) Business Day period, the Company Board shall have determined in good faith, after consultation with its outside legal counsel and, with respect to clause (A) below, its financial advisor, taking into account any changes to this Agreement proposed in writing by Parent in response to the Notice of Change of Recommendation/Termination, that (A) the Superior Proposal giving rise to the Notice of Change of Recommendation/Termination continues to be a Superior Proposal or (B) in the case of an Intervening Event, the failure of the Company Board to effect a Change of Recommendation would continue to be reasonably likely to be inconsistent with its fiduciary obligations under applicable Law.

Any amendment to the financial terms or any other material change to the terms of a Superior Proposal shall require the Company to deliver a new Notice of Change of Recommendation/Termination and the Company shall be required to comply again with the requirements of clauses (i)-(iii) above; provided, however, that references to the four (4) Business Day period above shall then be deemed to be references to a two (2) Business Day period following receipt by Parent of any such new Notice of Change of Recommendation/Termination (it being understood that no such new Notice of Change of Recommendation/Termination shall reduce the initial four (4) Business Day period).

(d)    Nothing contained in this Section 5.2 or elsewhere in this Agreement shall be deemed to prohibit the Company or the Company Board or any committee thereof from (i) complying with its disclosure obligations under applicable Law or NASDAQ rules or regulation, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to stockholders) or (ii) making any “stop-look-and-listen” communication to stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to stockholders of the Company, including any such similar communication in response to an Acquisition Proposal that is not a tender offer or exchange offer); provided, however, that neither the Company nor the Company Board (nor any committee thereof) shall be permitted to recommend any Acquisition Proposal (including that the stockholders of the Company tender any securities in connection with any tender offer or exchange offer that is an Acquisition Proposal) or otherwise effect a Change of Recommendation with respect thereto, except as permitted by Section 5.2(c).

(e)    The Company shall promptly (and, in any event, within twenty-four (24) hours) notify Parent orally and in writing if, from and after the date hereof, any Acquisition Proposal is received by the Company, any of its Subsidiaries or any of its or their Representatives, indicating the identity of the Person or group of Persons making such Acquisition Proposal and the material terms and conditions of any such Acquisition Proposal (including, if applicable, providing copies of any proposed agreements related thereto). Without limiting the foregoing, the Company shall (x) promptly (and in any event within twenty-four (24) hours) notify Parent orally and in writing (i) if the Company determines to begin providing non-public information to any Person in accordance with this Section 5.2 and the identity of such Person or Persons receiving such non-public information, (ii) from and after the No Shop Period Start Date (or, with respect to an Excluded Party, from and after the date such Person is no longer an Excluded Party), if the Company determines to engage in negotiations or discussions concerning an Acquisition Proposal in accordance with this Section 5.2 and (iii) of any change to the financial and other material terms and conditions of any Acquisition Proposal, and (y) otherwise keep Parent reasonably informed of the status and material terms of any such Acquisition Proposal, discussions or negotiations on a reasonably current basis (but in no event shall such notification be required to be provided more often than once every 48 hours), including by providing a copy of all proposals, offers or drafts of proposed agreements. Neither the Company nor any of its Subsidiaries shall, after the date of this Agreement, enter into any confidentiality or similar agreement that would prohibit it from providing such information to Parent.

Section 5.3.    Proxy Statement.

(a)    As promptly as reasonably practicable after the date hereof (and in any event within twenty (20) Business Days after the date hereof), the Company shall prepare and file with the SEC a preliminary proxy statement relating to the Stockholders Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”), and each of the Company and Parent shall, or shall cause their respective Affiliates to, prepare and file with the SEC all other documents required by the Exchange Act in connection with the Merger and the other transactions contemplated hereby, and Parent and the Company shall cooperate with each other in connection with the preparation of the Proxy Statement and any such other filings. Except as permitted by Section 5.2, the Proxy Statement shall include the Company Recommendation; provided, that if the Company Board shall have effected a Change of Recommendation in accordance with Section 5.2, then in submitting this Agreement to the Company’s stockholders, the Company Board may submit this Agreement to the Company’s stockholders without the Company Recommendation, in which event the Company Board may communicate the basis for its lack of recommendation to the Company’s stockholders in the Proxy Statement or an appropriate amendment thereof or supplement thereto. Parent agrees to provide or cause to be provided all information with respect to itself, its Affiliates and their respective Representatives as may be reasonably requested by the Company for inclusion in the Proxy Statement and any such other filings.

(b)    Each Party shall as promptly as reasonably practicable notify the other Parties of the receipt of any comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall as promptly as reasonably practicable provide to the other Party copies of all written correspondence with the SEC with respect to the Proxy Statement or the transactions contemplated hereby. The Company shall use its reasonable best efforts to (i) promptly provide responses to the SEC with respect to all comments received on the Proxy Statement from the SEC and to make any amendments or filings as may be necessary in connection therewith and (ii) have the Proxy Statement cleared by the SEC staff as soon as reasonably practical after such filing. The Company shall cause the definitive Proxy Statement to be mailed as promptly as reasonably practicable after the date that the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.

(c)    Subject to applicable Law, prior to filing or mailing the Proxy Statement or filing any other required filings (or, in each case, any amendment thereof or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent with an opportunity to review and comment on (which comments shall be made promptly) such document or response and shall consider in good faith including in such document or response such comments reasonably proposed by Parent.

(d)    If, at any time prior to the receipt of the Stockholder Approval, any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by the Company or Parent which, in the reasonable judgment of the Company or Parent, as the case may be, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that the Proxy Statement would not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by applicable Law, in disseminating the information contained in such amendment or supplement to the stockholders of the Company. Nothing in this Section 5.3(d) shall limit the rights or obligations of any Party under any other paragraph of this Section 5.3.

(e)    All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act.

Section 5.4.    Stockholders Meeting.

(a)    Subject to Section 5.3, the Company will take, in accordance with applicable Law and its certificate of incorporation and bylaws, all action necessary to duly call, give notice of, convene and hold a meeting of holders of Shares (including any adjournment or postponement thereof as permitted by this Section 5.4, the “Stockholders Meeting”) as promptly as reasonably practicable following clearance of the Proxy Statement by the SEC to consider and vote upon the adoption of this Agreement; provided, that the Company may postpone or adjourn to a later date the Stockholders Meeting (i) with the written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) for the absence of a quorum, (iii) to allow reasonable additional time to solicit additional proxies if the Company has not received proxies representing a sufficient number of shares of Common Stock to adopt this Agreement, whether or not a quorum is present, (iv) if required by applicable Law or (v) to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure; provided, further, that in no event shall the Stockholders Meeting be postponed or adjourned beyond a date that is more than thirty (30) days after the date on which the Stockholders Meeting was originally scheduled without the prior written consent of Parent. Unless there has been a Change of Recommendation pursuant to Section 5.2, the Company shall use its reasonable best efforts to lawfully obtain the Stockholder Approval, including actively soliciting proxies in favor of the adoption of this Agreement at the Stockholders Meeting. Unless this Agreement is terminated in accordance with its terms, the Company shall not submit to the vote of its stockholders any other Acquisition Proposal.

(b)    The Company shall keep Parent informed with respect to proxy solicitation results as reasonably requested by Parent and shall provide such information and reasonable cooperation as Parent may reasonably request in connection therewith. Notwithstanding anything to the contrary in this Agreement, unless this Agreement is terminated in accordance with its terms, the Company shall remain obligated to provide the information and cooperation described in the immediately preceding sentence and duly call, give notice of, convene and hold the Stockholders Meeting and mail the Proxy Statement (and any amendment or supplement thereto that maybe required by applicable Law) to the Company’s stockholders in accordance with Section 5.3 and this Section 5.4, notwithstanding any Change of Recommendation.

Section 5.5.    Reasonable Best Efforts; Filings; Other Actions.

(a)    Subject to the terms and conditions set forth in this Agreement, the Company, Parent, Merger Sub and their respective Subsidiaries shall, and, with respect to clauses (ii) and (iv) below, shall cause their respective controlling Affiliates to, each use their reasonable best efforts to promptly take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable under this Agreement or applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including to timely (i) obtain from any Governmental Entities and any third parties any actions, non-actions, clearances, waivers, consents, approvals, expirations or terminations of waiting periods, permits or orders required to be obtained by the Company, Parent or any of their respective Affiliates (including those in connection with the Required Governmental Approvals and CFIUS Approval), in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (ii) make all registrations, filings, notifications or submissions which are necessary or otherwise deemed advisable by the Parties with respect to this Agreement and the Merger under, including with respect to the Required Governmental Approvals and CFIUS Approval, under (A) any applicable federal or state securities Law, (B) the HSR Act and any other applicable Regulatory Law or other applicable Laws, including but not limited to those with respect to the Required Governmental Approvals and (C) any other applicable Law, (iii) defend against any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger and the other transactions contemplated hereby, (iv) comply with any request under or with respect to the Required Governmental Approvals and any such other applicable Laws for additional information, documents or other materials received by Parent or the Company from the Federal Trade Commission, the Department of Justice, the FCC, CFIUS, Telecommunications Regulatory Authorities or any other Governmental Entity in connection with such applications or filings or the Merger and (v) execute and deliver any additional instruments necessary to consummate the transactions contemplated hereby; provided, however, that in no event shall the Company or any of its Subsidiaries be required to pay prior to the Effective Time any fee, penalty or other consideration to any third party to obtain any consent or approval required for the consummation of the Merger under any Contract; provided, further, that without the prior written consent of Parent, neither the Company nor its Subsidiaries shall pay or commit to pay to any third party whose consent or approval is being solicited any amount of cash or other consideration, make any commitment or incur any liability or other obligation in connection therewith (in each case of this proviso other than filing or similar fees required to be paid in connection with the actions described in the preceding clause (ii), reimbursements for reasonable out-of-pocket costs and expenses incurred by any such third party in connection with obtaining its consent or approval, or de minimis cash or other consideration).

(b)    In furtherance and not in limitation of this Section 5.5, each Party agrees to make, or cause to be made, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement no later than five (5) Business Days after the later of (i) the No-Shop Period Start Date and (ii) the date on which there is no longer any Excluded Party, and to make, or cause to be made, all filings and authorizations, if any, required under any other applicable Regulatory Law (including, (i) with respect to CFIUS Approval, making a pre-notice filing with U.S. Department of Treasury under the DPA, and (ii) any other filings as may be required or otherwise deemed advisable by the Parties after good faith discussions) no later than ten (10) Business Days after the later of (i) the No-Shop Period Start Date and (ii) the date on which there is no longer any Excluded Party, and to use their reasonable best efforts to supply, or cause to be supplied, as promptly as reasonably practicable any additional information and material that may be requested by a Governmental Entity pursuant to any Regulatory Law.

(c)    In furtherance and not in limitation of this Section 5.5, the Company shall (and cause its Subsidiaries to) and Parent shall (and cause its Subsidiaries to) and Merger Sub shall use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under any Regulatory Law. If any Action, including any Action by a private party, is instituted (or threatened to be instituted) challenging the transactions contemplated hereby as violative of any Regulatory Law, the Company shall (and cause its Subsidiaries to), Parent shall (and cause its Subsidiaries to) and Merger Sub shall cooperate in all respects and use its respective reasonable best efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the transactions contemplated hereby.

(d)    In furtherance and not in limitation of this Section 5.5, each of the Company, Parent and Merger Sub shall (i) cooperate with each other with respect to all matters relating to any Governmental Entity in respect of or relating to any regulatory, governmental, CFIUS, Telecommunications Regulatory Authorities or matters including devising and implementing the strategy for obtaining the Required Governmental Approvals, CFIUS Approval or any other necessary regulatory or governmental approvals or clearances, (ii) subject to any restrictions under any Regulatory Law, promptly notify each other of any material communication to that Party from any Governmental Entity with respect to this Agreement and the transactions and other agreements contemplated hereby and permit the other Parties to review in advance any proposed material communication to any Governmental Entity, (iii) unless required by applicable Law, not agree to participate in any meeting or teleconference (other than for purposes of status checks and/or routine clarifications) with any Governmental Entity in respect of any filing, investigation or other inquiry with respect to this Agreement and the transactions and other agreements contemplated hereby unless it consults with the other Parties in advance and, to the extent permitted by such Governmental Entity, gives the other Parties the opportunity to attend and participate thereat, (iv) subject to any restrictions under any Regulatory Law, furnish the other Parties with copies of all material correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Subsidiaries and their respective Representatives on the one hand, and any Governmental Entity or members of its staff on the other hand, with respect to this Agreement and the transactions and other agreements contemplated hereby (excluding any documents and communications which are subject to the attorney-client privilege or other privilege or trade secret protection or the work product doctrine), and (v) furnish the other Parties with such necessary information and reasonable assistance as such other Parties may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any Governmental Entity in connection with this Agreement and the transactions and other agreements contemplated hereby and thereby, including any filings necessary or appropriate under the provisions of any Regulatory Law; provided, however, that the Parties may, as each deems advisable, reasonably designate competitively sensitive material provided under this Section 5.5 or any other section of this Agreement as “outside counsel only material”; provided, further, that this Section 5.5 shall not require the provision of any personal identifying information from one Party to the other Party. Notwithstanding anything to the contrary in this Section 5.5, materials provided to the other Party or its counsel may be redacted to remove references concerning the valuation of the Company, privileged communications, or other competitively sensitive material

(e)    In furtherance and not in limitation of this Section 5.5, the Company shall (and cause its Subsidiaries to) use commercially reasonable efforts to (i) make cash on hand of the Company and its Subsidiaries available at the Closing to fund Merger Amounts to the extent requested by Parent and (ii) assist Parent in taking such actions that are reasonably requested in connection with any post-closing restructuring that it desires to take at or following the Effective Time.

(f)    In furtherance of Parent and Merger Sub’s obligations under Section 5.5, but subject to the limitations of Section 5.5(g), Parent and Merger Sub shall use their reasonable best efforts to take all actions reasonably necessary to address concerns raised in connection with any Required Governmental Approvals so as to secure such Required Governmental Approvals, including, as applicable: (i) (x) entering into a mitigation agreement, national security agreement or other similar arrangement or agreement, or (y) providing a letter of assurance or other similar assurance, in each case, as requested or imposed by a Governmental Entity, (ii) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such businesses, product lines, or assets of Parent or its subsidiaries (including the Surviving Corporation after the Closing) and (iii) otherwise taking or committing to take actions that after the Closing would limit Parent’s freedom of action with respect to, or its or their ability to operate and/or retain, one or more of the businesses, product lines, or assets of the Parent or the Surviving Corporation and/or their respective Subsidiaries.

(g)    Notwithstanding anything in this Section 5.5 or elsewhere in this Agreement, nothing in this Agreement shall require Parent or Merger Sub to take any action or make any undertaking contemplated by Section 5.5(f), or agree to any remedy or condition to obtain the expiration of any applicable waiting period under any Law, to obtain any required consent or other approval from any Governmental Entity under any Law, or to prevent the entry of, or have vacated, lifted, reversed or otherwise overturned, any applicable injunction, judgment or other order issued under any Law:

(i)    that would require any such action or undertaking by, or would impose any such condition or restriction on, any of Parent’s Affiliates (other than the Company or its Subsidiaries or, after the Effective Time, the Surviving Corporation or its Subsidiaries) or any direct or indirect portfolio companies of investment funds advised or managed by one or more Affiliates of Parent or any investment funds advised or managed by one or more Affiliates of Parent;

(ii)    that would have a Company Material Adverse Effect (excluding the provisions of the proviso to the definition of such term); or

(iii)    that would (x) have a material adverse impact on Parent’s ability to own, control, manage or operate the Company and its Subsidiaries subsequent to the Closing, or (y) have a material and adverse impact on the ability of GI Data Infrastructure Fund LP or its Affiliates to own, control, manage or operate Parent and its Subsidiaries subsequent to Closing through the exercise of its voting or board representation rights or its right to receive information.

Section 5.6.    Access and Reports.

(a)    Subject to applicable Law, from and after the date of this Agreement to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice, the Company shall, and shall cause its Subsidiaries, officers, directors and employees, to, afford to Parent, Merger Sub and each of their Representatives (including, to the extent requested by Parent, the Financing Parties), reasonable access, during normal business hours, to its officers, employees, properties, offices and other facilities, books, Contracts and records; provided, that (i) the foregoing shall not require the Company or any of its Subsidiaries to permit access to (A) any inspection or any information that would violate any of its obligations with respect to confidentiality in effect as of the date hereof, (B) any information that is subject to attorney-client privilege or other privilege or trade secret protection or the work product doctrine, (C) information that in the reasonable opinion of the Company would result in a breach of a Contract to which the Company or any of its Subsidiaries are bound as of the date hereof or (D) information related to the Company’s sale process, including any information related to the negotiation and execution of this Agreement or to transactions potentially competing with or alternative to the transactions contemplated by this Agreement or proposals from other third parties relating to any competing or alternative transactions (including Acquisition Proposals) and the actions of the Company Board (or any committee thereof) with respect to any of the foregoing, whether prior to or after execution of this Agreement (access to the information described in this clause (D) shall be governed by Section 5.2), (ii) any such investigation shall be conducted in such a manner as not to unreasonably interfere with the normal business or operations of the Company or its Subsidiaries or otherwise result in any undue burden with respect to the prompt and timely discharge by employees of the Company or its Subsidiaries of their normal duties and (iii) no investigation pursuant to this Section 5.6 shall affect or be deemed to modify any representation or warranty made by the Company herein; provided, that the Company shall use its reasonable best efforts to allow for any access or disclosure in a manner that does not result in the effects set out in clauses (i)(A), (i)(B) or (i)(C), including by making appropriate substitute arrangements. Without limiting the foregoing, subject to applicable Law, from and after the date No-Shop Period Start Date to the Effective Time or the earlier termination of this Agreement, upon the reasonable request of Parent and at reasonable times and upon reasonable prior notice, Parent and members of senior management of the Company will hold meetings no less frequently than once every two weeks to discuss post-Closing integration plans and progress in connection with Required Governmental Approvals and any other pre-Closing filings; provided that the members of senior management attending each such meeting shall be selected by the Company in its reasonable discretion and such meetings (including the timing thereof and preparation therefor) shall not unreasonably interfere with the normal business or operations of the Company or its Subsidiaries or otherwise result in any undue burden with respect to the prompt and timely discharge by employees of the Company or its Subsidiaries of their normal duties; provided, further, the Parties agree and acknowledge that the Company’s failure of compliance with the last sentence of this Section 5.6(a) shall not be taken into account for purposes of determining whether the conditions referred to in Article VI shall have been satisfied with respect to performance in all material respects with this Section 5.6(a) except for willful and recurring failures of compliance.

(b)    Each of Parent and Merger Sub shall, and shall cause their respective Representatives and Affiliates to, hold and treat in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub or their respective Representatives, financing sources or Affiliates in connection with the transactions contemplated by this Agreement in accordance with that certain letter agreement, dated December 18, 2020, between GI Data Infrastructure Fund LP and the Company (as amended or otherwise modified from time to time, the “Confidentiality Agreement”) as if all such documents and information were Confidential Information (as defined in the Confidentiality Agreement), which Confidentiality Agreement shall remain in full force and effect in accordance with its terms and shall apply to Parent and Merger Sub as if they were direct parties thereto, provided that the execution of this Agreement by the Company shall constitute written consent by the Company and the Company Board pursuant to the Confidentiality Agreement to all actions by Parent, Merger Sub and their Representatives permitted or contemplated by this Agreement.

(c)    The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, (i) of any notice or other communication received by such Party from any Governmental Entity in connection with the transactions contemplated by this Agreement or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, (ii) of any Actions commenced against such Party or any of its Affiliates in connection with, arising from or relating to this Agreement or the transactions contemplated by this Agreement (“Transaction Litigation”) or (iii) if such Party becomes aware of the occurrence or non-occurrence of any event that, individually or in the aggregate, would reasonably be expected to cause any condition to the obligations of any Party to effect the Merger or any of the other transactions contemplated by this Agreement not to be satisfied; provided, that the delivery of any notice pursuant to this Section 5.6(c) shall not cure any breach of any representation, warranty or covenant in this Agreement or otherwise limit or affect the remedies available hereunder to any Party. The Parties agree and acknowledge that the Company’s, on the one hand, and Parent’s, on the other hand, failure of compliance with this Section 5.6(c) shall not be taken into account for purposes of determining whether the conditions referred to in Article VI shall have been satisfied with respect to performance in all material respects with this Section 5.6(c) except for any willful and recurring failures of compliance.

Section 5.7.    Publicity; Communications. The initial press release regarding the Merger shall be a joint press release agreed by the Company and Parent and thereafter each Party shall consult with the other Parties, and give each other the opportunity to review and comment, prior to issuing any press releases or otherwise making public announcements or filings with respect to the Merger or any of the other transactions contemplated by this Agreement, except as may be required by Law or by obligations pursuant to any listing agreement with NASDAQ (in which case, such party shall, to the extent practicable, use commercially reasonable efforts to consult with the other Parties before issuing such press release or making such public announcement or filing). Notwithstanding the foregoing, (a) each of the Company and Parent may make press releases or public communications concerning this Agreement and the Merger that consist solely of information previously disclosed in previous press releases or announcements made by Parent and/or the Company in compliance with this Section 5.7, (b) each of the Company and Parent may make any public statements in response to questions by the press, analysts, investors or analysts or those participating in investor calls or industry conferences, so long as such statements consist solely of information previously disclosed in previous press releases, public disclosures or public statements made by Parent and/or the Company in compliance with this Section 5.7 and (c) each of the Company and Parent shall be permitted to issue press releases or make public announcements with respect to any Acquisition Proposal or with respect to a Change of Recommendation without being required to consult with the other Party but after providing a copy of such press release or public announcement to the other Party prior to issuance thereof.

Section 5.8.    Employee Benefits.

(a)    During the period commencing on the Closing Date and ending on the first anniversary thereof (the “Benefit Continuation Period”), Parent shall, or shall cause its applicable Subsidiary to, provide each employee of the Company and its Subsidiaries who continues in employment with Parent, the Surviving Corporation or their Subsidiaries immediately following the Effective Time (collectively, the “Continuing Employees”) with (i) a base salary or regular hourly wage (whichever is applicable) and a short-term cash incentive compensation opportunity, that, in each case, is not less than the base salary or regular hourly wage and short-term cash incentive compensation opportunity in effect for, or available to, the applicable Continuing Employee as of immediately prior to the Effective Time, (ii) severance benefits and on terms and conditions, in each case, that are no less favorable than the severance benefits and protections provided to each such Continuing Employee as of immediately prior to the Effective Time as set forth in Section 5.8(a)(ii) of the Company Disclosure Schedule and (iii) other compensation opportunities (excluding any equity award or other long-term compensation opportunities) and employee benefits (excluding any severance (which shall be covered by the preceding subsection (ii)), change-in-control or retention benefits) that are, in each case, substantially similar in the aggregate to the other compensation (excluding any equity award or other long-term compensation opportunities) and employee benefits (excluding any severance (which shall be covered by the preceding subsection (ii)), change-in-control or retention benefits), respectively, provided or available to the applicable Continuing Employee as of immediately prior to the Effective Time; provided, however, that, for the avoidance of doubt, during the Benefit Continuation Period, Parent shall not be required to provide Continuing Employees with deferred compensation, defined benefit pension plans, or long-term incentive, equity or equity-based compensation.

(b)    From and after the Effective Time, Parent shall honor and assume, or shall cause to be honored and assumed, the terms of all Company Benefit Plans that remain in effect as of the Effective Time in accordance with their terms.

(c)    Parent will cause any employee benefit plans of Parent and its Subsidiaries in which the Continuing Employees are entitled to participate after the Closing Date to take into account for purposes of eligibility, vesting and benefit accruals (other than benefit accruals under any defined benefit pension plan or as would result in a duplication of benefits), service prior to the Effective Time by such employees to the Company and its Subsidiaries (and any predecessors) as if such service were with Parent or its Subsidiaries. Parent shall also honor and assume all accrued but unused vacation or other paid time off.

(d)    With respect to any employee benefit plans maintained by Parent and its Subsidiaries for the benefit of the Continuing Employees following the Closing Date Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, (i) waive any eligibility requirements or pre-existing condition limitations or waiting period requirements with respect to any such plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee to the same extent waived under the analogous Company Benefit Plan prior to the Closing Date, and (ii) give effect, in determining any deductible, co-insurance and maximum out-of-pocket limitations, to any eligible expenses paid by such employees during the calendar year in which the Effective Time occurs (or such later date on which a Continuing Employee commences participation in any new plan of the Surviving Corporation and its Subsidiaries) under analogous Company Benefit Plans.

(e)    Unless otherwise agreed to by the Parties, cash incentive bonus programs with an in-cycle performance period occurring during the year in which the Closing occurs shall be paid in the ordinary course of business consistent with past practice, based on actual achievement of the applicable performance goals (which performance goals shall not be modified following the Closing in a way that would be detrimental to the participants, and such calculation shall exclude (x) merger-related transaction costs and (y) costs and expenses incurred at the request of Parent or in connection with any post-closing restructuring or transaction that Parent desires to take following the Effective Time).

(f)    Nothing in this Agreement shall confer upon any Continuing Employee or other service provider any right to continue in the employ or service of Parent, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any of their respective Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause. In no event shall the terms of this Agreement be deemed to (i) establish, amend, or modify any Company Benefit Plan or any other employee benefit plan, program, agreement or arrangement maintained or sponsored by Parent, the Surviving Corporation or their Affiliates, or (ii) alter or limit the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries or Affiliates to amend, modify or terminate any Company Benefit Plan in accordance with its terms after the Closing Date. Nothing in this Section 5.8 shall create any third party beneficiary rights in any Continuing Employee or current or former service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof).

Section 5.9.    Expenses.

(a)    Except as otherwise provided in this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the Party incurring such expense, except that all filing and similar fees in connection with any Required Governmental Approvals shall be borne 50% by Parent and 50% by the Company.

(b)    Notwithstanding anything in this Agreement to the contrary, all transfer, excise, documentary, recording, notarial, stamp, sales, value added, and use Taxes, and similar Taxes, applicable to, or resulting from, the transactions contemplated by this Agreement will be borne and paid by the Company.

Section 5.10.    Indemnification; Directors’ and Officers’ Insurance.

(a)    From and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless, to the fullest extent permitted under applicable Law, each present and former director and officer of the Company and its Subsidiaries, and each fiduciary of a Company Benefit Plan (collectively, together with such person’s heirs, executors or administrators, the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement incurred in connection with any actual or threatened Action, whether civil, criminal, administrative or investigative, arising out of, related to or in connection with any action or omission occurring or alleged to have occurred whether prior to or at the Effective Time (including in connection with such Indemnified Parties’ service as a director or officer of the Company or any of its Subsidiaries or a fiduciary of a Company Benefit Plan or services performed by such persons at the request of or for the benefit of the Company or its Subsidiaries), whether asserted or claimed prior to, at or after the Effective Time, including, for the avoidance of doubt, in connection with (i) the transactions contemplated by this Agreement and (ii) actions to enforce this provision or any other indemnification, exculpation or advancement right of any Indemnified Party. Without limiting the foregoing, Parent, for a period of six (6) years from and after the Effective Time, shall, unless otherwise prohibited by applicable Law, cause the Charter and the Bylaws to contain provisions no less favorable to the Indemnified Parties with respect to indemnification, exculpation from liabilities and rights to advancement of expenses than those set forth as of the date of this Agreement in the certificate of incorporation and bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of any Indemnified Party. In addition, from and after the Effective Time, each of Parent and the Surviving Corporation shall advance costs and expenses (including attorneys’ fees) as incurred by any Indemnified Party promptly (and in any event within ten (10) days) after receipt by Parent of a written request for such advance to the fullest extent permitted under applicable Law; provided, that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by a court of competent jurisdiction, and such determination shall have become final, that such Person is not entitled to indemnification. In the event any proceeding is brought against any Indemnified Party and in which indemnification could be sought by such Indemnified Party under this Section 5.10, (x) Parent and the Surviving Corporation shall have the right to control the defense thereof after the Effective Time and Parent and the Surviving Corporation shall not be liable to any Indemnified Parties for any legal expenses of other counsel or any other expenses incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Parent and the Surviving Corporation shall be obligated pursuant to this clause (x) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; provided, that the fewest number of counsels necessary to avoid conflicts of interest shall be used; (y) the Indemnified Parties will cooperate in the defense of any such matter; and (z) Parent and the Surviving Corporation shall not be liable for any settlement effected without their prior written consent; and provided, further, that Parent and the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

(b)    Prior to the Effective Time, the Company shall obtain and fully pre-pay the premium for (and, following the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain with reputable and financially sound carriers) the extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies (the “D&O Insurance”), in each case for a claims reporting or discovery period (whichever is greater) of six (6) years from and after the Effective Time with respect to any claim arising from facts or events that existed or occurred at or prior to the Effective Time with terms, conditions, retentions, coverage limits and limits of liability that are at least as favorable as the coverage provided under the Company’s existing policies in effect on the date hereof. If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of six (6) years from and after the Effective Time the D&O Insurance in place as of the date hereof with terms, conditions, retentions, coverage limits and limits of liability that are at least as favorable as the coverage provided in the Company’s existing policies as of the date hereof, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable insurance as the D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable as the coverage provided under the Company’s existing policies as of the date hereof. Notwithstanding the foregoing, (x) in no event shall the Company or the Surviving Corporation be required to, and without the consent of Parent be permitted to, expend for any such policies pursuant to this Section 5.10(b) an annual premium amount in excess of 300% of the aggregate of the annual premiums currently paid by the Company for such insurance, which annual premium is set forth in Section 5.10(b) of the Company Disclosure Schedule, and (y) if the annual premiums of such insurance coverage exceed such maximum amount, the Company or the Surviving Corporation shall obtain a policy with the greatest coverage available for such maximum amount.

(c)    If Parent or the Surviving Corporation or any of their successors or assigns shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, in each such case, proper provisions shall be made so that such surviving or acquiring Person(s), as the case may be, shall assume all of the obligations set forth in this Section 5.10.

(d)    The provisions of this Section 5.10 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties.

(e)    The rights of the Indemnified Parties under this Section 5.10 shall be in addition to any rights such Indemnified Parties may have under the certificate of incorporation or bylaws or comparable governing documents of the Company or any of its Subsidiaries, under any applicable Contracts or Laws or otherwise. All rights to indemnification, exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party (whether asserted or claimed prior to, at, or after the Effective Time) as provided in the certificate of incorporation or bylaws or comparable governing documents of the Company or any of its Subsidiaries or any Contract or otherwise between such Indemnified Party and the Company or any of its Subsidiaries shall survive the Merger and continue in full force and effect (and shall be so maintained) and shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or any Indemnified Party, it being understood and agreed that the indemnification provided for in this Section 5.10 is not prior to, or in substitution for, any such claims under any such policies.

Section 5.11.    Section 16 Matters. Prior to the Effective Time, the Company shall take all steps reasonably necessary to cause any dispositions of equity securities (including derivative securities) of the Company in connection with this Agreement and the transactions contemplated hereby by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.12.    Financing.

(a)    Parent and Merger Sub shall use, and shall cause their respective Subsidiaries and their respective officers, directors and employees to use, reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the Financing on the terms and subject only to the conditions set forth in the Commitment Letters as promptly as possible (taking into account the expected timing of the Marketing Period), but in any event on or prior to the date upon which the Merger is required to be consummated pursuant to the terms hereof, including by using reasonable best efforts with respect to (i) causing the Equity Investors to maintain in effect the Equity Commitment Letter, (ii) maintaining in effect the Debt Commitment Letter and complying with their respective obligations thereunder, (iii) negotiating and entering into definitive agreements with respect to the Debt Financing (the “Definitive Agreements”) consistent with the terms and conditions contained in the Debt Commitment Letter (including, as necessary, the “flex” provisions contained in any related fee letter) or, if available, on other terms that (A) are acceptable to Parent in its sole discretion, (B) would not reasonably be expected to delay (taking into account the expected timing of the Marketing Period) or adversely affect the ability of Parent to consummate the transactions contemplated hereby and (C) would otherwise be permitted by Section 5.12(b), and (iv) satisfying (or, if reasonably required to obtain the Financing, seeking the waiver of) on a timely basis (taking into account the expected timing of the Marketing Period) all conditions in the Debt Commitment Letters and the Definitive Agreements that are within the control of Parent or Merger Sub. In the event that all conditions contained in the Debt Commitment Letter or the Definitive Agreements (other than the consummation of the Merger and other than the availability of the Cash Equity and those that by their nature are to be satisfied at the Closing) have been satisfied or waived, Parent and Merger Sub shall use their reasonable best efforts to cause the Financing Parties thereunder to comply with their respective obligations thereunder, including to fund the Debt Financing. Each of Parent and Merger Sub shall use its reasonable best efforts to comply with its respective obligations, and enforce its respective rights, under the Commitment Letters and Definitive Agreements in a timely and diligent manner.

(b)    Parent shall not, and shall not permit Merger Sub to, without the prior written consent of the Company: (i) permit any amendment or modification to, or any waiver of any provision or remedy under, the Commitment Letters (or the Definitive Agreements, to the extent entered into prior to the Closing Date) if such amendment, modification or waiver (A) adds new (or adversely modifies any existing) conditions to the consummation of all or any portion of the Financing, (B) reduces the amount of the Financing to an amount that, together with available cash or other funds of Parent and its Subsidiaries, would on the Closing Date be less than the Merger Amounts, (C) adversely affects in a material respect the ability of Parent to enforce its rights against other parties to the Commitment Letters or the Definitive Agreements as so amended, replaced, supplemented or otherwise modified, relative to the ability of Parent or Merger Sub, as applicable, to enforce its rights against the other parties to the Commitment Letters as in effect on the date hereof or (D) could otherwise reasonably be expected to prevent, impede or delay (taking into account the expected timing of the Marketing Period) the consummation of the Merger and the other transactions contemplated by this Agreement; or (ii) terminate any Commitment Letter or any Definitive Agreement unless such Commitment Letter or Definitive Agreement is replaced at such time with a new commitment letter or a new definitive agreement that would satisfy the preceding clause (i). Parent and Merger Sub shall promptly deliver to the Company copies of any amendment, modification, waiver or replacement of any Commitment Letter or any Definitive Agreement. Upon any such amendment, replacement, supplement or modification of the Commitment Letters in accordance with this Section 5.12(b), all references herein to “Commitment Letter”, “Equity Commitment Letter” or “Debt Commitment Letter”, as applicable, shall include and mean such documents as so amended, replaced, supplemented or modified in accordance with this Section 5.12(b), and references to “Financing”, or “Debt Financing”, as applicable, shall include and mean the financing contemplated by such Commitment Letter as so amended, replaced, supplemented or modified in accordance with this Section 5.12(b).

(c)    In the event that any portion of the Debt Financing becomes unavailable, or the Debt Commitment Letter or Definitive Agreements shall be withdrawn, repudiated, terminated or rescinded, regardless of the reason therefor, Parent and Merger Sub will (i) use reasonable best efforts to obtain alternative debt financing (in an amount sufficient, when taken together with Cash Equity, and the available portion of the Debt Financing and other available funds or cash to Parent and its Subsidiaries in any respect, to pay the Merger Consideration and the other Merger Amounts) from the same or other sources on terms and conditions that are not less favorable to Parent and its Subsidiaries than the terms and conditions set forth in the Debt Commitment Letter as of the date hereof and which do not include any conditions to the consummation of such alternative debt financing that would reasonably be expected to make the funding of such alternative debt financing less likely to occur, than the conditions set forth in the Debt Commitment Letter as of the date hereof and (ii) promptly notify the Company of such unavailability, withdrawal, repudiation, termination or rescission, as applicable, and the reason therefor. For the purposes of this Agreement, the term “Debt Commitment Letter” shall be deemed to include any commitment letter (or similar agreement) with respect to any alternative or replacement financing arranged in compliance herewith (and any Debt Commitment Letter remaining in effect at the time in question). Parent and Merger Sub shall provide the Company with prompt oral and written notice of any actual or threatened breach, termination, repudiation or default by any party to any Commitment Letter or any Definitive Agreement, in each case, of which Parent or Merger Sub obtain Knowledge and the receipt of any written notice or other written communication from any Financing Party, Equity Investor or other financing source with respect to any breach, default, termination or repudiation by any party to any Commitment Letter or any Definitive Agreement of any provision thereof. Parent and Merger Sub shall keep the Company reasonably informed on a current basis of the status of its efforts to consummate the Financing. The foregoing notwithstanding, compliance by Parent and Merger Sub with this Section 5.12 shall not relieve Parent or Merger Sub of their obligation to consummate the transactions contemplated by this Agreement whether or not the Financing is available. For the purposes of this Agreement, the term “Debt Commitment Letter” shall be deemed to include any commitment letter (or similar agreement) with respect to any alternative or replacement financing arranged in compliance herewith (and any Debt Commitment Letter remaining in effect at the time in question).

Section 5.13.    Financing Cooperation.

(a)    Prior to the Closing, the Company shall use its reasonable best efforts to, and shall cause its Subsidiaries to use their reasonable best efforts to, and shall use its reasonable best efforts to cause its and their Representatives to, provide, in each case at Parent’s sole cost and expense, such cooperation as is customary and reasonably requested by Parent in connection with the arrangement of the Financing (provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or any of its Subsidiaries (it being understood that cooperating in the manner set forth in clauses (i) through (x) below shall be deemed in all cases not to so interfere)), including by:

(i)    making appropriate senior officers of the Company and its Subsidiaries available, with reasonable advance notice, for participation during normal business hours in a reasonable number of meetings (including meetings with prospective lenders), presentations, road shows, due diligence sessions and sessions with rating agencies upon reasonable advance notice at a mutually agreed time and place;

(ii)    executing and delivering Definitive Agreements (including one or more credit agreements and related guarantee agreements and the schedules and exhibits thereto) and related certificates and other documents (including a certificate of the chief financial officer of, or person performing similar functions for, the Company with respect to solvency matters substantially in the form attached to the Debt Commitment Letter) as may be reasonably requested by Parent, and to the extent required by the Debt Financing, reasonably assist in facilitating the pledging of, and perfection of security interests in, collateral (including, for the avoidance of doubt, providing stock certificates and stock powers with respect to outstanding certificated shares of the Company (if any) and using commercially reasonable efforts to cause the delivery of stock certificates and stock powers with respect to outstanding certificated shares of the Company’s Subsidiaries (if any), in each case, prior to the Closing Date to be held in escrow pending the Closing); provided that (A) no such Definitive Agreement, related certificate or pledge shall be effective until the Effective Time, (B) other than the Authorization Letter, none of the Definitive Agreements, related certificates or pledges shall be executed and/or delivered except in connection with the Closing and (C) no liability shall be imposed on the Company or any of its Subsidiaries or any of their respective directors, officers or employees involved prior to the Closing Date;

(iii)    furnishing Parent and the Financing Parties as promptly as reasonably practicable with the financial statements of the Company and its consolidated Subsidiaries as required by paragraph 4 in Exhibit C to the Debt Commitment Letter (such financial statements, the “Required Financial Information”) and, as promptly as reasonably practicable following the delivery of a request therefor to the Company by Parent, such financial and other information regarding the Company and its Subsidiaries (including customary and reasonably requested due diligence information) as is reasonably available to the Company at such time and is customarily required in connection with the financings of a type similar to the Debt Financing;

(iv)    in each case following Parent’s reasonable request, assisting Parent and Merger Sub in the preparation of customary (A) confidential information memoranda (including a version that does not include material non-public information) and other customary marketing materials required in connection with financings similar to the Debt Financing, (B) materials for rating agency presentations and (C) definitive documentation for the Debt Financing;

(v)    following Parent’s reasonable request, using reasonable best efforts to cause directors and officers who will continue to hold such offices and positions from and after the Effective Time to execute resolutions or consents of the Company and its Subsidiaries that do not become effective until the Effective Time with respect to entering into the definitive documentation for the Debt Financing and otherwise as necessary to authorize consummation of the Debt Financing;

(vi)    if requested by Parent, provide, at least three (3) Business Days prior to the Closing Date, all documentation and other information relating to the Company and its Subsidiaries as is required by applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and including, if the Company or any of its subsidiaries qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certificate (each as defined in the Debt Commitment Letter) (provided that none of the Company or its Subsidiaries shall be responsible for including in any Beneficial Ownership Certificate information relating to the post-closing ownership of the Company or its Subsidiaries), to the extent requested by Parent in writing at least ten (10) Business Days prior to the Closing Date;

(vii)    executing and delivering one or more customary authorization letters in connection with the confidential information memoranda as contemplated by the Debt Commitment Letter (the “Authorization Letters”) or otherwise that are customarily required in connection with the financings of a type similar to the Debt Financing;

(viii)    reasonably cooperating with the marketing and due diligence efforts of Parent and the Financing Parties for any portion of the Debt Financing (provided that any requests made by Parent and the Financing Parties in connection with marketing and due diligence efforts shall be reasonable);

(ix)    on or prior to the Closing Date, delivering customary payoff letters, in form and in substance reasonably satisfactory to Parent and the Financing Parties party to the Debt Commitment Letter, specifying the aggregate amount required to be paid with respect to the Company’s existing credit facilities under the Amended and Restated Credit Agreement, dated as of December 2, 2020 (the “Credit Agreement”), between the Company and JPMorgan Chase Bank, N.A. (together with such other lien release documentation that may be reasonably required in connection therewith and in form and substance reasonably satisfactory to Parent and the Financing Parties party to the Debt Commitment Letter) and providing for (A) the discharge, upon payment of such amounts, of any obligations, guarantees and liens under the Credit Agreement, (B) the termination of all borrowing commitments under the Credit Agreement and (C) the release, upon payment of such amounts, of all Liens on and other security interests in the properties and assets of the Company and its Subsidiaries securing the obligations under the Credit Agreement at or substantially simultaneously with the Closing; and

(x)    if requested by Parent, assisting Parent in connection with Parent’s preparation of customary pro forma financial statements; provided, that (x) Parent shall be responsible for the preparation of such pro forma financial statements and any pro forma adjustments giving effect to the Merger and the other transactions contemplated herein and (y) the Company’s assistance shall relate solely to the financial information and data derived from the Company’s historical books and records.

Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to take or permit the taking of any action pursuant to this Section 5.13 that would (A) require the Company, its Subsidiaries or any Persons who are directors, officers or employees of the Company or its Subsidiaries to pass any resolution or consent to approve or authorize the consummation of the Debt Financing that is effective prior to the Effective Time or execute or deliver any certificate, document, instrument or agreement (other than any prepayment notices required to be delivered pursuant to the Credit Agreement and the Authorization Letters) that is effective prior to the Effective Time, (B) cause any representation or warranty in this Agreement to be breached by the Company or any of its Subsidiaries, (C) require the Company or any of its Subsidiaries to pay any commitment or other similar fee or incur any other expense, liability or obligation (other than those set forth in this Section 5.13) in connection with the Debt Financing prior to the Closing unless promptly reimbursed in accordance with following paragraph, (D) cause any director, officer or employee or stockholder of the Company or any of its Subsidiaries to incur any personal liability, (E) conflict with the organizational documents of the Company or its Subsidiaries or any Laws, (F) reasonably be expected to result (with or without notice, lapse of time, or both) in a material violation or breach of, or a default under, any Contract to which the Company or any of its Subsidiaries is a party, (G) provide access to or disclose information that the Company or any of its Subsidiaries determines would jeopardize any attorney-client privilege of the Company or any of its Subsidiaries or could reasonably be expected to result in the disclosure of any trade secrets or violate confidentiality obligations binding the Company or any of its Subsidiaries (provided that the Company and its Subsidiaries shall use commercially reasonable efforts to provide such information in a manner which would not jeopardize such privilege, disclose such trade secrets or violate such confidentiality obligations), (H) prepare any financial statements that are not available to it and prepared in the ordinary course of its financial reporting practice, or (I) result in the Company or any of its Subsidiaries being an issuer or obligor under the Debt Financing prior to the Closing.

Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs and expenses incurred by the Company or its Subsidiaries or their respective Representatives (including reasonable and documented fees and expenses of the Company’s legal and financial advisors) in connection with the cooperation contemplated by this Section 5.13 and shall indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, judgments, inquiries, fines, costs or expenses suffered or incurred by them in connection with the arrangement of the Debt Financing, any action taken by them at the request of Parent pursuant to this Section 5.13 and any information used in connection therewith (other than information provided in writing by the Company or its Subsidiaries specifically for use in connection with the Debt Financing), in each case, other than as a result of fraud, bad faith, gross negligence or willful misconduct by such Representatives.

(b)    All non-public or otherwise confidential information regarding the Company or its Subsidiaries obtained by Parent or its Representatives pursuant to this Section 5.13 shall be kept confidential and otherwise treated in accordance with the Confidentiality Agreement or other confidentiality obligations that are substantially similar to those contained in the Confidentiality Agreement (which, with respect to the Financing Parties, shall be satisfied by the confidentiality provisions applicable thereto under the Debt Commitment Letter if made for the benefit of the Company). The Company hereby consents to the use of its and the Company Subsidiaries’ logos in connection with the Debt Financing; provided that Parent and Merger Sub shall ensure that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or the Company’s reputation or goodwill.

Section 5.14.    Transaction Litigation. The Company, on the one hand, and Parent and Merger Sub, on the other hand, shall keep the other reasonably informed on a current basis with respect to any Transaction Litigation, reasonably consult with the other and give consideration to the other’s advice regarding such

Transaction Litigation and give each other the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; provided that the Company shall in any event control such defense, settlement or prosecution, and the disclosure of information in connection therewith shall be subject to the provisions of Section 5.6, including regarding attorney client privilege or other privilege or trade secret protection or the work product doctrine; provided, further, that no such Party or Representative of such Party shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation or consent to the same unless the Company, in the case of any such action by Parent or Merger Sub, or Parent, in the case of any such action by the Company, shall have consented in writing (such consent not to be unreasonably withheld, delayed or conditioned).

Section 5.15.    Resignation of Directors. At the Closing, except as otherwise may be agreed by Parent, the Company shall use its reasonable best efforts to cause to be delivered to Parent the resignation of all members of the Company Board who are in office immediately prior to the Effective Time, which resignations shall be effective as of immediately prior to (but conditioned on the occurrence of) the Effective Time.

Section 5.16.    State Takeover Statutes. The Company and the Company Board shall (a) take all reasonable action within its control necessary to ensure that no Takeover Statute is or becomes applicable to the Merger and (b) if any Takeover Statute becomes applicable to the Merger, take all reasonable action within its control necessary to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Merger. For purposes of this Agreement, “Takeover Statute” shall mean a “fair price,” “moratorium,” “control share acquisition” or similar anti-takeover statute or regulation enacted under the Laws of any state in the United States that is applicable to the Company, including Section 203 of the DGCL.

Section 5.17.    Obligations of Merger Sub and the Surviving Corporation. Subject to Section 5.17 of the Parent Disclosure Schedule, Parent shall take all actions necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement.

Section 5.18.    Stock Exchange Delisting. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NASDAQ to enable the delisting by the Surviving Corporation of the Shares from NASDAQ and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

ARTICLE VI

CONDITIONS

Section 6.1.    Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger are subject to the satisfaction (or waiver in writing by Parent and the Company, if permissible under applicable Law) at or prior to the Effective Time of each of the following conditions:

(a)    Stockholder Approval. This Agreement shall have been duly adopted by the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock and Company Preferred Stock entitled to vote thereon (the “Stockholder Approval”).

(b)    Governmental Approvals. The Required Governmental Approvals and CFIUS Approval shall have been obtained (or in the case of Required Governmental Approvals that only require notification prior to the Effective Time, such notification shall have been made).

(c)    Orders. No court of competent jurisdiction or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that is in effect and that restrains, enjoins or otherwise prohibits the consummation of the Merger or the other transactions contemplated by this Agreement.

Section 6.2.    Conditions to Obligations of Parent and Merger Sub. The respective obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction (or waiver in writing by Parent, if permissible under applicable Law) at or prior to the Effective Time of each of the following conditions:

(a)    Representations and Warranties. Each of (i) the representations and warranties of the Company set forth in Section 3.3(a), Section 3.3(b)(i)-(iii), Section 3.4(c) and Section 3.7(b) shall be true and correct as of the Closing Date as if made at such date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct as of such specified date), except, in the case of Section 3.3(a) and Section 3.3(b)(i)-(iii), for inaccuracies that are de minimis; (ii) the representations and warranties of the Company set forth in Section 3.1(a), Section 3.3(b)(iv), Section 3.3(c), Section 3.4(a), Section 3.4(b) and Section 3.20 shall be true and correct in all material respects as of the Closing Date as if made at such date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct in all material respects as of such specified date); and (iii) the other representations and warranties of the Company set forth in Article III shall be true and correct as of the Closing Date as if made at such date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct as of such specified date) interpreted without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on the term “Company Material Adverse Effect,” except where the failure of such representations and warranties to be true and correct, in the aggregate, does not constitute a Company Material Adverse Effect.

(b)    Performance of Obligations. The Company shall have performed or complied with in all material respects its agreements and covenants contained in this Agreement that are required to be performed or complied with by it at or prior to the Effective Time pursuant to the terms hereof.

(c)    Officer’s Certificate. Parent shall have received a certificate signed by an executive officer of the Company, dated the Closing Date, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

(d)    No Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred on or after the date of this Agreement.

Section 6.3.    Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction (or waiver in writing by the Company, if permissible under applicable Law) at or prior to the Effective Time of each of the following conditions:

(a)    Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in Article IV shall be true and correct in all respects as of the Closing Date as if made at such date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct as of such specified date) interpreted without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on the term “Parent Material Adverse Effect,” except where the failure of such representations and warranties to be true and correct, in the aggregate, does not constitute a Parent Material Adverse Effect.

(b)    Performance of Obligations. Each of Parent and Merger shall have performed or complied with in all material respects its agreements and covenants contained in this Agreement that are required to be performed or complied by it at or prior to the Effective Time pursuant to the terms hereof.

(c)    Officer’s Certificate. The Company shall have received a certificate signed by an executive officer of Parent, dated the Closing Date, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

ARTICLE VII

TERMINATION

Section 7.1.    Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Stockholder Approval is obtained, by mutual written consent of the Company and Parent by action of their respective boards of directors.

Section 7.2.    Termination by Either the Company or Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by either the Company or Parent:

(a)    if the Merger shall not have been consummated on or before January 7, 2022 (the “Termination Date”); provided that if, prior to the Termination Date, all of the conditions to the Closing set forth in Article VI have been satisfied or waived, as applicable, or, with respect to those conditions that by their terms are to be satisfied at the Closing, shall then be capable of being satisfied, except for any condition set forth in Section 6.1(b) and/or Section 6.1(c), either Parent or the Company may, prior to 5:00 p.m. New York City time on the Termination Date, extend the Termination Date to April 7, 2022 (and if so extended, the “Termination Date” shall mean such later date); provided, that the right to terminate this Agreement pursuant to this Section 7.2(a) shall not be available to a Party if the failure of the Merger to have been consummated on or before the Termination Date was primarily caused by the failure of such Party to perform any of its obligations under this Agreement;

(b)    if the Stockholders Meeting (including any adjournments or postponements thereof) shall have been duly held and completed and the Stockholder Approval shall not have been obtained at such Stockholders Meeting (or at any adjournment or postponement thereof) at which a vote on the adoption of this Agreement is taken; or

(c)    if any Order by a Governmental Entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable.

Section 7.3.    Termination by the Company. This Agreement may be terminated and the Merger may be abandoned by the Company:

(a)    at any time prior to the time the Stockholder Approval is obtained, in order to concurrently enter into an Alternative Acquisition Agreement providing for a Superior Proposal in accordance with, and subject to compliance with the terms and conditions of, Section 5.2(c); provided, that prior to or concurrently with, and as a condition to, such termination, the Company pays to Parent the Company Termination Fee due under Section 7.5(b);

(b)    at any time prior to the Effective Time, if there has been a breach of any representation, warranty, covenant or agreement of Parent or Merger Sub in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 6.3(a) or 6.3(b) and (ii) (A) is not capable of being cured by Parent or Merger Sub prior to the Termination Date or (B) if capable of being cured, shall not have been cured before the earlier of (x) thirty (30) Business Days following receipt of written notice from the Company of such breach or (y) the Termination Date; provided, that the Company is not then in breach of any representation, warranty, covenant or agreement of this Agreement such that any condition to the obligations of Parent and Merger Sub set forth in Section 6.2(a) or 6.2(b) would not then be satisfied if the Closing Date were the date of such termination; or

(c)    at any time prior to the Effective Time, if (i) the Marketing Period has ended and all of the conditions set forth in Section 6.1 and 6.2 have been, and continue to be, satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, each of which shall be capable of being satisfied if the Closing Date were the date of such termination), (ii) Parent and Merger Sub do not consummate the Merger on or prior to the date the Closing is required to occur pursuant to Article I, (iii) the Company shall have irrevocably confirmed in writing to Parent that it is ready, willing and able to complete the Closing on the date of such confirmation and throughout the three (3) Business Day period following delivery of such confirmation and (iv) Parent and Merger Sub fail to effect the Closing within three (3) Business Days following delivery of such confirmation.

Section 7.4.    Termination by Parent. This Agreement may be terminated and the Merger may be abandoned by Parent:

(a)    at any time prior to the time the Stockholder Approval is obtained, if (i) there has occurred a Change of Recommendation; or (ii) the Company or any of its Subsidiaries entered into an Alternative Acquisition Agreement (for the avoidance of doubt, other than an Acceptable Confidentiality Agreement);

(b)    the Company has materially breached its obligations under Section 5.2; or

(c)    at any time prior to the Effective Time, if there has been a breach of any representation, warranty, covenant or agreement of the Company in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 6.2(a) or 6.2(b), and (ii) (A) is not capable of being cured by the Company by the Termination Date or (B) if capable of being cured, shall not have been cured before the earlier of (x) thirty (30) Business Days following receipt of written notice from Parent of such breach or (y) the Termination Date; provided, that neither Parent nor Merger Sub is then in breach of any representation, warranty, covenant or agreement of this Agreement such that any condition to the obligations of the Company set forth in Section 6.3(a) or 6.3(b) would not then be satisfied if the Closing Date were the date of such termination.

Section 7.5.    Effect of Termination and Abandonment.

(a)    In the event that this Agreement is terminated and the Merger is abandoned pursuant to this Article VII, this Agreement shall become void and of no effect with no liability to any Person on the part of any Party (or of any member of the Parent Group or the Company Group); provided, that (i) except as otherwise provided herein, no such termination shall relieve any Party of any liability to pay the Company Termination Fee or the Parent Termination Fee, as applicable, pursuant to this Section 7.5 or, subject to Section 7.5(e), relieve the Company or Parent or Merger Sub of any liability for any Willful Breach of this Agreement prior to such termination, and (ii) the provisions listed in the second sentence of Section 8.1 shall survive the termination of this Agreement. The Party desiring to terminate this Agreement pursuant to Section 7.2, 7.3 or 7.4 shall give written notice of such termination, including a description in reasonable detail of the reasons for such termination, to the other Parties in accordance with Section 8.6, specifying the provision or provisions hereof pursuant to which such termination is effected.

(b)    In the event that:

(i)    (A) this Agreement is terminated pursuant to Section 7.2(a), Section 7.2(b), Section 7.4(b) or Section 7.4(c); (B) any Person shall have proposed, announced or made a bona fide Acquisition Proposal after the date of this Agreement (which announcement must have been publicly made in the case of Section 7.2(b)) and prior to the Stockholders Meeting (in the case of Section 7.2(b)), prior to the breach giving rise to the right of termination (in the case of Section 7.4(b) and Section 7.4(c)) and prior to such termination (in the case of Section 7.2(a)) (and in the case of Section 7.2(b) such Acquisition Proposal shall not have been withdrawn at least five (5) Business Days prior to the Stockholders Meeting); and (C) within twelve (12) months of such termination the Company shall have consummated an Acquisition Proposal or entered into a definitive agreement for, and thereafter consummated (whether or not such consummation occurs within such twelve (12) month period), an Acquisition Proposal (whether or not involving the same Acquisition Proposal as that referred to in clause (B) above), then the Company shall, on the date on which such Acquisition Proposal is consummated, pay the Company Termination Fee to Parent (or its designees) by wire transfer of same day funds to one or more accounts designated by Parent; provided, that for purposes of clause (C) above the references to “20%” and “80%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”;

(ii)    this Agreement is terminated by the Company pursuant to Section 7.3(a), the Company shall, prior to or substantially concurrently with such termination, pay the Company Termination Fee to Parent (or its designees) by wire transfer of same day funds to one or more accounts designated by Parent; or

(iii)    this Agreement is terminated by Parent pursuant to Section 7.4(a), the Company shall, no later than three (3) Business Days after the date of such termination, pay the Company Termination Fee to Parent (or its designees) by wire transfer of same day funds to one or more accounts designated by Parent; or

(iv)    this Agreement is terminated by the Company pursuant to Section 7.2 at a time when Parent was permitted to terminate this Agreement pursuant to Section 7.4(a), the Company shall, prior to or substantially concurrently with such termination, pay the Company Termination Fee to Parent (or its designees) by wire transfer of same day funds to one or more accounts designated by Parent.

For the avoidance of doubt, in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(c)    In the event that this Agreement is terminated by the Company pursuant to Section 7.3(c), then Parent shall, no later than three (3) Business Days after the date of such termination, pay or cause to be paid the Parent Termination Fee to the Company or its designees by wire transfer of same day funds to one or more accounts designated by the Company (it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion).

(d)    In the event that the Company shall fail to pay the Company Termination Fee, or Parent shall fail to pay the Parent Termination Fee, in either case as required pursuant to this Section 7.5 when due, such fee shall accrue interest for the period commencing on the date such fee became past due, at a rate equal to the rate of interest publicly announced by JPMorgan Chase Bank, National Association, in the City of New York from time to time during such period, as such bank’s prime lending rate. The Company and Parent each acknowledge that the fees and the other provisions of this Section 7.5 are an integral part of this Agreement and are not a penalty, but rather liquidated damages in a reasonable amount that will compensate the other Party in the circumstances in which such fee is payable, and that, without these provisions, the other Party would not enter into this Agreement.

(e)    Notwithstanding anything to the contrary in this Agreement, in the event that Parent and Merger Sub fail to effect the Closing or otherwise breach this Agreement or fail to perform hereunder (whether willfully, intentionally, unintentionally or otherwise), then, except for an order of specific performance prior to the termination of this Agreement as permitted by Section 8.7, (i) the Company’s sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against (A) Parent, Merger Sub and the Equity Investors, (B) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, financing sources (including the Financing Parties), Affiliates, members, managers, general or limited partners, stockholders or assignees of Parent, Merger Sub or any Equity Investor or (C) any future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, financing sources (including the Financing Parties), Affiliates, members, managers, general or limited partners, stockholders or assignees of any of the foregoing (collectively, the “Parent Group”) in respect of this Agreement, any agreement executed in connection herewith, including the Commitment Letters and the Limited Guarantee, and the transactions contemplated hereby and thereby shall be (x) to terminate this Agreement in accordance with this Article VII and collect, if due, the Parent Termination Fee pursuant to Section 7.5(c) (including any interest payable pursuant to Section 7.5(d)) from Parent or pursuant to the Limited Guarantee and, as applicable, the reimbursements contemplated by Sections 5.9 and 5.13, and (y) following the termination of this Agreement by either Party, the Company’s right to seek monetary damages from Parent in the event of Parent’s or Merger Sub’s Willful Breach of this Agreement prior to the termination of this Agreement (provided that in no event shall Parent be subject to monetary damages for Willful Breach of this Agreement in an amount in excess of an amount equal to the Parent Termination Fee (the “Damage Cap”)) and (ii) upon payment of such amounts, no member of the Parent Group shall have any further liability or obligation relating to or arising out of this Agreement, any agreement executed in connection herewith, the Commitment Letters or the Limited Guarantee, or the transactions contemplated hereby or thereby; provided that in no event will the Company be entitled to (1) payment of monetary damages prior to the termination of this Agreement or in amounts in excess of the amount of the Damage Cap, (2) payment of both monetary damages and the Parent Termination Fee in a combined amount in excess of the Damage Cap, or (3) both (x) payment of any monetary damages and/or the Parent Termination Fee and (y) a grant of specific performance of this Agreement or any other equitable remedy against Parent or Merger Sub that results in the Closing.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1.    Survival. This Article VIII and the agreements of the Company, Parent and Merger Sub contained in Article II, Section 5.10 (Indemnification; Directors’ and Officers’ Insurance) and any other covenant or agreement contained in this Agreement that by its terms applies in whole or in part after the Effective Time shall survive the consummation of the Merger. This Article VIII and the agreements of the Company, Parent and Merger Sub contained in Section 5.9 (Expenses), the final paragraph of Section 5.13(a) (Financing Cooperation) and Section 7.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement, shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement, as applicable.

Section 8.2.    Modification or Amendment. Subject to applicable Law, the Parties may modify or amend this Agreement, by written agreement executed and delivered by the duly authorized officers of each of the respective Parties; provided, that after receipt of Stockholder Approval, if any such amendment shall by applicable Law require further approval of the stockholders of the Company, the effectiveness of such amendment shall be subject to the approval of the stockholders of the Company.

Section 8.3.    Waiver; Extension. The conditions to each of the Parties’ obligations to consummate the Merger are for the sole benefit of such Party and may be waived by such Party (without the approval of the stockholders of the Company) in whole or in part to the extent permitted by applicable Law. At any time prior to the Effective Time, the Company or Parent may (i) waive or extend the time for the performance of any of the obligations or other acts of Parent or Merger Sub, in the case of the Company, or the Company, in the case of Parent, or (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement on the part of Parent or Merger Sub, in the case of the Company, or the Company, in the case of Parent. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 8.4.    Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 8.5.    Governing Law and Venue; Waiver of Jury Trial.

(a)    This Agreement and all actions (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law. Each Party agrees that it shall bring any Action between the Parties or involving any member of the Company

Group or Parent Group arising out of or related to this Agreement, the Equity Commitment Letter, the Limited Guarantee or the transactions contained in or contemplated by this Agreement, the Equity Commitment Letter or the Limited Guarantee exclusively in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery lacks or declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”), and with respect to any such Action (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such Action in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party or any member of the Company Group or Parent Group and (iv) agrees that service of process upon such Party in any such Action shall be effective if notice is given in accordance with Section 8.6.

(b)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5(b).

Section 8.6.    Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) if personally delivered, on the date of delivery, (b) if delivered by express courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service, (c) if deposited in the United States mail, first-class postage prepaid, on the fifth (5th) Business Day following the date of such deposit, (d) if delivered by email transmission, on the date of such transmission, provided that confirmation of such transmission is received within one (1) Business Day, or (e) if delivered by facsimile transmission, upon confirmation of successful transmission, (i) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient Party on a Business Day, on the date of such transmission, and (ii) on the next Business Day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient Party, on the date of such transmission or is transmitted on a day that is not a Business Day. All notices, demands and other communications hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

If to Parent or Merger Sub, to:

GI DI Orion Acquisition Inc

c/o GI GP DI LP

188 The Embarcadero

7th Floor

San Francisco, CA 94105

Attention:    Mark Prybutok, David Smolen

email:          mark@gipartners.com, david.smolen@gipartners.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

600 Travis Street, Suite 5400

Houston, Texas 77002

Attention:    Chris May

email:          cmay@stblaw.com

If to the Company, to:

ORBCOMM Inc.

395 W. Passaic Street

Rochelle Park, NJ 07662

Attention:    Christian Le Brun

email:          Lebrun.Chris@orbcomm.com

with a copy (which shall not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, New York 10001

Attention:    Scott Golenbock

email:          sgolenbock@milbank.com

or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above.

Section 8.7.    Specific Performance.

(a)    The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of them in order to consummate the Merger) in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The Parties acknowledge and agree that the Parties shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, except as expressly provided in Section 8.7(b).

(b)    Notwithstanding Section 8.7(a), it is acknowledged and agreed that the Company shall be entitled to specific performance of Parent’s and Merger Sub’s obligations pursuant to the terms of this Agreement and the Equity Commitment Letter to complete the Closing, including to cause, subject to the terms and conditions set forth in the Equity Commitment Letter, the Cash Equity to be funded to fund the Merger and to consummate the Merger, only in the event that (i) all of the conditions set forth in Sections 6.1 and 6.2 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, provided that those other conditions would be satisfied if the Closing were on such date), (ii) Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.2, (iii) the Debt Financing has been funded or will be funded at the Closing if the Cash Equity is funded at the Closing, and (iv) the Company has irrevocably confirmed in a written notice to Parent that the Closing will occur if the Cash Equity and Debt Financing are funded and specific performance is granted pursuant to this Section 8.7(b). Notwithstanding the foregoing, in no event shall the Company or any of its equityholders or controlled Affiliates be entitled to seek the remedy of specific performance of this Agreement directly against any Financing Party, solely in their respective capacities as lenders or arrangers in connection with the Debt Financing.

(c)    Without limiting the foregoing, each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 8.8.    Entire Agreement. This Agreement (including any exhibits hereto), the Company Disclosure Schedule, the Parent Disclosure Schedule, the Equity Commitment Letter, the Limited Guarantee and the

Confidentiality Agreement and the other instruments and other agreements specifically referred to herein or delivered pursuant hereto constitute the entire agreement among the Parties with respect to the subject matter hereof, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties, with respect to the subject matter hereof.

Section 8.9.    Parties in Interest; Financing Parties.

(a)    Each of Parent, Merger Sub and the Company hereby agrees that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein; provided, however, that (i) the Financing Parties and the other Persons referred to in Section 5.13(a) (Financing Cooperation), Section 7.5 (Effect of Termination and Abandonment), Section 8.7(b) (Specific Performance), Section 8.9 (Parties in Interest; Financing Parties), Section 8.12 (Assignment) and Section 8.13 (Non-Recourse) shall be third party beneficiaries of, and shall be entitled to rely on and enforce, such sections and (ii) if the Effective Time occurs, the Indemnified Parties shall be third party beneficiaries of, and shall be entitled to rely on, Section 5.10 (Indemnification; Directors’ and Officers’ Insurance).

(b)    Notwithstanding anything in this Agreement to the contrary, the Company on behalf of itself, its Subsidiaries and each of its controlled Affiliates hereby: (i) agrees that any Action, whether in law or in equity, whether in contract or in tort or otherwise, involving the Financing Parties, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements (including the Debt Commitment Letter) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each Party irrevocably submits itself and its property with respect to any such Action to the exclusive jurisdiction of such court, and such Action (except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in the Debt Commitment Letters or in any definitive documentation related to the Debt Financing that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with the law of the State of the Delaware)) shall be governed by, construed and enforced in accordance with the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another jurisdiction) (ii) agrees, subject to Section 8.13, not to bring or support or permit any of its controlled Affiliates to bring or support any Action of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Party in any way arising out of or relating to, this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (iii) agrees that service of process upon the Company, its Subsidiaries or its controlled Affiliates in any such Action or proceeding shall be effective if notice is given in accordance with Section 8.6, (iv) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Action in any such court, (v) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable Law trial by jury in any Action brought against the Financing Parties in any way arising out of or relating to, this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (vi) agrees that none of the Financing Parties will have any liability to the Company or any of its Subsidiaries or any of their respective controlled Affiliates or Representatives (in each case, other than Parent, Merger Sub and their respective Subsidiaries) relating to or arising out of this Agreement, the Debt Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise (provided that, notwithstanding the foregoing, nothing herein shall affect the rights of the Surviving Corporation against the Financing Parties with respect to the Debt Financing or any of the transactions contemplated thereby or the any services thereunder following the Merger), and (vii) agrees that the Financing Parties are express third party beneficiaries of, and may enforce, any of the provisions in this Agreement reflecting the foregoing agreements in this Section 8.9 (Parties in Interest; Financing Parties), Section 7.5 (Effect of Termination and Abandonment), Section 8.7(b) (Specific Performance), Section 8.12 (Assignment) and Section 8.13 (Non-Recourse) and the definition of “Financing Parties” (or any other provision of this Agreement the amendment, modification or alteration of which has the effect of modifying such provisions) shall not be amended in any way adverse to the Financing Parties without the prior written consent of the Financing Entities.

Section 8.10.    Definitions; Construction.

(a)    Definitions. As used herein:

“Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than Parent and its Subsidiaries) relating to, in a single transaction or series of transactions, (a) a merger, consolidation, dissolution, liquidation, recapitalization, share exchange, business combination or similar transaction involving the Company as a result of which the stockholders of the Company immediately prior to such transaction would cease to own at least 80% of the total voting power of the Company or any surviving entity (or any direct or indirect parent company thereof) immediately following such transaction, (b) the acquisition by any Person or group of Persons of more than 20% of the total voting power represented by the outstanding voting securities of the Company or any of its Subsidiaries if such voting power represents assets that constitute over 20% of the fair market value of the consolidated assets of the Company and its Subsidiaries, (c) a tender offer or exchange offer or other transaction which, if consummated, would result in a direct or indirect acquisition by any Person or group of Persons of more than 20% of the total voting power represented by the outstanding voting securities of the Company or any of its Subsidiaries if such voting power represents assets that constitute over 20% of the fair market value of the consolidated assets of the Company and its Subsidiaries, or (d) the acquisition in any manner, directly or indirectly, of over 20% of the fair market value of the consolidated assets of the Company and its Subsidiaries, in each case other than the transactions contemplated by this Agreement.

“Action” means any claim, charge, complaint, demand, action, litigation, arbitration, suit in equity or at law, administrative, regulatory or quasi-judicial proceeding, or other proceeding, in each case by or before a Governmental Entity.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, and for purposes of this definition, the term “control” (including the correlative terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized by Law to close in New York, New York.

“Channel Partners” means any market channel affiliate, market channel partner, reseller, or other person acting as a distributor for the Company or its Subsidiaries.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“CFIUS” means the interagency Committee on Foreign Investment in the United States.

“CFIUS Approval” means that (i) the Parties have received written notice from CFIUS that CFIUS has determined that the transactions contemplated by this Agreement are not “covered transactions” and are not subject to review under the DPA, (ii) the Parties have received a written notice issued by CFIUS that it has concluded an assessment, review or investigation of the CFIUS Notice provided pursuant to the DPA with respect to the transactions contemplated by this Agreement, determined that there are no unresolved national security concerns, and has therefore terminated all action under the DPA, (iii) if CFIUS has sent a report (the “CFIUS Report”) to the President of the United States (“POTUS”) requesting POTUS’ decision, then POTUS has (A) announced a decision not to take any action to suspend or prohibit the transaction contemplated by this Agreement or (B) not taken any action to suspend or prohibit the transaction contemplated by this Agreement after 15 days from the date of receipt of the CFIUS Report, or (iv) if the Parties submitted a declaration, the Parties have received a written notice from CFIUS that it has determined, pursuant to 31 C.F.R. § 800.407(a)(2), that it is not able to conclude action pursuant to the declaration but has not requested the submission of a joint voluntary notice.

“Communications Act” means the Communications Act of 1934, as amended, and all applicable Law (e.g., FCC rules and policies, Orders, and all applicable court Orders).

“Communications Laws” means (i) the Communications Act and (ii) Foreign Telecommunications Laws.

“Company Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not such plan is subject to ERISA, and each other employment, change in control, retention, bonus, defined benefit or defined contribution, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, stock appreciation, restricted stock, restricted stock unit, phantom stock or other equity-based, retirement, vacation, severance, termination, disability, death benefit, medical, dental, or other employee benefit plan, program, agreement or arrangement (i) that the Company or any of its Subsidiaries sponsors, maintains or contributes to for the benefit of any current or former director, officer, or employee of the Company or any of its Subsidiaries or (ii) to which the Company or any of its Subsidiaries has any liability, in each case, other than any Multiemployer Plan.

“Company Communications Licenses” means all material Permits issued by Telecommunications Regulatory Authorities and held by the Company or any of its Subsidiaries as of the date of this Agreement.

“Company ESPP” means the ORBCOMM Inc. 2016 Employee Stock Purchase Plan.

“Company Group” means, collectively, (A) the Company and each of its Subsidiaries, (B) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of the Company or any of its Subsidiaries or (C) any future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of any of the foregoing.

“Company Intellectual Property” means Intellectual Property owned by the Company and its Subsidiaries.

“Company Material Adverse Effect” means any fact, circumstance, change, event, occurrence or effect that (x) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries, taken as a whole or (y) materially impairs or prevents, or would reasonably be expected to materially impair or prevent, the Company from consummating the Merger; provided, that for purposes of clause (x), none of the following, and no effect arising out of, relating to or resulting from the following, shall constitute or be taken into account in determining whether there has been, or would reasonably be expected to be, a “Company Material Adverse Effect”:

(i)    any facts, circumstances, changes, events, occurrences or effects generally affecting (A) the industries in which the Company and its Subsidiaries operate or (B) the economy, credit, debt, securities or financial or capital markets in the United States or elsewhere in the world, including changes in interest or exchange rates or deterioration in the credit markets generally; or

(ii)    any facts, circumstances, changes, events, occurrences or effects to the extent arising out of, resulting from or attributable to (A) changes or prospective changes in Law, in GAAP or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, (B) entry into and consummation and performance of this Agreement (including any action taken or omitted to be taken by the Company at the request of or with the written consent of Parent or Merger Sub) and the transactions contemplated hereby and the public announcement thereof, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees, regulators or other third parties (it being understood and agreed that this clause (B) shall not apply with respect to any representation or warranty that is intended to address the consequences of the entry into, public announcement, pendency, consummation or performance of, this Agreement), (C) acts of war (whether or not declared) or any outbreak of hostilities, sabotage, terrorism or cyber-attack, or any escalation or worsening of any such acts of war (whether or not declared), outbreak of hostilities, sabotage, terrorism or cyber-attack, (D) weather, pandemics (including COVID-19), earthquakes, hurricanes, tornados, natural disasters, climatic conditions or other force majeure events, whether or not weather-related, (E) any Law or directive issued by a Governmental Entity providing for business closures, changes to business operations, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19) or any change in such Law, directive or interpretation thereof following the date of this Agreement or the Company’s or any of its subsidiaries’ compliance therewith, (F) regulatory, legislative and political conditions or developments, (G) any change resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or their respective Affiliates, (H) any decline in the market price, or change in trading volume, of the Common Stock (or the volatility thereof), or (I) any failure to meet any internal or public projections, forecasts or estimates of revenue, earnings, cash flow or cash position, or other metrics;

provided, that (x) facts, circumstances, changes, events, occurrences or effects set forth in clauses (i), (ii)(A), (ii)(C), (ii)(D), (ii)(E) and (ii)(F) above may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect to the extent such facts, circumstances, changes, events, occurrences or effects have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, in relation to others in the industries of the Company and its Subsidiaries and (y) that the underlying cause of any decline, change or failure referred to in clause (ii)(H) or (ii)(I) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect unless such underlying cause is otherwise excluded hereby.

“Company Termination Fee” means an amount equal to $32,900,000.00; provided, however, that if this Agreement is terminated by the Company pursuant to Section 7.3(a) and the Alternative Acquisition Agreement entered into is with an Excluded Party for a Superior Proposal by such Excluded Party, then Company Termination Fee shall mean an amount equal to $16,500,000.00.

“Contract” means any note, bond, mortgage, indenture, lease, license, franchise, contract, agreement, commitment, or other legally binding obligation; provided that no Permit shall be deemed to be a Contract for purposes of this Agreement.

“DPA” means Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. §4565), and all rules and regulations thereunder, including those codified at 31 C.F.R. Parts 800 and 801.

“Environmental Laws” means any Law regulating or relating to natural resources or the environment, including Laws relating to contamination and the use, generation, management, handling, transport, treatment, disposal, storage, release of, or exposure to, Materials of Environmental Concern, or to the extent relating to exposure to Materials of Environmental Concern, any Law regulating or relating to the protection of human health or safety.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Party” means any Person from whom the Company or any of its Representatives has received a written bona fide Acquisition Proposal after the execution of this Agreement and prior to the No-Shop Period Start Date, which written Acquisition Proposal the Company Board has determined in good faith no later than the later to occur of (x) one (1) Business Day after the start of the No-Shop Period Start Date and (y) three (3) Business Days after receipt by the Company of such written Acquisition Proposal (after consultation with its outside counsel and its financial advisor) is or would reasonably be expected to lead to a Superior Proposal; provided, however, that a Person shall immediately and irrevocably cease to be an Excluded Party (and the provisions of this Agreement applicable to Excluded Parties (including the provision in the definition of Company Termination Fee) shall cease to apply with respect to such Person) if either (A) at any time after the No-Shop Period Start Date, no Acquisition Proposal made by such Person is outstanding, or (B) the Company has not provided Parent with a Notice of Change of Recommendation/Termination stating that it intends to terminate this Agreement pursuant to Section 7.3(a) on or prior to the tenth (10th) Business Day following the No-Shop Period Start Date in connection with an Acquisition Proposal made by such Person.

“Export Control Laws” means the Arms Export Control Act (22 U.S.C. §§ 2778 et seq.), the International Traffic in Arms Regulations (ITAR) (22 C.F.R. §§ 120-130), the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4852), the Export Administration Regulations (EAR) (15 C.F.R. §§ 730 et seq.), and any other Laws, regulations, rules or Orders that address exports, reexports, deemed exports, and export controls in any other countries or territories where the Company operates or in which the Company is subject by virtue of its activities.

“FCC” means the Federal Communications Commission.

“Financing Entities” has the meaning set forth in the definition of “Financing Parties.”

“Financing Parties” means entities that have committed to provide or arrange or otherwise entered into agreements in connection with the Debt Financing, or to purchase securities from or place securities or arrange or provide loans for Parent in lieu of the Debt Financing under the Debt Commitment Letter, in connection with the Merger, including the parties to the Debt Commitment Letter and any joinder agreements or credit agreements relating thereto (the “Financing Entities”) and their respective Affiliates and their and their respective Affiliates’ officers, directors, employees, agents and representatives and their respective successors and assigns; provided that neither Parent nor any Affiliate of Parent shall be a Financing Party.

“Foreign Plan” means each Company Benefit Plan that covers current or former directors, officers, employees or other service providers of the Company or any of its Subsidiaries based outside of the U.S. and/or that is subject to any Law other than U.S. federal, state or local Law (other than any plan or program that is maintained by a Governmental Entity to which the Company or any of its Subsidiaries contributes pursuant to applicable Law).

“Foreign Telecommunications Laws” means applicable Laws governing telecommunications services, equipment and/or facilities in any non-U.S. jurisdiction, including the rules, regulations, and published policies, procedures, orders and decisions of Foreign Telecommunications Regulators.

“Foreign Telecommunications Regulator” means any non-U.S. Governmental Entity with jurisdiction over the Company or its Subsidiaries pursuant to Foreign Telecommunications Laws.

“Fraud” means, with respect to a Party, an actual and intentional misrepresentation of a material existing fact with respect to the making of any representation or warranty made by such Party herein, made by such Party with actual knowledge of its falsity and made for the purpose of inducing the other Party to act, and upon which the other Party justifiably relies with resulting losses.

“Governmental Entity” means any federal, state, local or non-U.S. government (including Foreign Telecommunication Regulators), any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, whether federal, state, local, foreign or supranational, any arbitral body, or NASDAQ.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Intellectual Property” means all worldwide intellectual property rights, including all(i) trademarks, service marks, corporate, d/b/a and trade names, trade dress, logos, domain names, URLs, social and mobile media identifiers and other source indicators and all goodwill and common-law rights associated with any of the foregoing; (ii) copyrights, moral rights; (iii) patents; (iv) trade secrets, algorithms, methods, processes, inventions and know-how; (v) rights in computer programs, software, data and databases and (vi) registrations, applications, continuations, divisionals, continuations-in-part, provisionals, renewals, reissues, re-examinations, and foreign counterparts for any of the foregoing.

“Intervening Event” means a material event, occurrence, development or change in circumstances with respect to the Company and its Subsidiaries, taken as a whole, that occurred or arose after the date of this Agreement, which was neither known to, nor reasonably foreseeable by, the Company Board as of the date of this Agreement and becomes known to or by the Company Board prior to the time the Stockholder Approval is obtained; provided, however that none of the following will constitute, or be considered in determining whether there has been, an Intervening Event: (i) the receipt, existence of or terms of an Inquiry or Acquisition Proposal or any consequence thereof and (ii) changes in the market price or trading volume of the Shares or the fact that the Company meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (provided, however, that the underlying causes of such change or fact shall not be excluded by this clause (ii)).

“IT Assets” means all hardware, systems, databases, websites, applications, software, data processing equipment, systems, networks, platforms, peripherals, interfaces, and information technology assets and infrastructure.

“Knowledge” means (i) with respect to the Company, the actual knowledge of those persons set forth in Section 8.10(a) of the Company Disclosure Schedule, and (ii) with respect to Parent, the actual knowledge of those persons set forth in Section 8.10(a) of the Parent Disclosure Schedule, in the case of each of (i) and (ii) after reasonable inquiry.

“Law” means any Order or any federal, state, local, foreign, supranational or international law, statute, treaty, convention or ordinance, common law, or any rule, regulation, standard, directive, requirement, policy, license or permit of any Governmental Entity.

“Lien” means any mortgage, pledge, assignment, title defect, claim, adverse ownership interest, transfer restriction, security interest, encumbrance, lien or charge.

“Marketing Period” means the first period of fifteen (15) consecutive Business Days commencing after the date hereof throughout which (i) Parent shall have the Required Financial Information (which shall be the same information throughout the period) and (ii) the conditions set forth in Section 6.1 and Section 6.2 shall have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing), assuming that the

Closing Date were to be scheduled for any time during such fifteen (15) consecutive Business Day period, or (to the extent permitted by applicable Law) waived; provided, however, that (1) if such fifteen (15) consecutive Business Day period has not ended on or prior to (x) August 20, 2021, then such fifteen (15) consecutive Business Day period shall not commence until September 7, 2021 and (y) December 17, 2021, then such fifteen (15) consecutive Business Day period shall not commence until January 3, 2022, and (2) July 5, 2021 and November 24, 2021 through November 26, 2021 shall not constitute a Business Day for purposes of such fifteen (15) consecutive Business Day period and (3) the Marketing Period shall be deemed not to have commenced if, after the date hereof and prior to the completion of such fifteen (15) consecutive Business Day period, (A) the independent auditors of the Company shall have withdrawn its audit opinion with respect to any year-end audited financial statements of the Company and its Subsidiaries included in the Required Financial Information, in which case the Marketing Period shall be deemed not to commence unless and until such independent auditors or another nationally recognized independent accounting firm reasonably acceptable to Parent has issued an unqualified audit opinion with respect to such financial statements or (B) any of the financial statements of the Company and its Subsidiaries included in the Required Financial Information shall have been restated or the Company shall have determined or publicly announced that a restatement of any financial statements of the Company and its Subsidiaries included in the Required Financial Information is required, in which case the Marketing Period shall be deemed not to commence unless and until such restatement has been completed and the Required Financial Information has subsequently been amended and delivered to Parent or the Company has determined in writing or publicly announced, as applicable, that no such restatement shall be required. If the Company in good faith reasonably believes that it has delivered the Required Financial Information, it may deliver to Parent written notice to that effect (stating when it believes it completed the applicable delivery), in which case the Required Financial Information shall be deemed to have been delivered on the date of such delivery specified in such notice, unless Parent in good faith reasonably believes that the Company has not completed delivery of the Required Financial Information and, within three (3) Business Days after its receipt of such notice from the Company, Parent delivers a written notice to the Company to that effect (stating with reasonable specificity the Required Financial Information that has not been delivered). Notwithstanding anything in this definition to the contrary, the Marketing Period shall end on any date earlier than the date indicated in the definition above if the Debt Financing is consummated on such earlier date.

“Materials of Environmental Concern” means any waste, contaminant, pollutant or hazardous or toxic substance or material, and any other substance or material regulated, or for which liability is imposed, under any Environmental Law, including asbestos, asbestos-containing materials, polychlorinated biphenyls, petroleum and petroleum products.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“NASDAQ” means the NASDAQ National Market.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Order” means any order, judgment, writ, stipulation, settlement, award, injunction, decree, arbitration award or finding of any Governmental Entity.

“Ordinary Course of Business” means the ordinary course of business consistent with the past practice of the Company; provided that any action taken, or omitted to be taken, that reasonably relates to or arises out of any quarantine, “shelter-in-place,” “stay at home,” workforce reduction or furlough, social distancing, shut-down, closure, sequester or any other Law, Order, directive, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19 (including, but not limited to, The Coronavirus Aid, Relief, and Economic Security Act, Pub.L. 116–136 (03/27/2020) (and any amendments or modifications thereof)) shall be deemed to be in the Ordinary Course of Business.

“Parent Termination Fee” means an amount equal to $51,800,000.00.

“Permitted Liens” means (i) zoning restrictions, easements, rights-of-way or other restrictions on the use of Real Property (provided, that such liens and restrictions do not materially and adversely impair the Company’s current business operations at such location and are not violated by the use or occupation of such Real Property), (ii) pledges or deposits by the Company or any of its Subsidiaries under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders or Contracts to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the Ordinary Course of Business, (iii) Liens imposed by Law, including carriers’, warehousemen’s, landlords’ and mechanics’ liens, in each case incurred in the Ordinary Course of Business and for sums not yet due or being contested in good faith by appropriate proceedings and for which an appropriate reserve has been taken in accordance with GAAP, (iv) Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings and for which an appropriate reserve has been taken in the financial statements of the Company in accordance with GAAP, (v) imperfections of title that do not materially impair the ownership, use or value of the assets to which they relate, (vi) non-exclusive licenses granted to customers in the Ordinary Course of Business by the Company or its Subsidiaries and (vii) Liens in respect of the indebtedness of the Company or its Subsidiaries in existence as of the date hereof and set forth on Section 8.10(a) of the Company Disclosure Schedule, or incurred as permitted under this Agreement (including in compliance with Section 5.1(b)(viii)), in each case as security for such indebtedness.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Personal Data” means any information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly with a particular individual or household, and any other information defined as “personal data”, “personal information”, “personally identifiable information”, “PII” or any similar term by applicable Law.

“Privacy Policies” means all posted and internal privacy and security policies and terms of use with respect to the collection, use, processing, storage, disclosure, retention, transfer, disposal or management of Personal Data.

“Record Holder” means, with respect to any Shares, a Person who was, immediately prior to the Effective Time, the holder of record of such Shares.

“Regulatory Law” means (i) the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the DPA, the Communications Laws, and all other foreign or domestic Laws that are designed or intended to prohibit, restrict or regulate (i) foreign investment, (ii) foreign exchange or currency controls or (iii) actions having the purpose or effect of monopolization, restraint of trade or lessening of competition.

“Required Governmental Approvals” means (i) the expiration or other termination of any statutory waiting period (or any extension thereof) under the HSR Act, (ii) the consent to the transfer of control of the Company Communications Licenses by the FCC and the Foreign Telecommunication Regulator in each jurisdiction set forth in Section 8.10(a)(iii) of the Company Disclosure Schedule, (iii) CFIUS Approval, and (iv) non-U.S. Governmental Entity investment and national security approvals in the jurisdictions set forth in Section 8.10(a)(iv) of the Company Disclosure Schedule.

“Sanctioned Country” means, a country or territory that is the subject of country-wide or territory-wide Sanctions broadly restricting or prohibiting dealings with, in or involving such country or territory.

“Sanctioned Person” means any Person: (a) identified on a Sanctions- or Export Controls-related list of designated Persons, including the Specially Designated Nationals and Blocked Persons List maintained by OFAC; (b) domiciled, organized or resident in, or the government or any agency or instrumentality of the government of, any Sanctioned Country; (c) owned or controlled by, or acting for or on behalf of, directly or indirectly, any Person described in the foregoing clauses (a) or (b); or (d) otherwise the subject or target of Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by (a) the U.S. government, including OFAC and the U.S. Department of State; (b) the United Nations Security Council; (c) the European Union and each of its member states; or (d) the United Kingdom, including Her Majesty’s Treasury.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (or, in the case of a partnership, a majority of the general partnership interests) is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries.

“Superior Proposal” means a bona fide written Acquisition Proposal that the Company Board has determined in its good faith judgment, after consultation with its financial advisor and outside legal counsel, and taking into consideration all factors (including legal, financial, financing (including availability thereof), and regulatory risks and timing) that the Company Board deems relevant, to be more favorable to the Company’s stockholders from a financial point of view than the transactions contemplated by this Agreement (including, if applicable, any revisions to this Agreement made or proposed in writing by Parent in accordance with Section 5.2); provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” and “80%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”

“Tax” (including, with correlative meaning, the term “Taxes”) means (a) all U.S. federal, state, local and non-U.S. income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, ad valorem, real or personal property, withholding, excise, production, value added, goods and services, transfer, license, occupation, premium, windfall profits, social security (or similar), registration, alternative or add-on minimum, estimated, occupancy and other taxes, duties, or other assessments imposed by any Governmental Entity responsible for the administration of Taxes, and (b) any interest, penalties and additions with respect to any of the foregoing.

“Tax Return” means all returns, reports, elections, declarations, disclosures, schedules, claims for refund, statements, estimates, information returns and other similar documents filed or required to be filed with any Governmental Entity responsible for the administration of Taxes, including any attachments thereto and any amendments thereof.

“Telecommunications Regulatory Authorities” means the FCC and all other Governmental Entities (including for clarity, Foreign Telecommunication Regulators) that regulate telecommunications facilities or telecommunications services in the jurisdictions in which the Company or its Subsidiaries have such facilities or conduct business as of the date of this Agreement.

“Willful Breach” means a breach or failure to perform that is a consequence of an act or failure to act undertaken by the breaching party with actual knowledge, or knowledge that a Person acting reasonably under the circumstances should have, that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute a material breach or failure to perform.

(b)    Construction. The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall be deemed to mean “and/or.” Terms defined in the text of this Agreement as having a particular meaning have such meaning throughout this Agreement, except as otherwise indicated in this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law. All references to dollar amounts in this Agreement shall be references to U.S. dollars unless otherwise expressly set forth herein. For purposes of this Agreement, the term “made available”, with respect to any document or item required to be made available to Parent or Merger Sub as of the date of this Agreement, shall mean such document or item has been provided directly to Parent or its Representatives or made available to Parent or its Representatives in the electronic data room maintained by the Company, in either case on or before the day immediately prior to the date of this Agreement, or is included in the Company SEC Documents publicly available on or before the day that is two (2) Business Days prior to the date of this Agreement.

Section 8.11.    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is determined by a court of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction; provided, that the Parties intend that the remedies and limitations thereon (including provisions that the payment of the Parent Termination Fee shall be the sole and exclusive remedy of the recipient thereof, limitations on specific performance and other equitable remedies in Section 8.7 and the limitation on liabilities of any member of the Parent Group and any member of the Company Group) contained in Article VII and this Article VIII be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a Party’s liability or obligations hereunder or under the Financing.

Section 8.12.    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. No assignment by any Party shall relieve such Party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Notwithstanding the foregoing, Parent and Merger Sub may assign their respective rights and obligations hereunder to a wholly owned Subsidiary of Parent without such consent and may assign all or any portion of its rights and obligations to any Financing Party pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing ; provided, that no such assignment shall relieve Parent or Merger Sub of their respective obligations under this Agreement to the extent not performed by such assignee.

Section 8.13.    Non-Recourse. Except as set forth in the Confidentiality Agreement, the Equity Commitment Letter, or the Limited Guarantee, all Actions or obligations (whether at Law, in equity, in contract, in tort or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and such representations and warranties are those solely of) the Parties. No Person who is not a Party, including any current, former or future equityholder, incorporator, controlling person, general or limited partner, member, Affiliate, assignee or representative or financing source (including the Financing Parties) of any Party, or any current, former or future equityholder, incorporator, controlling person, general or limited partner, Affiliate, assignee or representative of any of the foregoing or any of their respective successors, predecessors or assigns (or any successors, predecessors or assigns of the foregoing) (collectively, the “Non-Party Affiliates”), shall have any obligations (whether in Law or in equity, whether in contract or in tort or otherwise) for any Actions or obligations arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach (other than as set forth in the Confidentiality Agreement, the Equity Commitment Letter or the Limited Guarantee), and, to the maximum extent permitted by Law, each Party hereby waives and releases all Actions or obligations arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach (other than as set forth in the Confidentiality Agreement, the Equity Commitment Letter or the Limited Guarantee) against any such Non-Party Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, except as otherwise set forth in the Confidentiality Agreement, the Equity Commitment Letter or the Limited Guarantee, (a) each Party hereby waives and releases any and all rights, Actions or demands that may otherwise be available, whether at Law, in equity, in contract, in tort or otherwise, to avoid or disregard the entity form of a Party or otherwise impose obligations of a Party on any Non-Party Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, piercing the veil, unfairness, undercapitalization, or otherwise, in each case arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach (other than as set forth in the Confidentiality Agreement, the Equity Commitment Letter or the Limited Guarantee); and (b) each Party disclaims any reliance upon any Non-Party Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement. For the avoidance of doubt, nothing in this Section 8.13 shall limit the right of the Company to bring an Action with respect to any breach of the Equity Investors’ and Guarantors’ obligations to pay or fund the payment of the amounts set forth in the Equity Commitment Letter and the Limited Guarantee, respectively, under circumstances in which the amounts thereunder are payable in accordance with and pursuant to the terms and conditions thereof.

Section 8.14.    Headings. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

Section 8.15.    Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment or consent hereto or thereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each Party forever waives any such defense.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties as of the date first written above.

Company

ORBCOMM Inc.

By:	/s/ Marc Eisenberg
Name: Marc Eisenberg
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Parent

GI DI ORION ACQUISITION INC

By:	/s/ David A. Smolen
Name: David A. Smolen
Title: Secretary

Merger Sub

GI DI ORION MERGER SUB INC

By:	/s/ David A. Smolen
Name: David A. Smolen
Title: Secretary

[Signature Page to Agreement and Plan of Merger]

Annex B

April 7, 2021

Board of Directors

ORBCOMM Inc.

395 W Passaic Street, Third Floor

Rochelle Park, NJ 07662

Members of the Board:

We understand that ORBCOMM Inc., a Delaware corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger (the “Agreement”), among the Company, GI DI Orion Acquisition Inc, a Delaware corporation (“Parent”), and GI DI Orion Merger Sub Inc, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which (i) Merger Sub will merge with and into the Company with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”), and (ii) immediately following the consummation of the Merger, each issued and outstanding share of common stock, par value $0.001 per share of the Company (the “Company Common Stock”) (other than Excluded Shares (as defined in the Agreement)) shall be converted into the right to receive $11.50 per share in cash (the “Common Stock Merger Consideration”) and each issued and outstanding share of preferred stock, par value $0.001 per share of the Company (the “Company Preferred Stock”) (other than Excluded Shares (as defined in the Agreement)) shall be converted into the right to receive an amount equal to the product of (x) the Common Stock Merger Consideration multiplied by (y) 1.66611, in cash (collectively with the Common Stock Consideration, the “Merger Consideration” and such transaction, the “Transaction”). The terms and conditions of the Transaction are fully set forth in the Agreement.

You have asked us whether, in our opinion, as of the date hereof, the Common Stock Merger Consideration to be received in the Transaction by the holders of the Company Common Stock is fair to such holders from a financial point of view. In arriving at the opinion set forth below, we have, among other things:

(i)	reviewed certain publicly available information concerning the business, financial condition and operations of the Company;

(ii)	reviewed certain internal information concerning the business, financial condition and operations of the Company prepared and furnished to us by the management of the Company;

(iii)

reviewed certain internal financial analyses, estimates and forecasts relating to the Company, including projections for fiscal years 2021 through 2025, and extrapolations of such projections for fiscal years 2026 through 2030, that were prepared by the management of the Company and approved for our use by you (the “Projections”);

(iv)

held discussions with members of senior management of the Company concerning, among other things, their evaluation of the Transaction and the Company’s business, operating and regulatory environment, financial condition, prospects and strategic objectives;

(v)	reviewed the historical market prices and trading activity for the Company Common Stock;

(vi)	compared certain publicly available financial and stock market data for the Company with similar information for certain other companies that we deemed to be relevant;

(vii)	reviewed the publicly available financial terms of certain other business combinations that we deemed to be relevant;

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(viii)	reviewed a draft, dated April 7, 2021, of the Agreement; and

(ix)	performed such other financial studies, analyses and investigations, and considered such other matters, as we deemed necessary or appropriate for purposes of rendering this opinion.

In preparing this opinion, with your consent, we have relied upon and assumed the accuracy and completeness of the foregoing information and all other information discussed with or reviewed by us, without independent verification thereof. We have assumed, with your consent, that the Projections and the assumptions underlying the Projections, and all other financial analyses, estimates and forecasts provided to us by the Company’s management, have been reasonably prepared in accordance with industry practice and represent the Company management’s best currently available estimates and judgments as to the business and operations and future financial performance of the Company. We assume no responsibility for and express no opinion as to the Projections, the assumptions upon which they are based or any other financial analyses, estimates and forecasts provided to us by the Company’s management. We have also assumed that there have been no material changes in the assets, financial condition, results of operations, business or prospects of the Company since the respective dates of the last financial statements made available to us. We have relied, with your consent, on the Company management’s representations and/or projections regarding taxable income, standalone net operating loss utilization and other tax attributes of the Company. We have further relied, with your consent, upon the assurances of the management of the Company that they are not aware of any facts that would make the information, including the Projections, provided by them inaccurate, incomplete or misleading.

We have not been asked to undertake, and have not undertaken, an independent verification of any information provided to or reviewed by us, nor have we been furnished with any such verification and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not conduct a physical inspection of any of the properties or assets of the Company. We did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals, nor have we evaluated the solvency of the Company under any applicable laws.

We also have assumed, with your consent, that the final executed form of the Agreement will not differ in any material respects from the draft reviewed by us and that the consummation of the Transaction will be effected in accordance with the terms and conditions of the Agreement, without waiver, modification or amendment of any material term, condition or agreement material to our analyses, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise) for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or Parent or the contemplated benefits of the Transaction that would be material to our analyses. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals. We are not legal, tax or regulatory advisors and have relied upon without independent verification the assessment of the Company and its legal, tax and regulatory advisors with respect to such matters.

In arriving at our opinion, we were not asked to solicit, and did not solicit, interest from any party with respect to any sale, acquisition, business combination or other extraordinary transaction involving the Company or its assets, although we note that we have been authorized in accordance with the Agreement to do so for a prescribed period of time following the execution of the Agreement. We have not considered the relative merits of the Transaction as compared to any other business plan or opportunity that might be available to the Company or the effect of any other arrangement in which the Company might engage and our opinion does not address the underlying decision by the Company to engage in the Transaction. Our opinion is limited to the fairness as of the date hereof, from a financial point of view, to the holders of Company Common Stock of the Common Stock Merger Consideration to be received by such holders in the Transaction, and our opinion does not address any other aspect or implication of the Transaction, the Agreement, or any other agreement or understanding entered into in connection with the Transaction or otherwise. We further express no opinion or view as to the fairness of the Transaction to the holders of any other class of securities (including to the holders of Company Preferred Stock), creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. We also express no opinion as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons. Our opinion is necessarily based upon economic, market, monetary, regulatory and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. We express no opinion as to the prices or trading ranges at which the Company Common Stock will trade at any time.

This opinion does not constitute a recommendation to any holder of Company Common Stock or Company Preferred Stock as to how any stockholder should vote or act with respect to the Transaction or any other matter. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. This opinion has been approved by a fairness committee of PJT Partners LP in accordance with established procedures.

This opinion is provided to the Board of Directors of the Company, in its capacity as such, in connection with and for the purposes of its evaluation of the Transaction only and is not a recommendation as to any action the Board of Directors should take with respect to the Transaction or any aspect thereof. This opinion is not to be quoted, summarized, paraphrased or excerpted, in whole or in part, in any registration statement, prospectus or proxy or information statement, or in any other report, document, release or other written or oral communication prepared, issued or transmitted by the Board of Directors, including any committee thereof, or the Company, without our prior consent. However, a copy of this opinion may be included, in its entirety, as an exhibit to any disclosure document the Company is required to file with the Securities and Exchange Commission in connection with the Transaction. Any summary of or reference to this opinion or the analysis performed by us in connection with the rendering of this opinion in such documents shall require our prior written approval.

We are acting as financial advisor to the Company with respect to the Transaction and will receive a fee from the Company for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse us for out-of-pocket expenses and to indemnify us for certain liabilities arising out of the performance of such services (including the rendering of this opinion).

In the ordinary course of our and our affiliates’ businesses, we and our affiliates may provide investment banking and other financial services to the Company, Parent and their respective affiliates, and may receive compensation for the rendering of these services. During the two years preceding the date of this opinion, we and certain of our affiliated entities: (i) have, from time to time, met with certain affiliates of Parent to discuss various strategic and fundraising opportunities as part of our general coverage of these affiliates of Parent, including, prior to our engagement by the Company in connection with the Transaction, a potential transaction with the Company; (ii) advised, through PJT Park Hill acting as a fund placement agent, an affiliate of Parent in connection with the fundraising of GI Partners Data Infrastructure Fund LP, which we understand is one of the funds providing an equity commitment to Parent in connection with the Transaction, for which we have earned certain fees and may in the future receive additional customary compensation; and (iii) are advising, through PJT Park Hill acting as a fund placement agent, an affiliate of Parent in connection with the fundraising of GI Partners Fund VI LP, for which we have earned certain fees and may in the future receive additional customary compensation.

*            *             *

Based on and subject to the foregoing, we are of the opinion, as investment bankers, that, as of the date hereof, the Common Stock Merger Consideration to be received by the holders of Company Common Stock in the Transaction is fair to such holders from a financial point of view.

Very truly yours,

/s/ PJT Partners LP

PJT Partners LP

Annex C

Section 262 of the General Corporation Law of the State of Delaware

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the

Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Proposals – The Board of Directors recommend a vote FOR proposal 1 and 2.

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	For	Against	Abstain

1. To adopt the Agreement and Plan of Merger, dated as of April 7, 2021, by and among ORBCOMM Inc., GI DI Orion Acquisition Inc, a Delaware corporation, and GI DI Orion Merger Sub Inc, as the same may be amended (the “Merger Proposal”);

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2. To approve the compensation proposal of ORBCOMM Inc.’s named executive officers on an advisory (non-binding) basis (the “Compensation Proposal”); and	☐	☐	☐

3. To approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal or in the absence of a quorum.

	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

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The Special Meeting of Shareholders of ORBCOMM Inc. will be held on

[                ] at [            ] ET, virtually via the internet at www.meetingcenter.io/[                ].

To access and vote at the virtual meeting, you must have the information that is printed in the

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located on the reverse side of this form.

The password for this meeting is – [            ].

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

ORBCOMM Inc.	+

Notice of Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting – [DATE]

Marc Eisenberg or Christian Le Brun, or any of them, each with full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of ORBCOMM Inc. to be held on [            ] or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR items 1-3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

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